                                                                Execution Copy

==============================================================================

            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

                                  Depositor,

                         DLJ MORTGAGE CAPITAL, INC.,

                                   Seller,

                           WELLS FARGO BANK, N.A.,

     Master Servicer, Servicer, Back-Up Servicer and Trust Administrator,

                 WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

                      SELECT PORTFOLIO SERVICING, INC.,

                      GREENPOINT MORTGAGE FUNDING, INC.,

                                  Servicers,

                         WILSHIRE CREDIT CORPORATION

                              Special Servicer,

                                     and

                       U.S. BANK NATIONAL ASSOCIATION,

                                   Trustee

                       POOLING AND SERVICING AGREEMENT

                         DATED AS OF NOVEMBER 1, 2004

                                 relating to

                    ADJUSTABLE RATE MORTGAGE TRUST 2004-4

          ADJUSTABLE RATE MORTGAGE-BACKED PASS-THROUGH CERTIFICATES,

                                SERIES 2004-4

==============================================================================

                              Table of Contents

   SECTION 2.03.  Representations and Warranties of the Seller,
                  Master Servicer and Servicers.............................82
   SECTION 2.04.  Representations and Warranties of the Depositor as
                  to the Mortgage Loans.....................................85
   SECTION 2.05.  Delivery of Opinion of Counsel in Connection with

   SECTION 3.02.  Subservicing; Enforcement of the Obligations of

   SECTION 3.05.  Collection of Mortgage Loans; Collection Accounts;
                  Certificate Account.......................................97
   SECTION 3.06.  Establishment of and Deposits to Escrow Accounts;
                  Permitted Withdrawals from Escrow Accounts;
                  Payments of Taxes, Insurance and Other Charges...........100
   SECTION 3.07.  Access to Certain Documentation and Information
                  Regarding the Non-Designated Mortgage Loans;
                  Inspections..............................................102
   SECTION 3.08.  Permitted Withdrawals from the Collection Accounts and Certificate Account..................................102
   SECTION 3.09.  Maintenance of Hazard Insurance; Mortgage
                  Impairment Insurance and Mortgage Guaranty
                  Insurance Policy; Claims; Restoration of Mortgaged
                  Property.................................................104
   SECTION 3.10.  Enforcement of Due on Sale Clauses; Assumption
                  Agreements...............................................107
   SECTION 3.11.  Realization Upon Defaulted Mortgage Loans;
                  Repurchase of Certain Mortgage Loans.....................108
   SECTION 3.12.  Trustee and Trust Administrator to Cooperate;
                  Release of Mortgage Files................................112
   SECTION 3.13.  Documents, Records and Funds in Possession of a

   SECTION 3.17.  Annual Independent Public Accountants' Servicing
                  Statement; Financial Statements..........................115
   SECTION 3.18.  Maintenance of Fidelity Bond and Errors and

   SECTION 4.07.  Cross-Collateralization; Adjustments to Available

   SECTION 6.05.  Access to List of Certificateholders' Names and

ARTICLE VII   THE DEPOSITOR, THE SELLER, THE MASTER  SERVICER, THE
                  SERVICERS AND THE SPECIAL SERVICER.......................150
   SECTION 7.01.  Liabilities of the Seller, the Depositor, the
                  Master Servicer, the Back-Up Servicer, the
                  Servicers and the Special Servicer.......................150
   SECTION 7.02.  Merger or Consolidation of the Seller, the
                  Depositor, the Back-Up Servicer, the Master
                  Servicer, the Servicers or the Special Servicer..........150
   SECTION 7.03.  Limitation on Liability of the Seller, the
                  Depositor, the Master Servicer, the Back-Up
                  Servicer, the Servicers, the Special Servicer and
                  Others...................................................151
   SECTION 7.04.  Master Servicer and Servicer Not to Resign;
                  Transfer of Servicing....................................152
   SECTION 7.05.  Master Servicer, Seller and Servicers May Own

   SECTION 8.02.  Master Servicer or Trust Administrator to Act;

   SECTION 9.03.  Trustee Not Liable for Certificates or Mortgage

   SECTION 10.03. Trust Administrator Not Liable for Certificates or

   SECTION 10.10. Appointment of Co-Trust Administrator or Separate

   SECTION 11.01. Termination upon Liquidation or Purchase of all

   SECTION 13.02. Master Servicer's Oversight With Respect to the
                  SPS Mortgage Loans.......................................190
   SECTION 13.03. Termination..............................................190
   SECTION 13.04. Liability and Indemnification............................190
   SECTION 13.05. Confidentiality..........................................190

                                   EXHIBITS

   Exhibit D-1:   Form of Class AR Certificate...........................D-1-1
   Exhibit D-2:   Form of Class AR-L Certificate.........................D-2-1

   Exhibit M-1:   Form of Investment Letter..............................M-1-1
   Exhibit M-2:   Form of Rule 144A Letter...............................M-2-1
   Exhibit N:     Form of Investor Transfer Affidavit and Agreement........N-1
   Exhibit O:     Form of Transfer Certificate.............................O-1
   Exhibit P:     Form of SPS Mortgage Loans Report......................P-1-1

   Exhibit V-1:   Form of Master Servicer Certification .................V-1-1
   Exhibit V-2:   Form of Servicer Certification ........................V-2-1

                                  SCHEDULES

   Schedule I:    Mortgage Loan Schedule...................................I-1
   Schedule IIA:  Representations and Warranties of Seller - DLJMC.......IIA-1
   Schedule IIB:  Representations and Warranties of Master Servicer
                  -
                  Wells Fargo............................................IIB-1
   Schedule IIC:  Representations and Warranties of Servicer - WMMSC.....IIC-1
   Schedule IID:  Representations and Warranties of Servicer - SPS.......IID-1
   Schedule IIE:  Representations and Warranties of Servicer -
                  GreenPoint.............................................IIE-1
   Schedule IIF:  Representations and Warranties of Servicer - Wells
                  Fargo..................................................IIF-1
   Schedule IIG:  Representations and Warranties of Special Servicer
                  - Wilshire.............................................IIG-1
   Schedule III:  Representations and Warranties of DLJMC - Mortgage
                  Loans..................................................III-1
   Schedule IV:   Eligible Servicing Transfer Loans.......................IV-1

                                  APPENDICES

   Appendix A:    Calculation of Class Y Principal Reduction Amounts Appendix A-1

            THIS  POOLING AND  SERVICING  AGREEMENT,  dated as of  November 1,
2004,  is hereby  executed by and among CREDIT  SUISSE  FIRST BOSTON  MORTGAGE
SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"),  DLJ
MORTGAGE CAPITAL, INC. ("DLJMC"), a Delaware corporation,  in its capacity, as a seller (a "Seller"),  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. ("WMMSC"),
a Delaware  corporation,  in its capacity as a servicer (in such  capacity,  a
"Servicer"),  WELLS FARGO BANK, N.A., a national banking  association,  in its capacity as master servicer (in such capacity, the "Master Servicer"),  in its capacity as a servicer (in such capacity,  a  "Servicer"),  in its capacity as back-up  servicer  (in  such  capacity,  the  "Back-Up  Servicer")  and in its
capacity   as   trust   administrator   (in   such   capacity,    the   "Trust
Administrator"),   SELECT   PORTFOLIO   SERVICING,   INC.   ("SPS"),   a  Utah
corporation,  in its capacity as a servicer (in such capacity,  a "Servicer"),
GREENPOINT  MORTGAGE FUNDING,  INC., a New York corporation,  as a servicer (a
"Servicer"),  WILSHIRE CREDIT CORPORATION,  a Nevada  corporation,  as special servicer (the "Special  Servicer"),  and U.S.  BANK  NATIONAL  ASSOCIATION,  a
national banking  association,  as trustee (the "Trustee").  Capitalized terms used in this  Agreement  and not  otherwise  defined  will  have the  meanings assigned to them in Article I below.

                            PRELIMINARY STATEMENT

            The  Depositor  is the  owner of the  Trust  Fund  that is  hereby conveyed  to the  Trustee  in return  for the  Certificates.  The  Trust  Fund
(exclusive  of  any   entitlement  to  Assigned   Prepayment   Premiums,   the
Class C-B-1  and  Class 5-A-3  Interest Rate Cap Agreements and assets held in the  Class C-B-1  and  Class 5-A-3  Interest  Rate Cap  Accounts)  for federal income tax purposes  shall  consist of four REMICs  (referred to as "REMIC I,"
"REMIC II," "REMIC III" and "REMIC IV").

                                   REMIC I

      As provided  herein,  the Trust  Administrator  will make an election to treat  the  segregated  pool of assets  consisting  of the  Group 1,  Group 2,
Group 3  and  Group 4   Mortgage   Loans  and  certain  other  related  assets
(exclusive of the Group 3 Excess Interest,  the Group 4 Excess  Interest,  the
Class C-B-1 and  Class 5-A-3  Interest Rate Cap Agreements and the assets held in the Class C B-1 and Class  5-A-3  Interest  Rate Cap  Accounts)  subject to this Agreement as a real estate  mortgage  investment  conduit (a "REMIC") for federal  income  tax  purposes,  and such  segregated  pool of assets  will be designated as  "REMIC I."  Component I  of the  Class AR-L  Certificates  will represent  the sole Class of  "residual  interests" in REMIC I for purposes of the REMIC  Provisions  (as defined  herein) under federal  income tax law. The following table  irrevocably sets forth the designation,  remittance rate (the
"Uncertificated   REMIC I  Pass-Through  Rate")  and  initial   Uncertificated
Principal  Balance  for  each  of the  "regular  interests"  in  REMIC I  (the
"REMIC I  Regular  Interests") and the Class Principal  Balance of Component I
of  the  Class AR-L   Certificates.   The  "latest  possible   maturity  date"
(determined   solely  for   purposes   of   satisfying   Treasury   regulation
Section 1.860G-1(a)(4)(iii))  for each REMIC I  Regular  Interest shall be the
Maturity Date.  None of the REMIC I Regular Interests will be certificated.

     Class
Designation for                            Initial
  each REMIC I                          Uncertificated
    Regular                                Principal
  Interest and            Uncertificated  Balance or
 Component I of              REMIC I         Class
 the Class AR-L  Type of  Pass-Through     Principal
  Certificates   Interest     Rate          Balance      Final Maturity Date*
   Class Y-1     Regular   Variable(1)    $36,191.38          March 2035
   Class Y-2     Regular   Variable(2)    $81,339.71          March 2035
   Class Y-3     Regular   Variable(3)    $51,520.38          March 2035
   Class Y-4     Regular   Variable(4)    $91,779.70          March 2035
   Class Z-1     Regular   Variable(1)  $72,346,578.28        March 2035
   Class Z-2     Regular   Variable(2)  $162,583,893.12       March 2035
   Class Z-3     Regular   Variable(3)  $102,989,243.83       March 2035
   Class Z-4     Regular   Variable(4)  $183,451,594.80       March 2035
 Component I of
 the Class AR-L  Residual  Variable(1)        $50.00          March 2035
-----------------
*  The Distribution Date in the specified month,  which is the month following the month the  latest  maturing  Mortgage  Loan in the  related  Loan Group matures.  For  federal  income  tax  purposes,  for each  Class of  REMIC I
   Regular and Residual  Interests,  the "latest possible maturity date" shall be the Final Maturity Date.
(1)         Interest  distributed to the REMIC I Regular Interests Y-1 and Z-1 and Component I of the Class AR-L  Certificates on each  Distribution  Date will have  accrued at the weighted  average of the Net  Mortgage  Rates for the Group 1 Loans on the  applicable  Uncertificated  Principal  Balance or
   Class Principal Balance  outstanding  immediately  before such Distribution
   Date.
(2)         Interest  distributed to the REMIC I Regular Interests Y-2 and Z-2 on each  Distribution Date will have accrued at the weighted average of the
   Net Mortgage Rates for the Group 2 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(3)         Interest  distributed to the REMIC I Regular Interests Y-3 and Z-3 on each  Distribution Date will have accrued at the weighted average of the
   Net  Mortgage  Rates for the Group 3  Loans less  0.020% on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(4)         Interest  distributed to the REMIC I Regular Interests Y-4 and Z-4 on each  Distribution Date will have accrued at the weighted average of the
   Net  Mortgage  Rates for the Group 4  Loans less  0.020% on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.

                                   REMIC II

      As provided  herein,  the Trust  Administrator  will make an election to treat the segregated pool of assets  consisting of the Group 5 Mortgage Loans, the Group 3 Excess  Interest  Amount,  the Group 4 Excess  Interest Amount and
certain  other  related  assets  (exclusive  of any  entitlement  to  Assigned
Prepayment  Premiums,  the  Class C-B-1  and  Class 5-A-3  Interest  Rate  Cap
Agreements and assets held in the Class C-B-1  and  Class 5-A-3  Interest Rate
Cap Accounts)  subject to this Agreement as a real estate mortgage  investment conduit (a "REMIC") for federal income tax purposes,  and such segregated pool of assets will be designated as  "REMIC II."  Component II  of the  Class AR-L
Certificates  will  represent  the  sole  Class of  "residual   interests"  in
REMIC II  for  purposes  of the REMIC  Provisions  (as defined  herein)  under federal  income  tax law.  The  following  table  irrevocably  sets  forth the
designation,   remittance  rate  (the  "Uncertificated  REMIC II  Pass-Through
Rate") and initial  Uncertificated  Principal Balance for each of the "regular interests"  in  REMIC II  (the  "REMIC II  Regular  Interests").  The  "latest
possible  maturity  date"  (determined   solely  for  purposes  of  satisfying
Treasury  regulation  Section 1.860G-1(a)(4)(iii))  for each REMIC II  Regular
Interest shall be the Maturity Date.  None of the REMIC II  Regular  Interests
will be certificated.

Class Designation
for each REMIC II
 Regular Interest           Uncertificated     Initial
 and Component II              REMIC II     Uncertificated
of the Class AR-L  Type of   Pass-Through     Principal       Final Maturity
   Certificates    Interest      Rate          Balance            Date*
    Class Y-5A     Regular   Variable(1)       $67,277.92       March 2035
    Class Y-5B     Regular   Variable(2)      $137,868.55       March 2035
    Class Y-5C     Regular   Variable(3)       $69,360.22       March 2035
    Class Z-5A     Regular   Variable(1)   $135,605,441.46      March 2035
    Class Z-5B     Regular   Variable(2)   $275,599,223.25      March 2035
    Class Z-5C     Regular   Variable(3)   $138,651,073.20      March 2035
   Class LT-IO     Regular   Variable(4)            $0.00       March 2035
 Component II of
  the Class AR-L   Regular       N/A                $0.00       March 2035
-------------------
(1)         Interest  distributed to the REMIC II  Regular  Interests Y-5A and
   Z-5A on each  Distribution  Date will have accrued at the weighted  average of the  Net  Mortgage  Rates  for  the  Group 5A  Loans  on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(2)         Interest  distributed to the REMIC II  Regular  Interests Y-5B and
   Z-5B on each  Distribution  Date will have accrued at the weighted  average of the  Net  Mortgage  Rates  for  the  Group 5B  Loans  on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(3)         Interest  distributed to the REMIC II  Regular  Interests Y-5C and
   Z-5C on each  Distribution  Date will have accrued at the weighted  average of the  Net  Mortgage  Rates  for  the  Group 5C  Loans  on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(4)         Interest  distributed  to the REMIC II  Regular  Interest LT-IO on each  Distribution  Date  will be  equal to the sum of the  Group 3  Excess
   Interest   Amount  and  the  Group 4  Excess   Interest   Amount  for  such
   Distribution Date.

                                  REMIC III

      As provided  herein,  the Trust  Administrator  will make an election to treat  the  segregated  pool  of  assets  consisting  of the  REMIC I  Regular
Interests and the REMIC II Regular  Interests and certain other related assets
(exclusive  of  any   entitlement  to  Assigned   Prepayment   Premiums,   the
Class C-B-1  and  Class 5-A-3  Interest Rate Cap Agreements and assets held in the Class C-B-1 and  Class 5-A-3  Interest Rate Cap Accounts)  subject to this
Agreement  as a real  estate  mortgage  investment  conduit  (a  "REMIC")  for federal  income  tax  purposes,  and such  segregated  pool of assets  will be designated  as  "REMIC III."  Component I  of the Class AR  Certificates  will represent the sole Class of "residual  interests" in REMIC III for purposes of the REMIC  Provisions  (as defined  herein) under federal  income tax law. The following table  irrevocably sets forth the designation,  remittance rate (the
"Uncertificated  REMIC III  Pass-Through  Rate")  and  initial  Uncertificated
Principal  Balance  for each of the  "regular  interests"  in  REMIC III  (the
"REMIC III Regular  Interests") and the Class Principal Balance of Component I
of  the  Class AR   Certificates.   The  "latest   possible   maturity   date"
(determined   solely  for   purposes   of   satisfying   Treasury   regulation
Section 1.860G-1(a)(4)(iii))  for each REMIC III Regular Interest shall be the
Maturity Date.  None of the REMIC III Regular Interests will be certificated.

     Class                                  Initial
Designation for                         Uncertificated
 each REMIC III
    Regular                                Principal
  Interest and            Uncertificated  Balance or
 Component I of             REMIC III        Class
  the Class AR   Type of  Pass-Through     Principal
  Certificates   Interest     Rate          Balance      Final Maturity Date*
  Class 1-A-1L   Regular   Variable(1)  $66,590,000.00        March 2035
  Class 2-A-1L   Regular   Variable(2)  $149,650,000.00       March 2035
  Class 3-A-1L   Regular   Variable(3)  $94,800,000.00        March 2035
  Class 4-A-1L   Regular   Variable(4)  $168,860,000.00       March 2035
  Class C-B-1L   Regular   Variable(5)  $23,473,000.00        March 2035
  Class C-B-2L   Regular   Variable(5)  $6,517,000.00         March 2035
  Class C-B-3L   Regular   Variable(5)  $3,913,000.00         March 2035
  Class C-B-4L   Regular   Variable(5)  $2,607,000.00         March 2035
  Class C-B-5L   Regular   Variable(5)  $3,394,000.00         March 2035
  Class C-B-6L   Regular   Variable(5)  $1,828,091.00         March 2035
   Class LT-1    Regular   Variable(6)  $135,581,275.31       March 2035
   Class LT-2    Regular   Variable(6)      $2,968.39         March 2035
   Class LT-3    Regular      0.00%        $10,598.89         March 2035
   Class LT-4    Regular   Variable(7)     $10,598.89         March 2035
   Class LT-5    Regular   Variable(8)  $275,550,093.54       March 2035
   Class LT-6    Regular   Variable(8)      $6,017.71         March 2035
   Class LT-7    Regular      0.00%        $21,556.00         March 2035
   Class LT-8    Regular   Variable(9)     $21,556.00         March 2035
   Class LT-9    Regular  Variable(10)  $138,627,767.48       March 2035
  Class LT-10    Regular  Variable(10)      $4,438.36         March 2035
  Class LT-11    Regular      0.00%         $9,433.68         March 2035
  Class LT-12    Regular  Variable(11)      $9,433.68         March 2035
  Class LT-Y5A   Regular  Variable(12)    $137,868.55         March 2035
  Class LT-Y5B   Regular  Variable(13)     $67,277.92         March 2035
  Class LT-Y5C   Regular  Variable(14)     $69,360.22         March 2035
   Class IOL     Regular  Variable(15)          $0.00         March 2035
 Component I of
  the Class AR   Residual  Variable(1)         $50.00         March 2035

-----------------
*  The Distribution Date in the specified month,  which is the month following the month the  latest  maturing  Mortgage  Loan in the  related  Loan Group matures.  For  federal  income tax  purposes,  for each Class of  REMIC III
   Regular and Residual  Interests,  the "latest possible maturity date" shall be the Final Maturity Date.
(1)         Interest  distributed to the REMIC III Regular Interest 1-A-1L and
   Component I of the Class AR  Certificates  on each  Distribution  Date will have  accrued at the  weighted  average of the Net  Mortgage  Rates for the
   Group 1 Loans on the applicable  Uncertificated  Principal Balance or Class
   Principal Balance outstanding immediately before such Distribution Date.
(2)         Interest  distributed to the REMIC III  Regular Interest 2-A-1L on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 2 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(3)         Interest  distributed to the REMIC III  Regular Interest 3-A-1L on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 3 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(4)         Interest  distributed to the REMIC III  Regular Interest 4-A-1L on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 4 Loans on the  applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(5)         Interest  distributed to the REMIC III  Regular  Interests C-B-1L,
   C-B-2L,  C-B-3L,  C-B-4L,  C-B-5L and C-B-6L on each Distribution Date will have  accrued at the weighted  average of (a) the  weighted  average of the
   Net Mortgage Rates for the Group 1 Loans,  (b) the weighted  average of the
   Net Mortgage Rates for the Group 2 Loans,  (c) the weighted  average of the
   Net Mortgage Rates for the Group 3 Loans,  and (d) the weighted  average of the Net Mortgage Rates for the Group 4 Loans,  weighted on the basis of the
   Subordinate  Component  Balances  of the  respective  Loan  Groups,  on the applicable  Uncertificated Principal Balance outstanding immediately before such  Distribution  Date,  which is equal to the  weighted  average  of the interest  rates on the  Class  Y-1,  Class  Y-2,  Class  Y-3 and  Class Y-4
   REMIC I  Regular  Interests  weighted  on the  basis  of  their  respective principal balances
(6)         Interest  distributed to the REMIC III  Regular Interests LT-1 and
   LT-2 on each  Distribution  Date will have accrued at the weighted  average of the  Net  Mortgage  Rates  for  the  Group 5A  Loans  on the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date
(7)         Interest  distributed  to the REMIC III  Regular  Interest LT-4 on each  Distribution  Date will have accrued at twice the weighted average of
   the  Net  Mortgage   Rates  for  the  Group 5A   Loans  on  the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(8) Interest  distributed to the REMIC III  Regular Interests LT-5 and LT-6 on
   each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 5B Loans on the applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(9)         Interest  distributed  to the REMIC III  Regular  Interest LT-8 on each  Distribution  Date will have accrued at twice the weighted average of
   the  Net  Mortgage   Rates  for  the  Group 5B   Loans  on  the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(10) Interest  distributed to the REMIC III  Regular  Interests LT-9 and LT-10
   on each  Distribution Date will have accrued at the weighted average of the
   Net Mortgage Rates for the Group 5C Loans on the applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(11)        Interest  distributed to the REMIC III  Regular  Interest LT-12 on each  Distribution  Date will have accrued at twice the weighted average of
   the  Net  Mortgage   Rates  for  the  Group 5C   Loans  on  the  applicable
   Uncertificated   Principal  Balance  outstanding  immediately  before  such
   Distribution Date.
(12)        Interest  distributed to the REMIC III  Regular Interest LT-Y5A on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 5A Loans on the applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(13)        Interest  distributed to the REMIC III  Regular Interest LT-Y5B on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 5B Loans on the applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(14)        Interest  distributed to the REMIC III  Regular Interest LT-Y5C on each  Distribution  Date will have accrued at the  weighted  average of the
   Net Mortgage Rates for the Group 5C Loans on the applicable  Uncertificated
   Principal Balance outstanding immediately before such Distribution Date.
(15)        Interest  distributed  to the  REMIC III  Regular  Interest IOL on each  Distribution  Date  will be  equal to the sum of the  Group 3  Excess
   Interest   Amount  and  the  Group 4  Excess   Interest   Amount  for  such
   Distribution Date.

                                   REMIC IV

            As provided herein,  the Trust  Administrator  will elect to treat the segregated pool of assets  consisting of the REMIC III  Regular  Interests as a REMIC for  federal  income  tax  purposes,  and such  segregated  pool of
assets  will  be  designated  as  REMIC IV.   Component II   of  the  Class AR
Certificates  will  represent  the  sole  Class  of  "residual  interests"  in
REMIC IV for purposes of the REMIC  Provisions  under federal  income tax law.
The  following  table  irrevocably  sets forth the  designation,  Pass-Through
Rate,  aggregate  Initial  Certificate  Principal  Balance,  certain features,
Final  Scheduled  Distribution  Date and  initial  ratings  for each  Class of
Certificates  comprising  the interests  representing  "regular  interests" in
REMIC IV and Component II of the Class AR  Certificates.  The "latest possible
maturity  date"  (determined  solely  for  purposes  of  satisfying   Treasury
Regulation  Section 1.860G-1(a)(4)(iii))  for each Class of  REMIC IV  Regular
Certificates shall be the Maturity Date.

                                                                      Integral
                        Class                                        Multiples
                      Principal       Pass-Through       Minimum     in Excess
      Class            Balance      Rate (per annum)  Denomination   of Minimum
   Class 1-A-1     $66,590,000.00     Variable(1)        $25,000         $1
   Class 2-A-1     $149,650,000.00    Variable(2)        $25,000         $1
   Class 3-A-1     $94,800,000.00     Variable(3)        $25,000         $1
   Class 4-A-1     $168,860,000.00    Variable (4)       $25,000         $1
  Class 5-A-1-1    $109,800,000.00    Variable (5)       $25,000         $1
  Class 5-A-1-2    $12,200,000.00     Variable (6)       $25,000         $1
   Class 5-A-2     $149,800,000.00    Variable (7)       $25,000         $1
   Class 5-A-3     $98,500,000.00     Variable (8)       $25,000         $1
   Class 5-A-4     $52,600,000.00     Variable (9)       $25,000         $1
  Class 5-A-5-1    $65,000,000.00    Variable (10)       $25,000         $1
  Class 5-A-5-2    $7,220,000.00     Variable (11)       $25,000         $1
   Class 5-M-1     $34,380,000.00     Variable(12)       $25,000         $1
   Class 5-M-2     $12,380,000.00     Variable(13)       $25,000         $1
   Class 5-M-3     $5,500,000.00      Variable(14)       $25,000         $1
   Class 5-M-4     $2,750,000.00      Variable(15)       $25,000         $1
   Class C-B-1     $23,473,000.00     Variable(16)       $25,000         $1
   Class C-B-2     $6,517,000.00      Variable(17)       $25,000         $1
   Class C-B-3     $3,913,000.00      Variable(17)       $25,000         $1
   Class C-B-4     $2,607,000.00      Variable(17)       $25,000         $1
   Class C-B-5     $3,394,000.00      Variable(17)       $25,000         $1
   Class C-B-6     $1,828,091.00      Variable(17)       $25,000         $1
   Class C-B-1X     Notional (18)    Variable (19)      $100,000         $1
    Class 5-X           (20)         Variable (21)        (22)          N/A
     Class P            (23)              N/A             (24)          N/A
 Component II of
   Class AR(25)            $0.00          N/A             (26)          N/A
_______________

(1)   The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class  1-A-1  Certificates  is 4.8642% per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for these  Certificates  shall be a per annum rate equal to the Net WAC Rate for Loan Group 1 for that Distribution Date.
(2)   The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class  2-A-1  Certificates  is 5.1354% per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for these  Certificates  shall be a per annum rate equal to the Net WAC Rate for Loan Group 2 for that Distribution Date.
(3)   The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class  3-A-1  Certificates  is 4.8188% per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for these  Certificates  shall be a per annum rate equal to the Net WAC Rate for Loan Group 3 for that Distribution Date.
(4)   The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class  4-A-1  Certificates  is 5.2595% per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for these  Certificates  shall be a per annum rate equal to the Net WAC Rate for Loan Group 4 for that Distribution Date.
(5)   The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-A-1-1  Certificates is 2.5700% per annum.  After such  Distribution
   Date, the Pass-Through Rate for the Class 5-A-1-1  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution  Date,   (b) the   applicable   Group 5A  Net  Funds  Cap  and
   (c) 11.00%.
(6)   The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-A-1-2  Certificates is 2.6600% per annum.  After such  Distribution
   Date, the Pass-Through Rate for the Class 5-A-1-2  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution  Date,   (b) the   applicable   Group 5A  Net  Funds  Cap  and
   (c) 11.00%.
(7)   The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-A-2  Certificates  is 2.5800%  per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for the Class 5-A-2  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution  Date,   (b) the   applicable   Group 5B  Net  Funds  Cap  and
   (c) 11.00%.
(8)   The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-A-3  Certificates  is 2.5500%  per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for the Class 5-A-3  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution  Date,  (b) the  applicable  Group 5B  Net  Funds  Cap and (c)
   11.00%.
(9)   The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-A-4  Certificates  is 2.5300%  per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for the Class 5-A-4  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution  Date,  (b) the  applicable  Group 5C  Net  Funds  Cap and (c)
   11.00%.
(10)  The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-A-5-1  Certificates is 2.5200% per annum.  After such  Distribution
   Date, the Pass-Through Rate for the Class 5-A-5-1  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution  Date,  (b) the  applicable  Group 5C  Net  Funds  Cap and (c)
   11.00%.
(11)  The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-A-5-2  Certificates is 2.6200% per annum.  After such  Distribution
   Date, the Pass-Through Rate for the Class 5-A-5-2  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution  Date,  (b) the  applicable  Group 5C  Net  Funds  Cap and (c)
   11.00%.
(12)  The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-M-1  Certificates  is 2.8300%  per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for the Class 5-M-1  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution Date,  (b) the  applicable  Group 5  Subordinate Net Funds Cap and (c) 11.00%.
(13)  The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-M-2  Certificates  is 3.4300%  per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for the Class 5-M-2  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution Date,  (b) the  applicable  Group 5  Subordinate Net Funds Cap and (c) 11.00%.
(14)  The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-M-3  Certificates  is 3.9800%  per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for the Class 5-M-3  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution Date,  (b) the  applicable  Group 5  Subordinate Net Funds Cap and (c) 11.00%.
(15)  The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class 5-M-4  Certificates  is 4.3800%  per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for the Class 5-M-4  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution Date,  (b) the  applicable  Group 5  Subordinate Net Funds Cap and (c) 11.00%.
(16)  The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class C-B-1  Certificates  is 2.8300%  per annum.  After such  Distribution
   Date, the  Pass-Through  Rate for the Class C-B-1  Certificates  shall be a per  annum  rate  equal  to the  least  of (a)  the  sum of the  applicable
   Certificate   Index  and  the  applicable   Certificate   Margin  for  such
   Distribution Date, (b) the applicable Class C-B-1 Cap Rate and (c) 10.00%.
(17)  The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class C-B-2,   Class C-B-3,   Class C-B-4,   Class C-B-5   and  Class C-B-6
   Certificates  is 5.0789%  per  annum.  After such  Distribution  Date,  the
   Pass-Through  Rate for each of the Class C-B-2,  Class C-B-3,  Class C-B-4,
   Class C-B-5  and Class C-B-6  Certificates  shall be a per annum rate equal to the  quotient,  expressed  as a  percentage  of  (a) the  sum of (i) the product of (x) the Net WAC Rate of Loan Group 1 for that  Distribution Date and (y) the  Subordinate  Component Balance  for Loan  Group 1  immediately prior to such Distribution  Date,  (ii) the product of (x) the Net WAC Rate of Loan  Group 2  for  that  Distribution  Date  and  (y)  the  Subordinate
   Component Balance  for Loan Group 2  immediately prior to such Distribution
   Date,  (iii) the product of (x) the  Net WAC Rate of Loan  Group 3 for that
   Distribution  Date  and  (y) the  Subordinate  Component Balance  for  Loan
   Group 3  immediately prior to such Distribution  Date, and (iv) the product of (x) the Net WAC Rate pf Loan Group 4 for that  Distribution Date and (y)
   the Subordinate  Component Balance  for Loan Group 4  immediately  prior to such  Distribution  Date,  divided by (b) the aggregate of the  Subordinate
   Component Balances  for Loan Group 1,  Loan Group 2,  Loan Group 3 and Loan
   Group 4 immediately prior to such Distribution Date.
(18)  The  Class C-B-1X  Certificates  accrue  interest  on  the  Class C-B-1X
   Notional Amount.
(19)  The Pass-Through  Rate for the  December 2004  Distribution Date for the
   Class C-B-1X  Certificates  is 2.6262% per annum.  After such  Distribution
   Date, the per annum  Pass-Through  Rate on these  Certificates  shall equal the product of (a) the  excess,  if any,  of (x) the  Class C-B-1  Cap Rate over (y) the  Pass-Through  Rate on the Class C-B-1  Certificates  for that
   Distribution Date and (b) a fraction,  the numerator of which is the actual number of days in the related  accrual period and the  denominator of which is 30.  Payments to the Class C-B-1  Certificates  in respect of Basis Risk
   Shortfalls  shall be deemed to have first been distributed from REMIC IV to
   the  holders  of  the  Class   C-B-1X   Certificates   in  respect  of  the
   Class C-B-1X  REMIC IV  Regular  Interest  and then paid by such holders to the holders of the Class C-B-1 Certificates.
(20)  The  Class 5-X  Certificates  will not accrue  interest  on their  Class
   Principal  Balance.  With the exception of the first  Distribution Date (as provided in footnote 21 below), the Class 5-X  Certificates accrue interest on the Class 5-X Notional Amount.
(21)  The  Class 5-X  Certificates  will be comprised of two REMIC IV  regular interests,  a principal  only  regular  interest  designated  5-X-PO and an interest only regular interest  designated  5-X-IO,  which will be entitled to  distributions  as set forth  herein.  On each  Distribution  Date,  the
   Class 5-X  Certificates  shall be entitled to the  Class 5-X  Distributable
   Amount.   With   respect   to  any   Distribution   Date  after  the  first
   distribution date,  interest accrued on the Class 5-X  Certificates  during
   the  related   Accrual   Period   shall  equal   interest  at  the  related
   Pass-Through  Rate on the Class 5-X  Notional Amount  immediately  prior to such  Distribution  Date,  in each case reduced by any interest  shortfalls with  respect to the  Mortgage  Loans in the related  Loan Group  including
   Prepayment  Interest  Shortfalls to the extent not covered by  Compensating
   Interest.  The  Pass-Through  Rate for the  Class 5-X  Certificates  or the
   REMIC IV Regular  Interest 5-X-IO for any  Distribution  Date shall equal a per annum  rate  equal to the  percentage  equivalent  of a  fraction,  the numerator  of which is the product of (a) 30 and (b) the sum of the amounts calculated pursuant to clauses (i) through  (iv) below, and the denominator of which is the  product  of (a) the actual  number of days in the  related
   Accrual  Period and (b) the  aggregate  principal  balance of the REMIC III
   Regular  Interests LT1, LT2, LT3, LT4, LT5, LT6, LT7, LT8, LT9, LT10, LT11,
   LT12,   LT-Y5A,   LT-Y5B  and  LT-Y5C.  For  purposes  of  calculating  the
   Pass-Through  Rate for the Class 5-X  Certificates,  the numerator is equal to the sum of the following components:
      (i)   the   Uncertificated   Pass-Through  Rate  for  REMIC III  Regular
         Interests  LT1  and  LT-Y5A  minus  the  Marker  Rate,  applied  to a notional  amount  equal  to the  aggregate  Uncertificated  Principal
         Balance of REMIC III Regular Interests LT1 and LT-Y5A;
      (ii)  the   Uncertificated   Pass-Through  Rate  for  REMIC III  Regular
         Interest  LT2 minus the Marker  Rate,  applied  to a notional  amount equal to the  Uncertificated  Principal  Balance of REMIC III Regular
         Interest LT2;
      (iii) the   Uncertificated   Pass-Through  Rate  for  REMIC III  Regular
         Interest  LT4 minus  twice the  Marker  Rate,  applied  to a notional amount  equal to the  Uncertificated  Principal  Balance of REMIC III
         Regular Interest LT4;
      (iv)  the   Uncertificated   Pass-Through  Rate  for  REMIC III  Regular
         Interests  LT5  and  LT-Y5B  minus  the  Marker  Rate,  applied  to a notional  amount  equal  to the  aggregate  Uncertificated  Principal
         Balance of REMIC III Regular Interests LT5 and LT-Y5B;
      (v)   the   Uncertificated   Pass-Through  Rate  for  REMIC III  Regular
         Interest  LT6 minus the Marker  Rate,  applied  to a notional  amount equal to the  Uncertificated  Principal  Balance of REMIC III Regular
         Interest LT2;
      (vi)  the   Uncertificated   Pass-Through  Rate  for  REMIC III  Regular
         Interest  LT8 minus  twice the  Marker  Rate,  applied  to a notional amount  equal to the  Uncertificated  Principal  Balance of REMIC III
         Regular Interest LT4;
      (vii) the  Uncertificated   Pass-Through  Rate  for  REMIC  III  Regular
         Interests  LT9  and  LT-Y5C  minus  the  Marker  Rate,  applied  to a notional  amount  equal  to the  aggregate  Uncertificated  Principal
         Balance of REMIC III Regular Interests LT9 and LT-Y5C;
      (viii)      the  Uncertificated  Pass-Through Rate for REMIC III Regular
         Interest  LT10 minus the Marker  Rate,  applied to a notional  amount equal to the  Uncertificated  Principal  Balance of REMIC III Regular
         Interest LT10; and
      (ix)  the  Uncertificated   Pass-Through  Rate  for  REMIC  III  Regular
         Interest  LT12  minus  twice the Marker  Rate,  applied to a notional amount  equal to the  Uncertificated  Principal  Balance of REMIC III
         Regular Interest LT12.
   Accrued  interest on the Class 5-X  Certificates  shall accrue on the basis of a 360-day  year and the  actual  number of days in the  related  Accrual
   Period.  Payments to any Class of Group 5 Certificates  in respect of Basis
   Risk Shortfalls  from the Group 5  Available  Distribution  Amount shall be deemed to have first been  distributed  from REMIC IV to the holders of the
   Class 5-X  Certificates  in respect of the  Class 5-X-IO  REMIC IV  Regular
   Interest  and  then  paid  by  such  holders  to  such  Class  of  Group  5
   Certificates.
(22)  The   Class 5-X   Certificates   will   be   issued   in   certificated,
   fully-registered  form in minimum  denominations  of 20% of the  Percentage
   Interest therein and increments of 10% in excess thereof.
(23)  The Class P  Certificates will not have a Class Principal Balance,  will be entitled to distributions of Assigned  Prepayment Premiums only and such entitlement shall not be an interest in any REMIC created hereunder.
(24)  The   Class P    Certificates    will   be   issued   in   certificated,
   fully-registered  form in minimum  denominations  of 20% of the  Percentage
   Interest therein and increments of 10% in excess thereof.
(25)  The  Class  AR  Certificates  are not  themselves  issued  by  REMIC IV, instead,  the Class AR Certificates  will represent  ownership of two REMIC residual  interests -  Component I  of the Class AR (which is the  residual interest  in  REMIC III)  and  Component II  of the  Class AR (which is the residual interest in REMIC IV).
(26)  The Class AR Certificates are issued in minimum Percentage  Interests of
   20%.

            For the avoidance of doubt, the Trust  Administrator shall account for any interest amount due to a  Certificateholder  in excess of the interest rate on the REMIC regular  interest issued by REMIC IV  corresponding  to such
Certificate as part of the payment made to the Class 5-X Certificates,  to the extent it is  entitled to funds from the REMIC,  and then paid  outside of the
REMIC pursuant to a separate contractual right to such Certificateholder.

            The  foregoing  REMIC  structure  is  intended to cause all of the cash from the  Mortgage  Loans to flow  through to  REMIC IV as cash flow on a
REMIC regular  interest,  without creating any  shortfall-actual  or potential
(other than for credit  losses) to any REMIC regular  interest.  To the extent that the  structure  is  believed  to diverge  from such  intention  the Trust
Administrator  shall resolve  ambiguities to accomplish  such result and shall to the extent necessary  rectify any drafting errors or seek  clarification to the  structure  without  Certificateholder  approval  (but  with  guidance  of counsel) to accomplish such intention.

            Set forth below are  designations  of Classes of  Certificates  to the categories used herein:

Book-Entry Certificates.   All Classes of Certificates other than the Physical
                           Certificates.
Class A Certificates....   The Group 1, Group 2, Group 3, Group 4, Group 5A,
                           Group 5B and Group 5C Certificates.
Class C-B Certificates..   The Class C-B-1, Class C-B-2, Class C-B-3,
                           Class C-B-4, Class C-B-5 and Class C-B-6
                           Certificates.
Class M Certificates....   The Class 5-M-1, Class 5-M-2, Class 5-M-3 and
                           Class 5-M-4 Certificates.
ERISA-Restricted           Residual Certificates and Private Certificates; and
Certificates............   any Certificates that do not satisfy the applicable
                           ratings requirement under the Underwriter's
                           Exemption.
Group 1 Certificates....   The Class 1-A-1 and Residual Certificates.
Group 2 Certificates....   The Class 2-A-1 Certificates.
Group 3 Certificates....   The Class 3-A-1 Certificates.
Group 4 Certificates....   The Class 4-A-1 Certificates.
Group 5 Certificates....   The Group 5A, Group 5B, Group 5C, Class 5-X and
                           Class M Certificates.
Group 5A Certificates...   The Class 5-A-1-1 and Class 5-A-1-2 Certificates.
Group 5B Certificates...   The Class 5-A-2 and Class 5-A-3 Certificates.
Group 5C Certificates...   The Class 5-A-4, Class 5-A-5-1 and Class 5-A-5-2
                           Certificates.
LIBOR Certificates......   The Group 5A, Group 5B, Group 5C, Class M and
                           Class C-B-1 Certificates.
Notional            Amount The Class C-B-1X and Class 5-X Certificates.
Certificates............
Offered Certificates....   All Classes of Certificates other than the Private
                           Certificates.
Private Certificates....   The Class C-B-4, Class C-B-5, Class C-B-6,
                           Class 5-X and Class P Certificates.
Physical Certificates...   The Residual Certificates and the Private
                           Certificates.
Rating Agencies.........   Moody's and S&P.
Regular Certificates....   All Classes of Certificates other than the Residual
                           Certificates.
Residual Certificates...   The Class AR and Class AR-L Certificates.
Senior Certificates.....   The Class A Certificates.
Subordinate Certificates   The Class M, Group C-B and Class 5-X Certificates.
            All covenants and agreements made by the Depositor  herein are for
the  benefit  and  security  of  the  Certificateholders.   The  Depositor  is
entering into this Agreement,  and the Trustee is accepting the trusts created hereby and  thereby,  for good and  valuable  consideration,  the  receipt and sufficiency of which are hereby acknowledged.

            The  parties   hereto  intend  to  effect  an  absolute  sale  and
assignment  of  the  Mortgage   Loans  to  the  Trustee  for  the  benefit  of
Certificateholders  under  this  Agreement.  However,  the  Depositor  and the
Seller will hereunder  absolutely assign and, as a precautionary  matter grant a security  interest,  in and to its rights,  if any, in the related  Mortgage
Loans to the  Trustee  on behalf  of  Certificateholders  to  ensure  that the interest of the  Certificateholders  hereunder in the Mortgage  Loans is fully protected.

                         W I T N E S S E T H T H A T:

            In consideration of the mutual agreements  herein  contained,  the
Depositor,  the  Seller,  the Master  Servicer,  the  Servicers,  the  Special
Servicer, the Trustee and the Trust Administrator agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

            Whenever used in this Agreement,  the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            1933 Act:  The Securities Act of 1933, as amended.

            Accepted Servicing  Practices:  With respect to any Mortgage Loan, those mortgage  servicing  practices of prudent mortgage lending  institutions which  service  mortgage  loans of the same type as such  Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Accrual Period:  For any interest  bearing Class of  Certificates, other than the LIBOR  Certificates,  and any  Distribution  Date, the calendar month immediately  preceding the related Distribution Date and with respect to the LIBOR  Certificates,  the period  beginning on the  immediately  preceding
Distribution  Date (or the  Closing  Date,  in the case of the  first  Accrual
Period) and ending on the day immediately preceding such Distribution Date.

            Advance:  With respect to any  Non-Designated  Mortgage  Loan, the payment  required  to be  made  by a  Servicer  or  the  Master  Servicer,  as applicable, with respect to any Distribution Date pursuant to Section 5.01.

            With respect to any National  City  Serviced  Mortgage  Loan,  the
payment  required to be made by (i) National City pursuant to  Section 5.03 of the  National  City  Servicing  Agreement  or (ii) the  Master  Servicer  with
respect  to  any  Distribution  Date  pursuant  to   Section 3.22(b)  of  this
Agreement.

            With respect to any First  Republic  Serviced  Mortgage  Loan, the
payment  required  to be  made  by (i)  First  Republic  with  respect  to any
Distribution  Date pursuant to  Section 5.03  of the First Republic  Servicing
Agreement or (ii) the Master  Servicer with respect to any  Distribution  Date pursuant to Section 3.22(b) of this Agreement.

            With respect to any Nexstar  Serviced  Mortgage  Loan, the payment required  to be made by (i)  Nexstar  with  respect to any  Distribution  Date pursuant to Section 11.21 of Exhibit 9 of the Nexstar  Servicing  Agreement or
(ii) the Master  Servicer  with respect to any  Distribution  Date pursuant to
Section 3.22(b) of this Agreement.

            Adverse REMIC Event:  As defined in Section 2.07(f).

            Adjustment   Date:  With  respect  to  each  Mortgage  Loan,  each
adjustment  date on which the Mortgage  Rate thereon  changes  pursuant to the related  Mortgage Note. The first  Adjustment  Date following the Cut off Date as to each such Mortgage Loan is set forth in the Mortgage Loan Schedule.

            Aggregate  Group 5 Loan Balance:  As to any date of  determination will be  equal  to the  aggregate  of the  Stated  Principal  Balances  of the
Mortgage  Loans in Loan  Group 5A,  Loan  Group 5B and Loan  Group 5C,  unless otherwise specified, as of the first day of such month.

            Aggregate  Loan Group  Balance:  As to any Loan  Group,  and as of
any date of  determination,  will be equal to the aggregate  Stated  Principal
Balance of the  Mortgage  Loans in the related  Loan Group as of the first day of such month.

            Agreement:   This  Pooling  and   Servicing   Agreement   and  all
amendments or supplements hereto.

            Ancillary  Income:  All  income  derived  from the  Non-Designated
Mortgage  Loans,   other  than  Servicing  Fees  and  Master  Servicing  Fees, including but not limited to, late charges,  Prepayment  Premiums  (other than
Assigned  Prepayment  Premiums),  fees received with respect to checks or bank drafts  returned  by the related  bank for  non-sufficient  funds,  assumption fees,  optional  insurance  administrative  fees and all other incidental fees and  charges.  Ancillary  Income  does not  include  any  Assigned  Prepayment
Premiums

            Applied Loss Amount:  As to any  Distribution  Date,  with respect to the Group 5  Certificates,  the excess,  if any, of (i) the aggregate Class
Principal  Balances  of the  Group 5  Certificates  (other  than  the  related
Notional  Amount  Certificates),  after giving  effect to all Realized  Losses with  respect to the  Mortgage  Loans in Loan  Group 5  during the  Collection
Period  for  such   Distribution  Date  and  payments  of  principal  on  such
Distribution  Date  over  (ii) the  Aggregate  Group 5 Loan  Balance  for such
Distribution Date.

            Appraised  Value:  The appraised  value of the Mortgaged  Property based  upon  the  appraisal  made  for  the  originator  at  the  time  of the origination  of the related  Mortgage Loan or the sales price of the Mortgaged
Property  at the time of such  origination,  whichever  is  less,  or (i) with respect  to any  Mortgage  Loan that  represents  a  refinancing  other than a
Streamlined  Mortgage Loan, the lower of the appraised value at origination or the appraised  value of the Mortgaged  Property  based upon the appraisal made at the time of such  refinancing  and (ii)  with  respect  to any  Streamlined
Mortgage  Loan, the appraised  value of the Mortgaged  Property based upon the appraisal made in connection  with the  origination of the mortgage loan being refinanced.

            Assigned  Prepayment  Premium:  Any Prepayment  Premium on a Wells
Fargo Serviced Mortgage Loan, SPS Serviced Mortgage Loan,  GreenPoint Serviced
Mortgage  Loan,  National  City  Serviced  Mortgage  Loan or Nexstar  Serviced
Mortgage Loan.

            Assignment and Assumption  Agreement:  That certain assignment and assumption  agreement  dated  as of  November 1,  2004,  by  and  between  DLJ
Mortgage Capital, Inc., as assignor, and the Depositor, as assignee,  relating to the Mortgage Loans.

            Assignment  of  Proprietary  Lease:  With respect to a Cooperative
Loan,  the  assignment or mortgage of the related  Proprietary  Lease from the
Mortgagor to the originator of the Cooperative Loan.

            Available  Distribution  Amount:  With respect to any Distribution
Date and each of Group 1,  Group 2,  Group 3  and Group 4 the sum of:  (i) all
amounts in respect of Scheduled  Payments  (net of the related  Expense  Fees)
due on the related Due Date and  received  prior to the related  Determination
Date on the related  Mortgage  Loans,  together  with any  Advances in respect thereof;  (ii) all  Insurance  Proceeds  (to the  extent  not  applied  to the restoration  of  the  Mortgaged  Property  or  released  to the  Mortgagor  in accordance with the applicable Servicer's Accepted Servicing  Standards),  all
Liquidation  Proceeds  received  during the calendar month preceding the month of that  Distribution  Date on the related Mortgage Loans, in each case net of unreimbursed  Liquidation  Expenses  incurred  with  respect to such  Mortgage
Loans; (iii) all Principal  Prepayments received during the related Prepayment
Period on the related  Mortgage Loans,  excluding  Prepayment  Premiums (other than  Assigned  Prepayment  Premiums);  (iv) amounts  received with respect to such  Distribution  Date as the  Substitution  Adjustment  Amount or  Purchase
Price in respect of a Mortgage Loan in the related Loan Group  repurchased  by the Seller,  purchased by a Holder of a  Subordinate  Certificate  pursuant to
Section 3.11(f)   or   purchased   by  the   Special   Servicer   pursuant  to
Section 3.11(g)   as   of   such   Distribution   Date,   in   the   case   of
clauses (i) through  (iv)  above  reduced  by  amounts  in  reimbursement  for
Advances previously made and other amounts as to which the Trustee,  the Trust
Administrator,  a Servicer or the Master Servicer is entitled to be reimbursed pursuant  to  Section 3.08  in  respect  of  the  related  Mortgage  Loans  or otherwise;  (v) any amounts  payable as  Compensating  Interest  Payments by a
Servicer  with  respect to the  related  Mortgage  Loans on such  Distribution
Date; and (vi) all Recoveries,  if any; (vii) the portion of the Mortgage Loan
Purchase Price related to such Loan Group paid in connection  with an Optional
Termination up to the amount of the Par Value for such Loan Group.

            Back-Up Servicer:  Wells Fargo Bank, National Association,  acting in its capacity as back-up servicer for the SPS Serviced Loans  hereunder,  or its successors in interest, as applicable.

            Bankruptcy  Code:  The United States  Bankruptcy  Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

            Bankruptcy  Coverage  Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

            Bankruptcy  Loss: With respect to any Loan Group,  Realized Losses on the Mortgage  Loans in that Loan Group  incurred as a result of a Deficient
Valuation or Debt Service Reduction.

            Bankruptcy Loss Coverage  Amount:  As of any  Determination  Date,
the Bankruptcy  Loss Coverage  Amount shall equal the Initial  Bankruptcy Loss
Coverage  Amount as reduced by (i) the aggregate  amount of Bankruptcy  Losses allocated to the  Class C-B  Certificates  since the Cut off Date and (ii) any permissible  reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trust  Administrator  to the effect that any such reduction will not result in a  downgrading,  or otherwise  adversely affect,  of the then current ratings  assigned to such Classes of Certificates rated by it.

            Basis  Risk  Shortfall:  For any Class of LIBOR  Certificates  and
any Distribution  Date, the sum of (i) the excess,  if any, of (a) the related
Current  Interest  calculated on the basis of the least of (x) the  applicable
Certificate  Index plus the  applicable  Certificate  Margin,  (y) the Maximum
Interest  Rate and (z) 10.00% over (b) the  related  Current  Interest for the applicable  Distribution  Date,  (ii)  any  amount  described  in  clause  (i)
remaining  unpaid from prior  Distribution  Dates,  and (iii)  interest on the amount in clause  (ii) for the  related  Accrual  Period  calculated  at a per annum  rate equal to the least of (x) the  applicable  Certificate  Index plus the applicable  Certificate  Margin,  (y) the applicable Maximum Interest Rate and (z) 10.00%.

            Beneficial  Holder: A Person holding a beneficial  interest in any
Certificate  through a  Participant  or an  Indirect  Participant  or a Person
holding a beneficial interest in any Definitive Certificate.

            Book-Entry   Certificates:   As  specified   in  the   Preliminary
Statement.

            Book-Entry  Form: Any  Certificate  held through the facilities of the Depository.

            Business  Day:  Any day other than (i) a Saturday or a Sunday,  or
(ii) a day on which  banking  institutions  in New York or the  state in which the office of the Master  Servicer  or any  Servicer  or the  Corporate  Trust
Office of the Trustee or Trust  Administrator  are located are  authorized  or obligated by law or executive order to be closed.

            Carryforward   Interest:  For  any  Class  of  LIBOR  Certificates
(other than the Class C-B-1  Certificates) and any Distribution  Date, the sum
of (1) the amount,  if any, by which (x) the sum of  (A) Current  Interest for such Class for the immediately preceding  Distribution Date and (B) any unpaid
Carryforward  Interest for such Class from previous Distribution Dates exceeds
(y) the amount paid in respect of  interest on such Class on such  immediately preceding  Distribution  Date, and (2) interest on such amount for the related
Accrual Period at the applicable Pass-Through Rate.

            Cash Remittance  Date: With respect to any  Distribution  Date and
(A) SPS, the  7th calendar  day preceding such  Distribution  Date, or if such
7th  calendar  day  is  not a  Business  Day,  the  Business  Day  immediately preceding  such 7th calendar day, (B) WMMSC,  by 12:00 noon New York City time on  the  Business  Day  immediately  preceding  such  Distribution  Date,  (C)
GreenPoint,  the 7th calendar day preceding such Distribution Date, or if such
7th  calendar  day  is  not a  Business  Day,  the  Business  Day  immediately following  such 7th calendar day,  (D) Wells  Fargo,  the 18th calendar day of the month in which the Distribution  Date occurs, or if such 18th calendar day is not a Business  Day,  the  Business  Day  immediately  following  such 18th calendar day and (E) the Designated  Servicers,  the  18th calendar day of the month in which the Distribution  Date occurs,  or if such 18th calendar day is not a Business Day, the Business Day immediately  following such 18th calendar day.

            Certificate:  Any Certificates  executed and  authenticated by the
Trust  Administrator  on  behalf  of  the  Trustee  for  the  benefit  of  the
Certificateholders  in substantially  the form or forms attached as Exhibits A through G hereto.

            Certificate  Account:  The separate  Eligible  Account created and maintained  with the Trust  Administrator,  or any other bank or trust company acceptable to the Rating Agencies which is incorporated  under the laws of the
United States or any state  thereof  pursuant to  Section 3.05,  which account shall bear a designation  clearly  indicating that the funds deposited therein are held in trust for the  benefit  of the Trust  Administrator,  as agent for the Trustee, on behalf of the  Certificateholders or any other account serving
a  similar  function   acceptable  to  the  Rating  Agencies.   Funds  in  the
Certificate  Account may (i) be held uninvested without liability for interest or  compensation  thereon or (ii) be  invested at the  direction  of the Trust
Administrator in Eligible  Investments and reinvestment  earnings thereon (net of  investment  losses)  shall  be  paid  to the  Trust  Administrator.  Funds deposited in the Certificate  Account  (exclusive of the amounts  permitted to be  withdrawn  pursuant  to  Section 3.08(b))  shall be held in trust  for the
Certificateholders.

            Certificate  Balance:  With  respect  to  any  Certificate  at any date,  the maximum  dollar amount of principal to which the Holder  thereof is then entitled hereunder,  such amount being equal to the Denomination  thereof
(i) minus all  distributions  of principal and allocations of Realized Losses, including  Excess Losses or Applied Loss Amounts,  as  applicable,  previously made or  allocated  with respect  thereto and, in the case of any  Subordinate
Certificates,  reduced by any such  amounts  allocated  to such Class on prior
Distribution  Dates pursuant to  Section 4.02  and (ii) plus the amount of any
increase  to  the  Certificate   Balance  of  such  Certificate   pursuant  to
Section 4.03.

            With  respect  to  each  Class 5-X  Certificate,  on any  date  of determination,  an amount equal to the Percentage  Interest  evidenced by such
Certificate  multiplied  by an amount equal to (i) the excess,  if any, of (A)
the then aggregate Stated Principal  Balance of the Group 5 Loans over (B) the then aggregate Class  Principal  Balance of the Group 5A,  Group 5B,  Group 5C
and Class M Certificates  then  outstanding,  which  represents the sum of (i)
the initial  principal  balance of the REMIC IV Regular  Interest  5-X-PO,  as reduced  by  Realized  Losses  allocated  thereto  and  payments  deemed  made thereon,  and  (ii)  accrued  and  unpaid  interest  on the  REMIC IV  Regular
Interest 5-X-IO, as reduced by Realized Losses allocated thereto.

            Certificate  Group:  Any  of  Certificate   Group 1,   Certificate
Group 2,  Certificate Group 3,  Certificate Group 4 or Certificate Group 5, as
applicable.

            Certificate   Group 1:  Any  of  the  Certificates  with  a  Class
designation beginning with "1" and relating to Loan Group 1.

            Certificate   Group 2:  Any  of  the  Certificates  with  a  Class
designation beginning with "2" and relating to Loan Group 2.

            Certificate   Group 3:  Any  of  the  Certificates  with  a  Class
designation beginning with "3" and relating to Loan Group 3.

            Certificate   Group 4:  Any  of  the  Certificates  with  a  Class
designation beginning with "4" and relating to Loan Group 4.

            Certificate   Group 5:  Any  of  the  Certificates  with  a  Class
designation beginning with "5" and relating to Loan Group 5.

            Certificate  Index: With respect to each Distribution Date and the
LIBOR  Certificates,  the rate for one month  United  States  dollar  deposits quoted on Telerate  Page 3750 as of 11:00 A.M.,  London  time,  on the related
Interest  Determination Date relating to each Class of LIBOR Certificates.  If such rate does not  appear on such  page (or such  other  page as may  replace that page on that  service,  or if such  service  is no longer  offered,  such other service for  displaying  one month LIBOR or  comparable  rates as may be reasonably  selected  by  the  Trust  Administrator  after  consultation  with
DLJMC),  the  rate  will  be the  related  Reference  Bank  Rate.  If no  such quotations  can be obtained and no related  Reference  Bank Rate is available, the  Certificate  Index  with  respect to the LIBOR  Certificates  will be the
Certificate   Index   applicable  to  such   Certificates   on  the  preceding
Distribution Date.

            On the Interest  Determination  Date  immediately  preceding  each
Distribution  Date, the Trust  Administrator  shall determine each Certificate
Index for the Accrual Period  commencing on such  Distribution Date and inform the Master Servicer and each Servicer of such rate.

            Certificate  Margin: As to each Class of LIBOR  Certificates,  the applicable amount set forth below:

               Class                   Certificate Margin
                                    (1)                 (2)
              5-A-1-1             0.390%               0.780%
              5-A-1-2             0.480%               0.960%
               5-A-2              0.400%               0.800%
               5-A-3              0.370%               0.740%
               5-A-4              0.350%               0.700%
              5-A-5-1             0.340%               0.680%
              5-A-5-2             0.440%               0.880%
               5-M-1              0.650%               1.150%
               5-M-2              1.250%               1.750%
               5-M-3              1.800%               2.300%
               5-M-4              2.200%               2.700%
               C-B-1              0.650%               1.150%
        ___________
------------------------------------------------------------------------------
        (1) On and  prior to the  first  Distribution  Date on which the Optional Termination for Loan Group 5 may occur.
        (2) After the first  Distribution Date on which the Optional
           Termination for Loan Group 5 may occur.

            Certificate   Register:   The  register   maintained  pursuant  to
Section 6.02(a) hereof.

            Certificateholder   or   Holder:   The  Person  in  whose  name  a
Certificate is registered in the Certificate Register.

            Class:  All  Certificates  bearing the same class  designation  as set forth in the Preliminary Statement.

            Class C-B Credit Support  Depletion  Date: The first  Distribution
Date  on  which  the  aggregate  Class  Principal  Balance  of the  Class  C-B
Certificates has been or will be reduced to zero.

            Class 5 Certificates: As specified in the Preliminary Statement.

            Class 5-A-3  Interest  Rate Cap  Account:  The  separate  Eligible
Account created and initially  maintained by the Trust Administrator  pursuant to Section 4.10 in the name of the Trust  Administrator for the benefit of the
Certificateholders  and  designated  "Wells  Fargo  Bank,  N.A.  in trust  for registered  holders of Adjustable Rate Mortgage Trust 2004-4,  Adjustable Rate
Mortgage-Backed   Pass   Through   Certificates,    Series   2004-4,   Group 5
Certificates"  Funds in the  Class 5-A-3  Interest  Rate Cap Account  shall be held in trust for the  Certificateholders  for the uses and purposes set forth in this Agreement.  The  Class 5-A-3  Interest Rate Cap Account will not be an asset of any REMIC.  Ownership of the  Class 5-A-3  Interest  Rate Cap Account
is evidenced by the Class 5-X Certificates.

            Class 5-A-3  Interest  Rate Cap  Agreement:  The interest rate cap agreement relating to the Group 5  Certificates  consisting of the ISDA Master
Agreement and the Schedule  dated as of the Closing Date and the  Confirmation thereto,  between  the  Trustee  on behalf  of the  Trust and the  Class 5-A-3
Interest  Rate  Cap  Counterparty,  as  such  agreement  may  be  amended  and supplemented  in  accordance  with its terms and any  replacement  Class 5-A-3
Interest Rate Cap Agreement acceptable to the Depositor and the Trustee.

            Class 5-A-3  Interest  Rate Cap  Agreement  Notional  Amount:  The
relevant  notional  amount  for a  Class 5-A-3  Interest  Rate  Cap  Agreement
Payment  Date  pursuant  to the  terms of the  Class 5-A-3  Interest  Rate Cap
Agreement.

            Class 5-A-3   Interest  Rate  Cap  Agreement  Payment  Date:  With
respect to the Class 5-A-3  Interest Rate Cap Agreement,  the 25th day of each month,  beginning in December 2004,  to and including the related  Termination
Date,  subject to the modified  following  business day convention (within the meaning of the 2000 ISDA  Definitions).  After the related  Termination  Date, no payments  shall be made under the  related  Class 5-A-3  Interest  Rate Cap
Agreement.

            Class 5-A-3  Interest Rate Cap  Counterparty:  Credit Suisse First
Boston  International,   or  any  successor  in  interest  thereto  under  the
Class 5-A-3 Interest Rate Cap Agreement.

            Class 5-M-1  Principal  Payment Amount:  For any Distribution Date
on or after the Stepdown  Date and as long as a Trigger Event has not occurred with respect to such  Distribution  Date, will be the amount, if any, by which
(x)  the  sum  of  (i)  the   aggregate   Class   Principal   Balance  of  the
Class 5-A-1-1,    Class 5-A-1-2,    Class 5-A-2,   Class 5-A-3,   Class 5-A-4,
Class 5-A-5-1  and  Class 5-A-5-2  Certificates,  in each case,  after  giving effect to payments on such  Distribution  Date and  (ii) the  Class  Principal
Balance   of  the   Class 5-M-1   Certificates   immediately   prior  to  such
Distribution  Date exceeds (y) the lesser of (A) the product of (i) 91.50% and
(ii) the  Aggregate  Group 5 Loan Balance for such  Distribution  Date and (B)
the amount,  if any, by which (i) the Aggregate  Group 5 Loan Balance for such
Distribution  Date exceeds (ii) 0.50% of the Aggregate Group 5 Loan Balance as of the Cut-off Date.

            Class 5-M-2  Principal  Payment Amount:  For any Distribution Date
on or after the Stepdown  Date and as long as a Trigger Event has not occurred with respect to such  Distribution  Date, will be the amount, if any, by which
(x)  the  sum  of  (i)  the   aggregate   Class   Principal   Balance  of  the
Class 5-A-1-1,    Class 5-A-1-2,    Class 5-A-2,   Class 5-A-3,   Class 5-A-4,
Class 5-A-5-1,  Class 5-A-5-2  and  Class 5-M-1  Certificates,  in each  case, after giving effect to payments on such  Distribution  Date and (ii) the Class
Principal  Balance of the Class 5-M-2  Certificates  immediately prior to such
Distribution  Date exceeds (y) the lesser of (A) the product of (i) 96.00% and
(ii) the  Aggregate  Group 5 Loan Balance for such  Distribution  Date and (B)
the amount,  if any, by which (i) the Aggregate  Group 5 Loan Balance for such
Distribution  Date exceeds (ii) 0.50% of the Aggregate Group 5 Loan Balance as of the Cut-off Date.

            Class 5-M-3  Principal  Payment Amount:  For any Distribution Date
on or after the Stepdown  Date and as long as a Trigger Event has not occurred with respect to such  Distribution  Date, will be the amount, if any, by which
(x)  the  sum  of  (i)  the   aggregate   Class   Principal   Balance  of  the
Class 5-A-1-1,    Class 5-A-1-2,    Class 5-A-2,   Class 5-A-3,   Class 5-A-4,
Class 5-A-5-1,  Class 5-A-5-2,  Class 5-M-1 and Class 5-M-2  Certificates,  in
each case, after giving effect to payments on such  Distribution Date and (ii)
the Class Principal Balance of the Class 5-M-3  Certificates immediately prior to such  Distribution  Date exceeds  (y) the  lesser of (A) the product of (i)
98.00% and (ii) the Aggregate Group 5 Loan Balance for such  Distribution Date and (B) the amount,  if any, by which (i) the  Aggregate  Group 5 Loan Balance for such  Distribution  Date exceeds (ii) 0.50% of the Aggregate  Group 5 Loan
Balance as of the Cut off Date.

            Class 5-M-4  Principal  Payment Amount:  For any Distribution Date
on or after the Stepdown  Date and as long as a Trigger Event has not occurred with respect to such  Distribution  Date, will be the amount, if any, by which
(x)  the  sum  of  (i)  the   aggregate   Class   Principal   Balance  of  the
Class 5-A-1-1,    Class 5-A-1-2,    Class 5-A-2,   Class 5-A-3,   Class 5-A-4,
Class 5-A-5-1,   Class 5-A-5-2,   Class 5-M-1,   Class 5-M-2  and  Class 5-M-3
Certificates,   in  each  case,  after  giving  effect  to  payments  on  such
Distribution  Date and (ii) the Class  Principal  Balance  of the  Class 5-M-4
Certificates  immediately  prior to such  Distribution  Date  exceeds  (y) the lesser of (A) the product of (i) 99.00%  and (ii) the  Aggregate  Group 5 Loan
Balance  for such  Distribution  Date  and (B) the  amount,  if any,  by which
(i) the  Aggregate  Group 5 Loan  Balance for such  Distribution  Date exceeds
(ii) 0.50% of the Aggregate Group 5 Loan Balance as of the Cut off Date.

            Class 5-X  Distributable  Amount: On the first  Distribution Date, the  Class 5-X  Distributable  Amount  shall be equal to the excess of (a) the interest accruing on the Group 5 Mortgage Loans  (disregarding for purposes of determining  this rate any  prepayments  during the first  Accrual  Period and continuing to treat such Mortgage Loans as  outstanding)  over (b) the Current
Interest due on the Class 5-A-1-1,  Class 5-A-1-2,  Class 5-A-2,  Class 5-A-3,
Class 5-A-4,   Class 5-A-5-1,    Class 5-A-5-2,    Class 5-M-1,   Class 5-M-2,
Class 5-M-3  and  Class 5-M-4  Certificates  on such  Distribution  Date. With respect to any  Distribution  Date after the first  Distribution  Date and the
Class 5-X  Certificates,   to  the  extent  of  any  Monthly  Excess  Cashflow
remaining  on  such  Distribution  Date  after  the  distribution  of  amounts pursuant  to  Section 4.01(II)(d)(i)-(xi),  the  sum  of  (a)  the  amount  of
interest   accrued  during  the  related   Accrual  Period  on  the  Class 5-X
Certificates   (as  described  in  the  Preliminary   Statement)  and  (b) the
Overcollateralization Release Amount, if any, for such Distribution Date.

            Class 5-X   Notional   Amount:   With  respect  to  the  Class 5-X
Certificates or REMIC IV Regular  Interest 5-X-IO and any  Distribution  Date,
the  aggregate  of the  Uncertificated  Principal  Balances  of the  REMIC III
Regular  Interests  LT1, LT2, LT3, LT4, LT5, LT6, LT7, LT8, LT9,  LT10,  LT11,
LT12 LT-Y5A,  LT-Y5B and LT-Y5C  immediately prior to such Distribution  Date,
(which for  clarification is equal to the aggregate Stated Principal  Balances of the  Mortgage  Loans in Loan  Group 5  as of the first  day of the  related
Collection  Period  (excluding  any such Mortgage Loans that were subject to a
Payoff,  the  principal  of which was  distributed  on the  Distribution  Date preceding the current Distribution Date)).

            Class A Certificates:  As specified in the Preliminary Statement.

            Class C-B   Certificates:   As   specified   in  the   Preliminary
Statement.

            Class C-B-1   Cap  Rate:  For  any   Distribution   Date  and  the
Class C-B-1   Certificates,   will  be  equal  to  the   product  of  (a)  the
Pass-Through  Rate  applicable to the other Classes of Class C-B  Certificates for that  Distribution  Date and (b) a fraction,  the numerator of which is 30 and the  denominator  of which is the  actual  number  of days in the  related
Accrual Period.

            Class C-B-1  Interest  Rate Cap  Agreement:  The interest rate cap agreement  relating to the  Class C-B-1  Certificates  consisting  of the ISDA
Master  Agreement  and the  Schedule  dated  as of the  Closing  Date  and the
Confirmation  thereto,  between  the  Trustee  on  behalf of the Trust and the
Class C-B-1  Interest Rate Cap Counterparty,  as such agreement may be amended and supplemented in accordance with its terms and any replacement  Class C-B-1
Interest Rate Cap Agreement acceptable to the Depositor and the Trustee.

            Class C-B-1  Interest  Rate Cap  Agreement  Notional  Amount:  The
relevant  notional  amount  for a Class  C-B-1  Interest  Rate  Cap  Agreement
Payment  Date  pursuant  to the  terms of the  Class C-B-1  Interest  Rate Cap
Agreement.

            Class C-B-1   Interest  Rate  Cap  Agreement  Payment  Date:  With
respect to the Class C-B-1  Interest Rate Cap Agreement,  the 25th day of each month,  beginning in December 2004,  to and including the related  Termination
Date,  subject to the modified  following  business day convention (within the meaning of the 2000 ISDA  Definitions).  After the related  Termination  Date, no payments  shall be made under the  related  Class C-B-1  Interest  Rate Cap
Agreement.

            Class C-B-1  Interest Rate Cap  Counterparty:  Credit Suisse First
Boston  International,   or  any  successor  in  interest  thereto  under  the
Class C-B-1 Interest Rate Cap Agreement.

            Class C-B-1X  Notional  Amount:  For any  Distribution  Date,  the
Class Principal Balance of the Class C-B-1  Certificates  immediately prior to that Distribution Date.

            Class Interest  Shortfall:  As to any Distribution  Date and Class
of Group 1, Group 2,  Group 3, Group 4 and Class C-B Certificates,  the amount by which the amount  described  in clause (i) of the  definition  of  Interest
Distribution  Amount for such Class,  exceeds the amount of interest  actually distributed on such Class on such Distribution Date.

            Class  LT-IO  Regular  Interest:   The  uncertificated   undivided
beneficial  interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

            Class M Certificates:  As specified in the Preliminary Statement.

            Class  Notional  Amount:  The  Class C-B-1X   Notional  Amount  or
Class 5-X Notional Amount, as applicable.

            Class Principal  Balance:  With respect to any Class and as to any date of  determination,  the  aggregate  of the  Certificate  Balances  of all
Certificates of such Class as of such date.

            Class Unpaid Interest  Amounts:  As to any  Distribution  Date and
Class of interest bearing  Group 1,  Group 2,  Group 3,  Group 4 and Class C-B
Certificates,  the amount by which the aggregate Class Interest Shortfalls for such Class on prior  Distribution Dates exceeds the amount distributed on such
Class on prior  Distribution  Dates  pursuant to clause (ii) of the definition of Interest Distribution Amount.

            Class Y Principal  Reduction  Amounts:  For any Distribution Date,
the  amounts by which the  Uncertificated  Principal  Balances  of the Class Y
Regular  Interests will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal,  determined as described in Appendix A.

            Class Y  Regular  Interests:  The Class Y-1, Class Y-2, Class Y-3,
Class Y-4, Class Y 5A, Class Y-5B and Class Y-5C Regular Interests.

            Class Y-1  Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Y-1  Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Y-1 Regular Interest on such Distribution Date.

            Class Y-1   Principal  Reduction  Amount:  The  Class Y  Principal
Reduction Amount for the Class Y-1 Regular Interest as determined  pursuant to the provisions of the Appendix A.

            Class Y-1   Regular   Interest:   The   uncertificated   undivided
beneficial  interest in REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to distributions as set forth herein.

            Class Y-2  Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Y-2  Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Y-2 Regular Interest on such Distribution Date.

            Class Y-2   Principal  Reduction  Amount:  The  Class Y  Principal
Reduction Amount for the Class Y-2 Regular Interest as determined  pursuant to the provisions of the Appendix A.

            Class Y-2   Regular   Interest:   The   uncertificated   undivided
beneficial  interest in REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to distributions as set forth herein.

            Class Y-3  Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Y-3  Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Y-3 Regular Interest on such Distribution Date.

            Class Y-3   Principal  Reduction  Amount:  The  Class Y  Principal
Reduction Amount for the Class Y-3 Regular Interest as determined  pursuant to the provisions of the Appendix A.

            Class Y-3   Regular   Interest:   The   uncertificated   undivided
beneficial  interest in REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to distributions as set forth herein.

            Class Y-4  Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Y-4  Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Y-1 Regular Interest on such Distribution Date.

            Class Y-4   Principal  Reduction  Amount:  The  Class Y  Principal
Reduction Amount for the Class Y-4 Regular Interest as determined  pursuant to the provisions of the Appendix A.

            Class Y-4   Regular   Interest:   The   uncertificated   undivided
beneficial  interest in REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to distributions as set forth herein.

            Class Y-5A Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Y-5A Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Y-5A Regular Interest on such Distribution Date.

            Class  Y-5A  Principal  Reduction  Amount:  The Class Y  Principal
Reduction  Amount for the Class Y-5A Regular  Interest as determined  pursuant to the provisions of the Appendix A.

            Class  Y-5A  Regular  Interest:   The   uncertificated   undivided
beneficial  interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

            Class Y-5B Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Y-5B Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Y-5B Regular Interest on such Distribution Date.

            Class  Y-5B  Principal  Reduction  Amount:  The Class Y  Principal
Reduction  Amount for the Class Y-5B Regular  Interest as determined  pursuant to the provisions of the Appendix A.

            Class  Y-5B  Regular  Interest:   The   uncertificated   undivided
beneficial  interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

            Class Y-5C Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Y-5C Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Y-5C Regular Interest on such Distribution Date.

            Class  Y-5C  Principal  Reduction  Amount:  The Class Y  Principal
Reduction  Amount for the Class Y-5C Regular  Interest as determined  pursuant to the provisions of the Appendix A.

            Class  Y-5C  Regular  Interest:   The   uncertificated   undivided
beneficial  interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

            Class Z Principal  Reduction  Amounts:  For any Distribution Date,
the  amounts by which the  Uncertificated  Principal  Balances  of the Class Z
Regular  Interests will be reduced on such Distribution Date by the allocation of Realized Losses and the  distribution of principal,  which shall be in each case the  excess  of (A) the sum of (x) the  excess of the REMIC I or REMIC II
Available  Distribution Amount for the related Group (i.e. the "related Group"
for the Class Z-1 Regular  Interest is the Group 1 Loans,  the "related Group"
for the Class Z-2 Regular  Interest is the Group 2 Loans,  the "related Group"
for the Class Z-3 Regular  Interest is the Group 3 Loans,  the "related Group"
for the Class Z-4 Regular  Interest is the Group 4 Loans,  the "related Group"
for the Class  Z-5A  Regular  Interest  is the Group 5A  Loans,  the  "related
Group"  for the  Class  Z-5B  Regular  Interest  is the Group 5B Loans and the
"related  Group" for the Class Z-5C  Regular  Interest  is the Group 5C Loans)
exclusive  of  any  Recoveries  included  therein  over  the  amounts  thereof distributable  (i) in respect of interest on such Class Z Regular Interest and the  related  Class Y  Regular  Interest  and (ii) in the case of the  Group 1
Loans,  to the Class AR-L  Certificates  and (y) the amount of Realized Losses allocable to principal  for the related  Group over (B) the  Class Y Principal
Reduction Amount for the related Group.

            Class Z  Regular  Interests:  The Class Z-1, Class Z-2, Class Z-3,
Class Z-4, Class Z-5A, Class Z-5B and Class Z-5C Regular Interests

            Class Z-1  Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Z-1  Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Z-1 Regular Interest on such Distribution Date.

            Class Z-1   Principal  Reduction  Amount:  The  Class Z  Principal
Reduction Amount for the Class Z-1 Regular Interest as determined  pursuant to the provisions of the Appendix A.

            Class Z-1   Regular   Interest:   The   uncertificated   undivided
beneficial  interest in REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to distributions as set forth herein.

            Class Z-2  Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Z-2  Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Z-2 Regular Interest on such Distribution Date.

            Class Z-2   Principal  Reduction  Amount:  The  Class Z  Principal
Reduction Amount for the Class Z-2 Regular Interest as determined  pursuant to the provisions of the Appendix A.

            Class Z-2   Regular   Interest:   The   uncertificated   undivided
beneficial  interest in REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to distributions as set forth herein.

            Class Z-3  Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Z-3  Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Z-3 Regular Interest on such Distribution Date .

            Class Z-3   Principal  Reduction  Amount:  The  Class Z  Principal
Reduction Amount for the Class Z-3 Regular Interest as determined  pursuant to the provisions of the Appendix A.

            Class Z-3   Regular   Interest:   The   uncertificated   undivided
beneficial  interest in REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to distributions as set forth herein.

            Class Z-4  Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Z-4  Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Z-4 Regular Interest on such Distribution Date.

            Class Z-4   Principal  Reduction  Amount:  The  Class Z  Principal
Reduction Amount for the Class Z-4 Regular Interest as determined  pursuant to the provisions of the Appendix A.

            Class Z-4   Regular   Interest:   The   uncertificated   undivided
beneficial  interest in REMIC I which  constitutes a REMIC I Regular  Interest and is entitled to distributions as set forth herein.

            Class Z-5A Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Z-5A Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Z-5A Regular Interest on such Distribution Date.

            Class  Z-5A  Principal  Reduction  Amount:  The Class Z  Principal
Reduction  Amount for the Class Z-5A Regular  Interest as determined  pursuant to the provisions of the Appendix A.

            Class  Z-5A  Regular  Interest:   The   uncertificated   undivided
beneficial  interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

            Class Z-5B Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Z-5B Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Z-5B Regular Interest on such Distribution Date.

            Class  Z-5B  Principal  Reduction  Amount:  The Class Z  Principal
Reduction  Amount for the Class Z-5B Regular  Interest as determined  pursuant to the provisions of the Appendix A.

            Class  Z-5B  Regular  Interest:   The   uncertificated   undivided
beneficial  interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

            Class Z-5C Principal  Distribution  Amount:  For any  Distribution
Date,  the excess,  if any, of the Class Z-5C Principal  Reduction  Amount for
such   Distribution  Date  over  the  principal  portion  of  Realized  Losses allocated to the Class Z-5C Regular Interest on such Distribution Date.

            Class  Z-5C  Principal  Reduction  Amount:  The Class Z  Principal
Reduction  Amount for the Class Z-5C Regular  Interest as determined  pursuant to the provisions of the Appendix A.

            Class  Z-5C  Regular  Interest:   The   uncertificated   undivided
beneficial  interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

            Clearing  Agency:  An  organization   registered  as  a  "clearing
agency"  pursuant to Section 17A  of the  Securities  Exchange Act of 1934, as
amended,  which initially shall be DTC, the nominee of which is CEDE & Co., as the  registered  Holder of the Book Entry  Certificates.  The Clearing  Agency
shall  at all  times be a  "clearing  corporation"  as  defined  in  Section 8
102(a)(5) of the Uniform Commercial Code of the State of New York.

            Closing Date:  November 29, 2004.

            Code:  The Internal Revenue Code of 1986, as amended.

            Collection Account:  The accounts  established and maintained by a
Servicer in accordance with Section 3.05.

            Collection  Period:  With respect to each  Distribution  Date, the period  commencing  on the second day of the month  preceding the month of the
Distribution   Date  and  ending  on  the  first  day  of  the  month  of  the
Distribution Date.

            Commencement  of  Foreclosure:  The first official action required under  local  law  to  commence  foreclosure  proceedings  or  to  schedule  a trustee's  sale  under  a deed  of  trust,  including:  (i) in the  case  of a mortgage,  any filing or service of process necessary to commence an action to foreclose;  or (ii) in the case of a deed of trust,  the posting,  publishing, filing or delivery of a notice of sale.

            Compensating  Interest Payment:  For any Distribution Date and the
SPS Serviced  Mortgage  Loans,  the lesser of (i) the aggregate  Servicing Fee payable  to SPS in  respect  of the  SPS  Serviced  Mortgage  Loans  for  such
Distribution  Date  and  (ii)  the  aggregate  Prepayment  Interest  Shortfall allocable  to  Payoffs  and  Curtailments  with  respect  to the SPS  Serviced
Mortgage Loans.

            For any Distribution  Date and the WMMSC Serviced  Mortgage Loans,
the lesser of (i) the sum of (a) one twelfth  (1/12) of 0.04% of the aggregate
Stated Principal  Balance of the WMMSC Serviced  Mortgage Loans, as of the Due
Date in the month of such  Distribution  Date, (b) Payoff  Earnings in respect of the  WMMSC  Serviced  Mortgage  Loans  for such  Distribution  Date and (c)
aggregate Payoff Interest in respect of the WMMSC Serviced  Mortgage Loans for such  Distribution  Date,  (ii) the aggregate  Prepayment  Interest  Shortfall allocable to Payoffs for the WMMSC Serviced  Mortgage  Loans and  (iii) 1/12th
of 0.125% of the  aggregate  Stated  Principal  Balance of the WMMSC  Serviced
Mortgage Loans, as of the Due Date in the month of such Distribution Date.

            For any  Distribution  Date and the Wells Fargo Serviced  Mortgage
Loans,  the lesser of (i) one  twelfth  (1/12) of a percentage  (which  ranges from 0.25% to 0.375%) of the aggregate Stated  Principal  Balance of the Wells
Fargo  Serviced  Mortgage  Loans,  as of the  Due  Date in the  month  of such
Distribution  Date,  and  (ii) the  aggregate  Prepayment  Interest  Shortfall allocable  to  Payoffs  and  Curtailments  with  respect  to the  Wells  Fargo
Serviced Mortgage Loans.

            For any  Distribution  Date and the GreenPoint  Serviced  Mortgage
Loans, the lesser of (i) the aggregate  Servicing Fee payable to GreenPoint in respect of the GreenPoint  Serviced Mortgage Loans for such Distribution Date, and (ii) the aggregate  Prepayment Interest Shortfall allocable to Payoffs and
Curtailments with respect to the GreenPoint Serviced Mortgage Loans.

            For  any   Distribution   Date  and  the  Master   Servicer,   the
Compensating Interest Payment shall be equal to:

(a)   with respect to the SPS Serviced Mortgage Loans, the excess of (i) the
Compensating Interest Payment required to be remitted by SPS for such
Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by SPS for such Distribution Date;

(b)   with respect to the GreenPoint Serviced Mortgage Loans, the excess of
(i) the Compensating Interest Payment required to be remitted by GreenPoint for such Distribution Date over (ii) the amount of the Compensating Interest
Payment actually remitted by GreenPoint for such Distribution Date;

(c)   with respect to the Wells Fargo Serviced Mortgage Loans, the excess of
(i) the Compensating Interest required to be remitted by Wells Fargo for such
Distribution Date over (ii) the amount of the Compensating Interest actually remitted by Wells Fargo for such Distribution Date;

(d)   with respect to the National City Serviced Mortgage Loans, the excess of (i) the Compensating Interest (as defined in the National City Servicing
Agreement) required to be remitted by National City on the Monthly Remittance
Date (as defined in the National City Servicing Agreement) relating to such
Distribution Date over (ii) the amount of Compensating Interest (as defined in the National City Servicing Agreement) actually remitted by National City on the Monthly Remittance Date (as defined in the National City Servicing
Agreement) relating to such Distribution Date;

(e)   with respect to the First Republic Serviced Mortgage Loans, the excess of (i) the Compensating Interest (as defined in the First Republic Servicing
Agreement) required to be remitted by First Republic on the Monthly
Remittance Date (as defined in the First Republic Servicing Agreement)
relating to such Distribution Date over (ii) the amount of Compensating
Interest (as defined in the First Republic Servicing Agreement) actually remitted by First Republic on the Monthly Remittance Date (as defined in the
First Republic Servicing Agreement) relating to such Distribution Date; and

(f)   with respect to the Nexstar Serviced Mortgage Loans, the excess of (i)
the Compensating Interest (as defined in the Nexstar Servicing Agreement)
required to be remitted by Nexstar on the Monthly Remittance Date (as defined in the Nexstar Servicing Agreement) relating to such Distribution Date over
(ii) the amount of Compensating Interest (as defined in the Nexstar Servicing
Agreement) actually remitted by Nexstar on the Monthly Remittance Date (as defined in the Nexstar Servicing Agreement) relating to such Distribution
Date.

            Cooperative  Corporation:  With respect to any  Cooperative  Loan, the cooperative  apartment  corporation  that holds legal title to the related
Cooperative   Property  and  grants  occupancy  rights  to  units  therein  to stockholders through Proprietary Leases or similar arrangements.

            Cooperative  Lien  Search:  A search  for (a)  federal  tax liens, mechanics'  liens, lis pendens,  judgments of record or otherwise  against (i)
the Cooperative  Corporation and (ii) the seller of the Cooperative  Unit, (b)
filings of Financing  Statements and (c) the deed of the Cooperative  Property into the Cooperative Corporation.

            Cooperative  Loan: A Mortgage Loan that is secured by a first lien on and a perfected  security  interest in  Cooperative  Shares and the related
Proprietary Lease granting exclusive rights to occupy the related  Cooperative
Unit in the building owned by the related Cooperative Corporation.

            Cooperative  Property:  With respect to any Cooperative  Loan, all real property and  improvements  thereto and rights  therein and thereto owned by a Cooperative  Corporation  including without limitation the land, separate dwelling units and all common elements.

            Cooperative  Shares:  With respect to any  Cooperative  Loan,  the shares  of stock  issued  by a  Cooperative  Corporation  and  allocated  to a
Cooperative Unit and represented by stock certificates.

            Cooperative   Unit:  With  respect  to  any  Cooperative  Loan,  a
specific unit in a Cooperative Property.

            Corporate  Trust  Office:   With  respect  to  the  Trustee,   the
designated  office  of the  Trustee  at  which  at  any  particular  time  its
corporate   trust   business   with  respect  to  this   Agreement   shall  be
administered,  which office at the date of the execution of this  Agreement is located  at 60  Livingston  Avenue,  St.  Paul,  Minnesota  55107,  Attention:
Corporate   Trust  -   Structured   Finance.   With   respect   to  the  Trust
Administrator,  the designated  office of the Trust  Administrator at which at any  particular  time  its  corporate  trust  business  with  respect  to this
Agreement shall be administered,  which office at the date of the execution of this  Agreement is located at 9062 Old  Annapolis  Road,  Columbia,  MD 21045,
Attention: CSFB   ARMT  2004-4,   except  for  purposes  of  Section 6.06  and
certificate  transfer  purposes,  such term shall mean the office or agency of the Trust  Administrator  located at Wells  Fargo Bank,  N.A.,  6th Avenue and
Marquette, Minneapolis, Minnesota  55479, Attention: CSFB ARMT 2004-4.

            Counterparty:  The Class C-B-1  Interest Rate Cap  Counterparty or
Class 5-A-3 Interest Rate Cap Counterparty, as applicable.

            Counterparty    Rating   Agency    Downgrade:    As   defined   in
Section 4.09(f) herein.

            Current  Interest:  For any Class of Group 5  Certificates,  other than  the  Class 5-X  Certificates,  and  Distribution  Date,  the  amount  of interest  accruing at the  applicable  Pass-Through  Rate on the related Class
Principal  Balance of such Class during the related Accrual Period;  provided, that as to each Class of Group 5  Certificates  the Current  Interest shall be reduced by a pro rata  portion of any  Interest  Shortfalls  to the extent not covered by Monthly Excess Interest.

            With respect to the Class C-B-1  Certificates and any Distribution
Date, the amount of interest  accruing at the applicable  Pass-Through Rate on the  Class  Principal  Balance  of the  Class C-B-1  Certificates  during  the related Accrual Period;  subject to reduction for any Net Interest  Shortfalls for such Distribution Date.

            Curtailment:  Any payment of  principal on a Mortgage  Loan,  made by or on behalf of the related  Mortgagor,  other than a Scheduled  Payment, a prepaid  Scheduled  Payment  or a  Payoff,  which is  applied  to  reduce  the outstanding Stated Principal Balance of the Mortgage Loan.

            Custodial  Agreement:  An agreement,  dated as of the date hereof, among a custodian, the Trustee and the Trust Administrator,  pursuant to which such custodian agrees to hold any of the documents or instruments  referred to in  Section 2.01  of this  Agreement as agent for the Trustee.  As of the date hereof, the Custodian shall act pursuant to the LaSalle Custodial Agreement.

            Custodian:   A  custodian   which  is  appointed   pursuant  to  a
Custodial  Agreement.  Any Custodian so appointed shall act as agent on behalf of the Trustee,  and shall be  compensated  by the Trust  Administrator  or as otherwise specified therein.  Initially,  LaSalle shall serve as Custodian for all of the Mortgage Loans.

            Cut-off Date:  November 1, 2004.

            Cut-off  Date  Principal  Balance:  As to any Mortgage  Loan,  the
Stated  Principal  Balance  thereof as of the close of business on the Cut-off
Date.

            Data Remittance  Date: With respect to any  Distribution  Date and
(A)  GreenPoint,  Wells Fargo or SPS,  the 10th  calendar  day of the month in which such  Distribution  Date  occurs,  or if such 10th day is not a Business
Day, the Business Day  immediately  following  such 10th day or (B) WMMSC,  no later than twelve noon,  five  Business  Days before the related  Distribution
Date.

            Debt Service  Reduction:  With respect to a Mortgage  Loan in Loan
Group 1,  Loan Group 2,  Loan Group 3 or Loan Group 4,  a reduction by a court of competent  jurisdiction  in a proceeding  under the Bankruptcy  Code in the
Scheduled   Payment  for  such  Mortgage  Loan  which  became  final  and  non appealable,  except such a reduction  resulting from a Deficient  Valuation or any reduction that results in a permanent forgiveness of principal.

            Debt Service  Reduction  Mortgage  Loan:  Any  Mortgage  Loan that became the subject of a Debt Service Reduction.

            Deficient  Valuation:  With respect to any  Mortgage  Loan in Loan
Group 1,  Loan Group 2,  Loan Group 3 or Loan Group 4,  a valuation by a court of competent  jurisdiction  of the  Mortgaged  Property in an amount less than the then outstanding  indebtedness under the Mortgage Loan, or that results in a permanent  forgiveness of principal,  which valuation in either case results from a proceeding under the Bankruptcy Code.

            Deferred   Amount:   For  any   Class   of   Group 5   Subordinate
Certificates  (other than the Class 5-X  Certificates) and Distribution  Date, will equal the amount by which (x) the  aggregate  of the Applied Loss Amounts previously  applied  in  reduction  of the  Class  Principal  Balance  thereof exceeds  (y) the  sum of (i)  the  aggregate  of  amounts  previously  paid in reimbursement  thereof and (ii) amounts added to the Class Principal  Balances thereof  pursuant  to  Section 4.03(a)(ii)  on all prior  Distribution  Dates, including such Distribution Date.

            Definitive Certificate:  As defined in Section 6.07.

            Deleted Mortgage Loan: As defined in Section 2.03.

            Delinquency  Rate:  With  respect to any  Distribution  Date,  the fraction,  expressed as a percentage,  the numerator of which is the aggregate outstanding  principal  balance of all  Mortgage  Loans in Loan  Group 5 60 or more days  delinquent  (including all  foreclosures  and REO Properties) as of the close of business on the last day of such month,  and the  denominator  of which is the  Aggregate  Group 5 Loan  Balance as of the close of  business on the last day of such month.

            Denomination:  With  respect to each  Certificate,  the amount set forth  on the  face  thereof  as the  "Initial  Certificate  Balance  of  this
Certificate"  or the  "Initial  Notional  Amount of this  Certificate"  or, if neither  of the  foregoing,  the  Percentage  Interest  appearing  on the face thereof.

            Deposit Amount: As defined in  Section 4.10(e)  or Section 4.11(e)
herein, as applicable.

            Depositor:  Credit Suisse First Boston Mortgage  Securities Corp.,
a Delaware corporation, or its successor in interest.

            Depository  Agreement:  The Letter of  Representation  dated as of the Closing Date by and among DTC, the Depositor  and the Trust  Administrator for the benefit of the Trustee.

            Designated  Mortgage  Loans:  The National City Serviced  Mortgage
Loans,  unless any such Mortgage  Loan is no longer  serviced by National City under the National  City  Servicing  Agreement,  the First  Republic  Serviced
Mortgage  Loans,  unless any such Mortgage Loan is no longer serviced by First
Republic  under  the  First  Republic  Servicing  Agreement  and  the  Nexstar
Serviced  Mortgage Loans,  unless any such Mortgage Loan is no longer serviced by Nexstar under the Nexstar Servicing Agreement.

            Designated  Servicer:  Each of National  City,  First Republic and
Nexstar, as applicable.

            Designated  Servicing  Agreements:   Each  of  the  National  City
Servicing  Agreement,  the First Republic Servicing  Agreement and the Nexstar
Servicing Agreement, as applicable.

            Determination  Date:  With respect to each  Distribution  Date and
(i) each  Servicer  (other  than Wells  Fargo),  the 10th day of the  calendar month in which  such  Distribution  Date  occurs or, if such 10th day is not a
Business Day, the Business Day  immediately  succeeding  such Business Day and
(ii) Wells  Fargo,  the Business Day  immediately  preceding  the related Cash
Remittance Date.

            Disqualified   Organization:   Any   organization   defined  as  a
"disqualified  organization"  under  Section 860E(e)(5)  of  the  Code,  which includes any of the following:  (i) the United States,  any State or political subdivision  thereof,  any possession of the United  States,  or any agency or instrumentality of any of the foregoing (other than an  instrumentality  which is a corporation if all of its  activities are subject to tax and,  except for the FHLMC,  a  majority  of its board of  directors  is not  selected  by such
governmental   unit),   (ii)   a   foreign   government,   any   international
organization,  or any agency or instrumentality of any of the foregoing, (iii)
any  organization  (other than  certain  farmers'  cooperatives  described  in
Section 521  of the Code) which is exempt from the tax imposed by Chapter 1 of the Code  (including  the tax imposed by  Section 511 of the Code on unrelated business  taxable  income),  (iv) rural  electric and  telephone  cooperatives described  in  Section 1381(a)(2)(C)  of  the  Code,  (v) an  "electing  large partnership"  within the  meaning  of  Section 775  of the Code,  and (vi) any other Person so  designated by the Trust  Administrator  based upon an Opinion of  Counsel  that the  holding  of an  Ownership  Interest  in a  Class AR  or
Class AR-L  Certificate  by such  Person  may cause  the  REMIC or any  Person having an  Ownership  Interest in any Class of  Certificates  (other than such
Person) to incur a liability  for any federal tax imposed  under the Code that would not  otherwise be imposed but for the Transfer of an Ownership  Interest in a Class AR or  Class AR-L  Certificate  to such Person.  The terms  "United
States," "State" and "international  organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            Distribution  Date:  The 25th day of any  month,  or if such  25th day is not a Business Day, the Business Day  immediately  following  such 25th day, commencing in December 2004.

            DLJMC: DLJ Mortgage  Capital,  Inc., a Delaware  corporation,  and its successors and assigns.

            DTC:  The Depository Trust Company.

            Due Date: With respect to each Mortgage Loan and any  Distribution
Date,  the date on which  Scheduled  Payments  on such  Mortgage  Loan are due which is either the first day of the month of such  Distribution  Date,  or if
Scheduled  Payments  on such  Mortgage  Loan are due on a day  other  than the first day of the month, the date in the calendar month  immediately  preceding the Distribution Date on which such Scheduled  Payments are due,  exclusive of any days of grace.

            Eligible  Account:  Either (i) an account or  accounts  maintained with a federal or state  chartered  depository  institution  or trust  company acceptable to the Rating  Agencies or (ii) an account or accounts the deposits in  which  are  insured  by  the  FDIC  to  the  limits  established  by  such corporation,  provided  that  any  such  deposits  not  so  insured  shall  be maintained  in an account at a depository  institution  or trust company whose commercial  paper or other short term debt  obligations  (or, in the case of a depository  institution or trust company which is the principal  subsidiary of a holding  company,  the commercial paper or other short term debt obligations of such holding  company) have been rated by each Rating Agency in its highest short term rating  category,  or (iii) a segregated  trust account or accounts
(which shall be a "special deposit account")  maintained with the Trustee, the
Trust  Administrator  or any  other  federal  or  state  chartered  depository institution or trust company,  acting in its fiduciary  capacity,  in a manner acceptable to the Trustee,  the Trust  Administrator  and the Rating Agencies.
Eligible Accounts may bear interest.

            Eligible  Institution:  An  institution  having the highest  short term debt  rating,  and one of the two highest  long term debt  ratings of the
Rating Agencies or the approval of the Rating Agencies.

            Eligible  Investments:  Any  one or more  of the  obligations  and securities listed below:

            direct obligations of, and obligations fully guaranteed by, the
United States of America, or any agency or instrumentality of the United
States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the FHLMC, FNMA, the Federal Home Loan Banks or
any agency or instrumentality of the United States of America rated AA (or the equivalent) or higher by the Rating Agencies;

            federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating
Agencies, and the long term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

            repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) in the highest rated category by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee or the Trust
Administrator in exchange for such collateral, and (C) be delivered to the
Trustee or the Trust Administrator or, if the Trustee or the Trust
Administrator, as applicable, is supplying the collateral, an agent for the
Trustee or the Trust Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;
            securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            commercial paper having an original maturity of less than 365 days and issued by an institution having a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            a guaranteed investment contract approved by each of the Rating
Agencies and issued by an insurance company or other corporation having a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            money market funds (which may be 12b 1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Master Servicer, a Servicer, the Trustee or the
Trust Administrator and any such funds that are managed by the Master
Servicer, a Servicer, the Trustee or the Trust Administrator or their respective Affiliates or for the Master Servicer, a Servicer, the Trustee or
the Trust Administrator or any Affiliate of such Person acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph 7;
and

            such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates;

            provided,  however,  that no such instrument  shall be an Eligible
Investment  if such  instrument  evidences  either (i) a right to receive only interest payments with respect to the obligations  underlying such instrument, or  (ii)  both  principal  and  interest  payments  derived  from  obligations underlying  such  instrument  and the  principal  and interest  payments  with respect to such  instrument  provide a yield to maturity of greater  than 120%
of the yield to maturity at par of such underlying obligations.

            Eligible  Servicing  Transfer  Loans:  Any Mortgage Loan set forth on  Schedule  IV  hereto  for  which  servicing  may be  transferred  to WMMSC pursuant to Section 7.04 hereof.

            ERISA:  The Employee  Retirement  Income  Security Act of 1974, as
amended.

            ERISA-Qualifying  Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements  (without regard to the ratings requirements) of an Underwriter's Exemption.

            ERISA  Restricted  Certificate:  As specified  in the  Preliminary
Statement.

            Escrow  Account:  The  separate  account or  accounts  created and maintained by a Servicer pursuant to Section 3.06.

            Escrow  Payments:  With respect to any Mortgage  Loan, the amounts constituting  ground  rents,  taxes,  mortgage  insurance  premiums,  fire and hazard insurance  premiums,  and any other payments required to be escrowed by the Mortgagor with the mortgagee  pursuant to the Mortgage,  applicable law or any other related document.

            Event of Default:  As defined in Section 8.01 hereof.

            Excess  Interest  Amount:  The Group 3 Excess  Interest Amount and
Group 4 Excess Interest Amount, as applicable.

            Excess  Interest Rate: The Group 3 Excess  Interest Rate and Group
4 Excess Interest Rate, as applicable.

            Excess  Loss:  The  amount of any (i) Fraud  Loss in excess of the
Fraud Loss Coverage  Amount on a Mortgage Loan in Loan Group 1,  Loan Group 2,
Loan  Group 3  or  Loan  Group 4   realized  after  the  Fraud  Loss  Coverage
Termination  Date,  (ii) Special  Hazard Loss in excess of the Special  Hazard
Loss Coverage  Amount on a Mortgage Loan in Loan Group 1,  Loan Group 2,  Loan
Group 3  or  Loan  Group 4   realized  after  the  Special   Hazard   Coverage
Termination  Date or (iii)  Bankruptcy  Loss in excess of the Bankruptcy  Loss
Coverage  Amount  on a  Mortgage  Loan in Loan  Group 1,  Loan  Group 2,  Loan
Group 3 or Loan Group 4  realized  after the Bankruptcy  Coverage  Termination
Date.

            Expense  Fee  Rate:  As to  each  Mortgage  Loan,  the  sum of the related  Servicing Fee Rate, the Trust  Administrator Fee Rate, if applicable, and  the  rate at  which  the  premium  on a  Lender  Paid  Mortgage  Guaranty
Insurance Policy is calculated, if applicable.

            Expense  Fees: As to each  Mortgage  Loan and  Distribution  Date, the  sum of the  related  Servicing  Fee,  the  Trust  Administrator  Fee,  if
applicable,  and any premium on any Lender Paid  Mortgage  Guaranty  Insurance
Policy, if applicable.

            FDIC:  The  Federal   Deposit   Insurance   Corporation,   or  any
successor thereto.

            FHLMC:  The Federal Home Loan  Mortgage  Corporation,  a corporate instrumentality  of the United States  created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Financing  Statement:  A  financing  statement  in the  form  of a
UCC-1 or UCC-3, as applicable,  filed pursuant to the Uniform  Commercial Code
to  perfect  a  security  interest  in  the  Cooperative   Shares  and  Pledge
Instruments.

            First  Republic:  First  Republic  Bank,  and its  successors  and assigns.

            First  Republic   Serviced  Mortgage  Loans:  The  Mortgage  Loans
identified as such on the Mortgage Loan Schedule,  for which First Republic is the applicable Servicer.

            First Republic  Servicing  Agreement:  That certain  Reconstituted
Servicing  Agreement dated as of November 1,  2004 among DLJMC, First Republic and the  Master  Servicer,  and  acknowledged  by the  Trustee  and the  Trust
Administrator.

            FNMA:  The  Federal  National  Mortgage  Association,  a federally chartered and privately  owned  corporation  organized and existing  under the
Federal National Mortgage Association Charter Act, or any successor thereto.

            Fraud Loan:  A  Liquidated  Mortgage  Loan in Loan  Group 1,  Loan
Group 2, Loan Group 3 or Loan Group 4 as to which a Fraud Loss has occurred.

            Fraud Loss Coverage  Amount:  The aggregate amount of Fraud Losses that are  allocated  solely to the Class C-B  Certificates,  as of the Closing
Date,  $10,432,644,  subject to  reduction  from time to time by the amount of
Fraud Losses  allocated to the  Class C-B  Certificates.  In addition,  (a) on each  anniversary  prior to the fifth  anniversary  of the Cut-off  Date,  the
Fraud Loss  Coverage  Amount will be reduced to an amount  equal to the lesser of (A) 1.00% of the aggregate Stated  Principal  Balance of the Mortgage Loans in Loan  Group 1,  Loan  Group 2,  Loan  Group 3 and Loan  Group 4 and (B) the
excess of the Fraud Loss Coverage  Amount as of the preceding  anniversary  of the Cut-off  Date over the  cumulative  amount of Fraud Losses on the Mortgage
Loans in Loan Group 1,  Loan Group 2,  Loan Group 3 and Loan Group 4 allocated to the Class C-B  Certificates since such preceding anniversary or the Cut-off
Date, and (b) on the fifth  anniversary  of the Cut-off Date,  zero. The Fraud
Loss  Coverage  Amount may be reduced below the amount set forth above for any
Distribution  Date with the consent of the Rating  Agencies as  evidenced by a letter of each  Rating  Agency to the Trust  Administrator  to the effect that any such  reduction  will not result in a downgrading  of the current  ratings assigned to such Classes of Certificates rated by it.

            Fraud Loss Coverage  Termination  Date: The point in time at which the applicable Fraud Loss Coverage Amount is reduced to zero.

            Fraud Losses:  Realized  Losses on the  Liquidated  Mortgage Loans
in Loan  Group 1,  Loan  Group 2,  Loan Group 3 and Loan Group 4 as to which a loss is sustained by reason of a default  arising  from fraud,  dishonesty  or misrepresentation  in connection with the related  Mortgage Loan,  including a loss by reason of the denial of coverage under any related  Mortgage  Guaranty
Insurance Policy because of such fraud, dishonesty or misrepresentation.

            GreenPoint:   GreenPoint  Mortgage  Funding,   Inc.,  a  New  York
corporation, and its successors and assigns.

            GreenPoint   Serviced   Mortgage   Loans:   The   Mortgage   Loans
identified as such on the Mortgage Loan Schedule,  for which GreenPoint is the applicable Servicer.

            Gross  Margin:  With  respect  to any  Mortgage  Loan,  the  fixed percentage  amount set forth in the  related  Mortgage  Note and the  Mortgage
Loan  Schedule  that  is  added  to the  Index  on  each  Adjustment  Date  in accordance  with the terms of the related  Mortgage  Note to determine the new
Mortgage Rate for such Mortgage Loan.

            Group:  When used with respect to the Mortgage Loans,  any of Loan
Group 1,  Loan  Group 2,  Loan  Group 3,  Loan Group 4,  Loan  Group 5A,  Loan
Group 5B or Loan Group 5C,  or with respect to the Certificates,  the Class or
Classes of Certificates that relate to the corresponding Group or Groups.

            Group C-B  Percentage:  With respect to any Distribution Date, the aggregate Class Principal  Balance of the Class C-B  Certificates  immediately prior to such  Distribution  Date divided by the  aggregate  Stated  Principal
Balance of the Loan  Group 1,  Loan  Group 2,  Loan  Group 3 and Loan  Group 4
Mortgage  Loans,  as of  the  first  day  of  the  related  Collection  Period
(excluding  any such  Mortgage  Loans  that  were  subject  to a  Payoff,  the principal of which was  distributed  on the  Distribution  Date  preceding the current Distribution Date).

            Group 1:   With  respect  to  the  Mortgage  Loans,  the  pool  of
adjustable  rate  Mortgage  Loans  identified  in the  related  Mortgage  Loan
Schedule  as  having  been   assigned  to  Group 1  or  with  respect  to  the
Certificates, the Class 1-A-1, Class AR and Class AR-L Certificates.

            Group 1 Senior  Liquidation  Amount: As to any Distribution  Date,
the  aggregate,  for  each  Mortgage  Loan  in Loan  Group 1  which  became  a
Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of
(i) the Group 1  Senior  Percentage  of the Stated  Principal  Balance of such
Mortgage  Loan and (ii) the  applicable  Senior  Prepayment  Percentage of the
Liquidation Principal with respect to such Mortgage Loan.

            Group 1  Senior  Percentage:  As to  any  Distribution  Date,  the
percentage  equivalent  of a fraction the  numerator of which is the aggregate of the Class  Principal  Balances of the Class 1-A-1,  Class AR and Class AR-L
Certificates  immediately  prior to such Distribution Date and the denominator of which is the  aggregate  of the Stated  Principal  Balances of the Mortgage
Loans in Loan Group 1,  as of the first day of the related  Collection  Period
(excluding  any such  Mortgage  Loans  that  were  subject  to a  Payoff,  the principal of which was  distributed  on the  Distribution  Date  preceding the current  Distribution Date);  provided,  however, in no event will the Group 1
Senior Percentage exceed 100%.

            Group 1  Senior   Principal   Distribution   Amount:   As  to  any
Distribution  Date,  the  sum of (i)  the  Group 1  Senior  Percentage  of the
Principal  Payment  Amount  for  Loan  Group 1,  (ii)  the  applicable  Senior
Prepayment  Percentage  of the Principal  Prepayment  Amount for Loan Group 1,
and (iii) the Group 1 Senior Liquidation Amount.

            Group 1  Subordinate  Percentage:  For any Distribution  Date, the
excess of 100% over the Group 1 Senior Percentage.

            Group 2:   With  respect  to  the  Mortgage  Loans,  the  pool  of
adjustable  rate  Mortgage  Loans  identified  in the  related  Mortgage  Loan
Schedule  as  having  been   assigned  to  Group 2  or  with  respect  to  the
Certificates, the Class 2-A-1 Certificates.

            Group 2 Senior  Liquidation  Amount: As to any Distribution  Date,
the  aggregate,  for  each  Mortgage  Loan  in Loan  Group 2  which  became  a
Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of
(i) the Group 2  Senior  Percentage  of the Stated  Principal  Balance of such
Mortgage  Loan and (ii) the  applicable  Senior  Prepayment  Percentage of the
Liquidation Principal with respect to such Mortgage Loan.

            Group 2  Senior  Percentage:  As to  any  Distribution  Date,  the
percentage  equivalent  of a  fraction  the  numerator  of which is the  Class
Principal  Balance of the Class 2-A-1  Certificates  immediately prior to such
Distribution  Date and the denominator of which is the aggregate of the Stated
Principal Balances of the Mortgage Loans in Loan Group 2,  as of the first day of the related  Collection Period (excluding any such Mortgage Loans that were
subject  to  a  Payoff,   the  principal  of  which  was  distributed  on  the
Distribution  Date  preceding  the  current   Distribution  Date);   provided,
however, in no event will the Group 2 Senior Percentage exceed 100%.

            Group 2  Senior   Principal   Distribution   Amount:   As  to  any
Distribution  Date,  the  sum of (i)  the  Group 2  Senior  Percentage  of the
Principal  Payment  Amount  for  Loan  Group 2,  (ii)  the  applicable  Senior
Prepayment  Percentage  of the Principal  Prepayment  Amount for Loan Group 2,
and (iii) the Group 2 Senior Liquidation Amount.

            Group 2  Subordinate  Percentage:  For any Distribution  Date, the
excess of 100% over the Group 2 Senior Percentage.

            Group 3:   With  respect  to  the  Mortgage  Loans,  the  pool  of
adjustable  rate  Mortgage  Loans  identified  in the  related  Mortgage  Loan
Schedule  as  having  been   assigned  to  Group 3  or  with  respect  to  the
Certificates, the Class 3-A-1 Certificates.

            Group 3 Excess Interest  Amount:  For any  Distribution  Date, the
amount  equal to (i) the product of the Group 3 Excess  Interest  Rate and the
Stated  Principal  Balance  of the  Mortgage  Loans in Loan  Group 3 as of the
second  preceding  Due Date  (excluding  any such  Mortgage  Loans  that  were
subject  to  a  Payoff,   the  principal  of  which  was  distributed  on  the
Distribution  Date  preceding  the current  Distribution  Date)  after  giving effect to Scheduled  Payments for such Due Date,  whether or not received,  or for the  initial  Distribution  Date,  the Cut-off  Date,  divided by (ii) 12, subject to reduction pursuant to Section 4.01(I)(B).

            Group 3 Excess  Interest  Rate: For any  Distribution  Date, a per
annum rate equal to 0.020%.

            Group 3 Senior  Liquidation  Amount: As to any Distribution  Date,
the  aggregate,  for  each  Mortgage  Loan  in Loan  Group 3  which  became  a
Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of
(i) the Group 3  Senior  Percentage  of the Stated  Principal  Balance of such
Mortgage  Loan and (ii) the  applicable  Senior  Prepayment  Percentage of the
Liquidation Principal with respect to such Mortgage Loan.

            Group 3  Senior  Percentage:  As to  any  Distribution  Date,  the
percentage  equivalent  of a  fraction  the  numerator  of which is the  Class
Principal  Balance of the Class 3-A-1  Certificates  immediately prior to such
Distribution  Date and the denominator of which is the aggregate of the Stated
Principal Balances of the Mortgage Loans in Loan Group 3,  as of the first day of the related  Collection Period (excluding any such Mortgage Loans that were
subject  to  a  Payoff,   the  principal  of  which  was  distributed  on  the
Distribution  Date  preceding  the  current   Distribution  Date);   provided,
however, in no event will the Group 3 Senior Percentage exceed 100%.

            Group 3  Senior   Principal   Distribution   Amount:   As  to  any
Distribution  Date,  the  sum of (i)  the  Group 3  Senior  Percentage  of the
Principal  Payment  Amount  for  Loan  Group 3,  (ii)  the  applicable  Senior
Prepayment  Percentage  of the Principal  Prepayment  Amount for Loan Group 3,
and (iii) the Group 3 Senior Liquidation Amount.

            Group 3  Subordinate  Percentage:  For any Distribution  Date, the
excess of 100% over the Group 3 Senior Percentage.

            Group 4:   With  respect  to  the  Mortgage  Loans,  the  pool  of
adjustable  rate  Mortgage  Loans  identified  in the  related  Mortgage  Loan
Schedule  as  having  been   assigned  to  Group 4  or  with  respect  to  the
Certificates, the Class 4-A-1 Certificates.

            Group 4 Excess Interest  Amount:  For any  Distribution  Date, the
amount  equal to (i) the product of the Group 4 Excess  Interest  Rate and the
Stated  Principal  Balance  of the  Mortgage  Loans in Loan  Group 4 as of the
second  preceding  Due Date  (excluding  any such  Mortgage  Loans  that  were
subject  to  a  Payoff,   the  principal  of  which  was  distributed  on  the
Distribution  Date  preceding  the current  Distribution  Date)  after  giving effect to Scheduled  Payments for such Due Date,  whether or not received,  or for the  initial  Distribution  Date,  the Cut-off  Date,  divided by (ii) 12, subject to reduction pursuant to Section 4.01(I)(B).

            Group 4 Excess  Interest  Rate: For any  Distribution  Date, a per
annum rate equal to 0.020%.

            Group 4 Senior  Liquidation  Amount: As to any Distribution  Date,
the  aggregate,  for  each  Mortgage  Loan  in Loan  Group 4  which  became  a
Liquidated  Mortgage Loan during the prior  calendar  month,  of the lesser of
(i) the Group 4  Senior  Percentage  of the Stated  Principal  Balance of such
Mortgage  Loan and (ii) the  applicable  Senior  Prepayment  Percentage of the
Liquidation Principal with respect to such Mortgage Loan.

            Group 4  Senior  Percentage:  As to  any  Distribution  Date,  the
percentage  equivalent  of a  fraction  the  numerator  of which is the  Class
Principal  Balance of the Class 4-A-1  Certificates  immediately prior to such
Distribution  Date and the denominator of which is the aggregate of the Stated
Principal Balances of the Mortgage Loans in Loan Group 4,  as of the first day of the related  Collection Period (excluding any such Mortgage Loans that were
subject  to  a  Payoff,   the  principal  of  which  was  distributed  on  the
Distribution  Date  preceding  the  current   Distribution  Date);   provided,
however, in no event will the Group 4 Senior Percentage exceed 100%.

            Group 4  Senior   Principal   Distribution   Amount:   As  to  any
Distribution  Date,  the  sum of (i)  the  Group 4  Senior  Percentage  of the
Principal  Payment  Amount  for  Loan  Group 4,  (ii)  the  applicable  Senior
Prepayment  Percentage  of the Principal  Prepayment  Amount for Loan Group 4,
and (iii) the Group 4 Senior Liquidation Amount.

            Group 4  Subordinate  Percentage:  For any Distribution  Date, the
excess of 100% over the Group 4 Senior Percentage.

            Group 5:   With  respect  to  the  Mortgage  Loans,  the  pool  of
adjustable  rate  Mortgage  Loans  identified  in the  related  Mortgage  Loan
Schedule as having been  assigned to  Group 5A,  Group 5B and Group 5C or with respect to the Certificates, the Group 5 Certificates.

            Group 5    Certificates:    The   Class 5-A-1-1,    Class 5-A-1-2,
Class 5-A-2,   Class 5-A-3,   Class 5-A-4,    Class 5-A-5-1,    Class 5-A-5-2,
Class 5-M-1, Class 5-M-2, Class 5-M-3, Class 5-M-4 and Class 5-X Certificates.

            Group 5 Credit  Support  Depletion  Date:  The first  Distribution
Date  on  which  the  aggregate  Class   Principal   Balance  of  the  Group 5
Subordinate Certificates has been or will be reduced to zero.

            Group 5 Optimal Interest  Remittance  Amount: For any Distribution
Date and Loan  Group 5A,  Loan Group 5B and Loan  Group 5C,  the excess of (i)
the product of (1) (x) the weighted  average of the Net Mortgage  Rates of the
Mortgage  Loans  in  such  Loan  Group  as of the  first  day  of the  related
Collection  Period  divided by (y) 12 and (2) the  applicable  Aggregate  Loan
Group Balance for such Loan Group for the immediately  preceding  Distribution
Date  (excluding  any such Mortgage  Loans that were subject to a Payoff,  the principal of which was  distributed  on the  Distribution  Date  preceding the current  Distribution  Date),  over (ii) any expenses that reduce the Interest
Remittance  Amount that did not arise as a result of a default or  delinquency of the  Mortgage  Loans in such Loan Group or were not taken  into  account in computing the Expense Fee Rate.

            Group 5 Senior  Certificates:  The Group 5A  Senior  Certificates,
Group 5B Senior Certificates and Group 5C Senior Certificates.

            Group 5  Senior  Enhancement  Percentage:   For  any  Distribution
Date, the fraction,  expressed as a percentage,  the numerator of which is the sum of the aggregate Class Principal Balance of the Class 5-M-1,  Class 5-M-2,
Class 5-M-3 and Class 5-M-4 Certificates and the Overcollateralization  Amount
(which,  for purposes of this definition  only,  shall not be less than zero), in each  case  after  giving  effect to  payments  on such  Distribution  Date
(assuming no Trigger Event has occurred),  and the denominator of which is the
Aggregate Group 5 Loan Balance for such Distribution Date.

            Group 5 Senior  Principal  Payment  Amount:  For any  Distribution
Date on or after  the  Stepdown  Date and as long as a  Trigger  Event has not occurred with respect to such  Distribution  Date, will be the amount, if any, by which (x) the  aggregate  Class  Principal  Balance  of the  Class 5-A-1-1,
Class 5-A-1-2,   Class 5-A-2,  Class 5-A-3,  Class 5-A-4,   Class 5-A-5-1  and
Class 5-A-5-2  Certificates,  immediately  prior  to  such  Distribution  Date exceeds  (y)  the  lesser  of (A) the  product  of (i)  79.00%  and  (ii)  the
Aggregate Group 5 Loan Balance for such  Distribution Date and (B) the amount, if any, by which (i) the Aggregate Group 5 Loan Balance for such  Distribution
Date  exceeds (ii) 0.50% of the  Aggregate  Group 5 Loan Balance as of the Cut
off Date.

            Group 5 Subordinate  Certificates:  The Class 5-M-1,  Class 5-M-2,
Class 5-M-3, Class 5-M-4 and Class 5-X Certificates.

            Group 5  Subordinate Net Funds Cap: For any Distribution  Date and
the Class 5-M-1,  Class 5-M-2,  Class 5-M-3 and Class 5-M-4 Certificates, will be a per annum rate equal to a weighted  average of (i) the Group 5A Net Funds
Cap,  (ii) the Group 5B Net Funds Cap and (iii) the Group 5B Net Funds Cap, in
each  case,  for  such  Distribution  Date,  weighted  on  the  basis  of  the
Subordinate  Group 5A  Balance,  Subordinate  Group 5B Balance and Subordinate
Group 5C Balance, respectively.

            Group 5A   Allocation  Amount:  For  any  Distribution  Date,  the
product of the Group 5 Senior Principal  Payment Amount for that  Distribution
Date and a fraction the numerator of which is the Principal  Remittance Amount for Loan Group 5A and the  denominator  of which is the  Principal  Remittance
Amount for Loan Group 5A,  Loan Group 5B and Loan  Group 5C,  in each case for that  Distribution  Date.  For  purposes  of this  definition,  the  Principal
Remittance  Amount will be calculated  net of subclause (6) of the  definition thereof.

            Group 5A Excess Interest Amount:  For any  Distribution  Date, the
product of the amount of Monthly  Excess  Interest  required to be distributed on that  Distribution Date pursuant to  Section 4.01(II)(d)(i)(A)(1)(a)  and a fraction the  numerator of which is the Principal  Remittance  Amount for Loan
Group 5A and the denominator of which is the Principal  Remittance  Amount for
Loan  Group 5A,  Loan  Group 5B  and  Loan  Group  5C,  in each  case for that
Distribution Date.

            Group 5A  Net  Funds  Cap:  For  any  Distribution  Date  and  the
Class 5-A-1-1 and Class 5-A-1-2  Certificates,  will be a per annum rate equal to (a) a fraction,  expressed as a  percentage,  the numerator of which is the product  of (1) the  Group 5  Optimal  Interest  Remittance  Amount  for  Loan
Group 5A  for  such  date  and (2) 12,  and the  denominator  of  which is the
Aggregate  Loan Group  Balance of Loan Group 5A  (excluding  any such Mortgage
Loans that were subject to a Payoff,  the  principal of which was  distributed on the  Distribution  Date  preceding the current  Distribution  Date) for the immediately  preceding  Distribution  Date  (or,  in the  case  of  the  first
Distribution  Date,  the  Aggregate  Loan Group Balance of Loan Group 5A as of
the Cut-off Date,  multiplied by (b) a fraction,  the numerator of which is 30 and the  denominator  of which is the  actual  number  of days in the  related
Accrual Period.

            Group 5A    Senior    Certificates:    The    Class 5-A-1-1    and
Class 5-A-1-2 Certificates.

            Group 5B   Allocation  Amount:  For  any  Distribution  Date,  the
product of the Group 5 Senior Principal  Payment Amount for that  Distribution
Date and a fraction the numerator of which is the Principal  Remittance Amount for Loan Group 5B and the  denominator  of which is the  Principal  Remittance
Amount for Loan Group 5A,  Loan Group 5B and Loan  Group 5C,  in each case for that  Distribution  Date.  For  purposes  of this  definition,  the  Principal
Remittance  Amount will be calculated  net of subclause (6) of the  definition thereof.

            Group 5B Excess Interest Amount:  For any  Distribution  Date, the
product of the amount of Monthly  Excess  Interest  required to be distributed on that  Distribution Date pursuant to  Section 4.01(II)(d)(i)(A)(1)(a)  and a fraction the  numerator of which is the Principal  Remittance  Amount for Loan
Group 5B and the denominator of which is the Principal  Remittance  Amount for
Loan  Group 5A,  Loan  Group 5B  and  Loan  Group  5C,  in each  case for that
Distribution Date.

            Group 5B  Net  Funds  Cap:  For  any  Distribution  Date  and  the
Class 5-A-2  and Class 5-A-3  Certificates,  will be a per annum rate equal to
(a) a  fraction,  expressed  as a  percentage,  the  numerator of which is the product  of (1) the  Group 5  Optimal  Interest  Remittance  Amount  for  Loan
Group 5B  for  such  date  and (2) 12,  and the  denominator  of  which is the
Aggregate  Loan Group  Balance of Loan Group 5B  (excluding  any such Mortgage
Loans that were subject to a Payoff,  the  principal of which was  distributed on the  Distribution  Date  preceding the current  Distribution  Date) for the immediately  preceding  Distribution  Date  (or,  in the  case  of  the  first
Distribution  Date,  the  Aggregate  Loan Group Balance of Loan Group 5B as of
the Cut-off Date),  multiplied by (b) a fraction, the numerator of which is 30 and the  denominator  of which is the  actual  number  of days in the  related
Accrual Period.

            Group 5B  Senior  Certificates:  The  Class 5-A-2  and Class 5-A-3
Certificates.

            Group 5C   Allocation  Amount:  For  any  Distribution  Date,  the
product of the Group 5 Senior Principal  Payment Amount for that  Distribution
Date and a fraction the numerator of which is the Principal  Remittance Amount for Loan Group 5C and the  denominator  of which is the  Principal  Remittance
Amount for Loan Group 5A,  Loan Group 5B and Loan  Group 5C,  in each case for that  Distribution  Date.  For  purposes  of this  definition,  the  Principal
Remittance  Amount will be calculated  net of subclause (6) of the  definition thereof.

            Group 5C Excess Interest Amount:  For any  Distribution  Date, the
product of the amount of Monthly  Excess  Interest  required to be distributed on that  Distribution Date pursuant to  Section 4.01(II)(d)(i)(A)(1)(a)  and a fraction the  numerator of which is the Principal  Remittance  Amount for Loan
Group 5C and the denominator of which is the Principal  Remittance  Amount for
Loan  Group 5A,  Loan  Group 5C  and  Loan  Group  5C,  in each  case for that
Distribution Date.

            Group 5C  Net  Funds  Cap:  For  any  Distribution  Date  and  the
Class 5-A-4,  Class 5-A-5-1  and  Class 5-A-5-2  Certificates,  will  be a per annum rate equal to (a) a fraction,  expressed as a percentage,  the numerator of which is the product of (1) the Group 5 Optimal Interest  Remittance Amount
for Loan  Group 5C for such date and (2) 12, and the  denominator  of which is the  Aggregate  Loan  Group  Balance  of Loan  Group 5C  (excluding  any  such
Mortgage  Loans that were  subject  to a Payoff,  the  principal  of which was distributed on the Distribution Date preceding the current  Distribution Date)
for the immediately preceding  Distribution Date (or, in the case of the first
Distribution  Date,  the  Aggregate  Loan Group Balance of Loan Group 5C as of
the Cut-off Date),  multiplied by (b) a fraction, the numerator of which is 30 and the  denominator  of which is the  actual  number  of days in the  related
Accrual Period.

            Group 5C Senior Certificates:  The Class 5-A-4,  Class 5-A-5-1 and
Class 5-A-5-2 Certificates.

            Index:  With  respect  to  any  Mortgage  Loan  and  each  related
Adjustment Date, the index as specified in the related Mortgage Note.

            Indirect Participants:  Entities, such as banks, brokers,  dealers and trust companies,  that clear through or maintain a custodial  relationship with a Participant, either directly or indirectly.

            Initial Bankruptcy Loss Coverage Amount:  $200,251.

            Initial Class Principal  Balance:  As set forth in the Preliminary
Statement.

            Mortgage  Loan:  The Mortgage  Loans  conveyed by the Depositor to the Trust Fund pursuant to Section 2.01  hereof on the Closing Date, which are listed on the Mortgage Loan Schedule on such date.

            Insurance  Policy:  With respect to any Mortgage  Loan included in the Trust Fund, any Mortgage Guaranty  Insurance  Policy,  any standard hazard insurance policy, flood insurance policy or title insurance policy,  including all riders and  endorsements  thereto in  effect,  including  any  replacement policy or policies for any Insurance Policies.

            Insurance  Proceeds:  Proceeds  of any primary  mortgage  guaranty
insurance  policies,   including,  without  limitation,  any  other  Insurance
Policies with respect to the Mortgage  Loans,  to the extent such proceeds are not applied to the restoration of the related  Mortgaged  Property or released to the  Mortgagor in  accordance  with the related  Servicer's  or  Designated
Servicer's normal servicing procedures.

            Interest   Determination   Date:   With   respect   to  the  LIBOR
Certificates  and for each  Accrual  Period,  the second  LIBOR  Business  Day preceding the commencement of such Accrual Period.

            Interest  Distribution  Amount:  With respect to any  Distribution
Date and interest  bearing  Class of Group 1,  Group 2,  Group 3,  Group 4 and
Class C-B  Certificates,  the sum of (i) one month's  interest  accrued during the related Accrual Period at the applicable  Pass-Through Rate for such Class
on  the  related  Class  Principal   Balance  or  Class  Notional  Amount,  as
applicable, subject to reduction pursuant to Section 4.01(I)(B),  and (ii) any
Class Unpaid Interest Amounts for such Class and Distribution Date.

            Interest  Rate  Cap  Agreement:  Any of the  Class C-B-1  Interest
Rate Cap Agreement or Class 5-A-3 Interest Rate Cap Agreement, as applicable.

            Interest  Remittance  Amount:  For any  Distribution  Date and the
Mortgage  Loans in any of Loan  Group 5A,  Loan  Group 5B or Loan Group 5C, an
amount equal to the sum of (1) all interest  collected  (other than Payaheads)
or advanced in respect of  Scheduled  Payments on the  Mortgage  Loans in such
Loan Group  during the related  Collection  Period,  the  interest  portion of
Payaheads  previously received on the Mortgage Loans in the related Loan Group and intended for  application  in the related  Collection  Period and interest portion of all Payoffs  (net of Payoff  Interest for such  Distribution  Date)
and Curtailments  received on the Mortgage Loans in such Loan Group during the related Prepayment  Period,  less (x) the applicable Expense Fees with respect to such Mortgage Loans and (y) unreimbursed  Advances and other amounts due to the Master  Servicer,  the applicable  Servicer,  the Back-Up Servicer and the
Trust  Administrator  with  respect  to such  Mortgage  Loans,  to the  extent allocable  to  interest,  (2) all  Compensating  Interest  Payments  paid by a
Servicer  with respect to the  Mortgage  Loans in such Loan Group with respect to the  related  Prepayment  Period,  (3)  the  portion  of  any  Substitution
Adjustment  Amount and Purchase  Price paid with respect to the Mortgage Loans in such  Loan  Group  during  the  related  Collection  Period,  in each  case allocable to interest and the proceeds of any purchase of such Mortgage  Loans by  the  Terminating  Entity  pursuant  to  Section 11.01  in  an  amount  not exceeding the interest  portion of the Par Value with respect to such Mortgage
Loans,  (4) all Net  Liquidation  Proceeds and recoveries (net of unreimbursed
Advances,  Servicing  Advances  and  expenses,  to  the  extent  allocable  to interest,  and unpaid  Expense  Fees),  if any,  collected with respect to the
Mortgage  Loans in such Loan Group during the related  Collection  Period,  to the extent  allocable  to  interest,  and (5) a pro rata portion of the sum of
(a) the Group 3 Excess  Interest  Amount and (b) the Group 4  Excess  Interest
Amount for such  Distribution  Date (the Group 3  Excess  Interest  Amount and
Group 4  Excess   Interest   Amount  will  be  allocated  among  the  Interest
Remittance  Amount for each of Loan Group 5A,  Loan Group 5B and Loan Group 5C pro rata based upon each such Loan Group's Interest  Remittance Amount without giving effect to this clause (5)).

            Interest  Shortfall:  For any  Distribution  Date and the Mortgage
Loans in Loan Group 5, an amount equal to the aggregate shortfall,  if any, in collections  of  interest  (adjusted  to the  related  Net  Mortgage  Rate) on
Mortgage  Loans  in Loan  Group 5  resulting  from (a)  Principal  Prepayments received  during the related  Prepayment  Period  after  giving  effect to the
Compensating  Interest  Payment for such  Distribution  Date and (b)  interest payments  on certain  of the  Mortgage  Loans in Loan  Group 5  being  limited pursuant to the provisions of the Relief Act.

            Investment  Account:   The  commingled  account  (which  shall  be
commingled  only with  investment  accounts  related to series of pass-through certificates  with a class of  certificates  which  has a rating  equal to the highest of the Ratings of the  Certificates)  maintained by WMMSC in the trust
department  of  the  Investment  Depository  pursuant  to  Section 3.05.   The
Investment Account shall be an Eligible Account.

            Investment  Depository:  U.S. Bank National Association or another bank or trust company  designated  from time to time by WMMSC.  The Investment
Depository shall at all times be an Eligible Institution.

            LaSalle:  LaSalle Bank, National Association.

            LaSalle  Bank   Custodial   Agreement:   That  certain   Custodial
Agreement  dated as of  November 1,  2004 among  LaSalle,  the Trustee and the
Trust Administrator.

            Lender Paid Mortgage Guaranty  Insurance  Policy:  Any lender paid
Mortgage Guaranty Insurance Policy.

            LIBOR  Business  Day:  Any day  other  than  (i) a  Saturday  or a
Sunday or (ii) a day on which  banking  institutions  in the State of New York or in the City of London,  England  are  required or  authorized  by law to be closed.

            LIBOR Certificates:  As specified in the Preliminary Statement.

            Liquidated  Mortgage Loan: With respect to any Distribution  Date, a defaulted  Mortgage Loan  (including any REO Property)  which was liquidated in the calendar month preceding the month of such  Distribution Date and as to which a Servicer, has determined (with respect to the Non-Designated  Mortgage
Loans, in accordance  with this  Agreement,  or with respect to the Designated
Mortgage  Loans,  in  accordance   with  the  related   Designated   Servicing
Agreement)  that  it has  received  all  amounts  it  expects  to  receive  in connection  with the  liquidation of such Mortgage  Loan,  including the final disposition  of the related REO  Property,  whether from  Insurance  Proceeds,
Liquidation Proceeds or otherwise.

            Liquidation  Expenses:  Customary and  reasonable  "out of pocket"
expenses  incurred by a Servicer (or the related  Sub-Servicer)  in connection with the  liquidation of any defaulted  Mortgage Loan and not recovered by the related  Servicer  (or the  related  Sub-Servicer)  under a Mortgage  Guaranty
Insurance  Policy for  reasons  other than such  Servicer's  failure to comply with Section 3.09 hereof, such expenses including,  without limitation,  legal fees and expenses,  any unreimbursed amount expended by a Servicer pursuant to
Section 3.11  hereof  respecting  the  related  Mortgage  and any  related and unreimbursed  expenditures  for real  estate  property  taxes or for  property restoration or preservation to the extent not previously  reimbursed under any hazard  insurance  policy for reasons  other than such  Servicer's  failure to comply with Section 3.11 hereof.

            Liquidation  Principal:  As to any  Distribution  Date  and a Loan
Group, the principal portion of Liquidation  Proceeds received with respect to each  Mortgage  Loan in that Loan  Group,  but not in excess of the  principal balance of such Mortgage  Loan,  which became a Liquidated  Mortgage Loan (but not in excess of the principal balance thereof) during the preceding  calendar month.

            Liquidation  Proceeds:   Amounts,  including  Insurance  Proceeds,
received in connection  with the partial or complete  liquidation of defaulted
Mortgage Loans, whether through trustee's sale,  foreclosure sale or otherwise or amounts  received in connection with any condemnation or partial release of a  Mortgaged  Property  related  to a  Mortgage  Loan and any  other  proceeds received in connection with an REO Property other than Recoveries.

            Loan Group:  Any of Loan  Group 1,  Loan  Group 2,  Loan  Group 3,
Loan Group 4,  Loan Group 5A,  Loan Group 5B or Loan Group 5C,  as applicable.
Loan  Group 1,  Loan  Group 2,  Loan  Group 3 and Loan Group 4  together  will constitute  one sub-trust and Loan  Group 5A,  Loan Group 5B and Loan Group 5C together will constitute another sub-trust.

            Loan  Group 1:  All  Mortgage  Loans  identified  as Loan  Group 1
Mortgage Loans on the Mortgage Loan Schedule.

            Loan  Group 2:  All  Mortgage  Loans  identified  as Loan  Group 2
Mortgage Loans on the Mortgage Loan Schedule.

            Loan  Group 3:  All  Mortgage  Loans  identified  as Loan  Group 3
Mortgage Loans on the Mortgage Loan Schedule.

            Loan  Group 4:  All  Mortgage  Loans  identified  as Loan  Group 4
Mortgage Loans on the Mortgage Loan Schedule.

            Loan  Group 5:  All Mortgage  Loans  identified  as Loan  Group 5A
Mortgage Loans,  Loan Group 5B Mortgage Loans and Loan Group 5C Mortgage Loans
on the Mortgage Loan Schedule.

            Loan  Group 5A:  All Mortgage  Loans  identified  as Loan Group 5A
Mortgage Loans on the Mortgage Loan Schedule.

            Loan  Group 5B:  All Mortgage  Loans  identified  as Loan Group 5B
Mortgage Loans on the Mortgage Loan Schedule.

            Loan  Group 5C:  All Mortgage  Loans  identified  as Loan Group 5C
Mortgage Loans on the Mortgage Loan Schedule.

            Loan-to-Value  Ratio:  As of any date, the fraction,  expressed as a percentage,  the numerator of which is the Stated  Principal  Balance of the related  Mortgage Loan at the date of  determination  and the  denominator  of which is the Appraised Value of the Mortgaged Property.

            Loss  and  Delinquency  Test:  With  respect  to the SPS  Mortgage
Loans,   SPS  will  fail  the  Loss  and  Delinquency  Test  on  any  date  of determination as to which (i) the aggregate  outstanding  principal balance of the SPS Mortgage Loans  delinquent 60 days or more  (including all related REO
Properties  and related  Mortgage  Loans in  foreclosure)  (averaged  over the preceding  six month  period),  as a  percentage  of the  aggregate  principal balance  of the SPS  Mortgage  Loans as of the  first day of the month of such determination  is equal to or  greater  than 50% or (ii)  cumulative  Realized
Losses for the SPS  Mortgage  Loans exceed (a) with respect to any month prior to the third anniversary of the first  Distribution Date, 20% of the aggregate principal  balance  of the SPS  Mortgage  Loans as of the  Closing  Date  (the
"Original  SPS  Mortgage  Loan  Principal  Balance"),  (b) with respect to any month on or after the third  anniversary  but prior to the eighth  anniversary of the  first  Distribution  Date,  30%  of the  Original  SPS  Mortgage  Loan
Principal  Balance,  (c) with  respect  to any  month on or after  the  eighth anniversary  but prior to the  ninth  anniversary  of the  first  Distribution
Date,  35% of the Original  SPS  Mortgage  Loan  Principal  Balance,  (d) with respect to any month on or after the ninth  anniversary but prior to the tenth anniversary of the first  Distribution  Date, 40% of the Original SPS Mortgage
Loan Principal  Balance,  (e) with  respect to any month on or after the tenth anniversary  but prior to the eleventh  anniversary of the first  Distribution
Date,  45% of the Original SPS  Principal  Balance and (f) with respect to any month on or after the eleventh  anniversary  of the first  Distribution  Date,
50% of the Original  SPS  Mortgage  Loan  Principal  Balance.  For purposes of this  definition,  the term  "Realized  Losses" shall not include Debt Service
Reductions or Deficient Valuations.

            Lost  Mortgage  Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

            Marker Rate:  With respect to the Class 5-X  Certificates  and the
REMIC  III  Regular   Interests   LT1,  LT2,  LT3,  LT4  and  LT-Y5A  and  any
Distribution  Date,  a per annum  rate  equal to two (2)  times  the  weighted average  of the  Uncertificated  REMIC  III  Pass-Through  Rates for REMIC III
Regular  Interest LT2 and REMIC III Regular  Interest LT3, with respect to the
Class 5-X Certificates and the REMIC III Regular  Interests LT5, LT6, LT7, LT8
and LT-Y5B and any Distribution  Date, a per annum rate equal to two (2) times the weighted average of the  Uncertificated  REMIC III Pass-Through  Rates for
REMIC III Regular  Interest LT6 and REMIC III Regular  Interest  LT7, and with respect  to the Class 5-X  Certificates  and the REMIC III  Regular  Interests
LT9, LT10, LT11, LT12 and LT-Y5C and any  Distribution  Date, a per annum rate equal to two (2) times the weighted  average of the  Uncertificated  REMIC III
Pass-Through  Rates for REMIC III Regular  Interest LT10 and REMIC III Regular
Interest LT11.

            Master Servicer:  Wells Fargo.

            Maximum   Interest  Rate:  With  respect  to  the   Class 5-A-1-1,
Class 5-A-1-2,   Class 5-A-2,  Class 5-A-3,  Class 5-A-4,   Class 5-A-5-1  and
Class 5-A-5-2  Certificates and any Distribution Date, an annual rate equal to the weighted  average of the Maximum  Mortgage  Rates of the Mortgage Loans in
the related  Loan Group  minus the  weighted  average  Expense Fee Rate of the
Mortgage  Loans in the related Loan Group.  With  respect to the  Class 5-M-1,
Class 5-M-2,  Class 5-M-3 and Class 5-M-4  Certificates  and any  Distribution
Date,  an annual rate equal to the  weighted  average of the Maximum  Mortgage
Rates of the Mortgage Loans in Loan Group 5A,  Loan Group 5B and Loan Group 5C
minus the  weighted  average  Expense Fee Rate of the  Mortgage  Loans in Loan
Group 5A,  Loan Group 5B and Loan  Group 5C.  With respect to the  Class C-B-1
Certificates and any  Distribution  Date, an annual rate equal to the weighted average of the Maximum  Mortgage  Rates of the Mortgage Loans in Loan Group 1,
Loan  Group 2,  Loan  Group 3 and Loan  Group 4,  minus the  weighted  average
Expense Fee Rate of the Mortgage Loans in such Loan Groups.

            Maximum  Mortgage  Rate:  With respect to each Mortgage  Loan, the percentage  set forth in the related  Mortgage  Note as the  maximum  Mortgage
Rate thereunder.

            MERS:   Mortgage   Electronic   Registration   Systems,   Inc.,  a
corporation  organized  and existing  under the laws of the State of Delaware, or any successor thereto.

            MERS  Mortgage  Loan:  Any Mortgage Loan  registered  with MERS on the MERS System.

            MERS®  System:  The system of  recording  transfers  of  mortgages electronically maintained by MERS.

            MIN:  The  mortgage  identification  number for any MERS  Mortgage
Loan.

            Minimum  Mortgage  Rate:  With respect to each Mortgage  Loan, the percentage  set forth in the related  Mortgage  Note as the  minimum  Mortgage
Rate thereunder.

            MOM  Loan:  Any  Mortgage  Loan  as to  which  MERS is  acting  as mortgagee,  solely as nominee fro the originator of such Mortgage Loan and its successors and assigns.

            Monthly  Excess  Cashflow:  For any  Distribution  Date, an amount equal  to the  sum  of  the  Monthly  Excess  Interest,  Overcollateralization
Release  Amount,  if any,  for such  date  and any  Principal  Payment  Amount remaining after the  application of items (i) through (v) in the  distribution thereof pursuant to Section 4.01(II)(a), (b) or (c), as applicable.

            Monthly Excess Interest:  For any Distribution  Date, any Interest
Remittance  Amount remaining after the application of items (i) through (v) in the distribution thereof, pursuant to Section 4.01(II)(a).

            Moody's:   Moody's  Investors  Service,   Inc.  or  any  successor
thereto.

            Mortgage:  With respect to a Mortgage Loan, the mortgage,  deed of trust or other  instrument  creating a first lien on a fee simple or leasehold estate securing a Mortgage Note.

            Mortgage File:  For each Mortgage Loan, the Trustee  Mortgage File and the Servicer Mortgage File.

            Mortgage  Guaranty  Insurance  Policy:   Each  policy  of  primary
mortgage guaranty  insurance or any replacement  policy therefore with respect to any Mortgage Loan.

            Mortgage Loans:  Such of the mortgage loans and cooperative  loans
(if any)  transferred  and assigned to the Trustee  pursuant to the provisions hereof as from time to time are held as a part of the  Trust  Fund  (including any REO  Property),  the  mortgage  loans  so  held  being  identified  in the
Mortgage Loan Schedule,  notwithstanding  foreclosure or other  acquisition of title of the related  Mortgaged  Property.  With respect to each Mortgage Loan that is a Cooperative Loan, if any, "Mortgage Loan" shall include,  but not be limited to, the related  Mortgage  Note,  Security  Agreement,  Assignment  of
Proprietary Lease,  Recognition Agreement,  Cooperative Shares and Proprietary
Lease and, with respect to each  Mortgage Loan other than a Cooperative  Loan,
"Mortgage  Loan" shall  include,  but not be limited to the related  Mortgages and the related Mortgage Notes.

            Mortgage Loan Purchase Price:  The price,  calculated as set forth in  Section 11.01,  to be paid in connection with the purchase of the Mortgage
Loans pursuant to an Optional Termination of the Trust Fund.

            Mortgage Loan  Schedule:  The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified  Substitute
Mortgage Loans and the purchase of Mortgage Loans pursuant to  Section 2.02 or
2.03)  transferred  to the  Trustee as part of the Trust Fund and from time to time subject to this  Agreement,  attached hereto as Schedule I, setting forth the following  information  with respect to each Mortgage Loan and  applicable
Servicer by Loan Group:

            the Mortgage Loan identifying number;

            the Mortgagor's name;

            the street address of the Mortgaged Property including the state and zip code;

            a code indicating the type of Mortgaged Property (detached single family dwelling, PUD, condominium unit, two- to four-unit residential property or Cooperative Unit) and the occupancy status.

            the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

            the Loan-to-Value Ratio at origination;

            the Mortgage Rate as of the Cut off Date;

            the stated maturity date;

            the amount of the Scheduled Payment as of the Cut-off Date;

            the original principal amount of the Mortgage Loan;

            the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

            a code indicating the purpose of the Mortgage Loan (i.e.,
purchase, rate and term refinance, equity take out refinance);

            whether such Mortgage Loan has a Prepayment Premium;

            reserved;

            the Expense Fee Rate as of the Cut-off Date;

            the related Servicing Fee Rate (which may be disclosed on the
Mortgage Loan Schedule in two parts identified as the master servicing fee and servicing fee or in two parts identified as the "Lender Fee" and the
"Mgmt Fee");

            reserved;

            whether such Mortgage Loan is a SPS Serviced Mortgage Loan, a
GreenPoint Serviced Mortgage Loan, a WMMSC Serviced Mortgage Loan, a Wells
Fargo Serviced Mortgage Loan, a National City Serviced Mortgage Loan, a First
Republic Serviced Mortgage Loan or a Nexstar Serviced Mortgage Loan;

            the Index that is associated with such Mortgage Loan, if
applicable;

            the Gross Margin, if applicable;

            the Periodic Rate Cap, if applicable;

            the Minimum Mortgage Rate, if applicable;

            the Maximum Mortgage Rate, if applicable;

            the first Adjustment Date after the Cut-off Date, if applicable;

            a code indicating whether the Mortgage Loan is a MERS Mortgage
Loan and, if so, its corresponding MIN;

            the Custodian for such Mortgage Loan; and

            With  respect  to  the  Mortgage  Loans  in  the  aggregate,  each
Mortgage Loan Schedule  shall set forth the following  information,  as of the
Cut-off Date:

            the number of Mortgage Loans;

            the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

            the weighted average Mortgage Rate of the Mortgage Loans.

            Mortgage  Note:  The original  executed note or other  evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage  Rate:  The annual rate of  interest  borne by a Mortgage
Note.

            Mortgaged  Property:  The  underlying  real  property  securing  a
Mortgage Loan or, with respect to a Cooperative Loan, the related  Cooperative
Shares and Proprietary Lease.

            Mortgagor:  The obligor on a Mortgage Note.

            National  City:  National City  Mortgage  Co., and its  successors and assigns.

            National  City  Serviced   Mortgage  Loans:   The  Mortgage  Loans
identified as such on the Mortgage Loan  Schedule,  for which National City is the applicable Servicer.

            National  City  Servicing  Agreement:  That certain  Reconstituted
Servicing  Agreement dated as of November 1,  2004 among DLJMC,  National City and the  Master  Servicer,  and  acknowledged  by the  Trustee  and the  Trust
Administrator.

            Net  Excess  Spread:  With  respect to any  Distribution  Date and
Loan Group 5,  a fraction,  expressed as a percentage,  the numerator of which is equal to the  excess  of (x) the  Aggregate  Group 5 Loan  Balance  for the
immediately  preceding  Distribution  Date for that Loan Group,  multiplied by the product of (A) the Net WAC Rate for Loan Group 5A,  Loan Group 5B and Loan
Group 5C  and (B) the actual  number of days  elapsed in the  related  Accrual
Period  divided  by 360  over  (y) the  aggregate  Current  Interest  for Loan
Group 5 for such Distribution  Date, and the denominator of which is an amount equal to the  Aggregate  Group 5 Loan  Balance for the  immediately  preceding
Distribution  Date,  multiplied  by the actual  number of days  elapsed in the related Accrual Period divided by 360.

            Net Funds Cap:  Any of the  Group 5A  Net Funds Cap,  the Group 5B
Net Funds Cap,  the  Group 5C  Net Funds Cap or the  Group 5  Subordinate  Net
Funds Cap, as applicable.

            Net  Interest  Shortfalls:  For  any  Distribution  Date  and  the
Group 1,  Group 2,  Group 3 and  Group 4  Mortgage  Loans,  the sum of (A) the
amount of interest  which would  otherwise  have been  received for a Mortgage
Loan in the related  Loan Group during the prior  calendar  month that was the subject of (x) a Relief Act  Reduction  or (y) a Special  Hazard  Loss,  Fraud
Loss or Bankruptcy  Loss,  after the exhaustion of the  respective  amounts of coverage  provided by the  Class C-B  Certificates  for those types of losses;
and (B) any related Net Prepayment Interest Shortfalls.

            Net   Liquidation   Proceeds:   With  respect  to  any  Liquidated
Mortgage Loan, the excess of the related Liquidation  Proceeds over the sum of
Liquidation  Expenses,  Expense Fees and  unreimbursed  Advances and Servicing
Advances.

            Net Mortgage  Rate:  As to each  Mortgage  Loan,  and at any time, the per annum rate equal to the Mortgage  Rate for such Mortgage Loan less the related Expense Fee Rate.

            Net Prepayment Interest  Shortfalls:  As to any Distribution Date,
the amount by which the aggregate of  Prepayment  Interest  Shortfalls  during the related  Prepayment  Period exceeds the Compensating  Interest Payment for such Distribution Date.

            Net Realized  Losses:  For any Class of  Certificates,  other than the Group 5  Certificates,  and any  Distribution  Date, the excess of (i) the amount of  unreimbursed  Realized  Losses  previously  allocated to that Class over (ii) the sum of (a) the amount of any  increases  to the Class  Principal
Balance  of  that  Class  pursuant  to  Section 4.03  due  to  Recoveries  and
(b) amounts    previously    distributed    to   such   Class    pursuant   to
Section 4.01(I)(A)(i)(xiv).

            Net  Recovery  Realized  Losses:  For any  Class of  Certificates,
other than the Group 5 Certificates,  and any Distribution Date, the excess of
Net Realized  Losses for such  Distribution  Date over the amount  distributed pursuant to Section 4.01(I)(A)(i)(xiv) on that Distribution Date.

            Net WAC Rate: As to any  Distribution  Date and Loan Group, a rate equal to the weighted  average of the Net Mortgage Rates on the Mortgage Loans in such Loan Group as of the second  preceding  Due Date  (excluding  any such
Mortgage  Loans that were  subject  to a Payoff,  the  principal  of which was distributed on the Distribution Date preceding the current  Distribution Date)
after  giving  effect  to  payments  due on  such  Due  Date,  whether  or not received,  weighted on the basis of the Stated  Principal  Balances as of such date  reduced  by, in the case of Group 3  and  Group 4 and to the extent that the Group 5  Certificates are still outstanding as of such Distribution  Date, the  Group 3 Excess  Interest  Rate  and the  Group 4  Excess  Interest  Rate,
respectively.  In  addition,  for any  purpose  for  which the Net WAC Rate is calculated,  the interest  rate on the Mortgage  Loans shall be  appropriately adjusted to account for the difference  between any counting  convention  used with  respect to the  Mortgage  Loans and any  counting  convention  used with respect to a REMIC regular interest.

            Nexstar:  Nexstar  Financial  Corporation,  and its successors and assigns.

            Nexstar  Serviced  Mortgage Loans:  The Mortgage Loans  identified as such on the Mortgage Loan  Schedule,  for which  Nexstar is the  applicable
Servicer.

            Nexstar   Servicing   Agreement:    That   certain   Reconstituted
Servicing Agreement dated as of November 1,  2004 among DLJMC, Nexstar and the
Master Servicer, and acknowledged by the Trustee and the Trust Administrator.

            Non-Designated  Mortgage  Loans:  The Mortgage  Loans that are not
Designated Mortgage Loans.

            Nonrecoverable  Advance:  Any  portion of an Advance or  Servicing
Advance  previously  made or proposed  to be made by the Master  Servicer or a
Servicer  that,  in the  good  faith  judgment  of the  Master  Servicer  or a
Servicer,  will not be  ultimately  recoverable  by the Master  Servicer  or a
Servicer  from  the  related  Mortgagor,   related  Liquidation   Proceeds  or
otherwise from proceeds or collections on the related Mortgage Loan.

            Notional  Amount  Certificates:  As specified  in the  Preliminary
Statement.

            Offered Certificates:  As specified in the Preliminary Statement.

            Officer's  Certificate:  A  certificate  signed by the Chairman of the Board,  any Vice Chairman of the Board,  the President,  an Executive Vice
President,  Senior  Vice  President,  a Vice  President,  or other  authorized officer, the Treasurer,  the Secretary,  or one of the Assistant Treasurers or
Assistant Secretaries of the Depositor,  the Seller, the Master Servicer,  the
Servicers,  the Special  Servicer,  a  Sub-Servicer,  the Trustee or the Trust
Administrator,  as the  case  may be,  and  delivered  to the  Depositor,  the
Seller, the Master Servicer, the Special Servicer, the Servicers,  the Trustee
or the Trust Administrator, as required by this Agreement.

            Opinion  of  Counsel:  A written  opinion of  counsel,  who may be counsel  for the  Depositor,  the Master  Servicer  or a  Servicer,  including
in-house  counsel,   reasonably  acceptable  to  the  Trustee  and  the  Trust
Administrator.  With  respect to the  definition  of Eligible  Account in this
Article I and Sections  2.05 and 7.04 hereof and any opinion  dealing with the qualification  of each REMIC created  hereunder or  compliance  with the REMIC
Provisions,  such counsel must (i) in fact be  independent  of the  Depositor, the Master  Servicer  and such  Servicer,  (ii) not have any direct  financial interest in the  Depositor,  the Master  Servicer  or such  Servicer or in any affiliate  of either of them and (iii) not be  connected  with the  Depositor, the Master  Servicer  or such  Servicer  as an  officer,  employee,  promoter,
underwriter,   trustee,   partner,   director  or  Person  performing  similar
functions;  provided that with respect to Wells Fargo Bank,  N.A. as Servicer, such counsel may be in-house counsel for Wells Fargo Bank, N.A. as Servicer.

            Optional   Termination:   The  purchase  of  the  Mortgage   Loans
pursuant to Section 11.01.

            Optional  Termination  Date:  The  date  fixed  by  a  Terminating
Entity for the purchase of the Mortgage Loans pursuant to Section 11.01.

            OTS:  The Office of Thrift Supervision.

            Outsourcer:  As defined in Section 3.02.

            Overcollateralization   Amount:  For  any  Distribution  Date,  an
amount equal to the amount,  if any, by which (x) the  Aggregate  Group 5 Loan
Balance for such  Distribution  Date exceeds (y) the aggregate Class Principal
Balance of the Group 5  Certificates  after giving  effect to payments on such
Distribution Date.

            Overcollateralization  Deficiency:  For any Distribution Date, the
amount,  if any, by which (x) the  Targeted  Overcollateralization  Amount for such Distribution Date exceeds (y) the  Overcollateralization  Amount for such
Distribution  Date,  calculated  for this purpose  after giving  effect to the reduction on such  Distribution  Date of the aggregate Class Principal Balance of the  Group 5  Certificates  resulting  from the  payment  of the  Principal
Payment  Amount  on such  Distribution  Date but  prior to  allocation  of any
Applied Loss Amount on the Group 5 Certificates on such Distribution Date.

            Overcollateralization  Release Amount:  For any Distribution Date,
an amount equal to the lesser of (x) the Principal  Remittance Amount for Loan
Group 5A,  Loan Group 5B and Loan Group 5C for such  Distribution Date and (y)
the  amount,  if any, by which (1) the  Overcollateralization  Amount for such date,  calculated for this purpose on the basis of the assumption that 100% of the  aggregate of the  Principal  Remittance  Amount for Loan  Group 5A,  Loan
Group 5B and Loan  Group 5C for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Group 5  Certificates,
exceeds (2) the Targeted Overcollateralization Amount for such date.

            Overcollateralized Group:  As defined in Section 4.07(b).

            Participant:  A broker,  dealer, bank, other financial institution or other  Person for whom DTC  effects  book entry  transfers  and  pledges of securities deposited with DTC.

            Par-Value:  As defined in Section 11.01.

            Pass-Through   Entity:   (a)  a   regulated   investment   company
described  in  Section 851  of  the  Code,  a  real  estate  investment  trust described in Section 856  of the Code, a common trust fund or an  organization described  in  Section 1381(a)  of the  Code,  (b) any  partnership,  trust or estate or (c) any person holding a Class A  Certificate as nominee for another person.

            Pass-Through   Rate:   For   any   interest   bearing   Class   of
Certificates,  the per  annum  rate set  forth  or  calculated  in the  manner described in the Preliminary  Statement.  Interest on the Certificates,  other than the LIBOR  Certificates,  will be computed on the basis of a 360 day year comprised  of twelve 30 day  months.  Interest on the LIBOR  Certificates  and the  Class 5-X  Certificates  (to the extent it is entitled  to interest  from
Loan  Group 5)  will be computed on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

            Payahead:   Any   Scheduled   Payment   intended  by  the  related
Mortgagor to be applied in a Collection  Period  subsequent to the  Collection
Period in which such payment was received.

            Payoff:  Any payment of principal on a Mortgage  Loan equal to the entire  outstanding  Stated  Principal  Balance  of  such  Mortgage  Loan,  if received in advance of the last  scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest  equal to accrued unpaid  interest on the
Mortgage Loan to the date of such payment in full.

            Payoff  Earnings:  For any  Distribution  Date,  with respect to a
WMMSC  Serviced  Mortgage  Loan,  on which Payoff was received by WMMSC during the related  Prepayment  Period, the aggregate of the interest earned by WMMSC from  investment  of each such  Payoff from the date of receipt of such Payoff until the Business Day  immediately  preceding the related  Distribution  Date
(net of investment losses).

            Payoff Interest:  For any  Distribution  Date with respect to each
WMMSC  Serviced  Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such  Distribution Date and before the 15th calendar day of such month,  an amount of interest  thereon at the  applicable
Net Mortgage  Rate from the first day of such month through the day of receipt thereof;  to the extent  (together with Payoff Earnings and the portion of the aggregate  Servicing  Fee  described  in  clause  (i)  of  the  definition  of
Compensating   Interest   Payment   payable  by  WMMSC)  not  required  to  be
distributed  as a Compensating  Interest  Payment on such  Distribution  Date,
Payoff   Interest   shall  be  payable  to  WMMSC  as   additional   servicing
compensation.

            For any  Distribution  Date  with  respect  to each  SPS  Serviced
Mortgage  Loan for which a Payoff was received on or after the first  calendar day of the month of such  Distribution  Date and before the 15th  calendar day of such month,  an amount of interest  thereon at the  applicable Net Mortgage
Rate from the first day of such month through the day of receipt thereof.

            Percentage Interest: As to any Certificate,  either the percentage set forth on the face thereof or equal to the percentage  obtained by dividing the Denomination of such Certificate by the aggregate of the  Denominations of all Certificates of the same Class.

            Person: Any individual,  corporation,  partnership, joint venture, association,  joint  stock  company,  trust,  unincorporated  organization  or government, or any agency or political subdivision thereof.

            Physical Certificates:  As set forth in the Preliminary Statement.

            Pledge  Instruments:  With respect to each  Cooperative  Loan, the
Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

            Prepayment   Interest   Shortfall:   As  to  any  Mortgage   Loan,
Distribution  Date and  Principal  Prepayment  (other than a Payoff on a WMMSC
Serviced  Mortgage Loan, Wells Fargo Serviced  Mortgage Loan or a SPS Serviced
Mortgage Loan  received  during the period from and including the first day to and including the 14th day of the month of such  Distribution  Date)  received during the related  Prepayment  Period,  the  difference  between (i) one full month's  interest  at the  applicable  Mortgage  Rate  (giving  effect  to any
applicable  Relief  Act  Reduction,   Debt  Service  Reduction  and  Deficient
Valuation),  as reduced  by the  Servicing  Fee Rate,  if  applicable,  on the outstanding  principal balance of such Mortgage Loan immediately prior to such prepayment  or, if such Principal  Prepayment is a Curtailment,  the principal amount of such Curtailment and (ii) the amount of interest  actually  received with  respect  to  such  Mortgage  Loan  in  connection  with  such  Principal
Prepayment, net of the Servicing Fee, if applicable.

            Prepayment  Period:  With  respect to each  Distribution  Date and each  Payoff  with  respect to a WMMSC  Serviced  Mortgage  Loan,  Wells Fargo
Serviced Mortgage Loan or SPS Serviced Mortgage Loan, the related  "Prepayment
Period"  will  commence  on the 15th day of the month  preceding  the month in which the  related  Distribution  Date  occurs  (or,  in the case of the first
Distribution  Date,  commencing  on the Cut-off Date) and will end on the 14th day of the month in which  such  Distribution  Date  occurs.  With  respect to each  Distribution  Date and each Payoff  with  respect to any  Mortgage  Loan serviced by GreenPoint, and all Curtailments,  the related "Prepayment Period"
will  be  the  calendar  month  preceding  the  month  in  which  the  related
Distribution  Date  occurs.  With respect to each  Distribution  Date and each
Payoff with respect to any Mortgage  Loan  serviced by a Designated  Servicer, the related  "Prepayment  Period"  will be the period set forth in the related
Designated Servicing Agreement.

            Prepayment  Premium:  With respect to any Mortgage  Loan,  any fee or premium required to be paid if the Mortgagor  prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

            Principal  Payment  Amount:  For any  Distribution  Date  and Loan
Group 1,  Loan  Group 2,  Loan  Group 3  or Loan  Group 4,  the sum of (i) the
principal  portion of the  Scheduled  Payments on the  Mortgage  Loans in such
Loan  Group  due on the  related  Due  Date,  (ii) the  principal  portion  of repurchase  proceeds  received  with respect to any Mortgage Loan in such Loan
Group which was repurchased as permitted or required by this Agreement  during the period beginning on the 15th day of the month preceding such  Distribution
Date and ending on the 14th day of the month of such  Distribution  Date, with notice and receipt of funds three (3)  Business  Days prior to the 14th day of the month of such Distribution  Date and (iii) any other unscheduled  payments of  principal  which were  received on the  Mortgage  Loans in such Loan Group during the related  calendar  month  preceding the month of such  Distribution
Date, other than Principal Prepayments or Liquidation Principal.

            For any  Distribution  Date and Loan  Group 5,  an amount equal to the  Principal  Remittance  Amount for Loan  Group 5A,  Loan Group 5B and Loan
Group 5C  for such date minus the  Overcollateralization  Release  Amount,  if any, for such date.

            Principal  Prepayment:  Any  payment  of  principal  on a Mortgage
Loan which constitutes a Payoff or Curtailment.

            Principal  Prepayment  Amount:  For any Distribution Date and Loan
Group 1,  Loan  Group 2,  Loan  Group 3  or Loan  Group 4,  the sum of (i) all
Principal  Prepayments relating to the Mortgage Loans in such Loan Group which were received  during the related  Prepayment  Period and (ii) all  Recoveries received  during the calendar month  preceding the month of that  distribution date.

            Principal  Remittance Amount: For any Distribution Date and either
Loan Group 5A,  Loan Group 5B or Loan Group 5C,  an amount equal to the sum of
(1) all principal  collected  (other than Payaheads) or advanced in respect of
Scheduled  Payments  on the  Mortgage  Loans in such  Loan  Group  during  the related Collection Period (less unreimbursed Advances,  Servicing Advances and other amounts due to the Servicers,  the Trustee,  the Master Servicer and the
Trust  Administrator with respect to the Mortgage Loans in such Loan Group, to the extent  allocable to  principal)  and the  principal  portion of Payaheads previously  received on the Mortgage Loans in such Loan Group and intended for application in the related Collection  Period,  (2) all Principal  Prepayments received  on the  Mortgage  Loans  in  such  Loan  Group  during  the  related
Prepayment  Period,  (3) the Purchase Price of each Mortgage Loan in such Loan
Group that was repurchased by the Seller or purchased by the Special  Servicer pursuant  to  Section 3.11(g)  or the holder of the  Subordinate  Certificates pursuant  to  Section 3.11(f),  during the related  Collection  Period and the principal  proceeds of any  purchase  of Mortgage  Loans in such Loan Group by the Terminating  Entity pursuant to  Section 11.01  in an amount not exceeding the principal  portion of the Par Value with respect to such  Mortgage  Loans,
(4) the portion of any  Substitution  Adjustment  Amount paid with  respect to any Deleted  Mortgage  Loans in such Loan Group during the related  Collection
Period  allocable  to  principal,  (5) all Net  Liquidation  Proceeds  (net of unreimbursed  Advances,  Servicing Advances and other expenses,  to the extent allocable to principal)  and any other  Recoveries  collected  with respect to the Mortgage  Loans in such Loan Group during the related  Collection  Period, to the extent allocable to principal,  and (6) amounts, if any, withdrawn from the  Class 5-A-3  Interest  Rate Cap Account to cover  Realized  Losses on the
Group 5 Mortgage Loans incurred during the related Collection Period.

            Principal  Transfer  Amount:  For any  Distribution  Date and each
Undercollateralized  Group,  the  excess,  if  any,  of  the  aggregate  Class
Principal   Balance   of   the   Class A    Certificates   related   to   such
Undercollateralized  Group over the aggregate Stated Principal  Balance of the
Mortgage Loans in such Group.

            Private Certificates:  As set forth in the Preliminary Statement.

            Proprietary  Lease:  The lease on a  Cooperative  Unit  evidencing the  possessory  interest  of the  owner  of the  Cooperative  Shares  in such
Cooperative Unit.

            Pro Rata Share: As to any  Distribution  Date and the Class C-B-1,
Class C-B-2,    Class C-B-3,    Class C-B-4,   Class C-B-5   and   Class C-B-6
Certificates,  the portion of the Subordinate  Principal  Distribution  Amount allocable  to such Class,  equal to the product of the  Subordinate  Principal
Distribution  Amount on such Distribution  Date and a fraction,  the numerator of  which  is the  related  Class  Principal  Balance  of such  Class  and the denominator of which is the aggregate of the Class  Principal  Balances of the
Class C-B Certificates.

            Prospectus:  The Prospectus,  dated June 25, 2004, relating to the offering  by the  Depositor  from  time to time  of its  Mortgage-Backed  Pass
Through Certificates  (Issuable in Series) in the form in which it was or will be filed with the Securities and Exchange  Commission  pursuant to Rule 424(b)
under  the  1933  Act  with  respect  to the  offer  and  sale of the  offered certificates.

            Prospectus   Supplement:   The   Prospectus   Supplement,    dated
November 23,  2004,  relating to the offering of the Offered  Certificates  in the form in which it was or will be filed  with the  Securities  and  Exchange
Commission  pursuant  to Rule  424(b)  under the 1933 Act with  respect to the offer and sale of the offered certificates.

            PUD:  Planned Unit Development.

            Purchase  Price:  With respect to any Mortgage Loan required to be purchased  by the Seller  pursuant to  Section 2.02  or 2.03,  purchased  by a holder of certain  Certificates  pursuant to Section 3.11(f),  or purchased at the option of the Special  Servicer  pursuant to  Section 3.11(g),  the sum of
(i) 100% of the Stated Principal  Balance of the Mortgage Loan as of the first day of the month of such  purchase,  (ii) accrued  and unpaid  interest on the
Mortgage  Loan  at the  applicable  Mortgage  Rate  (reduced  by  the  related
Servicing Fee Rate,  if the  purchaser is also the Servicer  thereof) from the first  day of the  month  of  such  purchase  to the  first  day of the  month immediately  following  the  month  of such  purchase,  (iii) in the case of a
Mortgage  Loan  purchased  by the  Seller,  the  amount  of  any  unreimbursed
Advances and Servicing  Advances  made by a Servicer,  if such Servicer is not the Seller,  with respect to such  Mortgage Loan or, in the case of a Mortgage
Loan  purchased  by  the  Special  Servicer,  any  unreimbursed  Advances  and
Servicing  Advances  payable  to any  Servicer  (other  than the  Servicer  or
Special  Servicer,  as the case  may be,  which is  purchasing  such  Mortgage
Loans)  and (iv) with  respect  to any  purchase  by the  Seller  pursuant  to
Section 2.03,  any  costs  and  damages  actually  incurred  and paid by or on behalf of the Trust in connection  with any breach of the  representation  and warranty  set forth in  Schedule  III(viii)  as a result of a  violation  of a predatory  or abusive  lending law  applicable  to such  Mortgage  Loan.  With respect to any Mortgage Loan required or allowed to be purchased,  the Special
Servicer,  the  Certificateholder or the Seller, as applicable,  shall deliver to the Trustee and the Trust Administrator an Officer's  Certificate as to the
calculation of the Purchase Price.

            Qualified  Insurer:  A mortgage  guaranty  insurance  company duly qualified  as such  under  the  laws of the  state of its  principal  place of business and each state having  jurisdiction  over such insurer in  connection with  the  insurance  policy  issued  by such  insurer,  duly  authorized  and licensed in such states to transact a mortgage guaranty  insurance business in such  states  and to write the  insurance  provided  by the  insurance  policy issued by it, approved as a FNMA or FHLMC approved  mortgage insurer or having a claims  paying  ability  rating of at least "AA" or  equivalent  rating by a
nationally  recognized   statistical  rating  organization.   Any  replacement
insurer  with  respect to a Mortgage  Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

            Qualified  Substitute  Mortgage  Loan:  One or more mortgage Loans substituted  by the Seller for one or more Deleted  Mortgage Loans which must, on the date of such  substitution,  as  confirmed  in a Request  for  Release, substantially  in the form of Exhibit K,  individually or in the aggregate and on a  weighted  average  basis,  as  applicable  (i) have a  Stated  Principal
Balance,  after  deduction of the principal  portion of the Scheduled  Payment due in the  month of  substitution,  not in excess  of,  and not more than 10%
less than the Stated  Principal  Balance of the Deleted Mortgage Loan; (ii) be
accruing  interest  at a rate no lower  than and not  more  than 1% per  annum higher than,  that of the Deleted  Mortgage  Loan;  (iii) have a Loan to Value
Ratio no higher than that of the Deleted  Mortgage Loan; (iv) have a remaining term to maturity  not more than one year greater than or less than that of the
Deleted  Mortgage  Loan;  provided that the remaining  term to maturity of any such Mortgage  Loan shall be no greater than the last  maturing  Mortgage Loan immediately  prior to any  substitution;  (v) have a Maximum Mortgage Rate and
Minimum  Mortgage Rate not less than the respective such rates for the Deleted
Mortgage  Loan,  have a Gross  Margin  equal to or  greater  than the  Deleted
Mortgage Loan and have the same Index as the Deleted  Mortgage Loan;  (vi) not be a Cooperative  Loan unless the Deleted Mortgage Loan was a Cooperative Loan
and  (vii)  comply  with  each   representation  and  warranty  set  forth  in
Section 2.03(b).

            Rating  Agencies:  Moody's and S&P, or any  successor to either of them.

            Ratings:  As of any date of  determination,  the ratings,  if any, of the Certificates as assigned by the Rating Agencies.

            Realized  Loss:  With  respect  to any  Mortgage  Loan,  (1)  with respect to each  Liquidated  Mortgage  Loan,  an amount (not less than zero or more than the Stated  Principal  Balance of the Mortgage  Loan) as of the date of  such  liquidation,  equal  to (i)  the  Stated  Principal  Balance  of the
Liquidated  Mortgage  Loan  as of the  date  of such  liquidation,  plus  (ii)
interest at the  applicable  Net Mortgage Rate from the related Due Date as to
which   interest  was  last  paid  or  advanced   (and  not   reimbursed)   to
Certificateholders  up  to  the  related  Due  Date  in  the  month  in  which
Liquidation  Proceeds are required to be distributed  on the Stated  Principal
Balance of such  Liquidated  Mortgage Loan from time to time,  minus (iii) the
Net  Liquidation  Proceeds,  if any,  received  during the month in which such liquidation  occurred,  to the extent applied as recoveries of interest at the
Net Mortgage Rate and to principal of the  Liquidated  Mortgage  Loan; (2) for any Mortgage Loan subject to a Deficient  Valuation,  the excess of the Stated
Principal  Balance of that Mortgage Loan over the principal  amount as reduced in connection with the proceedings  resulting in the Deficient  Valuation;  or
(3) for any Debt Service  Reduction  Mortgage  Loan,  the present value of all monthly  Debt  Service  Reductions  on the Mortgage  Loan,  assuming  that the mortgagor pays each  Scheduled  Payment on the applicable Due Date and that no
Principal  Prepayments  are received on the Mortgage  Loan,  discounted at the applicable Mortgage Rate.

            Realized  Losses  on the  Group 1,  Group 2,  Group 3 and  Group 4
Mortgage  Loans  shall  be  allocated  to the  REMIC I  Regular  Interests  as follows:  (1) the  interest  portion  of  Realized  Losses  and  Net  Interest
Shortfalls on the Group 1 Loans, if any, shall be allocated  between the Class
Y-1 and  Class Z-1  Regular  Interests  pro rata  according  to the  amount of interest accrued but unpaid thereon,  in reduction  thereof;  (2) the interest portion of Realized  Losses and Net Interest  Shortfalls on the Group 2 Loans,
if any,  shall be  allocated  between  the Class  Y-2 and  Class  Z-2  Regular
Interests  pro rata  according  to the amount of  interest  accrued but unpaid thereon,  in reduction  thereof;  (3) the interest  portion of Realized Losses and Net Interest  Shortfalls on the Group 3 Loans,  if any, shall be allocated between the Class Y-3 and Class Z-3 Regular  Interests  pro rata  according to the amount of interest accrued but unpaid thereon,  in reduction thereof;  and
(4) the interest  portion of Realized  Losses and Net Interest  Shortfalls  on the Group 4 Loans, if any, shall be allocated  between the Class Y-4 and Class
Z-4 Regular  Interests  pro rata  according to the amount of interest  accrued but  unpaid  thereon,  in  reduction  thereof.  Any  interest  portion of such
Realized  Losses in excess of the amount  allocated  pursuant to the preceding sentence  shall be  treated as a  principal  portion  of  Realized  Losses not attributable  to any  specific  Mortgage  Loan in  such  Group  and  allocated pursuant  to the  succeeding  sentences.  The  principal  portion of  Realized
Losses  with  respect  to the Group 1,  Group 2,  Group 3 and Group 4 Mortgage
Loans shall be allocated to the REMIC I Regular Interests as follows:  (1) the principal  portion of Realized Losses on the Group 1 Loans shall be allocated, first,  to the  Class  Y-1  Regular  Interest  to the  extent of the Class Y-1
Principal  Reduction  Amount  in  reduction  of the  Uncertificated  Principal
Balance of such Regular Interest and, second,  the remainder,  if any, of such principal  portion of such Realized Losses shall be allocated to the Class Z-1
Regular  Interest  in  reduction  of  the  Uncertificated   Principal  Balance
thereof;  (2) the  principal  portion of Realized  Losses on the Group 2 Loans shall be allocated,  first, to the Class Y-2 Regular Interest to the extent of the Class Y-2 Principal  Reduction  Amount in reduction of the  Uncertificated
Principal  Balance of such Regular  Interest and,  second,  the remainder,  if any, of such principal  portion of such Realized  Losses shall be allocated to the Class Z-2 Regular  Interest in reduction of the  Uncertificated  Principal
Balance thereof;  (3) the principal  portion of Realized Losses on the Group 3
Loans shall be  allocated,  first,  to the Class Y-3  Regular  Interest to the extent  of the Class  Y-3  Principal  Reduction  Amount  in  reduction  of the
Uncertificated  Principal  Balance of such Regular Interest and,  second,  the remainder,  if any, of such principal portion of such Realized Losses shall be
allocated   to  the  Class  Z-3   Regular   Interest  in   reduction   of  the
Uncertificated  Principal  Balance thereof;  and (4) the principal  portion of
Realized  Losses on the Group 4 Loans shall be allocated,  first, to the Class
Y-4  Regular  Interest  to the  extent of the Class  Y-4  Principal  Reduction
Amount in reduction of the  Uncertificated  Principal  Balance of such Regular
Interest and,  second,  the remainder,  if any, of such  principal  portion of such Realized  Losses shall be allocated to the Class Z-4 Regular  Interest in
reduction  of  the   Uncertificated   Principal   Balance  thereof.   For  any
Distribution Date, reductions in the Uncertificated  Principal Balances of the
Class Y and Class Z Regular Interests  pursuant to this definition of Realized
Loss  shall  be  determined,  and  shall  be  deemed  to  occur,  prior to any reductions of such Uncertificated  Principal Balances by distributions on such
Distribution Date.

            Realized  Losses on the Group 5A,  Group 5B and Group 5C  Mortgage
Loans shall be  allocated to the REMIC II Regular  Interests  as follows:  (1)
the interest  portion of Realized  Losses and Net Interest  Shortfalls  on the
Group 5A  Loans,  if any,  shall  be  allocated  between  the  Class  Y-5A and
Class Z-5A  Regular  Interests  pro rata  according  to the amount of interest accrued but unpaid thereon, in reduction thereof,  (2) the interest portion of
Realized  Losses and Net Interest  Shortfalls  on the Group 5B Loans,  if any,
shall be  allocated  between the Class Y-5B and Class Z-5B  Regular  Interests pro rata according to the amount of interest  accrued but unpaid  thereon,  in reduction  thereof and (3) the  interest  portion of  Realized  Losses and Net
Interest  Shortfalls on the Group 5C Loans, if any, shall be allocated between the Class Y-5C and Class Z-5C  Regular  Interests  pro rata  according  to the amount of interest  accrued but unpaid  thereon,  in  reduction  thereof.  Any interest  portion of such  Realized  Losses in excess of the amount  allocated pursuant to the preceding  sentence shall be treated as a principal portion of
Realized Losses not  attributable to any specific  Mortgage Loan in such Group and allocated pursuant to the succeeding  sentences.  The principal portion of
Realized  Losses with  respect to the Group 5A, Group 5B and Group 5C Mortgage
Loans shall be  allocated to the REMIC II Regular  Interests  as follows:  (1)
the  principal  portion  of  Realized  Losses on the  Group 5A Loans  shall be allocated,  first,  to the Class Y-5A  Regular  Interest  to the extent of the
Class Y-5A  Principal  Reduction  Amount in  reduction  of the  Uncertificated
Principal  Balance of such Regular  Interest and,  second,  the remainder,  if any, of such principal  portion of such Realized  Losses shall be allocated to the Class Z-5A Regular Interest in reduction of the  Uncertificated  Principal
Balance thereof,  (2) the principal portion of Realized Losses on the Group 5B
Loans shall be  allocated,  first,  to the Class Y-5B Regular  Interest to the extent  of the  Class Y-5B  Principal  Reduction  Amount in  reduction  of the
Uncertificated  Principal  Balance of such Regular Interest and,  second,  the remainder,  if any, of such principal portion of such Realized Losses shall be
allocated   to  the  Class  Z-5B   Regular   Interest  in   reduction  of  the
Uncertificated  Principal  Balance  thereof and (3) the  principal  portion of
Realized Losses on the Group 5C Loans shall be allocated,  first, to the Class
Y-5C  Regular  Interest  to the extent of the Class Y-5C  Principal  Reduction
Amount in reduction of the  Uncertificated  Principal  Balance of such Regular
Interest and,  second,  the remainder,  if any, of such  principal  portion of such Realized Losses shall be allocated to the Class Z-5C Regular  Interest in
reduction  of  the   Uncertificated   Principal  Balance  thereof..   For  any
Distribution Date, reductions in the Uncertificated  Principal Balances of the
Class Y and Class Z Regular Interests  pursuant to this definition of Realized
Loss  shall  be  determined,  and  shall  be  deemed  to  occur,  prior to any reductions of such Uncertificated  Principal Balances by distributions on such
Distribution Date.

            Realized Losses allocated to the Class 5-X  Certificates  shall be allocated  first to the REMIC IV Regular  Interest  5-X-IO in reduction of the accrued but unpaid  interest  thereon  until such accrued and unpaid  interest shall have been reduced to zero and then to the REMIC IV Regular  Interest 5-X
PO in reduction of the principal balance thereof.

            Recognition   Agreement:   An   Agreement   among  a   Cooperative
Corporation,  a lender and a  Mortgagor  with  respect to a  Cooperative  Loan whereby such parties (i) acknowledge  that such lender may make, or intends to make,  such  Cooperative  Loan,  (ii) make certain  agreements with respect to such Cooperative Loan.

            Record  Date:  With  respect  to any  Distribution  Date  and  the
Certificates  other than the LIBOR  Certificates  held in Book-Entry Form, the close of business on the last  Business Day of the month  preceding  the month in which the applicable  Distribution  Date occurs.  With respect to the LIBOR
Certificates  that are not Physical  Certificates and any  Distribution  Date,
the  close  of  business  on  the  Business  Day  immediately  preceding  such
Distribution  Date;  provided,  however,  that  following  the  date on  which
Definitive  Certificates  for a Class  of  LIBOR  Certificates  are  available pursuant  to  Section 6.09,  the Record Date shall be the close of business on the last Business Day of the calendar  month  immediately  preceding the month of such Distribution Date.

            Recovery:  With  respect  to any  Distribution  Date and  Mortgage
Loan that became a Liquidated  Mortgage  Loan in a month  preceding  the month prior to the Distribution  Date, an amount received in respect of principal on such mortgage loan which has  previously  been allocated as a Realized Loss or
Applied  Loss  Amount  to  a  class  or  classes  of   certificates,   net  of
reimbursable expenses.

            Reference  Bank Rate:  As to any  Accrual  Period  relating to the
LIBOR  Certificates  as follows:  the  arithmetic  mean (rounded  upwards,  if necessary,  to the nearest one  sixteenth  of a percent) of the offered  rates for United  States  dollar  deposits  for one month  which are  offered by the
Reference Banks as of 11:00 A.M.,  London time, on the Interest  Determination
Date  prior to the first  day of such  Accrual  Period  to prime  banks in the
London  interbank  market for a period of one month in  amounts  approximately equal to the  aggregate  Class  Principal  Balance of the LIBOR  Certificates;
provided  that at least two such  Reference  Banks provide such rate. If fewer than two offered rates appear,  the Reference Bank Rate will be the arithmetic mean of the  rates  quoted  by one or  more  major  banks  in New  York  City, selected by the Trust  Administrator  after  consultation  with  DLJMC,  as of
11:00  A.M.,  New York City  time,  on such date for loans in U.S.  Dollars to leading  European  banks for a period of one  month in  amounts  approximately equal to the aggregate Class Principal Balance of the LIBOR  Certificates.  If
no such  quotations  can be  obtained,  the  Reference  Bank Rate shall be the
Reference Bank Rate applicable to the preceding Accrual Period.

            Reference  Banks:  Three  major  banks  that  are  engaged  in the
London  interbank   market,   selected  by  the  Trust   Administrator   after
consultation with DLJMC.

            Registration  Statement:  That certain  registration  statement on
Form S-3, as amended  (Registration No. 333-115435),  relating to the offering by the  Depositor  from  time  to  time of its  Mortgage-Backed  Pass  Through
Certificates  (Issuable  in Series) as  heretofore  declared  effective by the
Securities and Exchange Commission.

            Regular  Certificates:  All of the  Certificates  other  than  the
Class AR and Class AR-L Certificates.

            Related  Certificates:  The following  table sets forth certain of the  REMIC III  Regular  Interests  and the Classes of  Certificates  that are related to each of them:

       REMIC III Regular Interest                 Related Certificates

                 1-A-1L                                   1-A-1
                 2-A-1L                                   2-A-1
                 3-A-1L                                   3-A-1
                 4-A-1L                                   4-A-1
                 5-A-1L                                   5-A-1
                 6-A-1L                                   6-A-1
                 C-B-1L                               C-B-1, C-B-1X
                 C-B-2L                                   C-B-2
                 C-B-3L                                   C-B-3
                 C-B-4L                                   C-B-4
                 C-B-5L                                   C-B-5
                 C-B-6L                                   C-B-6
                  IOL                                      5-X

            Relief Act: The Servicemembers  Civil Relief Act, as amended,  and any similar state statute.
------------------------------------------------------------------------------

            Relief Act Reductions:  With respect to any Distribution  Date and any  Mortgage  Loan as to which  there has been a  reduction  in the amount of interest  collectible  thereon for the most recently ended calendar month that may be  attributable  to a prior  month,  if  applicable,  as a result  of the application  of the Relief  Act,  the amount,  if any,  by which (i)  interest collected on such Mortgage Loan during the most recently  ended calendar month is less than (ii)  interest  accrued  thereon  for such month  pursuant to the
Mortgage Note.

            REMIC: A "real estate  mortgage  investment  conduit,"  within the meaning  of  Section 860D  of the Code.  Reference  herein to REMIC  refers to each REMIC created by the Preliminary Statement.

            REMIC Election:  An election,  for federal income tax purposes, to treat certain assets as a REMIC.

            REMIC I Available  Distribution  Amount: For each of Loan Group 1,
Loan Group 2, Loan Group 3 and Loan Group 4,  for any  Distribution  Date, the
Available  Distribution Amount for such Loan Group, in the case of Loan Groups
3 and 4,  exclusive  of the  Group 3  Excess  Interest  Amount and the Group 4
Excess Interest Amount, respectively.

            REMIC I  Distribution Amount: For any Distribution Date, the REMIC
I Available  Distribution Amounts shall be deemed distributed to REMIC III, as the holder of the REMIC I Regular Interests,  and to Holders of the Class AR-L
Certificates   in  respect  of  Component  I  thereof,   pursuant  to  Section
4.01(III)(a), in the following amounts and priority:

            (a)   To the extent of the REMIC I Available  Distribution  Amount for Loan Group 1:

                  (i)   first,  to Class Y-1 and Class Z-1  Regular  Interests
      and  Component I  of  the  Class AR-L  Certificates,  concurrently,  the
      Uncertificated  Accrued Interest for such Classes  remaining unpaid from previous  Distribution  Dates,  pro rata  according to their  respective shares of such unpaid amounts;

                  (ii)  second,  to  the  Class  Y-1  and  Class  Z-1  Regular
      Interests and Component I of the Class AR-L Certificates,  concurrently, the  Uncertificated  Accrued  Interest  for such Classes for the current
      Distribution    Date,   pro   rata   according   to   their   respective
      Uncertificated Accrued Interest;

                  (iii) third, to Component I of the Class AR-L  Certificates, until the  Uncertificated  Principal Balance thereof has been reduced to zero; and

                  (iv)  fourth,  to  the  Class  Y-1  and  Class  Z-1  Regular
      Interests,  the Class Y-1  Principal  Distribution  Amount and the Class
      Z-1 Principal Distribution Amount, respectively.

            (b)   To the extent of the REMIC I Available  Distribution  Amount for Loan Group 2:

                  (i)   first,   to  the  Class  Y-2  and  Class  Z-2  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Classes  remaining  unpaid from previous  Distribution  Dates,  pro rata according to their respective shares of such unpaid amounts;

                  (ii)  second,  to  the  Class  Y-2  and  Class  Z-2  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Classes for the current  Distribution  Date, pro rata according to their respective Uncertificated Accrued Interest; and

                  (iii) third,   to  the  Class  Y-2  and  Class  Z-2  Regular
      Interests,  the Class Y-2  Principal  Distribution  Amount and the Class
      Z-2 Principal Distribution Amount, respectively.

            (c)   To the extent of the REMIC I Available  Distribution  Amount for Loan Group 3:

                  (i)   first,   to  the  Class  Y-3  and  Class  Z-3  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Classes  remaining  unpaid from previous  Distribution  Dates,  pro rata according to their respective shares of such unpaid amounts;

                  (ii)  second,  to  the  Class  Y-3  and  Class  Z-3  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Classes for the current  Distribution  Date, pro rata according to their respective Uncertificated Accrued Interest; and

                  (iii) third,   to  the  Class  Y-3  and  Class  Z-3  Regular
      Interests,  the Class Y-3  Principal  Distribution  Amount and the Class
      Z-3 Principal Distribution Amount, respectively.

            (d)   To the extent of the REMIC I Available  Distribution  Amount for Loan Group 4:

                  (i)   first,   to  the  Class  Y-4  and  Class  Z-4  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Classes  remaining  unpaid from previous  Distribution  Dates,  pro rata according to their respective shares of such unpaid amounts;

                  (ii)  second,  to  the  Class  Y-4  and  Class  Z-4  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Classes for the current  Distribution  Date, pro rata according to their respective Uncertificated Accrued Interest; and

                  (iii) third,   to  the  Class  Y-4  and  Class  Z-4  Regular
      Interests,  the Class Y-4  Principal  Distribution  Amount and the Class
      Z-4 Principal Distribution Amount, respectively.

            (e)   To the extent of the REMIC I Available  Distribution Amounts for such  Distribution Date remaining after payment of the amounts pursuant to paragraphs (a), (b), (c) and (d) of this  definition of "REMIC I  Distribution
Amount":

                  (i)   first,  to each  Class of REMIC I Class Y and  Class Z
      Regular  Interests,  pro rata  according  to the amount of  unreimbursed
      Realized  Losses  allocable  to principal  previously  allocated to each such Class; provided,  however, that any amounts distributed pursuant to this  paragraph  (e)(i)  of this  definition  of  "REMIC I  Distribution
      Amount"  shall not cause a  reduction  in the  Uncertificated  Principal
      Balances of any of the Class Y and Class Z Regular Interests; and

                  (ii)  second,  to the Class AR-L  Certificates in respect of
      Component I thereof, any remaining amount.

            REMIC I  Realized  Losses:  For any  Distribution  Date,  Realized
Losses on the  Group 1,  Group 2,  Group 3 or Group 4  Mortgage  Loans for the
related  Collection Period shall be allocated to the REMIC I Regular Interests in reduction of interest  accrued thereon and the principal  balances  thereof in accordance with the provisions of the definition of Realized Loss.

            REMIC  II  Available   Distribution   Amount:  For  each  of  Loan
Group 5A,  Loan  Group 5B and Loan  Group 5C for any  Distribution  Date,  the
Available Distribution Amount for such Loan Group.

            REMIC II  Distribution  Amount:  For any  Distribution  Date,  the
REMIC II Available  Distribution  Amounts shall be deemed distributed to REMIC
III,  as the holder of the REMIC II Regular  Interests,  and to Holders of the
Class AR-L  Certificates  in respect of  Component  II  thereof,  pursuant  to
Section 4.01(III)(b), in the following amounts and priority:

            (a)   To the extent of the REMIC II Available  Distribution Amount for Loan Group 5A:

                  (i)   first,   to  Class   Y-5A  and  Class   Z-5A   Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Regular  Interests  remaining unpaid from previous  Distribution  Dates, pro rata according to their respective shares of such unpaid amounts;

                  (ii)  second,  to the  Class  Y-5A and  Class  Z-5A  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Regular Interests for the current  Distribution Date, pro rata according to their respective Uncertificated Accrued Interest; and

                  (iii) third,  to the  Class  Y-5A  and  Class  Z-5A  Regular
      Interests,  the Class Y-5A  Principal  Distribution Amount and the Class
      Z-5A Principal Distribution Amount, respectively.

            (b)   To the extent of the REMIC II Available  Distribution Amount for Loan Group 5B:

                  (i)   first,  to the  Class  Y-5B  and  Class  Z-5B  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Regular  Interests  remaining unpaid from previous  Distribution  Dates, pro rata according to their respective shares of such unpaid amounts;

                  (ii)  second,  to the  Class  Y-5B and  Class  Z-5B  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Regular Interests for the current  Distribution Date, pro rata according to their respective Uncertificated Accrued Interest; and

                  (iii) third,  to the  Class  Y-5B  and  Class  Z-5B  Regular
      Interests,  the Class Y-5B  Principal  Distribution Amount and the Class
      Z-5B Principal Distribution Amount, respectively;

            (c)   To the extent of the REMIC II Available  Distribution Amount for Loan Group 5C:

                  (i)   first,  to the  Class  Y-5C  and  Class  Z-5C  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Regular  Interests  remaining unpaid from previous  Distribution  Dates, pro rata according to their respective shares of such unpaid amounts;

                  (ii)  second,  to the  Class  Y-5C and  Class  Z-5C  Regular
      Interests,  concurrently,  the Uncertificated  Accrued Interest for such
      Regular Interests for the current  Distribution Date, pro rata according to their respective Uncertificated Accrued Interest; and

                  (iii) third,  to the  Class  Y-5C  and  Class  Z-5C  Regular
      Interests,  the Class Y-5C  Principal  Distribution Amount and the Class
      Z-5C Principal Distribution Amount, respectively.

            (d)   To  the  extent  of  the  REMIC  II  Available  Distribution
Amounts for such  Distribution  Date  remaining  after  payment of the amounts pursuant  to  paragraphs  (a),  (b) and (c) of this  definition  of  "REMIC II
Distribution Amount," to the Class LT-IO Regular Interest,  the Group 3 Excess
Interest Amount and the Group 4 Excess Interest Amount.

            (e)   To  the  extent  of  the  REMIC  II  Available  Distribution
Amounts for such  Distribution  Date  remaining  after  payment of the amounts pursuant to paragraphs  (a), (b), (c) and (d) of this  definition of "REMIC II
Distribution Amount":

                  (i)   first,  to each of the  REMIC II  Class Y and  Class Z
      Regular  Interests,  pro rata  according  to the amount of  unreimbursed
      Realized  Losses  allocable  to principal  previously  allocated to each such Regular Interests;  provided, however, that any amounts distributed pursuant  to this  paragraph  (e)(i)  of this  definition  of  "REMIC II
      Distribution  Amount" shall not cause a reduction in the  Uncertificated
      Principal  Balances of any of the Class Y and Class Z Regular Interests;
      and

                  (ii)  second,  to the Class AR-L  Certificates in respect of
      Component II thereof, any remaining amount.

            REMIC II  Realized  Losses:  For any Distribution  Date,  Realized
Losses on the Group 5 Mortgage Loans for the related  Collection  Period shall be allocated to the REMIC II  Regular  Interests Y-5A,  Y-5B, Y-5C, Z-5A, Z-5B
and Z-5C as provided in the  definition  of Realized  Loss in reduction of the principal  balances thereof and accrued and unpaid interest thereon until such principal  balances and accrued and unpaid interest shall have been reduced to zero.

            REMIC III  Available  Distribution  Amount:  For any  Distribution
Date, the amount deemed  distributed to REMIC III from REMIC I and REMIC II in respect of the Regular Interests therein.

            REMIC III  Principal  Reduction  Amounts:   For  any  Distribution
Date,  the amounts by which the principal  balances of the  REMIC III  Regular
Interests  LT1, LT2, LT3, LT4,  LT5,  LT6, LT7, LT8, LT9,  LT10,  LT11,  LT12,
LT-Y5A, LT-Y5B and LT-Y5C, respectively,  will be reduced on such Distribution
Date by the allocation of Realized  Losses and the  distribution of principal, determined as follows:

      For purposes of the  succeeding  formulas the  following  symbols  shall have the meanings set forth below:

      Y1 =  the  aggregate   principal   balance  of  the  REMIC III   Regular
Interests LT1 and LT-Y5A after distributions on the prior Distribution Date.

      Y2 =  the principal  balance of the REMIC III Regular Interest LT2 after distributions on the prior Distribution Date.

      Y3 =  the principal  balance of the REMIC III Regular Interest LT3 after distributions on the prior Distribution Date.

      Y4 =  the principal  balance of the REMIC III Regular Interest LT4 after distributions on the prior Distribution Date (note:  Y3 = Y4).

      ΔY1 = the combined  REMIC III Regular Interests LT1 and LT-Y5A Principal
Reduction Amount.

      ΔY2 = the REMIC III Regular Interest LT2 Principal Reduction Amount.

      ΔY3 = the REMIC III Regular Interest LT3 Principal Reduction Amount.

      ΔY4 = the REMIC III Regular Interest LT4 Principal Reduction Amount.

      P0 =  the  aggregate   principal   balance  of  the  REMIC III   Regular
Interests  LT1,  LT2,  LT3 ,  LT4  and  LT-Y5A  after  distributions  and  the allocation of Realized Losses on the prior Distribution Date.

      P1 =  the  aggregate   principal   balance  of  the  REMIC III   Regular
Interests  LT1,  LT2,  LT3 ,  LT4  and  LT-Y5A  after  distributions  and  the allocation of Realized Losses to be made on such Distribution Date.

      ΔP =  P0 - P1 = the aggregate of the REMIC III  Regular  Interests  LT1,
LT2, LT3 , LT4 and LT-Y5A Principal Reduction Amounts.

            =     the aggregate of the principal  portions of Realized  Losses to be allocated to, and the principal  distributions  to be made on, the Group
I Certificates on such Distribution  Date (including  distributions of accrued and unpaid  interest  on the Class SB-I  Certificates  for prior  Distribution
Dates).

      R0 =  the Group 5A Net WAC Rate (stated as a monthly  rate) after giving effect to amounts  distributed  and  Realized  Losses  allocated  on the prior
Distribution Date.

      R1 =  the Group 5A Net WAC Rate (stated as a monthly  rate) after giving effect to amounts to be  distributed  and  Realized  Losses to be allocated on such Distribution Date.

      α =   (Y2 + Y3)/P0.  The initial  value of α on the Closing Date for use on the first Distribution Date shall be 0.0001.

      γ0 =  the  lesser  of (A) the sum of (1) for  all  Classes  of  Group 5A
Certificates  of the product for each Class of (i) the monthly  interest  rate
(as limited by the Net Funds Cap,  if  applicable)  for such Class  applicable for  distributions to be made on such Distribution Date and (ii) the aggregate
Certificate  Principal  Balance  for such Class  after  distributions  and the allocation  of Realized  Losses on the prior  Distribution  Date,  (2) for all
Classes  of Class M  Certificates  of the  product  for each  Class of (i) the monthly  interest  rate (as limited by the Net Funds Cap, if  applicable)  for such Class applicable for  distributions to be made on such  Distribution Date
and  (ii)  the  aggregate   Certificate   Principal  Balance  for  such  Class
multiplied  by a fraction  whose  numerator  is the  principal  balance of the
REMIC  II  Regular  Interest  Y-5A  and  whose  denominator  is the sum of the principal  balances  of the REMIC II  Regular  Interests  Y-5A,  Y-5B and Y-5C
after  distributions  and the  allocation  of  Realized  Losses  on the  prior
Distribution  Date, (3) the amount, if any, by which the sum of the amounts in clauses  (A)(1)  and (2) of the  definition  of  Γ0  exceeds S0 * Q0 and
(4) the amount,  if any, by which the sum of the amounts in clauses (A)(1) and
(2) of the definition of Λ0 exceeds T0 * M0 and (B) R0*P0.

      γ1  = the  lesser  of (A) the sum of (1) for  all  Classes  of  Group 5A
Certificates  of the product for each Class of (i) the monthly  interest  rate
(as limited by the Net Funds Cap,  if  applicable)  for such Class  applicable for  distributions  to be made on the next  succeeding  Distribution  Date and
(ii)  the  aggregate  Certificate  Principal  Balance  for  such  Class  after distributions  and  the  allocation  of  Realized  Losses  to be  made on such
Distribution  Date, (2) for all Classes of Class M Certificates of the product for each Class of (i) the monthly  interest  rate (as limited by the Net Funds
Cap, if applicable) for such Class applicable for  distributions to be made on the next  succeeding  Distribution  Date and  (ii) the  aggregate  Certificate
Principal  Balance for such Class  multiplied by a fraction whose numerator is the  principal  balance  of the  REMIC II  Regular  Interest  Y-5A  and  whose denominator  is the sum of the  principal  balances  of the  REMIC II  Regular
Interests  Y-5A,  Y-5B and Y-5C  after  distributions  and the  allocation  of
Realized Losses to be made on such Distribution  Date, (3) the amount, if any, by which the sum of the  amounts in clauses  (A)(1) and (2) of the  definition of Γ1  exceeds S1 * Q1 and (4) the  amount,  if any, by which the sum of the amounts in clauses (A)(1) and (2) of the  definition of Λ1  exceeds
T1 * M1 and (B) R1*P1.

      Then, based on the foregoing definitions:

      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4;

      ΔY2 = (α/2){( γ0R1 - γ1R0)/R0R1};

      ΔY3 = αΔP - ΔY2; and

      ΔY4 = ΔY3.

      if  both  ΔY2 and  ΔY3,  as so  determined,  are  non-negative  numbers.
Otherwise:

      (1)   If ΔY2, as so determined, is negative, then

      ΔY2 = 0;

      ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

      ΔY4 = ΔY3; and

      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

      (2)   If ΔY3, as so determined, is negative, then

      ΔY3 = 0;

      ΔY2 = α{γ1R0P0 - γ0R1P1}/{2R1R0P1 -  γ1R0};

      ΔY4 = ΔY3; and

      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

The Principal  Reduction  Amount ΔY1 shall be allocated,  first,  to the REMIC
III Regular  Interest LT-Y5A to the extent of the Principal  Reduction  Amount for the REMIC II Regular  Interest Y-5A and,  second,  any remainder  shall be allocated to the REMIC III Regular Interest LT1.

       For purposes of the  succeeding  formulas the  following  symbols shall have the meanings set forth below:

      Y5 =  the  aggregate   principal   balance  of  the  REMIC III   Regular
Interests LT5 and LT-Y5B after distributions on the prior Distribution Date.

      Y6 =  the principal  balance of the REMIC III Regular Interest LT6 after distributions on the prior Distribution Date.

      Y7 =  the principal  balance of the REMIC III Regular Interest LT7 after distributions on the prior Distribution Date.

      Y8 =  the principal  balance of the REMIC III Regular Interest LT8 after distributions on the prior Distribution Date (note:  Y7 = Y8).

      ΔY5 = the combined  REMIC III  Regular Interest LT5 and LT-Y5B Principal
Reduction Amount.

      ΔY6 = the REMIC III Regular Interest LT6 Principal Reduction Amount.

      ΔY7 = the REMIC III Regular Interest LT7 Principal Reduction Amount.

      ΔY8 = the REMIC III Regular Interest LT8 Principal Reduction Amount.

      Q0 =  the  aggregate   principal   balance  of  the  REMIC  III  Regular
Interests  LT5,  LT6,  LT7,  LT8  and  LT-Y5B  after   distributions  and  the
allocation of Realized Losses on the prior Distribution Date.

      Q1 =  the  aggregate   principal   balance  of  the  REMIC  III  Regular
Interests  LT5,  LT6,  LT7,  LT8  and  LT-Y5B  after   distributions  and  the
allocation of Realized Losses to be made on such Distribution Date.

      ΔQ =  Q0 - Q1 = the aggregate of the REMIC III  Regular  Interests  LT5,
LT6, LT7, LT8 and LT-7B Principal Reduction Amounts.

            =     the aggregate of the principal  portions of Realized  Losses to be  allocated  to,  and the  principal  distributions  to be made  on,  the
Group 5B  Certificates and the Group 5B portion of the Class 5-M  Certificates on such  Distribution  Date  (including  distributions  of accrued  and unpaid interest on the Class 5-X  Certificates  for prior  Distribution  Dates to the extend attributable to interest accrued in respect of Group 5B).

      S0 =  the Group 5B  REMIC Net WAC Rate (stated as a monthly  rate) after giving  effect to amounts  distributed  and Realized  Losses  allocated on the prior Distribution Date.

      S1 =  the Group 5B  REMIC Net WAC Rate (stated as a monthly  rate) after giving  effect  to  amounts  to  be  distributed  and  Realized  Losses  to be allocated on such Distribution Date.

      β =   (Y6 + Y7)/Q0.  The initial  value of β on the Closing Date for use on the first Distribution Date shall be 0.0001.

      Λ0 =  the  lesser  of (A) the sum of (1) for  all  Classes  of  Group 5B
Certificates  of the product for each Class of (i) the monthly  interest  rate
(as limited by the Net Funds Cap,  if  applicable)  for such Class  applicable for  distributions to be made on such Distribution Date and (ii) the aggregate
Certificate  Principal  Balance  for such Class  after  distributions  and the allocation  of Realized  Losses on the prior  Distribution  Date,  (2) for all
Classes  of Class M  Certificates  of the  product  for each  Class of (i) the monthly  interest  rate (as limited by the Net Funds Cap, if  applicable)  for such Class applicable for  distributions to be made on such  Distribution Date
and  (ii)  the  aggregate   Certificate   Principal  Balance  for  such  Class
multiplied  by a fraction  whose  numerator  is the  principal  balance of the
REMIC  II  Regular  Interest  Y-5B  and  whose  denominator  is the sum of the principal  balances  of the REMIC II  Regular  Interests  Y-5A,  Y-5B and Y-5C
after  distributions  and the  allocation  of  Realized  Losses  on the  prior
Distribution  Date, (3) the amount, if any, by which the sum of the amounts in clauses (A)(1),  (2) of the definition of (gamma)0 exceeds R0 * P0 and (4) the amount,  if any, by which the sum of the amounts in clauses  (A)(1) and (2) of the  definition of Λ0  exceeds T0 * M0 reduced by the lesser of (i) the excess,  if any,  of R0*P0 over the sum of the  amounts in clauses  (A)(1) and
(2) of the  definition  of (gamma)0 and (ii) the sum of the amounts in clauses
(3) and (4) hereof and (B) S0*Q0.

      Λ1  = the  lesser  of (A) the sum of (1) for  all  Classes  of  Group 5B
Certificates  of the product for each Class of (i) the monthly  interest  rate
(as limited by the Net Funds Cap,  if  applicable)  for such Class  applicable for  distributions  to be made on the next  succeeding  Distribution  Date and
(ii)  the  aggregate  Certificate  Principal  Balance  for  such  Class  after distributions  and  the  allocation  of  Realized  Losses  to be  made on such
Distribution  Date, (2) for all Classes of Class M Certificates of the product for each Class of (i) the monthly  interest  rate (as limited by the Net Funds
Cap, if applicable) for such Class applicable for  distributions to be made on the next  succeeding  Distribution  Date and  (ii) the  aggregate  Certificate
Principal  Balance for such Class  multiplied by a fraction whose numerator is the  principal  balance  of the  REMIC II  Regular  Interest  Y-5B  and  whose denominator  is the sum of the  principal  balances  of the  REMIC II  Regular
Interests  Y-5A,  Y-5B and Y-5C  after  distributions  and the  allocation  of
Realized Losses to be made on such Distribution  Date, (3) the amount, if any, by which the sum of the amounts in clauses  (A)(1),  (2) of the  definition of
(gamma)1  exceeds R1 * P1 and (4) the amount,  if any, by which the sum of the amounts in clauses (A)(1) and (2) of the definition of Λ1  exceeds T1 *
M1 reduced by the lesser of (i) the  excess,  if any, of R1*P1 over the sum of the amounts in clauses  (A)(1) and (2) of the  definition of (gamma)1 and (ii)
the sum of the amounts in clauses (3) and (4) hereof and (B) S1*Q1.

      Then, based on the foregoing definitions:

      ΔY5 = ΔQ - ΔY6 - ΔY7 - ΔY8;

      ΔY6 = (β/2){(Λ0S1 - Λ1S0)/S0S1};

      ΔY7 = βΔQ - ΔY6; and

      ΔY8 = ΔY7.

      if  both  ΔY6 and  ΔY7,  as so  determined,  are  non-negative  numbers.
Otherwise:

      (1)   If ΔY6, as so determined, is negative, then

      ΔY6 = 0;

      ΔY7 = β{Λ1S0Q0 - Λ0S1Q1}/{Λ1S0};

      ΔY8 = ΔY7; and

      ΔY5 = ΔQ - ΔY6 - ΔY7 - ΔY8.

      (2)   If ΔY7, as so determined, is negative, then

      ΔY7 = 0;

      ΔY6 = β{Λ1S0Q0 - Λ0S1Q1}/{2S1S0Q1 -  Λ1S0};

      ΔY8 = ΔY7; and

      ΔY5 = ΔQ - ΔY6 - ΔY7 - ΔY8.

The Principal  Reduction  Amount ΔY5 shall be allocated,  first,  to the REMIC
III Regular  Interest LT-Y5B to the extent of the Principal  Reduction  Amount for the REMIC II Regular  Interest Y-5B and,  second,  any remainder  shall be allocated to the REMIC III Regular Interest LT5.

       For purposes of the  succeeding  formulas the  following  symbols shall have the meanings set forth below:

      Y9 =  the  aggregate   principal   balance  of  the  REMIC III   Regular
Interests LT9 and LT-Y5C after distributions on the prior Distribution Date.

      Y10 = the  principal  balance of the  REMIC III  Regular  Interest  LT10 after distributions on the prior Distribution Date.

      Y11 = the  principal  balance of the  REMIC III  Regular  Interest  LT11 after distributions on the prior Distribution Date.

      Y12 = the  principal  balance of the  REMIC III  Regular  Interest  LT12 after distributions on the prior Distribution Date (note:  Y11 = Y12).

      ΔY9 = the combined  REMIC III  Regular Interest LT9 and LT-Y5C Principal
Reduction Amount.

      ΔY10 =      the  REMIC III  Regular  Interest LT10  Principal  Reduction
Amount.

      ΔY11 =      the  REMIC III  Regular  Interest LT11  Principal  Reduction
Amount.

      ΔY12 =      the  REMIC III  Regular  Interest LT12  Principal  Reduction
Amount.

      M0 =  the  aggregate   principal   balance  of  the  REMIC  III  Regular
Interests  LT9,  LT10,  LT11,  LT12 and  LT-Y5C  after  distributions  and the allocation of Realized Losses on the prior Distribution Date.

      M1 =  the  aggregate   principal   balance  of  the  REMIC  III  Regular
Interests  LT9,  LT10,  LT11,  LT12 and  LT-Y5C  after  distributions  and the allocation of Realized Losses to be made on such Distribution Date.

      ΔM =  M0 - M1 = the aggregate of the REMIC III  Regular  Interests  LT9,
LT10, LT11, LT12 and LT-Y5C Principal Reduction Amounts.

            =     the aggregate of the principal  portions of Realized  Losses to be  allocated  to,  and the  principal  distributions  to be made  on,  the
Group 5C  Certificates and the Group 5C portion of the Class 5-M  Certificates on such  Distribution  Date  (including  distributions  of accrued  and unpaid interest on the Class 5-X  Certificates  for prior  Distribution  Dates to the extend attributable to interest accrued in respect of Group 5C).

      T0 =  the Group 5C  REMIC Net WAC Rate (stated as a monthly  rate) after giving  effect to amounts  distributed  and Realized  Losses  allocated on the prior Distribution Date.

      T1 =  the Group 5C  REMIC Net WAC Rate (stated as a monthly  rate) after giving  effect  to  amounts  to  be  distributed  and  Realized  Losses  to be allocated on such Distribution Date.

      β =   (Y10 + Y11)/M0.  The initial  value of β on the  Closing  Date for use on the first Distribution Date shall be 0.0001.

      Λ0 = the  lesser  of (A)  the  sum  of (1)  for  all  Classes  of
Group 5C  Certificates  of the  product  for  each  Class  of (i) the  monthly interest rate (as limited by the Net Funds Cap, if applicable)  for such Class applicable for  distributions  to be made on such  Distribution  Date and (ii)
the   aggregate   Certificate   Principal   Balance   for  such  Class   after
distributions and the allocation of Realized Losses on the prior  Distribution
Date,  (2) for all  Classes of Class M  Certificates  of the  product for each
Class of (i) the  monthly  interest  rate (as limited by the Net Funds Cap, if applicable)  for such Class  applicable for  distributions  to be made on such
Distribution  Date and (ii) the aggregate  Certificate  Principal  Balance for such Class  multiplied by a fraction whose numerator is the principal  balance of the REMIC II Regular Interest Y-5C and whose  denominator is the sum of the principal  balances  of the REMIC II  Regular  Interests  Y-5A,  Y-5B and Y-5C
after  distributions  and the  allocation  of  Realized  Losses  on the  prior
Distribution  Date and (3) the amount, if any, by which the sum of the amounts in clauses  (A)(1) and (2) of the  definition of (gamma)0  exceeds R0 * P0 and
(4) the amount,  if any, by which the sum of the amounts in clauses (A)(1) and
(2) of the  definition  of  Γ0  exceeds S0 * Q0 reduced by the lesser of
(i) the sum of (a) the  excess,  if any,  of R0*P0 over the sum of the amounts in clauses  (A)(1) and (2) of the  definition  of (gamma)0 and (b) the excess, if any, of S0*Q0 over the sum of the amounts in clauses  (A)(1) and (2) of the definition  of Γ0 and (ii) the sum of the amounts in clauses (3) and (4)
hereof and (B) T0*M0.

      Λ1  =      the  lesser of (A) the sum of (1) for all  Classes  of
Group 5C  Certificates  of the  product  for  each  Class  of (i) the  monthly interest rate (as limited by the Net Funds Cap, if applicable)  for such Class applicable for  distributions  to be made on the next succeeding  Distribution
Date and (ii) the  aggregate  Certificate  Principal  Balance  for such  Class after  distributions  and the allocation of Realized Losses to be made on such
Distribution  Date, (2) for all Classes of Class M Certificates of the product for each Class of (i) the monthly  interest  rate (as limited by the Net Funds
Cap, if applicable) for such Class applicable for  distributions to be made on the next  succeeding  Distribution  Date and  (ii) the  aggregate  Certificate
Principal  Balance for such Class  multiplied by a fraction whose numerator is the  principal  balance  of the  REMIC II  Regular  Interest  Y-5C  and  whose denominator  is the sum of the  principal  balances  of the  REMIC II  Regular
Interests  Y-5A,  Y-5B and Y-5C  after  distributions  and the  allocation  of
Realized Losses to be made on such Distribution  Date, (3) the amount, if any, by which the sum of the  amounts in clauses  (A)(1) and (2) of the  definition of (gamma)1  exceeds R1 * P1 and (4) the  amount,  if any, by which the sum of the amounts in clauses  (A)(1) and (2) of the  definition of Γ1  exceeds
S1 * Q1  reduced by the lesser of (i) the sum of (a) the  excess,  if any,  of
R1*P1 over the sum of the amounts in clauses  (A)(1) and (2) of the definition of (gamma)1  and (b) the excess,  if any, of S1*Q1 over the sum of the amounts in clauses  (A)(1) and (2) of the  definition  of Γ1 and (ii) the sum of the amounts in clauses (3) and (4) hereof and (B) T1*M1.
      Then, based on the foregoing definitions:

      ΔY9 = ΔM - ΔY10 - ΔY11 - ΔY12;

      ΔY10 =      (β/2){( Λ0T1 - Λ1T0)/T0T1};

      ΔY11 =      βΔM - ΔY10; and

      ΔY12 =      ΔY11.

      if both ΔY10 and  ΔY11,  as so  determined,  are  non-negative  numbers.
Otherwise:

      (1)   If ΔY10, as so determined, is negative, then

      ΔY10 = 0;

      ΔY11 = β{Λ1T0M0 - Λ0T1M1}/{Λ1T0};

      ΔY12 = ΔY11; and

      ΔY9 = ΔM - ΔY10 - ΔY11 - ΔY12.

      (2)   If ΔY11, as so determined, is negative, then

      ΔY11 = 0;

      ΔY10 = β{Λ1T0M0 - Λ0T1M1}/{2T1T0M1 -  Λ1T0};

      ΔY12 = ΔY11; and

      ΔY9 = ΔM - ΔY10 - ΔY11 - ΔY12.

The Principal  Reduction  Amount ΔY9 shall be allocated,  first,  to the REMIC
III Regular  Interest LT-Y5C to the extent of the Principal  Reduction  Amount for the REMIC II Regular  Interest Y-5C and,  second,  any remainder  shall be allocated to the REMIC III Regular Interest LT9.

      REMIC III Realized Losses:  For any Distribution  Date,  Realized Losses
on the  Mortgage  Loans for the  related  Due Period  shall be  allocated,  as
follows:   Realized  Losses  on  the  Group 1,  Group 2,  Group 3  or  Group 4
Mortgage  Loans for the related  Collection  Period  shall be allocated to the
REMIC III  Regular  Interests (other than the REMIC III Regular Interests LT1,
LT2, LT3, LT4, LT5, LT6, LT7, LT8, LT9, LT10, LT11, LT12,  LT-Y5A,  LT-Y5B and
LT-Y5C) as follows:  Realized  Losses shall be allocated to each such Class of
REMIC III  Regular  Interests  to the  extent  that such  Realized  Losses are allocated to the Related  Class or Classes of  Certificates.  Realized  Losses
so  allocated  shall be deemed to be applied to reduce the  principal  balance of, or accrued  interest  on,  such  REMIC III  Regular  Interest  to the same extent that they  reduced the  principal  balance of, or accrued  interest on, the Related Classes of Certificates.

      Realized  Losses  on  the  Group 5A   Mortgage  Loans  for  the  related
Collection  Period shall be allocated to the REMIC III  Regular Interests LT1,
LT2, LT3, LT4 and LT-Y5A,  in reduction of the principal  balances thereof and interest  accrued  thereon,  as follows:  (i) the interest portion of Realized
Losses,  if any,  shall be  allocated  pro  rata to  accrued  interest  on the
REMIC III  Regular  Interests LT1, LT2, LT3, LT4 and LT-Y5A,  to the extent of such accrued  interest,  and (ii) any remaining  interest portions of Realized
Losses and any  principal  portions  of  Realized  Losses  shall be treated as principal  portions  of Realized  Losses and  allocated  (i) to the  REMIC III
Regular  Interest LT-Y5A  to the same extent that  principal  Realized  Losses were  allocate to the REMIC II Regular  Interest  Y-5A,  (ii) to the REMIC III
Regular Interest LT2,  REMIC III  Regular  Interest LT3 and REMIC III  Regular
Interest LT4,  pro rata  according  to their  respective  Principal  Reduction
Amounts,  provided  that  such  allocation  to each of the  REMIC III  Regular
Interest  LT2,   REMIC III   Regular   Interest  LT3  and  REMIC III   Regular
Interest LT4,  and (iii) any Realized Losses not allocated to any of REMIC III
Regular  Interest LT3,  REMIC III  Regular  Interest LT4 and REMIC III Regular
Interest LT-Y5A  pursuant to the  provisos of clauses (i) and (ii) above shall be  allocated to the  REMIC III  Regular  Interest  LT1,  until the  principal balance  thereof shall have been reduced to zero.  Any Realized  Losses on the
Group 5A  Mortgage Loans remaining after the allocations made in the preceding sentences  shall be  allocated  among the Class LT2,  Class LT3 and  Class LT4
REMIC III Regular Interests pro-rata  according to their respective  principal balances as reduced by the  allocations  in the preceding  sentence until such principal balances shall have been reduced to zero.

      Realized  Losses  on  the  Group 5B   Mortgage  Loans  for  the  related
Collection  Period shall be allocated to the REMIC III Regular  Interests LT5,
LT6, LT7, LT8 and LT-Y5B,  in reduction of the principal  balances thereof and interest  accrued  thereon,  as follows:  (i) the interest portion of Realized
Losses,  if any, shall be allocated pro rata to accrued  interest on the REMIC
III Regular  Interests  LT5,  LT6,  LT7,  LT8 and LT-Y5B to the extent of such accrued interest,  and (ii) any remaining interest portions of Realized Losses and any  principal  portions of Realized  Losses shall be treated as principal portions  of  Realized  Losses  and  allocated  (i) to the  REMIC III  Regular
Interest LT-Y5B  to the  same  extent  that  principal  Realized  Losses  were allocate to the REMIC II Regular  Interest Y-5B, (ii) to the REMIC III Regular
Interest LT6,  REMIC III Regular  Interest LT7 and REMIC III Regular  Interest
LT8,  pro rata  according to their  respective  Principal  Reduction  Amounts, provided that such  allocation to each of the REMIC III Regular  Interest LT6,
REMIC III Regular  Interest  LT7 and REMIC III Regular  Interest LT8 shall not exceed their  respective  Principal  Reduction  Amounts for such  Distribution
Date, and (iii) any  Realized Losses not allocated to any of REMIC III Regular
Interest LT6, REMIC III Regular  Interest LT7, REMIC III Regular  Interest LT8
or REMIC III Regular  Interest LT-Y5B  pursuant to the provisos of clauses (i)
and (ii) above  shall be  allocated  to the REMIC III  Regular  Interest  LT5, until the  principal  balance  thereof  shall have been  reduced to zero.  Any
Realized   Losses  on  the  Group 5B   Mortgage  Loans   remaining  after  the
allocations  made in the  preceding  sentences  shall be  allocated  among the
Class  LT6,  Class LT7 and Class LT8  REMIC  III  Regular  Interests  pro-rata
according  to  their   respective   principal   balances  as  reduced  by  the
allocations  in the preceding  sentence  until such  principal  balances shall have been reduced to zero.

      Realized  Losses  on  the  Group 5C   Mortgage  Loans  for  the  related
Collection  Period shall be allocated to the REMIC III Regular  Interests LT9,
LT10,  LT11, LT12 and LT-Y5C,  in reduction of the principal  balances thereof and  interest  accrued  thereon,  as  follows:  (i) the  interest  portion  of
Realized  Losses,  if any, shall be allocated pro rata to accrued  interest on the REMIC III  Regular  Interests  LT9,  LT10,  LT11,  LT12 and  LT-Y5C to the
extent of such accrued interest,  and (ii) any remaining  interest portions of
Realized  Losses  and any  principal  portions  of  Realized  Losses  shall be treated as  principal  portions of Realized  Losses and  allocated  (i) to the
REMIC III Regular  Interest LT-Y5C  to the same extent that principal Realized
Losses were allocate to the REMIC II Regular  Interest Y-5C, (ii) to the REMIC
III  Regular  Interest  LT10,  REMIC III Regular  Interest  LT11 and REMIC III
Regular  Interest  LT12,  pro rata  according  to their  respective  Principal
Reduction  Amounts,  provided  that such  allocation  to each of the REMIC III
Regular  Interest LT10,  REMIC III Regular Interest LT11 and REMIC III Regular
Interest LT12 shall not exceed their respective  Principal  Reduction  Amounts for such  Distribution  Date,  and (iii) any Realized  Losses not allocated to any of REMIC III  Regular  Interest  LT10,  REMIC III Regular  Interest  LT11,
REMIC III Regular Interest LT12 or REMIC III Regular Interest LT-Y5C  pursuant to the  provisos of clauses (i) and (ii) above shall be allocated to the REMIC
III Regular Interest LT9, until the principal  balance thereof shall have been
reduced  to  zero.  Any  Realized  Losses  on  the  Group 5C   Mortgage  Loans
remaining  after the  allocations  made in the  preceding  sentences  shall be allocated  among the Class  LT10,  Class LT11 and Class LT12 REMIC III Regular
Interests  pro-rata  according  to  their  respective  principal  balances  as reduced by the  allocations  in the preceding  sentence  until such  principal balances shall have been reduced to zero.

            REMIC III Regular Interest LT1 Principal  Distribution Amount: For
any Distribution  Date, the excess,  if any, of the REMIC III Regular Interest
LT1 Principal  Reduction Amount for such  Distribution  Date over the Realized
Losses allocated to the REMIC III  Regular  Interest LT1 on such  Distribution
Date.

            REMIC III Regular Interest LT2 Principal  Distribution Amount: For
any Distribution  Date, the excess,  if any, of the REMIC III Regular Interest
LT2 Principal  Reduction Amount for such  Distribution  Date over the Realized
Losses allocated to the REMIC III  Regular  Interest LT2 on such  Distribution
Date.

            REMIC III Regular Interest LT3 Principal  Distribution Amount: For
any Distribution  Date, the excess,  if any, of the REMIC III Regular Interest
LT3 Principal  Reduction Amount for such  Distribution  Date over the Realized
Losses allocated to the REMIC III  Regular  Interest LT3 on such  Distribution
Date.

            REMIC III Regular Interest LT4 Principal  Distribution Amount: For
any Distribution  Date, the excess,  if any, of the REMIC III Regular Interest
LT4 Principal  Reduction Amount for such  Distribution  Date over the Realized
Losses allocated to the REMIC III  Regular  Interest LT4 on such  Distribution
Date.

            REMIC III Regular Interest LT5 Principal  Distribution Amount: For
any Distribution  Date, the excess,  if any, of the REMIC III Regular Interest
LT5 Principal  Reduction Amount for such  Distribution  Date over the Realized
Losses  allocated to the REMIC III Regular  Interest LT5 on such  Distribution
Date.

            REMIC III Regular Interest LT6 Principal  Distribution Amount: For
any Distribution  Date, the excess,  if any, of the REMIC III Regular Interest
LT6 Principal  Reduction Amount for such  Distribution  Date over the Realized
Losses  allocated to the REMIC III Regular  Interest LT6 on such  Distribution
Date.

            REMIC III Regular Interest LT7 Principal  Distribution Amount: For
any Distribution  Date, the excess,  if any, of the REMIC III Regular Interest
LT7 Principal  Reduction Amount for such  Distribution  Date over the Realized
Losses  allocated to the REMIC III Regular  Interest LT7 on such  Distribution
Date.

            REMIC III Regular Interest LT8 Principal  Distribution Amount: For
any Distribution  Date, the excess,  if any, of the REMIC III Regular Interest
LT8 Principal  Reduction Amount for such  Distribution  Date over the Realized
Losses  allocated to the REMIC III Regular  Interest LT8 on such  Distribution
Date.

            REMIC III Regular Interest LT9 Principal  Distribution Amount: For
any Distribution  Date, the excess,  if any, of the REMIC III Regular Interest
LT9 Principal  Reduction Amount for such  Distribution  Date over the Realized
Losses  allocated to the REMIC III Regular  Interest LT9 on such  Distribution
Date.

            REMIC III Regular  Interest LT10  Principal  Distribution  Amount:
For any  Distribution  Date,  the  excess,  if any,  of the REMIC III  Regular
Interest LT10 Principal  Reduction Amount for such  Distribution Date over the
Realized  Losses  allocated  to the REMIC III  Regular  Interest  LT10 on such
Distribution Date.

            REMIC III Regular  Interest LT11  Principal  Distribution  Amount:
For any  Distribution  Date,  the  excess,  if any,  of the REMIC III  Regular
Interest LT11 Principal  Reduction Amount for such  Distribution Date over the
Realized  Losses  allocated  to the REMIC III  Regular  Interest  LT11 on such
Distribution Date.

            REMIC III Regular  Interest LT12  Principal  Distribution  Amount:
For any  Distribution  Date,  the  excess,  if any,  of the REMIC III  Regular
Interest LT12 Principal  Reduction Amount for such  Distribution Date over the
Realized  Losses  allocated  to the REMIC III  Regular  Interest  LT12 on such
Distribution Date.

            REMIC III Regular Interest LT-Y5A Principal  Distribution  Amount:
For any  Distribution  Date,  the  excess,  if any,  of the REMIC III  Regular
Interest LT-Y5A  Principal  Reduction Amount for such  Distribution  Date over the  Realized  Losses  allocated to the REMIC III Regular  Interest  LT-Y5A on such Distribution Date.

            REMIC III Regular Interest LT-Y5B Principal  Distribution  Amount:
For any  Distribution  Date,  the  excess,  if any,  of the REMIC III  Regular
Interest LT-Y5B  Principal  Reduction Amount for such  Distribution  Date over the  Realized  Losses  allocated to the REMIC III Regular  Interest  LT-Y5B on such Distribution Date.

            REMIC III Regular Interest LT-Y5C Principal  Distribution  Amount:
For any  Distribution  Date,  the  excess,  if any,  of the REMIC III  Regular
Interest LT-Y5C  Principal  Reduction Amount for such  Distribution  Date over the  Realized  Losses  allocated to the REMIC III Regular  Interest  LT-Y5C on such Distribution Date.

            REMIC  Provisions:  The  provisions of the federal  income tax law relating to REMICs,  which  appear at Sections  860A through 860G of the Code,
and  related  provisions  and  regulations  promulgated  thereunder,   as  the
foregoing may be in effect from time to time.

            REMIC  Regular  Interest:  Any of the REMIC I  Regular  Interests,
REMIC II Regular  Interests,  REMIC III Regular Interests and REMIC IV Regular
Interests.

            REO  Property:  A  Mortgaged  Property  acquired by the Trust Fund through  foreclosure  or  deed-in-lieu  of  foreclosure  in connection  with a defaulted Mortgage Loan.

            Required  Insurance  Policy:  With  respect to any  Non-Designated
Mortgage  Loan,  any insurance  policy that is required to be maintained  from time to time under this  Agreement  in  respect of such  Mortgage  Loan or the related Mortgaged Property.

            Residual Certificates:  The Class AR and Class AR-L Certificates.

            Responsible  Officer:  When used with  respect  to the  Trustee or the Trust  Administrator,  shall mean any officer  within the corporate  trust department of the Trustee or the Trust Administrator,  respectively, including any Assistant Vice  President,  the Secretary,  any Assistant  Secretary,  the
Treasurer,  any Assistant Treasurer, any Trust Officer or any other officer of the  Trustee  or the  Trust  Administrator  customarily  performing  functions similar to those performed by any of the above  designated  officers and also, with respect to a particular  matter, any other officer to whom such matter is referred  because of such  officer's  knowledge  of and  familiarity  with the particular subject.

            Rolling Three Month  Delinquency  Rate: For any Distribution  Date
will be the fraction,  expressed as a percentage,  equal to the average of the
Delinquency  Rates for each of the  three (or one and two,  in the case of the first and second Distribution Dates) immediately preceding months.

            Rule 144A:  Rule 144A under the 1933 Act,  as in effect  from time to time.

            S&P:  Standard  &  Poor's  Ratings  Services,  a  division  of The
McGraw-Hill Companies, Inc., or any successor thereto.

            Scheduled  Payment:  The scheduled  monthly  payment on a Mortgage
Loan  due on any Due Date  allocable  to  principal  and/or  interest  on such
Mortgage Loan pursuant to the terms of the related Mortgage Note.

            Security  Agreement:  With  respect  to a  Cooperative  Loan,  the agreement or mortgage  creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

            Seller:  DLJMC.

            Senior Certificates:  As specified in the Preliminary Statement.

            Senior   Liquidation   Amount:   The  Group 1  Senior  Liquidation
Amount, the Group 2 Senior Liquidation  Amount, the Group 3 Senior Liquidation
Amount or the Group 4 Senior Liquidation Amount, as applicable.

            Senior Percentage:  The Group 1 Senior Percentage,  Group 2 Senior
Percentage,  Group 3  Senior  Percentage  or  Group 4  Senior  Percentage,  as
applicable.

            Senior Prepayment  Percentage:  The Senior  Prepayment  Percentage
for any  Distribution  Date occurring  during the seven years beginning on the first Distribution Date for each of Loan Group 1,  Loan Group 2,  Loan Group 3 and Loan Group 4 will equal 100%.  The Senior  Prepayment  Percentage  for any
Distribution  Date occurring on or after the seventh  anniversary of the first
Distribution  Date  for each  such  Loan  Group  will be as  follows:  for any
Distribution Date in the first year thereafter,  the related Senior Percentage plus 70% of the related  Subordinate  Percentage for such  Distribution  Date;
for any Distribution  Date in the second year  thereafter,  the related Senior
Percentage   plus  60%  of  the  related   Subordinate   Percentage  for  such
Distribution  Date; for any  Distribution  Date in the third year  thereafter, the related Senior Percentage plus 40% of the related  Subordinate  Percentage for such  Distribution  Date;  for any  Distribution  Date in the fourth  year thereafter,  the related Senior Percentage plus 20% of the related Subordinate
Percentage  for  such  Distribution   Date;  and  for  any  Distribution  Date
thereafter, the related Senior Percentage for such Distribution Date.

            Notwithstanding  the foregoing,  on any Distribution Date and with respect to Loan  Group 1,  Loan  Group 2,  Loan Group 3 or Loan Group 4 if the
Senior Percentage  exceeds the initial related Senior  Percentage,  the Senior
Prepayment  Percentage  for each Group for that  Distribution  Date will equal
100%,  (ii) if  on or  before  the  Distribution  Date in  December 2007,  the
Group C-B  Percentage  is  greater  than  or  equal  to  twice  the  Group C-B
Percentage  as of the  Closing  Date,  in  which  case the  Senior  Prepayment
Percentage for each Group will equal the related Senior  Percentage,  plus 50%
of the related  Subordinate  Percentage  for that  Distribution  Date,  and if after the  Distribution  Date in  December 2007,  the Group C-B  Percentage is
greater  than or equal to twice the  Group C-B  Percentage  as of the  Closing
Date,  then the  Senior  Prepayment  Percentage  for each such  Group for such
Distribution Date will equal the related Senior Percentage).

            Notwithstanding  the foregoing,  the Senior Prepayment  Percentage for any of Loan  Group 1,  Loan  Group 2,  Loan Group 3 or Loan Group 4  shall equal  100%  for  any  Distribution  Date  as to  which  (i)  the  outstanding principal balance of the Mortgage Loans in the related Loan Group,  delinquent
60  days  or  more  (including  all  REO  Properties  and  Mortgage  Loans  in foreclosure)  (averaged over the preceding six month period),  as a percentage
of  the   related   aggregate   Subordinate   Component Balance   as  of  such
Distribution Date is equal to or greater than 50% or (ii) cumulative  Realized
Losses  for the  Mortgage  Loans in the  related  Loan  Group  exceed (a) with respect to any Distribution  Date prior to the third  anniversary of the first
Distribution Date, 20% of the related aggregate Subordinate  Component Balance as of the Closing Date (the "Original  Subordinate  Principal  Balance"),  (b)
with respect to any  Distribution  Date on or after the third  anniversary but prior to the eighth  anniversary  of the first  Distribution  Date, 30% of the related  Original  Subordinate  Principal  Balance,  (c) with  respect  to any
Distribution  Date on or after the eighth  anniversary  but prior to the ninth anniversary  of the  first  Distribution  Date,  35% of the  related  Original
Subordinate  Principal  Balance,  (d) with respect to any Distribution Date on or after the ninth  anniversary  but  prior to the  tenth  anniversary  of the first  Distribution  Date, 40% of the related Original  Subordinate  Principal
Balance,  (e) with  respect  to any  Distribution  Date on or after  the tenth anniversary  but prior to the eleventh  anniversary of the first  Distribution
Date, 45% of the related Original  Subordinate  Principal Balance and (f) with respect to any Distribution  Date on or after the eleventh  anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

            If the Senior  Prepayment  Percentage  for one Loan  Group  equals
100% due to the  limitations  set  forth  above,  then the  Senior  Prepayment
Percentage for the other Loan Groups will equal 100%.

            If on any  Distribution  Date the  allocation to a Class of Senior
Certificates  then  entitled to  distributions  of Principal  Prepayments  and other amounts in the percentage  required  above would reduce the  outstanding
Class  Principal  Balance of that Class below zero, the  distribution  to that
Class of Senior  Certificates  of the Senior  Prepayment  Percentage  of those amounts  for  such  Distribution  Date  shall  be  limited  to the  percentage necessary to reduce the related Class Principal Balance to zero.

            Senior   Principal   Distribution   Amount:   The  Group 1  Senior
Principal  Distribution Amount,  Group 2 Senior Principal Distribution Amount,
Group 3  Senior  Principal  Distribution  Amount or Group 4  Senior  Principal
Distribution Amount, as applicable.

            Servicer Employee:  As defined in Section 3.18.

            Servicer  Letter  Agreement:  With respect to each  Servicer,  the letter  agreement,  dated as of the Closing  Date,  between such  Servicer and
DLJMC regarding  surviving  provisions such Servicer's  mortgage loan purchase and servicing agreement with DLJMC.

            Servicer  Mortgage  File:  All documents  pertaining to a Mortgage
Loan not required to be included in the Trustee  Mortgage File and held by the
Master Servicer or the related Servicer or any Sub-Servicer.

            Servicers:  SPS,  GreenPoint,  Wells Fargo,  WMMSC and Wilshire to
the  extent it has taken  over the  servicing  of one or more  Mortgage  Loans pursuant to Section 3.19  and, in each case, any successor in interest thereto or any successor servicer appointed as provided herein.

            Servicing  Advance:  With respect to the  Non-Designated  Mortgage
Loans,  all  customary,  reasonable  and  necessary  "out of pocket" costs and
expenses   incurred  in  the  performance  by  a  Servicer  of  its  servicing obligations  related to such Mortgage  Loans,  including,  but not limited to, the cost (including  reasonable  attorneys' fees and disbursements) of (i) the preservation,  restoration  and  protection  of  a  Mortgaged  Property,  (ii)
compliance  with the  obligations  under  Section 3.11  and any enforcement or
judicial  proceedings,   including  foreclosures,  (iii)  the  management  and
liquidation  of any REO Property  (including  default  management  and similar services,  appraisal  services  and real  estate  broker  services),  (iv) any expenses  incurred by a Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a),  (v)
compliance  with  the  obligations  under  Section 3.09,   (vi)  locating  any
documents missing from the Trustee's  Mortgage File and (vii) obtaining broker price  opinions.  In no  event  will  any  Servicer  be  required  to make any
Servicing Advance which would constitute a Nonrecoverable Advance.

            With respect to the Designated  Mortgage Loans,  Servicing Advance
shall  have  the  meaning  assigned  to such  term in the  related  Designated
Servicing Agreement.

            Servicing  Fee:  As to each  Mortgage  Loan  and any  Distribution
Date,  an amount equal to one month's  interest at the  Servicing  Fee Rate on the Stated  Principal  Balance of such Mortgage Loan as of the Due Date in the month of such  Distribution  Date  (prior  to giving  effect to any  Scheduled
Payments due on such Mortgage Loan on such Due Date),  subject to reduction as provided in Section 3.14.

            Servicing Fee Rate: As to each Mortgage  Loan,  the per annum rate set forth on the related Mortgage Loan Schedule.

            Servicing  Officer:  Any  officer  of a Servicer  involved  in, or responsible  for, the  administration  and  servicing of the related  Mortgage
Loans  whose  name  and  specimen  signature  appear  on a list  of  servicing officers  furnished to the Trustee and the Trust  Administrator  by a Servicer
on the Closing Date pursuant to this Agreement,  as such list may from time to time be amended and delivered to the Trustee and Trust Administrator.

            Special   Event   of   Default:   An  Event   of   Default   under
Section 8.01(b)  which arises solely from the cumulative effect of a breach or breaches by WMMSC of its  agreements  as set forth in clauses  (i)(x)  through
(z), inclusive, of the first paragraph of Section 2.07(g).

            Special  Hazard Loss: A Realized  Loss (or portion  thereof)  with respect to a Mortgage Loan arising from any direct  physical loss or damage to a Mortgaged  Property  which is not covered by a standard  hazard  maintenance policy with extended  coverage or by a flood insurance  policy,  if applicable
(or which would not have been  covered by such a policy had such a policy been maintained),  which is caused by or results  from any cause  except:  (i) wear and tear,  deterioration,  rust or corrosion,  mold, wet or dry rot,  inherent vice or  latent  defect,  animals,  birds,  vermin,  insects;  (ii)  settling,
subsidence,   cracking,   shrinkage,   bulging  or  expansion  of   pavements,
foundations,  walls, floors, roofs or ceilings; (iii) errors in design, faulty workmanship or faulty  materials,  unless the collapse of the property or part thereof  ensues and then only for the ensuing  loss;  (iv) nuclear or chemical reaction or nuclear  radiation or radioactive or chemical  contamination,  all whether  controlled  or  uncontrolled,  and  whether  such  loss be  direct or indirect,  proximate or remote; (v) hostile or warlike action in time of peace or war,  including  action in  hindering,  combating or  defending  against an actual,  impending  or expected  attack  (a) by any  government  of  sovereign power,  de  jure  or de  facto,  or by  any  authority  maintaining  or  using military,  naval or air forces,  (b) by military,  naval or air forces, or (c)
by an agent of any such  government,  power,  authority  or  forces;  (vi) any weapon of war employing  atomic fission or  radioactive  force whether in time of peace or war;  or (vii)  insurrection,  rebellion,  revolution,  civil war, usurped  power  or  action  taken  by  governmental  authority  in  hindering, combating or defending  against such occurrence,  seizure or destruction under quarantine or customs regulations,  confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special  Hazard  Loss  Coverage   Amount:   With  respect  to  the
Class C-B  Certificates,  as of the Closing Date,  $5,216,322  subject in each case  to  reduction  from  time  to  time,  to  be  an  amount  equal  on  any
Distribution  Date to the lesser of (a) the  greatest  of (i) 1% of the sum of the aggregate Stated Principal Balances of the Group 1,  Group 2,  Group 3 and
Group 4  Mortgage  Loans,  (ii) twice the  principal  balance  of the  largest
Mortgage  Loan in Loan Group 1,  Loan  Group 2,  Loan Group 3 and Loan Group 4
and (iii) the aggregate  Stated  Principal  Balances of the Group 1,  Group 2,
Group 3 and Group 4 Mortgage Loans secured by Mortgaged  Properties located in the single  California  postal  zip code area  having  the  highest  aggregate principal  balance of any such zip code area and (b) the  Special  Hazard Loss
Coverage  Amount as of the  Closing  Date less the  amount,  if any, of losses attributable to Special Hazard Losses allocated to the Class C-B  Certificates since the  Closing  Date.  All Stated  Principal  Balances  for the purpose of this  definition will be calculated as of the first day of the month preceding such  Distribution  Date after  giving  effect to  scheduled  installments  of principal  and interest on the Mortgage  Loans then due,  whether or not paid.
The Special  Hazard Loss  Coverage  Amount may be reduced below the amount set forth above for any Distribution  Date with the consent of the Rating Agencies as evidenced by a letter of each Rating Agency to the Trust  Administrator  to the effect that any such  reduction  will not result in a  downgrading  of the current ratings assigned to such Classes of Certificates rated by it.

            Special Hazard Loss Coverage  Termination  Date: The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

            Special Servicer: Wilshire Credit Corporation,  and its successors and permitted assigns.

            Special  Serviced  Mortgage Loan: The Mortgage Loans for which the
Special Servicer acts as servicer pursuant to Section 3.19.

            SPS: Select Portfolio  Servicing,  Inc., a Utah  corporation,  and its successors and assigns.

            SPS  Mortgage  Loans:  Any SPS Serviced  Mortgage  Loans for which
SPS has not entered into a  subservicing  arrangement  for such  Mortgage Loan pursuant to Section 3.02 hereof.

            SPS Serviced  Mortgage  Loans:  The Mortgage  Loans  identified as such on the Mortgage Loan Schedule for which SPS is the applicable Servicer.

            Standard Hazard Policy:  Each standard hazard  insurance policy or replacement therefore referred to in Section 3.09.

            Startup Day:  The Closing Date.

            Stated  Principal  Balance:  As to any Mortgage Loan and Due Date,
the  unpaid  principal  balance of such  Mortgage  Loan as of such Due Date as specified in the  amortization  schedule at the time relating  thereto (before any  adjustment to such  amortization  schedule by reason of any moratorium or
similar   waiver  or  grace  period)  after  giving  effect  to  any  previous
Curtailments and Liquidation  Proceeds allocable to principal (other than with respect to any  Liquidated  Mortgage Loan) and to the payment of principal due on such  Due  Date and  irrespective  of any  delinquency  in  payment  by the related Mortgagor.

            Stepdown  Date:  The  date  occurring  on the  later  of  (x)  the
Distribution  Date in  December 2007  and (y) the first  Distribution  Date on which the Group 5 Senior Enhancement  Percentage  (calculated for this purpose after  giving  effect  to  payments  or other  recoveries  in  respect  of the
Mortgage  Loans in Loan  Group 5  during  the  related  Collection  Period but before  giving  effect  to  payments  on  the  Group 5  Certificates  on  such
Distribution Date) is greater than or equal to 21.00%.

            Stock Power:  With respect to a  Cooperative  Loan,  an assignment of the stock certificate or an assignment of the Cooperative  Shares issued by the Cooperative Corporation.

            Streamlined   Mortgage   Loan:  A  Mortgage  Loan   originated  in
connection  with the  refinance  of a mortgage  loan  pursuant to the Seller's streamlined documentation program then in effect.

            Subordinate   Certificates:   As  specified  in  the   Preliminary
Statement.

            Subordinate  Component Balance:  For  any of  Loan  Group 1,  Loan
Group 2,  Loan Group 3 and Loan Group 4, as of any date of determination,  the then outstanding  aggregate Stated Principal  Balance of the Mortgage Loans in that  Loan  Group,  minus  the sum of the  then  outstanding  aggregate  Class
Principal Balance of the related Classes of Class A Certificates.

            Subordinate  Group 5A  Balance:  For any Distribution Date will be the Aggregate  Loan Group Balance for Loan Group 5A as of the first day of the related  Collection  Period less the aggregate Class Principal  Balance of the
Class 5-A-1-1 and Class 5-A-1-2 Certificates.

            Subordinate  Group 5B  Balance:  For any Distribution Date will be the Aggregate  Loan Group Balance for Loan Group 5B as of the first day of the related  Collection Period less the aggregate Class Principal  Balances of the
Class 5-A-2 and Class 5-A-3 Certificates.

            Subordinate  Group 5C  Balance:  For any Distribution Date will be the Aggregate  Loan Group Balance for Loan Group 5C as of the first day of the related  Collection Period less the aggregate Class Principal  Balances of the
Class 5-A-4, Class 5-A-5-1 and Class 5-A-5-2 Certificates.

            Subordinate  Liquidation  Amount:  For any  Distribution  Date and
any of Loan Group 1,  Loan  Group 2,  Loan Group 3 or Loan Group 4 the excess, if any, of the aggregate  Liquidation  Principal of all Mortgage Loans in that
Loan Group which became  Liquidated  Mortgage  Loans during the calendar month preceding the Distribution  Date over the Group 1 Senior  Liquidation  Amount,
Group 2  Senior  Liquidation  Amount,  Group 3  Senior  Liquidation  Amount or
Group 4 Senior Liquidation Amount, as applicable, for such Distribution Date.

            Subordinate  Percentage:  As to any  Distribution  Date  and  Loan
Group 1,  Loan Group 2,  Loan Group 3 or Loan Group 4, the excess of 100% over the related Senior Percentage for that Distribution Date.

            Subordinate  Prepayment  Percentage:  As to any Distribution  Date
and with respect to Loan Group 1,  Loan Group 2, Loan Group 3 or Loan Group 4,
100% minus the related  Senior  Prepayment  Percentage  for such  Distribution
Date; provided,  however, that if the aggregate Class Principal Balance of the
Senior Certificates  related to such Loan Group has been reduced to zero, then the Subordinate Prepayment Percentage for such Loan Group will equal 100%.

            Subordinate  Principal  Distribution  Amount:  With respect to any
Distribution  Date, the sum of the following amounts for each of Loan Group 1,
Loan  Group 2,  Loan  Group 3 or Loan  Group 4:  (i) the  related  Subordinate
Percentage  of  the  related  Principal  Payment  Amount,   (ii)  the  related
Subordinate  Prepayment Percentage of the related Principal Prepayment Amount, and (iii) the  related  Subordinate  Liquidation  Amount;  less the  amount of certain cross-collateralization payments as made pursuant to Section 4.07.

            Subordination  Level:  As to any  Distribution  Date and any Class
of Class C-B Certificates,  the percentage obtained by dividing the sum of the
Class Principal  Balances of all Classes of Class C-B  Certificates  which are subordinate  in  right  of  payment  to such  Class  by the  sum of the  Class
Principal  Balances of the Group 1,  Group 2,  Group 3,  Group 4 and Class C-B
Certificates, in each case immediately prior to such Distribution Date.

            Substitution Adjustment Amount:  As defined in Section 2.03.

            Sub-Servicer:    Any   other    entity   with   respect   to   any
Non-Designated  Mortgage Loan under any Sub Servicing Agreement  applicable to such  Mortgage  Loan and any  successors  and assigns under such Sub Servicing
Agreement.

            Sub-Servicing   Agreement:   Any  servicing  agreement  between  a
Servicer and a Sub-Servicer  pursuant to which a Servicer delegates any of its servicing  responsibilities with respect to any of the Non-Designated Mortgage
Loans.

            Targeted  Overcollateralization  Amount: For any Distribution Date
prior to the Stepdown Date,  0.50% of the Aggregate Loan Group 5 Balance as of
the  Cut-off  Date;  with  respect  to any  Distribution  Date on or after the
Stepdown Date and with respect to which a Trigger Event is not in effect,  the greater  of  (a)  1.00%  of  the  Aggregate  Loan  Group 5  Balance  for  such
Distribution  Date, or (b) 0.50% of the  Aggregate  Group 5 Loan Balance as of
the Cut off  Date;  with  respect  to any  Distribution  Date on or after  the
Stepdown  Date with  respect  to which a Trigger  Event  has  occurred  and is continuing,  the Targeted  Overcollateralization  Amount for the  Distribution
Date immediately preceding such Distribution Date.

            Tax  Matters  Person:   The  person  designated  as  "tax  matters
person" in the manner  provided  under  Treasury  regulation § 1.860F 4(d) and temporary Treasury regulation  § 301.6231(a)(7)1T.  Initially, the Tax Matters
Person shall be the Trust Administrator.

            Telerate  Page  3750:  The  display  designated  as  page  3750 on
Bridge  Telerate  Service (or such other page as may replace page 3750 on that service for the purpose of displaying  London interbank offered rates of major banks).

            Terminating  Entity:  SPS or the  entity  or  entities  designated pursuant to Section 7.04(b) of the Agreement.

            Termination  Date:  With regard to the  Class C-B-1  Interest Rate
Cap Agreement,  the  Class C-B-1  Interest Rate Cap Agreement  Payment Date in
November 2009.  With regard to the  Class 5-A-3  Interest Rate Cap  Agreement, the Class 5-A-3 Interest Rate Cap Agreement Payment Date in September 2008.

            Transferring Servicer:  As defined in Section 3.19 hereof.

            Transferee    Affidavit    and    Agreement:    As    defined   in
Section 6.02(g)(i)(B).

            Trigger  Event:  A Trigger  Event will occur for any  Distribution
Date if either (i) the  Rolling  Three Month  Delinquency  Rate as of the last day of the related  Collection  Period equals or exceeds 36.00% of the Group 5
Senior  Enhancement   Percentage  for  such  Distribution  Date  or  (ii)  the
cumulative  Realized  Losses as a  percentage  of the  Aggregate  Group 5 Loan
Balance on the Closing  Date for such  Distribution  Date is greater  than the percentage set forth in the following table:

         Range of Distribution Dates       Cumulative Loss Percentage

         December 2007 - November 2008               1.00%*
         December 2008 - November 2009               1.25%*
         December 2009 - November 2010               1.75%*
         December 2010 and thereafter                2.00%*

         *  The  cumulative   loss   percentages  set  forth  above  are
            applicable   to  the   first   Distribution   Date   in  the
            corresponding  range of Distribution  Dates.  The cumulative loss percentage for each succeeding  Distribution  Date in a range  increases  incrementally  by  1/12  of  the  positive difference  between the  percentage  applicable to the first
            Distribution   Date  in  that   range  and  the   percentage
            applicable to the first  Distribution Date in the succeeding range.

            Trust:  The trust created pursuant to this Agreement.

            Trust  Administrator:  Wells Fargo Bank,  N.A., a national banking association,  not in its  individual  capacity,  but solely in its capacity as
Trust  Administrator  for the  benefit  of the  Certificateholders  under this
Agreement, and any successor thereto, as provided herein.

            Trust Administrator Fee:  As specified in Section 10.05.

            Trust  Administrator  Fee Rate:  As to each  Mortgage  Loan, a per annum rate equal to 0.00%.

            Trust  Fund:  The corpus of the trust  created  by this  Agreement consisting  of (a) the Mortgage  Loans listed in the Mortgage  Loan  Schedule, including all interest and  principal  received or receivable by the Depositor on or with  respect  to the  Mortgage  Loans  after the Cut off Date,  but not including  payments of principal  and interest due and payable on the Mortgage
Loans  on or  before  the Cut off  Date,  together  with  the  Mortgage  Files relating to the Mortgage Loans, (b) REO Property,  (c) the Collection Account,
the  Certificate  Account and all amounts  deposited  therein  pursuant to the applicable  provisions  of this  Agreement,  (d) any  insurance  policies with
respect  to  the  Mortgage  Loans,  (e)  the  Depositor's   rights  under  the
Assignment  and  Assumption  Agreement,  (f) all  proceeds of the  conversion, voluntary or  involuntary,  of any of the foregoing  into cash or other liquid property and (g) the Trust's rights under the Interest Rate Cap Agreements.

            Trust   Receipt   and   Final   Certification:   As   defined   in
Section 2.02(a).

            Trust   Receipt   and   Initial   Certification:   As  defined  in
Section 2.02(a).

            Trustee:  U.S.  Bank  National  Association,  a  national  banking association,  not in its  individual  capacity,  but solely in its capacity as trustee for the benefit of the  Certificateholders  under this Agreement,  and any successor thereto, as provided herein.

            Trustee   Mortgage   File:  The  mortgage   documents   listed  in
Section 2.01   hereof  pertaining  to  a  particular  Mortgage  Loan  and  any additional  documents  required  to be  added  to the  Trustee  Mortgage  File pursuant to this Agreement.

            Uncertificated    Accrued   Interest:    With   respect   to   any
Uncertificated  Regular  Interest  for  any  Distribution  Date,  one  month's
interest   at  the   related   Uncertificated   Pass-Through   Rate  for  such
Distribution  Date,  accrued  on  the  Uncertificated   Principal  Balance  or
Uncertificated  Notional  Amount,  as  applicable,  immediately  prior to such
Distribution  Date.  Uncertificated  Accrued  Interest for the  Uncertificated
Regular  Interests  shall accrue on the basis of a 360-day year  consisting of
twelve   30-day   months.   For   purposes  of   calculating   the  amount  of
Uncertificated  Accrued  Interest for the REMIC I  Regular  Interests  for any
Distribution  Date,  any  Prepayment  Interest  Shortfalls  (to the extent not covered by Compensating  Interest) relating to the Group 1,  Group 2,  Group 3 and  Group 4,  Mortgage  Loans for any  Distribution  Date shall be  allocated among the REMIC I  Regular  Interests,  pro rata,  based on, and to the extent of,  Uncertificated  Accrued Interest,  as calculated  without  application of this  sentence.  For  purposes  of  calculating  the amount of  Uncertificated
Accrued  Interest for the  REMIC II  Regular  Interests  Y-5A and Z-5A for any
Distribution  Date,  any  Prepayment  Interest  Shortfalls  (to the extent not covered by Compensating  Interest) relating to the Group 5A Mortgage Loans for any Distribution  Date shall be allocated to REMIC II  Regular  Interests Y-5A and Z-5A, pro rata according to the  Uncertificated  Accrued  Interest thereon
calculated   without   reference  to  this  sentence  of  the   definition  of
Uncertificated  Accrued  Interest.  For purposes of calculating  the amount of
Uncertificated  Accrued  Interest for the REMIC II Regular  Interests Y-5B and
Z-5B for any  Distribution  Date, any Prepayment  Interest  Shortfalls (to the
extent  not  covered  by  Compensating  Interest)  relating  to  the  Group 5B
Mortgage  Loans for any  Distribution  Date shall be allocated to the REMIC II
Regular  Interests  Y-5B and Z-5B  pro-rata  according  to the  Uncertificated
Accrued Interest thereon  calculated without reference to this sentence of the definition of  Uncertificated  Accrued  Interest.  For purposes of calculating the  amount  of  Uncertificated  Accrued  Interest  for the  REMIC II  Regular
Interests Y-5C and Z-5C for any  Distribution  Date,  any Prepayment  Interest
Shortfalls (to the extent not covered by  Compensating  Interest)  relating to the Group 5C  Mortgage Loans for any  Distribution  Date shall be allocated to the  REMIC  II  Regular  Interests  Y-5C and Z-5C  pro-rata  according  to the
Uncertificated  Accrued Interest thereon  calculated without reference to this sentence of the definition of Uncertificated  Accrued  Interest.  For purposes
of  calculating  the  amount  of  Uncertificated   Accrued  Interest  for  the
REMIC III  Regular  Interests  for  any  Distribution   Date,  any  Prepayment
Interest  Shortfalls  (to the extent not  covered  by  Compensating  Interest)
relating to the Group 1,  Group 2,  Group 3 and Group 4 Mortgage Loans for any
Distribution  Date shall be allocated  among the REMIC III  Regular  Interests
(other than the LT1, LT2, LT3,  LT4,  LT5,  LT6,  LT7, LT8, LT9,  LT10,  LT11,
LT12,  LT-Y5A,  LT-Y5B and LT-Y5C),  pro rata, based on, and to the extent of,
Uncertificated  Accrued Interest,  as calculated  without  application of this sentence,  any  Prepayment  Interest  Shortfalls (to the extent not covered by
Compensating  Interest)  relating  to the  Group 5A  Mortgage  Loans  for  any
Distribution  Date shall be allocated among REMIC III  Regular  Interests LT1,
LT2,  LT3,  LT4  and  LT-Y5A,  pro  rata,  based  on,  and to the  extent  of,
Uncertificated  Accrued Interest,  as calculated  without  application of this sentence,  any  Prepayment  Interest  Shortfalls (to the extent not covered by
Compensating  Interest)  relating  to the  Group 5B  Mortgage  Loans  for  any
Distribution  Date shall be allocated  among REMIC III Regular  Interests LT5,
LT6,  LT7,  LT8  and  LT-Y5B,  pro  rata,  based  on,  and to the  extent  of,
Uncertificated  Accrued Interest,  as calculated  without  application of this sentence and any Prepayment  Interest Shortfalls (to the extent not covered by
Compensating  Interest)  relating  to the  Group 5C  Mortgage  Loans  for  any
Distribution  Date shall be allocated  among REMIC III Regular  Interests LT9,
LT10,  LT11,  LT12 and  LT-Y5C,  pro rata,  based on,  and to the  extent  of,
Uncertificated  Accrued Interest,  as calculated  without  application of this sentence.  Uncertificated  Accrued  Interest on the REMIC IV  Regular Interest
5-X-PO  shall  be  zero.  Uncertificated  Accrued  Interest  on  the  REMIC IV
Regular  Interest  5-X-IO  for each  Distribution  Date  shall  equal  Accrued
Certificate Interest for the Class 5-X Certificates.

            Uncertificated  Notional  Amount:  With respect to the Class LT-IO
Regular  Interest or the REMIC III Regular  Interest IOL, its notional  amount outstanding as of any date of determination.

            Uncertificated   Pass-Through   Rate:  For  any  REMIC  I  Regular
Interest,  REMIC II Regular  Interest or REMIC III Regular  Interest,  the per
annum rate set forth or calculated in the manner  described in the Preliminary
Statement under "REMIC I", "REMIC II" or "REMIC III", respectively.

            Uncertificated  Principal  Balance:  The  principal  amount of any
REMIC I, REMIC II or REMIC III Regular Interest  outstanding as of any date of determination.  As of the Closing Date, the  Uncertificated  Principal Balance
of each  REMIC I,  REMIC II and REMIC III  Regular  Interest  shall  equal the
amount  set  forth  in  the  Preliminary   Statement  hereto  as  its  Initial
Uncertificated  Principal  Balance under "REMIC I," "REMIC II" and "REMIC III"
respectively.  On each Distribution Date, the Uncertificated Principal Balance of each  REMIC I Regular  Interest,  REMIC II Regular  Interest  and REMIC III
Regular Interest shall be reduced,  in the case of REMIC I Regular  Interests, by the sum of (i) the  principal  portion of Realized Losses  allocated to the
REMIC I  Regular  Interests  in  accordance  with  the  definition  of REMIC I
Realized Losses and (ii) the amounts deemed  distributed on each  Distribution
Date in respect of  principal  on the REMIC I Regular  Interests  pursuant  to
Section  4.01(III)(a),  in the case of REMIC II Regular Interests,  by the sum of (i) the  principal  portion of Realized  Losses  allocated  to the REMIC II
Regular  Interests  in  accordance  with the  definition  of REMIC II Realized
Losses and (ii) the amounts deemed  distributed on each  Distribution  Date in respect of  principal  on the REMIC II Regular  Interests  pursuant to Section
4.01(III)(b),  and, in the case of REMIC III Regular Interests,  by the sum of
(i) the  principal  portion  of  Realized  Losses  allocated  to the REMIC III
Regular  Interests in  accordance  with the  definition  of REMIC III Realized
Loss and (ii) the amounts  deemed  distributed  on each  Distribution  Date in respect of  principal on the REMIC III Regular  Interests  pursuant to Section
4.01(III)(c).

            Uncertificated  Regular  Interest:  Any of  the  REMIC  I  Regular
Interests, REMIC II Regular Interests and REMIC III Regular Interests.

            Undercollateralized Group:  As defined in Section 4.07(b).

            Underwriter's   Exemption:    Prohibited   Transaction   Exemption
2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto),  or any  substantially  similar  administrative  exemption  granted  by  the  U.S.
Department of Labor.

            U.S. Bank:  U.S. Bank National Association.

            U.S.  Person:  A citizen  or  resident  of the  United  States,  a
corporation,   partnership  or  other  entity  treated  as  a  corporation  or partnership for federal income tax purposes  created or organized in, or under the laws  of,  the  United  States,  any  State  thereof  or the  District  of
Columbia,  or an estate whose income from sources without the United States is includable  in gross  income for United  States  federal  income tax  purposes regardless of its  connection  with the conduct of a trade or business  within the United  States,  any trust  treated as a United  States  Person under Code
Section 7701(a)(30).

            Voting  Rights:  The  portion  of the  voting  rights  of all  the
Certificates  that is allocated to any  Certificate for purposes of the voting
provisions  of  this  Agreement.   At  all  times  during  the  term  of  this
Agreement,  98% of all Voting  Rights  shall be  allocated  among the  Class A
Certificates  (other than the Class 5-X and  Residual  Certificates),  Class M
Certificates   and  Class C-B   Certificates   (other  than  the  Class C-B-1X
Certificates).  The  portion of such 98% Voting  Rights  allocated  to each of
the   Class A   Certificates   (other   than  the  Class   5-X  and   Residual
Certificates),  Class M Certificates  and Class C-B  Certificates  (other than the Class C-B-1X Certificates) shall be based on the fraction,  expressed as a percentage,  the  numerator  of which is the Class  Principal  Balance of each such Class then  outstanding  and the  denominator  of which is the  aggregate
Class  Principal  Balance of all such Classes then  outstanding.  At all times
during  the  term  of  this   Agreement,   the  Class  C-B-1X  and   Class 5-X
Certificates  shall each be allocated 1% of the Voting  Rights.  Voting Rights shall be allocated among the  Certificates  within each Class in proportion to their  respective  outstanding  Class  Principal  Balances  or Class  Notional
Amounts,  as applicable.  The Class AR and Class AR-L  Certificates shall have no Voting Rights.

            Wells Fargo:  Wells Fargo Bank, N.A.

            Wells  Fargo   Serviced   Mortgage   Loans:   The  Mortgage  Loans
identified  as such on the Mortgage  Loan  Schedule,  for which Wells Fargo is the applicable Servicer.

            WMMSC:  Washington  Mutual Mortgage  Securities  Corp., a Delaware
corporation, and its successors and assigns.

            WMMSC Serviced  Mortgage Loans:  The Mortgage Loans  identified as such  on the  Mortgage  Loan  Schedule,  for  which  WMMSC  is the  applicable
Servicer.  For the  avoidance of doubt,  no WMMSC  Serviced  Mortgage  Loan is master serviced by the Master Servicer.

ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                        REPRESENTATIONS AND WARRANTIES

SECTION 2.01.     Conveyance of Trust Fund.

(a)   The  Depositor  does hereby  establish  the Trust and sells,  transfers, assigns,  delivers,  sets over and  otherwise  conveys to the Trustee in trust for the benefit of the  Certificateholders,  without recourse, the Depositor's right,  title and  interest  in and to (a) the  Mortgage  Loans  listed in the
Mortgage  Loan  Schedule,  including  all interest and  principal  received or receivable  by the  Depositor on or with  respect to the Mortgage  Loans after the Cut-off Date and any Assigned  Prepayment  Premiums with respect  thereto, but not  including  payments of principal  and interest due and payable on the
Mortgage  Loans on or before the  Cut-off  Date,  together  with the  Mortgage
Files relating to the Mortgage  Loans,  (b) REO  Property,  (c) the Collection
Account,  the Certificate  Account and all amounts  deposited therein pursuant to the applicable  provisions of this  Agreement,  (d) any insurance  policies with  respect to the  Mortgage  Loans,  (e) the  Depositor's  rights under the
Assignment  and Assumption  Agreement and (f) all proceeds of the  conversion, voluntary or  involuntary,  of any of the foregoing  into cash or other liquid property.

(b)   In connection  with the transfer and  assignment set forth in clause (a)
above,  the  Depositor  has delivered or caused to be delivered to a Custodian for the benefit of the Certificateholders,  the documents and instruments with respect to each Mortgage Loan as assigned:

(i)   (A) the original Mortgage Note bearing all intervening  endorsements and including  any  riders to the  Mortgage  Note,  endorsed  "Pay to the order of
________________,  without  recourse" and signed in the name of the last named endorsee by an  authorized  officer or (B) with  respect to any Lost  Mortgage
Note, a lost note  affidavit  and indemnity  from the Seller  stating that the original  Mortgage Note was lost or destroyed,  (together  with a copy of such
Mortgage  Note,  if  available)  and  indemnifying  the Trust Fund against any loss,  cost or  liability  resulting  from the failure to deliver the original
Mortgage Note;

(ii)  the original of any guarantee  executed in connection  with the Mortgage
Note (if any);

(iii) for each Mortgage Loan that is not a MERS  Mortgage  Loan,  the original
Mortgage,  with  evidence of  recording  thereon,  or copies  certified by the related  recording  office  or if the  original  Mortgage  has  not  yet  been returned from the recording  office,  a copy  certified by or on behalf of the
Seller  indicating  that such Mortgage has been  delivered for recording  (the return  directions for the original  Mortgage should indicate,  when recorded, mail to the Seller) and in the case of each MERS Mortgage  Loan,  the original
Mortgage,  noting the  presence  of the MIN of the related  Mortgage  Loan and either  language  indicating  that  the  Mortgage  Loan  is a MOM  Loan if the
Mortgage  Loan is a MOM  Loan or if the  Mortgage  Loan  was not a MOM Loan at
origination,  the original  Mortgage and the assignment  thereof to MERS, with evidence of recording  indicated  thereon or a copy of the Mortgage  certified by the public recording office in which such Mortgage has been recorded;

(iv)  the  originals  of  all  assumption,   modification,   consolidation  or
extension  agreements,  (or, if an original of any of these  documents has not been  returned from the recording  office,  a copy thereof  certified by or on behalf of the Seller,  the original to be  delivered  to the Seller  forthwith after return from such recording  office) with evidence of recording  thereon, if any;

(v)   for each Mortgage Loan that is not a MERS  Mortgage  Loan,  the original
Assignment of Mortgage as appropriate,  in recordable  form, for each Mortgage
Loan from the last assignee assigned in blank;

(vi)  for  each  Mortgage  Loan  that  was  not a MERS  Mortgage  Loan  at its
origination,   the  originals  of  any  intervening  recorded  Assignments  of
Mortgage,  showing a complete chain of assignment from origination to the last assignee,  including  warehousing  assignments,  with  evidence  of  recording thereon (or, if an original  intervening  Assignment  of Mortgage has not been returned from the recording  office, a copy thereof  certified by or on behalf of the Seller,  the original to be delivered to the Custodian  forthwith after return from such recording office);

(vii) the  original   mortgage  title  insurance  policy,  or  copy  of  title
commitment (or in appropriate  jurisdictions,  attorney's opinion of title and abstract of title); and

(viii)      with respect to a  Cooperative  Loan, if any, the originals of the following documents or instruments:

(A)   the Cooperative Shares, together with the Stock Power in blank;

(B)   the executed Security Agreement;

(C)   the executed  Proprietary  Lease and the Assignment of Proprietary Lease
to the originator of the Cooperative Loan;

(D)   the executed Recognition Agreement;

(E)   Copies of the original UCC  financing  statement,  and any  continuation statements,  filed  by the  originator  of such  Cooperative  Loan as  secured party,  each with evidence of recording  thereof,  evidencing  the interest of the originator under the Security  Agreement and the Assignment of Proprietary
Lease;

(F)   Copies  of the filed  UCC  assignments  or  amendments  of the  security interest  referenced  in clause (E) above  showing an unbroken  chain of title from the  originator to the Trust,  each with  evidence of recording  thereof, evidencing the interest of the assignee  under the Security  Agreement and the
Assignment of Proprietary Lease;

(G)   An  executed  assignment  of  the  interest  of  the  originator  in the
Security  Agreement,  the Assignment of Proprietary  Lease and the Recognition
Agreement,  showing  an  unbroken  chain of title from the  originator  to the
Trust; and

(H)   For any  Cooperative  Loan  that  has  been  modified  or  amended,  the original instrument or instruments effecting such modification or amendment.

            In  addition,  in  connection  with  the  assignment  of any  MERS
Mortgage Loan, the Seller agrees that it will cause, at the Seller's  expense, the MERS® System to indicate  that such  Mortgage  Loans have been assigned by the Seller to the Trustee in  accordance  with this  Agreement for the benefit of the  Certificateholders  by including (or deleting, in the case of Mortgage
Loans which are  repurchased or substituted in accordance with this Agreement)
the  information  required by the MERS® System to (a) identify the Trustee and
(b) identify  the series of the  Certificates  issued in connection  with such
Mortgage  Loans.  The  Trustee  shall  confirm,  or  cause  the  Custodian  to confirm,  on the Final Certification of the Custodian that such assignment has occurred.  The related  Seller  further  agrees that it will not, and will not permit a  Servicer  to, and each  related  Servicer  agrees  that it will not, alter  the  information  referenced  in this  paragraph  with  respect  to any
Mortgage  Loan  during  the  term of this  Agreement  unless  and  until  such
Mortgage Loan is repurchased  or  substituted in accordance  with the terms of this Agreement.

            In the event the  Depositor  delivers to the  Custodian  certified copies of any document or instrument  set forth in 2.01(b)  because of a delay caused by the public recording office in returning any recorded document,  the
Depositor  shall deliver or cause to be delivered to the Custodian,  within 60 days of the Closing  Date, an Officer's  Certificate  which shall (i) identify the  recorded  document,  (ii) state that the  recorded  document has not been delivered  to the  Custodian  due  solely  to a  delay  caused  by the  public recording  office,  and (iii) state the amount of time  generally  required by the applicable  recording office to record and return a document submitted for recordation.

            In the  event  that in  connection  with  any  Mortgage  Loan  the
Depositor  cannot deliver  (a) for a Mortgage Loan that is not a MERS Mortgage
Loan, the original recorded Mortgage,  (b) all interim recorded assignments or
(c) the lender's title policy  (together with all riders  thereto)  satisfying the  requirements  set  forth  above,  concurrently  with  the  execution  and delivery  hereof  because such  document or documents  have not been  returned from the applicable  public  recording office in the case of clause (a) or (b)
above,  or because the title  policy has not been  delivered  to the Seller or the  Depositor  by the  applicable  title  insurer  in the case of clause  (c)
above, the Depositor shall promptly  deliver to the Custodian,  in the case of clause (a) or (b) above,  such original  Mortgage or such interim  assignment, as the case may be, with evidence of recording  indicated thereon upon receipt thereof from the public recording  office,  or a copy thereof,  certified,  if appropriate,  by the relevant  recording office and, in the case of clause (c)
above, any title policy upon receipt from the applicable title insurer.

            As  promptly  as  practicable  subsequent  to  such  transfer  and assignment,  and in any  event,  within  thirty  (30) days  thereafter,  DLJMC shall, at its expense,  (i) affix or cause to be affixed the Trustee's name to each  Assignment  of  Mortgage,  as the  assignee  thereof,  (ii)  cause  such assignment  to be in  proper  form for  recording  in the  appropriate  public office  for real  property  records  within  thirty  (30) days  after  receipt thereof and (iii)  cause to be  delivered  for  recording  in the  appropriate public office for real property  records the  assignments  of the Mortgages to the Trustee,  except that,  with respect to any assignment of a Mortgage as to which  DLJMC  has not  received  the  information  required  to  prepare  such assignment in recordable form,  DLJMC's obligation to do so and to deliver the same for such recording shall be as soon as practicable  after receipt of such information  and in any  event  within  thirty  (30) days  after  the  receipt thereof,  and DLJMC need not cause to be recorded any assignment which relates to a Mortgage Loan in any  jurisdiction  under the laws of which, as evidenced by an  Opinion of  Counsel  delivered  by the  Depositor  (at the  Depositor's expense) to the Trustee, the Trust Administrator and DLJMC,  acceptable to the
Rating  Agencies,  the  recordation  of such  assignment  is not  necessary to protect  the  Trustee's  and the  Certificateholders'  interest in the related
Mortgage Loan.

            If any original  Mortgage Note  referred to in  Section 2.01(b)(i)
above  cannot be located,  the  obligations  of the  Depositor to deliver such documents  shall be deemed to be satisfied upon delivery to the Custodian of a photocopy of such Mortgage Note, if available,  with a lost note affidavit and indemnity.  If any of the  original  Mortgage  Notes  for  which  a lost  note affidavit  and  indemnity  was  delivered  to the  Custodian  is  subsequently located,  such  original  Mortgage  Note shall be delivered  to the  Custodian within three Business Days.

(c)   The Trustee and Trust  Administrator are authorized to enter into one or more Custodial Agreements,  at the direction of the Depositor, for the purpose of having a  Custodian  maintain  custody  of the  documents  and  instruments referred  to in this  Section 2.01,  and any  documents  delivered  thereunder shall be delivered to the Custodian and any Officer's  Certificates  delivered
with  respect   thereto   shall  be  delivered  to  the  Trustee,   the  Trust
Administrator and the Custodian.

(d)   It is the  express  intent of the  parties  to this  Agreement  that the conveyance  of the Mortgage  Loans by the Depositor to the Trustee as provided in this  Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the  Depositor  to the  Trustee.  It is,  further,  not the  intention  of the parties  to this  Agreement  that  such  conveyance  be deemed a pledge of the
Mortgage  Loans by the  Depositor  to the  Trustee  to  secure a debt or other obligation of the Depositor.  However, in the event that,  notwithstanding the intent of the parties to this  Agreement,  the  Mortgage  Loans are held to be the property of the  Depositor,  or if any for any other reason this Agreement is held or deemed to create a security  interest  in the  Mortgage  Loans then
(a) this Agreement shall also be deemed to be a security  agreement within the meaning of Articles 8 and 9 of the New York Uniform  Commercial  Code; (b) the
conveyance  provided for in this Section 2.01 shall be deemed to be a grant by the  Depositor to the Trustee for the benefit of the  Certificateholders  of a security interest in all of the Depositor's  right,  title and interest in and to the Mortgage  Loans and all amounts  payable to the holders of the Mortgage
Loans  in  accordance   with  the  terms  thereof  and  all  proceeds  of  the
conversion,   voluntary  or   involuntary,   of  the   foregoing   into  cash,
instruments,  securities or other property,  including without  limitation all amounts,  other than investment  earnings,  from time to time held or invested in  the  Certificate  Account,  whether  in the  form  of  cash,  instruments, securities  or  other  property;  (c) the  possession  by the  Trustee  or any
Custodian  of such items of  property  and such  other  items of  property  as constitute instruments,  money, negotiable documents or chattel paper shall be deemed to be "in  possession by the secured  party" for purposes of perfecting the  security  interest  pursuant  to  Section 9  313 of the New York  Uniform
Commercial Code; and (d)  notifications to persons holding such property,  and
acknowledgments,   receipts  or   confirmations   from  persons  holding  such
property,  shall be deemed  notifications to, or acknowledgments,  receipts or
confirmations   from,   financial   intermediaries,   bailees  or  agents  (as
applicable) of the Trustee for the benefit of the  Certificateholders  for the purpose of perfecting  such security  interest  under  applicable  law (except that  nothing in this  clause (d) shall cause any person to be deemed to be an agent  of the  Trustee  for any  purpose  other  than for  perfection  of such security  interests unless, and then only to the extent,  expressly  appointed and  authorized  by the Trustee in writing).  The  Depositor  and the Trustee, upon directions from the Depositor,  shall, to the extent consistent with this
Agreement,  take such  actions as may be  necessary  to ensure  that,  if this
Agreement  were deemed to create a security  interest in the  Mortgage  Loans, such security interest would be deemed to be a perfected  security interest of first priority under  applicable law and will be maintained as such throughout the term of this Agreement.

(e)   In addition,  on or prior to the Closing Date, the Trustee shall execute the Interest Rate Cap Agreements and the Depositor  hereby directs the Trustee to do so. In addition,  the Depositor  shall pay or cause to be paid on behalf of the Trust the  payments  owed to any  Counterparty  as of the Closing  Date pursuant to any of the Interest Rate Cap Agreements.

(f)   Except  as  specifically  set  forth in this  Agreement  or by  separate written  agreement  among the  related  parties  hereto,  the  Depositor,  the
Seller,  each Servicer and the Master  Servicer  agree that the  provisions of this Agreement  shall  supercede any provisions in any existing  mortgage loan purchase  agreement or servicing  agreement with respect to the Mortgage Loans for which the Depositor,  the Seller, a Servicer or the Master Servicer may be
a party.

SECTION 2.02.     Acceptance by the Trustee.

(a)   Pursuant to Section 4 of the LaSalle Custodial Agreement,  the Custodian
agrees to  execute  and  deliver on the  Closing  Date to the  Depositor,  the
Trustee and the Trust Administrator a Trust Receipt and Initial  Certification
in  the  form  annexed  hereto  as  Exhibit I-1.   Based  on  its  review  and
examination,  and only as to the  documents  identified  in such Trust Receipt and Initial  Certification,  the Custodian  acknowledges  that such  documents appear  regular on their face and relate to such Mortgage  Loan. The Custodian shall be under no duty or  obligation  to  inspect,  review  or  examine  said documents,  instruments,  certificates  or other papers to determine  that the same are genuine,  enforceable or appropriate for the  represented  purpose or that they have actually been recorded in the real estate  records or that they are other than what they purport to be on their face.

            Pursuant to  Section 6  of the LaSalle  Custodial  Agreement,  not
later than 90 days after the Closing Date, the Custodian  shall deliver to the
Depositor,  the Trustee and the Trust  Administrator a Trust Receipt and Final
Certification  in the form annexed  hereto as Exhibit J,  with any  applicable exceptions noted thereon.

            Based  solely upon the Trust  Receipt  and  Initial  Certification received from the  Custodian,  and subject to the  provisions of  Section 2.01 and any  exceptions  noted  on the  exception  report  described  in the  next paragraph below, the Trustee  acknowledges  receipt of the documents  referred to in  Section 2.01  above  and  declares  that it holds  and will  hold  such documents and the other documents  delivered to it  constituting  the Mortgage
File,  and that it holds or will hold all such  assets and such  other  assets included in the  definition  of the Trust Fund in trust for the  exclusive use and benefit of all present and future Certificateholders.

            If,  in the  course  of  such  review,  the  Custodian  finds  any document  constituting  a part of a  Mortgage  File  which  does  not meet the requirements  of  Section 2.01,  the Custodian shall list such as an exception in the Trust  Receipt and Final  Certification  pursuant to  Section 6  of the
LaSalle Custodial Agreement;  provided,  however, that the Custodian shall not make any  determination  as to whether (i) any  endorsement  is  sufficient to transfer  all  right,  title  and  interest  of the  party  so  endorsing,  as noteholder  or  assignee  thereof,  in and to that  Mortgage  Note or (ii) any assignment is in recordable  form or is sufficient to effect the assignment of and  transfer  to the  assignee  thereof  under  the  mortgage  to  which  the assignment relates.

            The Seller shall  promptly  correct or cure such defect  within 90 days from the date it was so  notified  of such defect and, if the Seller does not correct or cure such defect within such period and such defect  materially and  adversely  affects the  interests  of  Certificateholders  in the related
Mortgage  Loan,  the  Seller  shall  either  (a) substitute  for  the  related
Mortgage Loan a Qualified  Substitute  Mortgage Loan, which substitution shall be  accomplished  in the manner and  subject  to the  conditions  set forth in
Section 2.03,  or  (b) repurchase  such  Mortgage Loan within 90 days from the date that the Seller was  notified of such  defect in writing at the  Purchase
Price of such  Mortgage  Loan;  or such  longer  period not to exceed 720 days from the Closing Date if the  substitution  or  repurchase  of a Mortgage Loan pursuant  to this  provision  is  required by reason of a delay in delivery of any  documents  by the  appropriate  recording  office  or title  insurer,  as applicable;  provided,  however,  that the Seller shall have no liability  for recording  any  Assignment  of  Mortgage  in favor of the  Trustee  or for the
Custodian's  failure to record such  Assignment  of  Mortgage,  and  provided, further,  that no Seller shall be obligated to repurchase or cure any Mortgage
Loan solely as a result of the  Custodian's  failure to record such Assignment of Mortgage.  The Trust  Administrator  shall  deliver or direct the Custodian to deliver to each Rating  Agency  written  notice  within  270 days  from the
Closing  Date  indicating  each  Mortgage  Loan (a) for  which a  mortgage  or assignment  of  mortgage  required  to be  recorded  hereunder  has  not  been returned  by the  appropriate  recording  office or (b) as to which there is a dispute as to location or status of such Mortgage  Loan.  Such notice shall be delivered  every  90  days  thereafter  until  the  related  Mortgage  Loan is returned  to the  Custodian.  Any such  substitution  pursuant to (a) above or purchase  pursuant to (b) above shall not be effected prior to the delivery to the Trustee and the Trust  Administrator of the Opinion of Counsel required by
Section 2.05 hereof, if any, and any substitution  pursuant to (a) above shall not be effected prior to the  additional  delivery to the Trustee or the Trust
Administrator  of  a  Request  for  Release   substantially  in  the  form  of
Exhibit K.  No  substitution  is permitted  to be made in any  calendar  month after the  Determination  Date for such month. The Purchase Price for any such
Mortgage  Loan  shall be  deposited  by the Seller in the  related  Collection
Account  on  or  prior  to  the  Business  Day   immediately   preceding  such
Distribution  Date in the month  following  the month  during which the Seller became  obligated  hereunder to  repurchase or replace such Mortgage Loan and, upon receipt of such  deposit and  certification  with respect  thereto in the form of Exhibit K  hereto,  the Custodian  shall release the related  Mortgage
File to the Seller and shall  execute  and  deliver at such  entity's  request such  instruments of transfer or assignment  prepared by such entity,  in each case without  recourse,  as shall be  necessary  to vest in such entity,  or a designee,  the  Trustee's  interest in any  Mortgage  Loan  released  pursuant hereto.

            If pursuant to the preceding  paragraph  the Seller  repurchases a
Mortgage Loan that is a MERS Mortgage Loan,  the related  Servicer  shall,  at the  Seller's  expense,  either  (i) cause  MERS to  execute  and  deliver  an
Assignment of Mortgage in  recordable  form to transfer the Mortgage from MERS to the Seller and shall cause such  Mortgage to be removed  from  registration on the MERS® System in  accordance  with MERS' rules and  regulations  or (ii)
cause MERS to  designate  on the MERS®  System  the  Seller as the  beneficial holder of such Mortgage Loan.

(b)   It is understood  and agreed that the  obligation of the Seller to cure, substitute  for or to  repurchase  any  Mortgage  Loan which does not meet the requirements of Section 2.01  shall constitute the sole remedy respecting such defect available to the Trustee,  the Trust  Administrator,  the Depositor and
any Certificateholder against the Seller.

SECTION 2.03.     Representations and Warranties of the Seller, Master
                              Servicer and Servicers.

(a)   Each of DLJMC,  in its capacity as Seller,  Wells Fargo, in its capacity as Master Servicer,  WMMSC, in its capacity as Servicer,  SPS, in its capacity as Servicer,  GreenPoint,  in its capacity as  Servicer,  Wells Fargo,  in its capacity as Servicer and Wilshire,  in its capacity as Special Servicer hereby makes  the  representations  and  warranties  applicable  to it set  forth  in
Schedule IIA, IIB,  IIC,  IID, IIE, IIF or IIG, as applicable  hereto,  and by this reference  incorporated  herein,  to the  Depositor,  the Trustee and the
Trust  Administrator,  as of the Closing Date, or if so specified therein,  as of the Cut off  Date or such  other  date as may be  specified.  In  addition,
SPS, in its  capacity as  Servicer,  GreenPoint,  in its capacity as Servicer,
Wells  Fargo,  in its capacity as Servicer  and  Wilshire,  in its capacity as
Special  Servicer makes the  representations  and warranties  applicable to it set forth in Schedule IID, IIE, IIF and IIG hereto, respectively,  and by this reference  incorporated herein, to the Master Servicer as of the Closing Date, or if so specified  therein,  as of the Cut off Date or such other date as may be specified.

(b)   DLJMC, in its capacity as Seller,  hereby makes the  representations and warranties  set  forth  in  Schedule  III and by this  reference  incorporated herein, to the Depositor,  the Trustee and the Trust Administrator,  as of the
Closing  Date,  or if so  specified  therein,  as of the Cut off  Date or such other date as may be specified.

(c)   Upon  discovery  by  any  of  the  parties  hereto  of  a  breach  of  a representation  or warranty made pursuant to  Section 2.03(b)  that materially and adversely affects the interests of the  Certificateholders in any Mortgage
Loan,  the party  discovering  such breach shall give prompt notice thereof to
the  other  parties;   provided  that,  if  applicable,   any  breach  of  the
representations  and  warranties  set forth in Schedule  III(xix),  III(xxii),
III(xxiv), III(xxvii),  III(xxviii),  III(xxix) and III(xxxii) shall be deemed to materially and adversely affect the interests of the  Certificateholders in that Mortgage  Loan.  Each Seller hereby  covenants that within 90 days of the earlier of its discovery or its receipt of written  notice from any party of a
breach  of  any   representation   or   warranty   made  by  it   pursuant  to
Section 2.03(b)  which  materially and adversely  affects the interests of the
Certificateholders  in any Mortgage  Loan sold by the Seller to the Trust,  it shall cure such breach in all material respects,  and if such breach is not so cured,  shall,  (i) if  such  90  day  period  expires  prior  to  the  second anniversary  of the  Closing  Date,  remove  such  Mortgage  Loan (a  "Deleted
Mortgage  Loan") from the Trust Fund and  substitute  in its place a Qualified
Substitute  Mortgage  Loan,  in the manner and subject to the  conditions  set forth in this  Section;  or (ii)  repurchase  the  affected  Mortgage  Loan or
Mortgage Loans at the Purchase Price in the manner set forth below;  provided, however,  that  any such  substitution  pursuant  to (i)  above  shall  not be effected prior to the delivery to the Trustee and the Trust  Administrator  of the Opinion of Counsel required by Section 2.05  hereof,  if any, and any such substitution  pursuant  to (i)  above  shall  not  be  effected  prior  to the additional  delivery  to the Trustee or the Trust  Administrator  of a Request
for Release  substantially  in the form of  Exhibit K  relating to the Deleted
Mortgage  Loan  and the  Mortgage  File  for  any  such  Qualified  Substitute
Mortgage Loan. The related  Seller shall promptly  reimburse the Trustee,  the
Trust  Administrator,  the Special  Servicer and the related Servicer (if such
Servicer  is not the  Seller  of such  Mortgage  Loan) for any  actual  out of pocket expenses reasonably incurred by the Trustee,  the Trust  Administrator, the Special  Servicer and the related  Servicer  (if such  Servicer is not the
Seller of such  Mortgage  Loan) in respect of enforcing  the remedies for such breach.  With respect to any representation  and warranties  described in this
Section which  are  made  to the  best  of  the  Seller's  knowledge  if it is discovered  by any of the  Depositor,  the Master  Servicer,  the Seller,  any
Servicer,  the Special Servicer,  the Trustee or the Trust  Administrator that the  substance  of such  representation  and warranty is  inaccurate  and such inaccuracy  materially and adversely affects the value of the related Mortgage
Loan or the interests of the Certificateholders  therein,  notwithstanding the
Seller's   lack  of  knowledge   with   respect  to  the   substance  of  such
representation  or warranty,  such inaccuracy  shall be deemed a breach of the applicable representation or warranty.

            With respect to any Qualified  Substitute  Mortgage Loan or Loans,
the  Seller  shall   deliver  to  the   Custodian   for  the  benefit  of  the
Certificateholders  the Mortgage Note, the Mortgage, the related assignment of the  Mortgage,  and such other  documents  and  agreements  as are required by
Section 2.01(b),  with the Mortgage Note endorsed and the Mortgage assigned as required by  Section 2.01.  No  substitution  is  permitted  to be made in any calendar  month  after  the  Determination  Date  for  such  month.  Scheduled
Payments due with respect to Qualified  Substitute Mortgage Loans in the month of  substitution  shall not be part of the Trust Fund and will be  retained by the  Seller  on the  next  succeeding  Distribution  Date.  For the  month  of substitution,  distributions  to  Certificateholders  will include the monthly payment due on any Deleted  Mortgage  Loan for such month and  thereafter  the
Seller  shall be entitled  to retain all  amounts  received in respect of such
Deleted  Mortgage  Loan.  The related  Seller  shall amend the  Mortgage  Loan
Schedule for the benefit of the  Certificateholders  to reflect the removal of such Deleted  Mortgage Loan and the  substitution of the Qualified  Substitute
Mortgage Loan or Loans and the Seller shall deliver the amended  Mortgage Loan
Schedule to the  Trustee,  the  Servicers  and the Trust  Administrator.  Upon
such substitution,  the Qualified  Substitute  Mortgage Loan or Loans shall be subject to the terms of this  Agreement in all respects,  and the Seller shall be deemed to have made with  respect  to such  Qualified  Substitute  Mortgage
Loan  or  Loans,  as of the  date of  substitution,  the  representations  and warranties  made  pursuant to  Section 2.03(b)  with respect to such  Mortgage
Loan.  Upon any such  substitution  and the deposit to the Collection  Account of the  amount  required  to be  deposited  therein  in  connection  with such substitution  as  described  in the  following  paragraph,  the Trustee  shall instruct the  Custodian  to release the Mortgage  File held for the benefit of the  Certificateholders  relating to such Deleted  Mortgage Loan to the Seller and the  Trustee  shall  execute and deliver at the  Seller's  direction  such instruments  of transfer or  assignment  prepared by the Seller,  in each case without  recourse,  as shall be necessary to vest title in the Seller,  or its designee,  the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            For  any  month  in  which  the  Seller  substitutes  one or  more
Qualified  Substitute  Mortgage Loans for one or more Deleted  Mortgage Loans, the  Master  Servicer,  or  WMMSC  if such  Deleted  Mortgage  Loan is a WMMSC
Serviced  Mortgage  Loan,  shall  determine  the  amount (if any) by which the aggregate  principal balance of all such Qualified  Substitute  Mortgage Loans as of the date of  substitution  is less than the aggregate  Stated  Principal
Balance  of  all  such  Deleted  Mortgage  Loans  (after  application  of  the scheduled  principal  portion  of the  monthly  payments  due in the  month of substitution).  The  amount of such  shortage  (the  "Substitution  Adjustment
Amount") plus an amount equal to the aggregate of any  unreimbursed  Advances,
Servicing  Advances  and unpaid  Servicing  Fees with  respect to such Deleted
Mortgage  Loans shall be  deposited in the related  Collection  Account by the
Seller on or before the Business Day  immediately  preceding the  Distribution
Date in the month  succeeding  the  calendar  month  during  which the related
Mortgage Loan became required to be repurchased or replaced hereunder.

            One or more  mortgage  loans  may be  substituted  for one or more
Deleted  Mortgage  Loans.  The  determination  of whether a mortgage loan is a
Qualified  Substitute  Mortgage Loan may be satisfied on an individual  basis.
Alternatively,  if more than one mortgage loan is to be substituted for one or more Deleted  Mortgage Loans, the  characteristics  of such mortgage loans and
Deleted  Mortgage  Loans  shall be  aggregated  or  calculated  on a  weighted average basis, as applicable,  in determining  whether such mortgage loans are
Qualified Substitute Mortgage Loans.

            In the event that the Seller  shall be  required to  repurchase  a
Mortgage Loan pursuant to this  Agreement,  the Purchase  Price therefor shall be  deposited  in  the  Collection  Account  on or  before  the  Business  Day immediately  preceding the Distribution  Date in the month following the month during which the Seller  became  obligated  hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase  Price,  the delivery of the  Opinion  of Counsel  if  required  by  Section 2.05  and  receipt of a
Request for  Release in the form of  Exhibit K  hereto,  the  Custodian  shall
release   the   related   Mortgage   File   held  for  the   benefit   of  the
Certificateholders  to such Person,  and the Trustee shall execute and deliver at  such  Person's  direction  such  instruments  of  transfer  or  assignment prepared by such Person, in each case without recourse,  as shall be necessary to  transfer  title from the  Trustee.  It is  understood  and agreed that the obligation  under  this  Agreement  of  any  Person  to  cure,  repurchase  or substitute  any  Mortgage  Loan  as to  which a  breach  has  occurred  and is continuing  shall  constitute the sole remedy against such Persons  respecting such breach  available to  Certificateholders,  the Depositor,  the Trustee or
the Trust Administrator on their behalf.

            The   representations   and  warranties   made  pursuant  to  this
Section 2.03  shall survive  delivery of the respective  Mortgage Files to the
Trustee,  the Trust  Administrator  or the  Custodian  for the  benefit of the
Certificateholders.

            Notwithstanding  the foregoing,  (i) the substitution of a Deleted
Mortgage Loan that is a WMMSC  Serviced  Mortgage Loan or the  repurchase of a
Mortgage  Loan that is a WMMSC  Serviced  Mortgage Loan by the Seller shall be subject  to,  and  shall in no way  adversely  affect,  the  right of WMMSC to continue  servicing and collecting its Servicing Fee for such Deleted Mortgage
Loan or Mortgage  Loan, as applicable and (ii) the  substitution  of a Deleted
Mortgage Loan that is a GreenPoint  Serviced  Mortgage Loan or the  repurchase of a Mortgage Loan that is a GreenPoint  Serviced  Mortgage Loan by the Seller shall be  subject  to,  and  shall in no way  adversely  affect,  the right of
GreenPoint  to continue  servicing and  collecting  its Servicing Fee for such
Deleted Mortgage Loan or Mortgage Loan, as applicable.

(d)   If any Mortgage Loan becomes 60 days or more  delinquent  and remains 60 days or more  delinquent on December 31, 2004, then the Seller shall be deemed to have  automatically  breached the  representation and warranty set forth in clause  (iii) of Schedule  III  hereto;  provided,  however,  that in no event shall such representation and warranty be automatically  breached with respect to Mortgage  Loans  constituting  more than 1% of the  aggregate  Cut-off Date
Principal Balance of the Mortgage Loans. The related  Servicer,  if other than
Wells Fargo Bank, N.A., shall notify the Trust Administrator,  the Seller, the
Master  Servicer  and the Trustee of any such  delinquency  and if the related
Servicer is Wells Fargo Bank,  N.A.,  Wells Fargo Bank,  N.A. shall notify the
Trust  Administrator and the Trust Administrator shall forward any such notice to the Seller,  the Master  Servicer and the Trustee.  In connection  with any
such   delinquency  and  automatic  breach  relating  to  the  Mortgage  Loans constituting not more than 1% of the aggregate  Cut-off Date Principal Balance of the Mortgage  Loans,  the Seller shall be required to repurchase or replace all such delinquent  Mortgage Loans with Qualified  Substitute  Mortgage Loans in accordance  with the terms and provisions of  Section 2.03(c)  on or before
January 11,  2005  (without  regard to any  reference in Section  2.03(c) to a
"90-day"  period).  A breach  may  exist  for  purposes  of  Section  2.03(c), notwithstanding  the non-existence of an automatic breach for purposes of this
Section 2.03(d).

SECTION 2.04.     Representations and Warranties of the Depositor as to the
Mortgage Loans.

            The Depositor  hereby  represents and warrants to the Trustee with respect to the Mortgage  Loans that,  as of the Closing  Date,  assuming  good title has been conveyed to the Depositor,  the Depositor had good title to the
Mortgage  Loans and Mortgage  Notes,  and did not encumber the Mortgage  Loans during its period of  ownership  thereof,  other than as  contemplated  by the
Agreement.

            It  is  understood  and  agreed  that  the   representations   and
warranties  set  forth in this  Section 2.04  shall  survive  delivery  of the
Mortgage Files to the Custodian.

SECTION 2.05.     Delivery of Opinion of Counsel in Connection with
                              Substitutions.

            Notwithstanding  any  contrary  provision  of this  Agreement,  no substitution  pursuant to  Section 2.02  shall be made more than 90 days after the  Closing  Date  unless the Seller  delivers  to the  Trustee and the Trust
Administrator an Opinion of Counsel,  which Opinion of Counsel shall not be at the expense of any of the Trustee,  the Trust Administrator or the Trust Fund,
addressed to the Trustee and the Trust Administrator,  to the effect that such substitution  will not (i) result in the  imposition of the tax on "prohibited transactions"  on the Trust Fund or  contributions  after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively,  or (ii)
cause each REMIC  created  hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

SECTION 2.06.     Issuance of Certificates.

            The Trustee  acknowledges  the  assignment  to it of the  Mortgage
Loans together with the  assignment to it of all other assets  included in the
Trust Fund,  receipt of which,  subject to the provisions of  Section 2.02(a), is hereby  acknowledged.  Concurrently  with such  assignment and delivery and in  exchange  therefor,  the  Trust  Administrator,  pursuant  to the  written request  of  the  Depositor  executed  by an  officer  of the  Depositor,  has executed the Certificates  and caused them to be  authenticated  and delivered to or upon the  order  of the  Depositor  in  authorized  denominations  which evidence  ownership  of the Trust  Fund.  The  rights of the  Holders  of such
Certificates  to receive  distributions  from the Trust Fund and all ownership interests of the Holders of the  Certificates in such  distributions  shall be as set forth in this Agreement.

SECTION 2.07.     REMIC Provisions.

(a)   The Depositor  hereby elects and authorizes the Trust  Administrator  to treat the  Trust  Fund as the  number  of  separate  REMICs  specified  in the
Preliminary  Statement  (each,  a "REMIC")  under the Code and, if  necessary,
under  applicable   state  law  and  apply  such   Preliminary   Statement  in
determining the rights of the Interests in REMICs thereby  created.  Each such election  will be  made on Form  1066  or  other  appropriate  federal  tax or information  return  (including Form 8811) or any appropriate state return (x)
for the taxable year ending on the last day of the calendar  year in which the
Certificates  are issued and (y) for the  taxable  year ending on the last day of the calendar  year in which  Certificates  are first sold to a third party.
The  Closing  Date is hereby  designated  as the  "startup  day" of each REMIC created  hereunder within the meaning of  Section 860G(a)(9)  of the Code. The
"regular  interests"  (within the meaning of Section 860G of the Code) in each
REMIC  shall  consist of the  regular  interests  with the terms set forth for each  REMIC in the  Preliminary  Statement  and the  Class AR  and  Class AR-L
Certificates  shall  represent  the  beneficial  ownership  of  the  "residual interest"  in each REMIC  created  hereunder.  Neither the  Depositor  nor the
Trust  Administrator  nor  the  Trustee  shall  permit  the  creation  of  any
"interests"  (within  the  meaning of  Section 860G  of the Code) in any REMIC other than as set forth in the Preliminary Statement.

(b)   The Trust  Administrator  shall act as the "tax matters  person" (within the meaning of the REMIC Provisions) for each REMIC created hereunder,  in the manner provided under Treasury  regulations  section 1.860F 4(d) and temporary
Treasury  regulations  section  301.6231(a)(7)1T.  In the  event  that for any reason,  the Trust  Administrator  is not recognized as the tax matters person then the  Trust  Administrator  shall act as agent  for the  Class AR  and the
Class AR-L  Certificateholder  as tax matters  person.  By its acceptance of a
Class AR or Class AR-L  Certificate,  each Holder thereof shall have agreed to such  appointment  and shall have  consented to the  appointment  of the Trust
Administrator  as its agent to act on behalf of each REMIC  created  hereunder pursuant to the specific duties outlined herein.

(c)   A Holder of the Class AR or Class AR-L Certificates,  by the purchase of such  Certificates,  shall be deemed to have agreed to timely pay, upon demand by the  Trust  Administrator,  the  amount  of any  minimum  California  state franchise  taxes  due with  respect  to each  REMIC  created  hereunder  under
Sections  23151(a) and 23153(a) of the  California  Revenue and Taxation Code.
Notwithstanding the foregoing,  the Trust Administrator shall be authorized to retain the amount of such tax from  amounts  otherwise  distributable  to such
Holder in the event such Holder does not  promptly pay such amount upon demand by the Trust  Administrator.  In the event  that any other  federal,  state or local  tax  is  imposed,  including  without  limitation  taxes  imposed  on a
"prohibited  transaction"  of a REMIC as defined in  Section 860F of the Code,
such  tax  shall  be  charged   against   amounts   otherwise   available  for
distribution to the applicable Holder of a Class AR or Class AR-L  Certificate and then against amounts  otherwise  available for distribution to the Holders of  Regular  Certificates  in  accordance  with the  provisions  set  forth in
Section 4.01.  The Trust  Administrator  or the Trustee shall promptly deposit in the  Certificate  Account any amount of "prohibited  transaction"  tax that results from a breach of the Trust  Administrator's  or the Trustee's  duties, respectively,  under  this  Agreement.  The  Master  Servicer  or the  related
Servicer  shall  promptly  deposit in the  Certificate  Account  any amount of
"prohibited  transaction"  tax  that  results  from a  breach  of  the  Master
Servicer's or such Servicer's duties, respectively, under this Agreement.

(d)   The Trust  Administrator  shall act as  attorney  in fact and as the tax matters person of each REMIC created  hereunder and in such capacity the Trust
Administrator  shall:  (i)  prepare,  sign and file,  or cause to be prepared, signed and filed,  federal and state tax returns  using a calendar year as the taxable  year for each REMIC  created  hereunder  when and as  required by the
REMIC  Provisions and other  applicable  federal income tax laws as the direct representative  of each  such  REMIC in  compliance  with  the Code and  shall provide  copies  of  such  returns  as  required  by the  Code;  (ii)  make an election, on behalf of each REMIC created hereunder,  to be treated as a REMIC on the  federal  tax  return  of such  REMIC for its first  taxable  year,  in accordance with the REMIC Provisions;  and (iii) prepare and forward, or cause
to  be  prepared  and  forwarded,   to  the   Certificateholders  and  to  any
governmental  taxing authority all information reports as and when required to be provided to them in accordance with the REMIC  Provisions.  The expenses of preparing and filing such returns  shall be borne by the Trust  Administrator.
The Depositor,  the Master Servicer and the related  Servicer shall provide on a prompt and timely  basis to the Trust  Administrator  or its  designee  such information  with  respect  to each  REMIC  created  hereunder  as is in their possession and reasonably  required or requested by the Trust Administrator to enable it to perform its obligations under this subsection.

            In its  capacity  as  attorney  in  fact  and as the  tax  matters person,  the Trust  Administrator  shall also: (A) act on behalf of each REMIC created  hereunder in relation to any tax matter or controversy  involving the
Trust Fund,  (B)  represent the Trust Fund in any  administrative  or judicial proceeding  relating to an  examination  or audit by any  governmental  taxing authority  with  respect  thereto  and (C)  cause to be paid  solely  from the sources  provided herein the amount of any taxes imposed on each REMIC created hereunder  when and as the same shall be due and payable (but such  obligation shall not  prevent the Trust  Administrator  or any other  appropriate  Person from contesting any such tax in appropriate  proceedings and shall not prevent the Trust  Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

(e)   The  Trust  Administrator  shall  provide  (i)  to any  transferor  of a
Class AR or Class AR-L  Certificate  such  information as is necessary for the application  of any tax relating to the  transfer of a Class AR or  Class AR-L
Certificate  to any  Person  who is not a  permitted  transferee,  (ii) to the
Certificateholders  such information or reports as are required by the Code or the REMIC Provisions  including  reports relating to interest,  original issue discount  and market  discount  or premium and (iii) to the  Internal  Revenue
Service the name,  title,  address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f)   The  Trustee,  to the extent  directed by the Trust  Administrator,  the
Depositor  and the Holder of the  Class AR or  Class AR-L  Certificates  shall take any  action or cause  the  Trust  Fund to take any  action  necessary  to create or  maintain  the status of each  REMIC  created  hereunder  as a REMIC under the REMIC  Provisions and shall assist each other as necessary to create or maintain such status.  Neither the Trustee,  to the extent  directed or (in the case of a failure to act) not  directed  by the Trust  Administrator,  nor the Holder of the Class AR or Class AR-L  Certificates  shall take any action, cause the Trust  Fund to take any action or fail to take (or fail to cause the
Trust Fund to take) any action that, under the REMIC  Provisions,  if taken or not taken,  as the case may be,  could (i)  endanger  the status of each REMIC created  hereunder as a REMIC or (ii) result in the imposition of a tax upon a
REMIC  (including,  but not limited to, the tax on prohibited  transactions as defined in Code  Section 860F(a)(2)  and the tax on  prohibited  contributions set forth in  Section 860G(d)  of the Code)  (either  such event,  an "Adverse
REMIC Event") unless the Trustee and the Trust  Administrator have received an
Opinion of Counsel (at the expense of the party  seeking to take such  action)
to the effect that the  contemplated  action will not endanger  such status or result in the imposition of such a tax.

            The Trustee and the Trust  Administrator shall not take or fail to take any action  (whether or not authorized  hereunder) as to which the Master
Servicer,  a Servicer or the  Depositor  has advised it in writing that it has received  an Opinion of Counsel  to the  effect  that an Adverse  REMIC  Event could occur with  respect to such  action.  In  addition,  prior to taking any action with respect to a REMIC or their  assets,  or causing any REMIC created hereunder  to take any  action,  which is not  expressly  permitted  under the terms of this Agreement,  the Trustee and the Trust Administrator will consult with the Master Servicer,  the Servicers and the Depositor or their designees, in writing,  with respect to whether such action could cause an Adverse  REMIC
Event to occur with  respect to any REMIC  created  hereunder  and the Trustee and the  Trust  Administrator  shall not take any such  action  or cause  that
REMIC to take any such action as to which the Master  Servicer,  any  Servicer or the  Depositor  has advised it in writing that an Adverse REMIC Event could occur.

            In addition,  prior to taking any action with respect to any REMIC created  hereunder  or the  assets  therein,  or  causing  any  REMIC  created hereunder  to take any  action,  which is not  expressly  permitted  under the
terms  of  this   Agreement,   the  Holder  of  the  Class AR  or   Class AR-L
Certificates  will consult with the Trust  Administrator  or its designee,  in writing,  with  respect to whether  such action  could cause an Adverse  REMIC
Event to occur  with  respect  to any  REMIC  created  hereunder,  and no such
Person  shall take any action or cause the Trust Fund to take any such  action as to which the Trust  Administrator has advised it in writing that an Adverse
REMIC Event could occur. The Trustee and the Trust  Administrator  may consult with counsel to make such written advice,  and the cost of same shall be borne by the party seeking to take action not permitted by this Agreement.

            At  all  times  as  may  be  required  by  the  Code,   the  Trust
Administrator  will,  to the extent  within its  control  and the scope of its duties more specifically set forth herein,  maintain  substantially all of the assets of each REMIC  created  hereunder as  "qualified  mortgages" as defined in  Section 860G(a)(3)  of the Code and "permitted  investments" as defined in
Section 860G(a)(5) of the Code.

(g)   In the event  that any tax is imposed on  "prohibited  transactions"  of any REMIC created hereunder,  as defined in Section 860F(a)(2) of the Code, on
"net  income  from  foreclosure   property"  of  such  REMIC,  as  defined  in
Section 860G(c)  of the  Code,  on any  contributions  to a  REMIC  after  the
Startup Day therefor  pursuant to  Section 860G(d)  of the Code,  or any other tax is imposed by the Code or any applicable  provisions of state or local tax laws, such tax shall be charged (i) to the related Servicer,  if such Servicer has in its sole  discretion  determined  to  indemnify  the Trust Fund against such  tax or if such  tax  arises  out of or  results  from a  breach  of such
Servicer's  duties under (x)  Section 2.07(j)  of this  Agreement to not enter into  any  arrangement  by  which  a  REMIC  would  receive  a  fee  or  other compensation  for  services or to permit such REMIC to receive any income from assets  other than  "qualified  mortgages"  or  "permitted  investments,"  (y)
Section 3.01 of this Agreement to not make or permit any modification,  waiver or  amendment  of any  Mortgage  Loan  which  would  cause any  REMIC  created hereunder  to fail to  qualify as a REMIC or result in the  imposition  of any
tax   under   Section 860F(a)   or   Section 860G(d)   of  the   Code  or  (z)
Section 3.11(c)  of this  Agreement  to not cause any REO  Property to fail to qualify as "foreclosure  property" within the meaning of Section 860G(a)(8) of the Code or to subject any REMIC  created  hereunder to the  imposition of any federal,  state or local income taxes on the income earned from such Mortgaged
Property under  Section 860G(c)  of the Code of otherwise,  (ii) to the Master
Servicer,  if such tax arises  out of or  results  from a breach by the Master
Servicer  of any of its  obligations  under  this  Agreement  or if the Master
Servicer has in its sole  discretion  determined  to indemnify  the Trust Fund against such tax, (iii) to the Trust Administrator,  if such tax arises out of or results from a breach by the Trust  Administrator of any of its obligations under  this  Article  II,  (iv) to the  Trustee,  if such tax arises out of or results  from a breach by the  Trustee  of any of its  obligations  under this
Article II or (v)  otherwise  against  amounts  on  deposit in the  Collection
Account as provided by Section 3.08 and on the Distribution  Date(s) following such  reimbursement  the  aggregate  of  such  taxes  shall  be  allocated  in reduction of the Interest  Distribution  Amount on each Class entitled thereto in the  same  manner  as if  such  taxes  constituted  a  Prepayment  Interest
Shortfall.

            In accordance  with  Section 2.07(c),  the related  Servicer,  the
Master Servicer, the Trustee or the Trust Administrator,  as applicable, shall promptly  deposit  in  the  Certificate  Account  or  Collection  Account,  as
applicable, any amount of such tax.

            For purposes of this  Section 2.07(g),  a tax is imposed following the final and unappealable  determination under the Code of the amount of such tax and written  notice  thereof by the Tax Matters  Person to the party to be charged.

            The  failure of the Master  Servicer  or the  related  Servicer to promptly  deposit  in  the  Certificate  Account  or  Collection  Account,  as
applicable,  any amount of such tax shall be an Event of Default,  as provided in  Section 8.01(b).  However, in the case of WMMSC, the prompt deposit of any such  amount  in the  Certificate  Account  shall  cure any  Special  Event of
Default  unless notice of such Special Event of Default is  accompanied  by an
Opinion  of  Counsel,  at the  expense  of  WMMSC,  to  the  effect  that  the cumulative effect of WMMSC's breach or breaches,  notwithstanding  the deposit of the amounts of any such tax,  shall have given rise to a  substantial  risk that any REMIC created hereunder would fail to continue to qualify as a REMIC.

(h)   The  Trust  Administrator   shall,  for  federal  income  tax  purposes,
maintain  books and records with respect to each REMIC created  hereunder on a calendar  year and on an accrual  basis or as otherwise may be required by the
REMIC Provisions.

(i)   Following  the Startup Day,  none of any  Servicer,  the Trustee  (which will act only at the  direction  of the Trust  Administrator  or as  otherwise specifically  provided in this  Agreement)  or the Trust  Administrator  shall accept  any  contributions  of assets to any REMIC  created  hereunder  unless
(subject  to   Section 2.05)   such   Servicer,   the  Trustee  or  the  Trust
Administrator  shall have  received  an Opinion of Counsel  (at the expense of the party seeking to make such  contribution) to the effect that the inclusion of such  assets in a REMIC  will not cause  that REMIC to fail to qualify as a
REMIC at any time that any  Certificates  are  outstanding,  or  subject  that
REMIC to any tax under the REMIC Provisions or other applicable  provisions of federal, state and local law or ordinances.

(j)   None of any Servicer,  the Trustee (which will act only at the direction of the Trust  Administrator  or as  otherwise  specifically  provided  in this
Agreement) or the Trust  Administrator  shall (subject to Section 2.05)  enter
into  any   arrangement  by  which  a  REMIC  will  receive  a  fee  or  other compensation  for  services  nor permit  such REMIC to receive any income from assets other than "qualified  mortgages" as defined in  Section 860G(a)(3)  of the Code or "permitted  investments" as defined in  Section 860G(a)(5)  of the
Code.

(k)   Within 30 days after the Closing  Date,  the Trust  Administrator  shall apply to the Internal  Revenue Service for an employer  identification  number for each REMIC created  hereunder by means of a Form SS-4 or other  acceptable means and  prepare  and file with the  Internal  Revenue  Service  Form  8811,
"Information  Return for Real Estate Mortgage  Investment Conduits (REMIC) and
Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(l)   None of the Trustee  (which will act only at the  direction of the Trust
Administrator or as otherwise  specifically  provided in this Agreement),  the
Trust  Administrator,  the Master Servicer or any Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection  with (i)
the default,  imminent  default or foreclosure  of a Mortgage Loan,  including but not limited to, the acquisition or sale of a Mortgaged  Property  acquired by deed in lieu of  foreclosure,  (ii) the  bankruptcy  of any  REMIC  created hereunder,  (iii) the termination of any REMIC created  hereunder  pursuant to
Article X of this  Agreement or (iv) a purchase of Mortgage  Loans pursuant to
Article II or III of this  Agreement) nor acquire any assets for a REMIC,  nor sell  or  dispose  of  any  investments  in  the  Collection  Account  or  the
Certificate  Account  for gain nor accept any  contributions  to a REMIC after the Closing  Date (a) unless it has  received an Opinion of Counsel  that such sale,  disposition,  substitution or acquisition will not affect adversely the status of any REMIC  created  hereunder  as a REMIC or (b)  unless  the Master
Servicer or such Servicer has  determined in its sole  discretion to indemnify the Trust Fund against such tax.

(m)   In order to enable the Trust  Administrator to perform its duties as set forth herein,  the  Depositor  shall  provide,  or cause to be provided to the
Trust  Administrator,  within ten days after the Closing Date, all information or data the Trust Administrator  determines to be relevant for tax purposes to the valuations and offering  prices of the  Certificates,  including,  without limitation,  the price, yield,  prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans and the Trust  Administrator  shall be  entitled  to rely  upon  any  and all  such  information  and  data in the performance of its duties set forth herein.  Thereafter,  the Master Servicer, or with respect to the WMMSC Serviced  Mortgage Loans,  WMMSC,  shall provide, promptly upon request  therefor,  any such additional  information or data (or with respect to WMMSC,  any such  additional  loan level  information and data regarding  the WMMSC  Serviced  Mortgage  Loans) that the Trustee or the Trust
Administrator may from time to time reasonably  request in order to enable the
Trustee  and the Trust  Administrator  to  perform  their  duties as set forth herein and the Trustee and the Trust  Administrator  shall be entitled to rely upon any and all such  information  and data in the  performance of its duties set forth herein.  DLJMC shall indemnify the Trust  Administrator  and hold it harmless  for any  loss,  liability,  damage,  claim or  expense  of the Trust
Administrator  arising  from any failure of the  Depositor  to provide,  or to cause to be provided,  accurate information or data to the Trust Administrator on a timely basis.  The Master  Servicer  shall  indemnify the Trustee and the
Trust  Administrator  and hold it harmless  for any loss,  liability,  damage, claim or expense of the Trustee and the Trust  Administrator  arising from any failure  of the  Master  Servicer  to  provide,  or to cause  to be  provided, accurate  information  or data required to be provided by the Master  Servicer to the  Trustee  and the  Trust  Administrator  on a timely  basis;  provided, however,  that if any  Servicer  (other than WMMSC) shall fail to provide such information to the Master  Servicer upon timely  request for such  information by the Master  Servicer,  that Servicer shall  indemnify the Master  Servicer, the Trustee  and the Trust  Administrator  and hold it harmless  for any loss, liability,  damage,  claim or expense of the Master Servicer,  the Trustee and the Trust Administrator  arising from any failure of that Servicer to provide, or to cause to be  provided,  the  information  referred  to above on a timely basis. WMMSC shall indemnify the Trustee and the Trust  Administrator and hold each of them  harmless  for any loss,  liability,  damage,  claim or  expense, other than any special,  indirect,  punitive or consequential loss, liability, damage,  claim or expense, of the Trustee and the Trust Administrator  arising from any failure of WMMSC to  provide,  or to cause to be  provided,  the loan level  information  or  data  regarding  the  WMMSC  Serviced  Mortgage  Loans reasonably  requested by the Trustee or Trust  Administrator,  and required to be provided  by WMMSC  pursuant to this  Section 2.07(m),  on a timely  basis.
The  indemnification  provisions  hereunder  shall survive the  termination of this Agreement and shall extend to any  co-trustee and co-Trust  Administrator appointed pursuant to this Agreement.

(n)   The  Trust   Administrator   shall   account   for  the  rights  of  the
Class 5-A-1-1,    Class 5-A-1-2,    Class 5-A-2,   Class 5-A-3,   Class 5-A-4,
Class 5-A-5-1,   Class 5-A-5-2,   Class 5-M-1,  Class 5-M-2,  Class 5-M-3  and
Class 5-M-4  Certificateholders  to receive  payments in respect of Basis Risk
Shortfalls  as  rights  in an  interest  rate  cap  contract  written  by  the
Class 5-X  Certificateholders  in favor of the  Class 5-A-1-1,  Class 5-A-1-2,
Class 5-A-2,   Class 5-A-3,   Class 5-A-4,    Class 5-A-5-1,    Class 5-A-5-2,
Class 5-M-1,  Class 5-M-2,  Class 5-M-3 and Class 5-M-4 Certificateholders and
not as an obligation of REMIC IV,  whose  obligation to pay such  Certificates will be  subject  to a cap  equal to the  applicable  Net  Funds Cap and shall account for such rights as property  held  separate and apart from the regular
interests  as  required  by  Treasury  regulation  section  1.860G-2(i).   Any
amounts paid in respect of Basis Risk  Shortfalls by REMIC IV shall be treated as a distribution to the Class 5-X  Certificates.  In addition,  the Class 5-X
Certificateholders  shall  be  deemed  to  have  entered  into  a  contractual arrangement  with the Class AR and Class AR-L  Certificateholders  whereby the
Class AR  and  Class AR-L  Certificateholders  agree  to pay to the  Class 5-X
Certificateholders  on each  Distribution  Date  amounts  that  would,  in the absence of such contractual  agreement,  be distributable  with respect to the residual  interest in REMIC IV  pursuant to  Section 4.01(II)(d)(xiii)  (which amounts are  expected  to be zero).  Thus each  Class 5-A-1-1,  Class 5-A-1-2,
Class 5-A-2,   Class 5-A-3,   Class 5-A-4,    Class 5-A-5-1,    Class 5-A-5-2,
Class 5-M-1,  Class 5-M-2,  Class 5-M-3 and Class 5-M-4  Certificate  shall be treated as representing ownership of not only REMIC IV regular interests,  but also  ownership  of an  interest  in  an  interest  rate  cap  contract.  Each
Class 5-X  Certificate  shall  represent an obligation  under an interest rate cap  contract.  For  purposes  of  determining  the  issue  price of  REMIC IV regular  interests,  the Trust  Administrator  shall  assume that the interest rate cap contract has a value of $5,000.

(o)   The Trust  Administrator shall account for the rights of the Class C-B-1
Certificateholders  to receive payments in respect of Basis Risk Shortfalls as
rights  in  an  interest  rate  cap  contract   written  by  the  Class C-B-1X
Certificateholders in favor of the Class C-B-1  Certificateholders  and not as an obligation of REMIC IV,  whose obligation to pay such  Certificates will be subject to a cap equal to the  Class C-B-1 Cap Rate and shall account for such rights as  property  held  separate  and apart from the regular  interests  as required by  Treasury  regulation  section  1.860G-2(i).  Any amounts  paid in
respect  of  Basis  Risk   Shortfalls  by  REMIC IV  shall  be  treated  as  a
distribution to the Class C-B-1X  Certificates.  In addition, the Class C-B-1X
Certificateholders  shall  be  deemed  to  have  entered  into  a  contractual arrangement  with the Class AR and Class AR-L  Certificateholders  whereby the
Class AR and Class AR-L  Certificateholders  agree to pay to the  Class C-B-1X
Certificateholders  on each  Distribution  Date  amounts  that  would,  in the absence of such contractual  agreement,  be distributable  with respect to the residual  interest in  REMIC IV  pursuant  to  Section 4.09(b)  and (e) (which amounts are expected to be zero). Thus the Class C-B-1  Certificates  shall be treated as representing ownership of not only REMIC IV regular interests,  but also  ownership  of an  interest  in  an  interest  rate  cap  contract.  Each
Class C-B-1X  Certificate shall represent an obligation under an interest rate cap  contract.  For  purposes  of  determining  the  issue  price of  REMIC IV regular  interests,  the Trust  Administrator  shall  assume that the interest rate cap contract has a value of $5,000.

            For any  Distribution  Date on which there is a payment  under the
Class C-B-1  Interest Rate Cap Agreement based on a notional balance in excess of the Class  Principal  Balance of the Class C-B-1  Certificates,  the amount representing  such  excess  payment  shall not be an asset of the  Trust  and, instead,  shall be paid into and  distributed  out of a separate trust created by this Agreement for the benefit of the  Class C-B-1  Certificates  and shall
be    distributed    to   the    Class C-B-1    Certificates    pursuant    to
Section 4.01(I)(A)(i)(xiii).    The   Trust   Administrator   shall   not   be
responsible for any tax reporting with respect to such separate trust.

            For any  Distribution  Date on which there is a payment  under the
Class 5-A-3  Interest Rate Cap Agreement based on a notional balance in excess of the Class  Principal  Balance of the Class 5-A-3  Certificates,  the amount representing  such  excess  payment  shall not be an asset of the  Trust  and, instead,  shall be paid into and  distributed  out of a separate trust created by this  Agreement  for the benefit of the Group 5  Certificates  and shall be distributed to the Group 5 Certificates  pursuant to  Section 4.01(II)(d)(vi).
The Trust  Administrator  shall not be responsible  for any tax reporting with respect to such separate trust.

SECTION 2.08.     Covenants of the Master Servicer and each Servicer.

            The Master Servicer and each Servicer,  severally and not jointly, hereby covenants to the Depositor,  the Trustee and the Trust Administrator as
follows:

(a)   Such Servicer or the Master  Servicer shall comply in the performance of
its   obligations   under  this  Agreement  with  all  reasonable   rules  and
requirements of the insurer under each Mortgage Guaranty Insurance Policy; and

(b)   No written information,  certificate of an officer,  statement furnished in writing or written report delivered to the Depositor,  any affiliate of the
Depositor,  the Trustee or the Trust  Administrator and prepared by the Master
Servicer or such Servicer  pursuant to this  Agreement will contain any untrue statement of a material fact.

ARTICLE III

                         ADMINISTRATION AND SERVICING
                              OF MORTGAGE LOANS

SECTION 3.01.     Servicers to Service Mortgage Loans.

            For  and on  behalf  of  the  Certificateholders,  as  independent contractors of the Trust, (i) each Servicer,  severally and not jointly, shall
service  and   administer  the  related   Non-Designated   Mortgage  Loans  in
accordance  with the  terms of this  Agreement  and  with  Accepted  Servicing
Practices,  (ii) the Master Servicer shall, in accordance with Section 3.03 of this  Agreement,  master service and administer  the  Non-Designated  Mortgage
Loans  (other  than the  WMMSC  Serviced  Mortgage  Loans) by  overseeing  and enforcing the servicing of the  Non-Designated  Mortgage  Loans by the related
Servicer  (other  than WMMSC)  according  to the terms of this  Agreement  and
(iii) the Master Servicer  shall, in accordance with the  Section 3.22 of this
Agreement,  master service and  administer  the  Designated  Mortgage Loans by overseeing  and enforcing the servicing of the  Designated  Mortgage  Loans by the  related  Designated  Servicer  according  to the  terms  of  the  related
Designated  Servicing  Agreement.  The obligations of each of SPS, GreenPoint,
Wells Fargo and WMMSC  hereunder to service and  administer the Mortgage Loans shall be limited  to the SPS  Serviced  Mortgage  Loans,  GreenPoint  Serviced
Mortgage  Loans,  Wells  Fargo  Serviced  Mortgage  Loans and  WMMSC  Serviced
Mortgage Loans,  respectively;  and with respect to the duties and obligations of each  Servicer,  references  herein to related  "Mortgage  Loans"  shall be limited to the SPS Serviced  Mortgage Loans (and the related  proceeds thereof and related REO Properties) in the case of SPS,  GreenPoint  Serviced Mortgage
Loans (and the related  proceeds  thereof and related REO  Properties)  in the case of  GreenPoint,  Wells  Fargo  Serviced  Mortgage  Loans (and the related proceeds  thereof and related REO  Properties)  in the case of Wells Fargo and the WMMSC  Serviced  Mortgage  Loans (and the  related  proceeds  thereof  and related  REO  Properties),  in the case of  WMMSC;  and in no event  shall any
Servicer  have any  responsibility  or  liability  with  respect to any of the other  Mortgage  Loans.  The  obligations  of the  Master  Servicer  to master service and administer the  Non-Designated  Mortgage Loans shall be limited to the GreenPoint  Serviced  Mortgage  Loans,  the Wells Fargo Serviced  Mortgage
Loans,  the SPS  Serviced  Mortgage  Loans and the Special  Serviced  Mortgage
Loans.  Notwithstanding  anything to the contrary contained in this Agreement, the Master  Servicer shall have no obligations to master service or administer the WMMSC  Serviced  Mortgage  Loans.  In connection  with such  servicing and administration of the  Non-Designated  Mortgage Loans, the Master Servicer and
each  Servicer  shall  have full  power and  authority,  acting  alone  and/or through  Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem  necessary or desirable in connection with such  servicing  and  administration,  including  but not limited to, the power and  authority,  subject to the terms hereof (i) to execute and deliver, on behalf of the  Certificateholders  and the  Trust,  customary  consents  or waivers and other  instruments and documents,  (ii) to consent to transfers of any  Mortgaged  Property and  assumptions  of the  Mortgage  Notes and related
Mortgages  (but  only in the  manner  provided  in this  Agreement),  (iii) to collect any Insurance  Proceeds and other  Liquidation  Proceeds,  and (iv) to effectuate  foreclosure or other  conversion of the ownership of the Mortgaged
Property  securing  any  Mortgage  Loan;  provided  that  neither  the  Master
Servicer  nor a Servicer  shall take any action that is  inconsistent  with or prejudices  the interests of the Trust Fund or the  Certificateholders  in any
Mortgage Loan or the rights and interests of the Depositor,  the Trustee,  the
Trust  Administrator  or the  Certificateholders  under  this  Agreement.  The
Master  Servicer and each Servicer  shall  represent and protect the interests of the Trust  Fund in the same  manner as it  protects  its own  interests  in mortgage  loans in its own  portfolio in any claim,  proceeding  or litigation regarding  a Mortgage  Loan,  and shall not make or permit  any  modification, waiver or amendment of any  Mortgage  Loan that would cause any REMIC  created hereunder  to fail to  qualify as a REMIC or result in the  imposition  of any tax under  Section 860F(a)  or  Section 860G(d)  of the Code. Without limiting the generality of the  foregoing,  the Master  Servicer and each Servicer,  in its own  name or in the  name  of the  Depositor  and  the  Trust,  is  hereby
authorized  and  empowered  by  the   Depositor,   the  Trust  and  the  Trust
Administrator,   when  the  Master  Servicer  or  such  Servicer  believes  it appropriate in its reasonable  judgment,  to execute and deliver, on behalf of
the  Trust,  the  Trustee,  the  Trust  Administrator,   the  Depositor,   the
Certificateholders  or any of them, any and all instruments of satisfaction or cancellation,  or of  partial  or full  release  or  discharge  and all  other comparable  instruments,  with respect to the Mortgage Loans, and with respect to the Mortgaged  Properties  held for the benefit of the  Certificateholders.
The  Master  Servicer  and each  Servicer  shall  prepare  and  deliver to the
Depositor  and/or the Trustee  and/or the Trust  Administrator  such documents requiring  execution  and delivery by either or both of them as are  necessary or  appropriate  to enable  the Master  Servicer  or such  Servicer  to master service and  administer  or service and  administer  the  Mortgage  Loans,  as applicable,  to the extent that the Master  Servicer  or such  Servicer is not permitted  to execute and deliver  such  documents  pursuant to the  preceding sentence.  Upon receipt of such  documents,  the Depositor  and/or the Trustee or the Trust  Administrator  shall execute such  documents and deliver them to the Master Servicer or such Servicer.

            In accordance  with the  standards of the first  paragraph of this
Section 3.01  and  unless  determined  in good  faith  to be a  Nonrecoverable
Advance,  each  Servicer  shall  advance  or  cause  to be  advanced  funds as necessary  for the purpose of effecting  the payment of taxes and  assessments on the Mortgaged  Properties  related to the  Non-Designated  Mortgage  Loans, which advances constitute  Servicing Advances and shall be reimbursable in the first  instance  from  related  collections  from the  Mortgagors  pursuant to
Section 3.06,  and further as provided in  Section 3.08.  In no event will any
Servicer be required to make any Servicing  Advance  which would  constitute a
Nonrecoverable  Advance.  The  costs  incurred  by  a  Servicer,  if  any,  in effecting  the  timely  payments  of taxes and  assessments  on the  Mortgaged
Properties related to the Non-Designated  Mortgage Loans and related insurance premiums shall not, for the purpose of calculating  monthly  distributions  to the  Certificateholders,  be added to the  Stated  Principal  Balances  of the related Non-Designated Mortgage Loans,  notwithstanding that the terms of such
Non-Designated Mortgage Loans so permit.

            Each  Servicer  hereby  acknowledges  that,  to  the  extent  such
Servicer has previously  serviced some or all of the  Non-Designated  Mortgage
Loans  pursuant  to another  servicing  agreement,  the  servicing  provisions
contained  in  this  Agreement  shall   supersede  the  servicing   provisions
contained in such other  servicing  agreement from and after the Closing Date, except as specifically  provided in the related Servicer Letter Agreement.  In addition,  the Master  Servicer  hereby  acknowledges  that, to the extent the
Master  Servicer or any Designated  Servicer has  previously  serviced some or all of the Designated Mortgage Loans pursuant to another servicing  agreement, the provisions  contained in the related Designated  Servicing Agreement shall supersede the provisions  contained in such other servicing agreement from and after the Closing Date.

            Notwithstanding  anything to the contrary in this Agreement,  with respect to any action which  according to the terms of this Agreement is to be performed by the Master  Servicer  and the  applicable  Servicer,  (i) if such action  relates to a WMMSC Serviced  Mortgage  Loan,  only WMMSC shall have an obligation  to  perform  such  action,  and (ii) if such  action  relates to a
Mortgage  Loan  which  is not a WMMSC  Serviced  Mortgage  Loan,  the  related
Servicer  shall have an  obligation  to perform  such  action,  and the Master
Servicer in its capacity as successor  servicer  shall also have an obligation to perform such action, but only if the related Servicer fails to do so.

            Notwithstanding  anything in this  Agreement to the contrary,  (i)
the  purchase  of any WMMSC  Serviced  Mortgage  Loan by any  Person  shall be subject  to the rights of WMMSC to  continue  servicing  such  WMMSC  Serviced
Mortgage Loan for the same Servicing Fee  substantially in accordance with the terms  of  this  Agreement,  (ii)  the  purchase  of any  GreenPoint  Serviced
Mortgage  Loan by any Person shall be subject to the rights of  GreenPoint  to continue  servicing  such  GreenPoint  Serviced  Mortgage  Loan  for the  same servicing fee  substantially  in accordance  with the terms of this  Agreement and (iii)  the  purchase  of any Wells  Fargo  Serviced  Mortgage  Loan by any
Person  shall be subject to the rights of Wells  Fargo to  continue  servicing
such  Wells  Fargo   Serviced   Mortgage  Loan  for  the  same  servicing  fee
substantially in accordance with the terms of this Agreement.

            With  respect to each  Mortgage  Loan (other than with  respect to the WMMSC Serviced Mortgage Loans),  the related  Servicer,  other than WMMSC, will fully furnish,  in accordance with the Fair Credit  Reporting Act and its implementing regulations,  accurate and complete information  (e.g., favorable and  unfavorable) on its borrower credit files to Equifax,  Experian and Trans
Union Credit Information Company, on a monthly basis.

            With  respect to each WMMSC  Serviced  Mortgage  Loan,  WMMSC will furnish  information  regarding its borrower credit files to credit  reporting agencies in compliance  with the  provisions of the Fair Credit  Reporting Act and its implementing regulations applicable to WMMSC.

            Each  Servicer is  authorized  and  empowered by the  Trustee,  on behalf of the  Certificateholders  and the Trustee,  in its own name or in the name of any Subservicer,  when a Servicer or any Subservicer,  as the case may be,  believes it  appropriate  in its best  judgment  to register  any related
Mortgage Loan on the MERS® System,  or cause the removal from the registration of such Mortgage Loan on the MERS® System,  to execute and deliver,  on behalf of the  Trustee  and  the  Certificateholders  or any of  them,  any  and  all instruments of assignment  and other  comparable  instruments  with respect to such assignment or  re-recording of a Mortgage in the name of MERS,  solely as nominee for the Trustee and its successors and assigns.

SECTION 3.02.     Subservicing; Enforcement of the Obligations of
                              Subservicers.

(a)   The  Non-Designated  Mortgage  Loans may be subserviced by a Subservicer on behalf of the related Servicer in accordance with the servicing  provisions of this Agreement,  provided that the Subservicer is a FNMA-approved lender or a FHLMC  seller/servicer in good standing.  With respect to the Non-Designated
Mortgage   Loans,   each   Servicer   may   perform   any  of  its   servicing
responsibilities  hereunder or may cause the  Subservicer  to perform any such servicing  responsibilities on its behalf, but the use by such Servicer of the
Subservicer  shall  not  release  such  Servicer  from any of its  obligations hereunder and such Servicer  shall remain  responsible  hereunder for all acts and omissions of the  Subservicer  as fully as if such acts and omissions were those of such Servicer.  With respect to the  Non-Designated  Mortgage  Loans, each Servicer  shall pay all fees and expenses of any  Subservicer  engaged by such Servicer from its own funds.

            Notwithstanding the foregoing,  with respect to the Non-Designated
Mortgage  Loans,  each  Servicer  shall be entitled to  outsource  one or more separate  servicing  functions to a Person (each, an  "Outsourcer")  that does not meet  the  eligibility  requirements  for a  Subservicer,  so long as such outsourcing  does not constitute the delegation of such Servicer's  obligation to  perform  all  or  substantially  all  of  the  servicing  of  the  related
Non-Designated  Mortgage Loans to such  Outsourcer.  In such event, the use by a Servicer of any such Outsourcer  shall not release the related Servicer from any of its  obligations  hereunder and such Servicer shall remain  responsible hereunder  for all acts and  omissions of such  Outsourcer as fully as if such acts and omissions  were those of such  Servicer,  and such Servicer shall pay all fees and expenses of the Outsourcer from such Servicer's own funds.

            Each  Servicer  may in  connection  with its  duties  as  Servicer hereunder enter into transactions  with any of its Affiliates  relating to the
Non-Designated  Mortgage  Loans;  provided that (a) such  Servicer acts (i) in accordance with Accepted Servicing  Practices and the terms of this Agreement, and (ii) in the  ordinary  course of  business of such  Servicer;  and (b) the terms of such  transaction  are no less  favorable  to such  Servicer  than it would obtain in a comparable  arm's-length  transaction  with a Person that is not an Affiliate of such  Servicer.  Notwithstanding  the preceding  sentence, any such  transaction  between a Servicer and any of its Affiliates  shall not release such Servicer from any of its obligations  hereunder and such Servicer shall  remain  responsible  hereunder  for  all  acts  and  omissions  of such
Affiliate  with respect to such Mortgage  Loans  serviced by it as fully as if such acts and  omissions  were those of such  Servicer.  Any fees and expenses relating to such transaction  between such Servicer and its Affiliate that are not otherwise  reimbursable to such Servicer  pursuant to this Agreement shall be borne by the  parties  thereto  and shall not be an  expense  or fee of the
Trust, the Depositor, the Trustee, the Trust Administrator,  the Seller or the
Master Servicer.

(b)   With  respect  to any  Non-Designated  Mortgage  Loans,  at the cost and expense of a Servicer,  without any right of reimbursement from the Depositor, the Trustee,  the Trust  Administrator or the applicable  Collection  Account, such Servicer  shall be entitled to terminate the rights and  responsibilities of its  Subservicer  and  arrange  for any  servicing  responsibilities  to be performed by a successor  Subservicer  meeting the  requirements  set forth in
Section 3.02(a),  provided,  however,  that nothing  contained herein shall be deemed to prevent or prohibit such Servicer,  at such Servicer's option,  from electing to service the related  Non-Designated  Mortgage Loans itself. In the event that a Servicer's  responsibilities  and duties under this Agreement are terminated pursuant to Section 8.01,  and if requested to do so by the Trustee or Trust  Administrator  or such Servicer  shall,  at its own cost and expense terminate the rights and  responsibilities  of its  Subservicer  as soon as is reasonably  possible.  Each Servicer shall pay all fees, expenses or penalties necessary  in  order to  terminate  the  rights  and  responsibilities  of its
Subservicer  from such Servicer's own funds without any right of reimbursement
from  the  Depositor,   Trustee,   Trust  Administrator,   or  the  applicable
Collection Account.

(c)   Notwithstanding  any of the  provisions  of this  Agreement  relating to agreements  or  arrangements  between  a  Servicer  and its  Subservicer  or a
Servicer and its Outsourcer,  or any reference herein to actions taken through the Subservicer,  the Outsourcer, or otherwise, the related Servicer shall not be relieved of its  obligations  to the  Depositor,  the Trust,  Trustee,  the
Trust Administrator or  Certificateholders  and shall be obligated to the same extent and under the same terms and  conditions as if it alone were  servicing and  administering  the related  Non-Designated  Mortgage Loans. Each Servicer shall be  entitled  to  enter  into an  agreement  with  its  Subservicer  and
Outsourcer  for  indemnification  of  such  Servicer  by such  Subservicer  or
Outsourcer,  as applicable,  and nothing  contained in this Agreement shall be deemed to limit or modify such indemnification.

            For  purposes  of this  Agreement,  a Servicer  shall be deemed to have  received any  collections,  recoveries  or payments  with respect to the
related  Non-Designated   Mortgage  Loans  that  are  received  by  a  related
Subservicer   regardless   of  whether  such  payments  are  remitted  by  the
Subservicer to such Servicer.

            Any Subservicing  Agreement and any other transactions or services relating to the  Non-Designated  Mortgage Loans involving a Subservicer  shall be deemed to be between the  Subservicer,  and the related Servicer alone, and the Depositor, the Trustee, the Trust Administrator,  the Master Servicer, the
other Servicers and the Special Servicer shall have no obligations,  duties or liabilities  with respect to a Subservicer  including no  obligation,  duty or liability  of the  Depositor,  Trustee,  the Trust  Administrator,  the Master
Servicer,  the Special Servicer or other Servicers to pay a Subservicer's fees and expenses.

(d)   SPS is hereby  authorized  to enter into a financing  or other  facility
(any such  arrangement,  a "Facility")  under which (i) SPS assigns or pledges to another  person (a "Lender")  (A) SPS's  rights under this  Agreement to be reimbursed for any Advances or Servicing Advances,  and (B) any and all rights
of  SPS  under  this  Agreement   resulting  from  SPS's  performance  of  its
obligations  under  this  Agreement,   including,   without  limitation,   any
Servicing  Fees,  interest  income,   Ancillary  Income,  and  other  payments
received by SPS for  servicing  the SPS Serviced  Mortgage  Loans and (ii) the
Lender agrees to fund some or all Advances and/or Servicing  Advances required to be made by SPS  pursuant  to this  Agreement.  No consent  of the  Trustee,
Trust Administrator,  Certificateholders or any other party is required before
SPS may enter into a  Facility;  provided,  however,  that the  consent of the
Trust  Administrator  shall be required before SPS may cause to be outstanding at one time more  than one  Facility.  Notwithstanding  the  existence  of any
Facility,  SPS shall  remain  obligated  pursuant  to this  Agreement  to make
Advances  and  Servicing   Advances  pursuant  to  and  as  required  by  this
Agreement,  and to  perform  all  duties  and  obligations  of SPS under  this
Agreement  and shall not be  relieved  of such  obligations  by virtue of such
Facility.

(e)   The Special  Servicer is hereby  authorized to enter into a financing or other  facility  (any such  arrangement,  a  "Facility")  under  which (i) the
Special  Servicer  assigns or pledges to another  person (a "Lender")  (A) the
Special  Servicer's  rights  under this  Agreement  to be  reimbursed  for any
Advances  or  Servicing  Advances,  and (B) any and all rights of the  Special
Servicer   under  this  Agreement   resulting  from  the  Special   Servicer's
performance  of its  obligations  under  this  Agreement,  including,  without limitation,  any Servicing Fees, interest income,  Ancillary Income, and other payments  received by the Special  Servicer for servicing  the Mortgage  Loans and (ii) the  Lender  agrees to fund  some or all  Advances  and/or  Servicing
Advances  required  to be  made  by the  Special  Servicer  pursuant  to  this
Agreement.    No    consent    of   the    Trustee,    Trust    Administrator,
Certificateholders  or any other party is required before the Special Servicer may enter into a Facility;  provided,  however,  that the consent of the Trust
Administrator  shall be required  before the Special  Servicer may cause to be
outstanding  at  one  time  more  than  one  Facility.   Notwithstanding   the
existence  of any  Facility,  the  Special  Servicer  shall  remain  obligated pursuant to this  Agreement to make Advances and Servicing  Advances  pursuant to  and as  required  by  this  Agreement,  and  to  perform  all  duties  and obligations  of the Special  Servicer  under this  Agreement  and shall not be relieved of such obligations by virtue of such Facility.

SECTION 3.03.     Master Servicing by Master Servicer.

            For and on behalf of the  Certificateholders,  the Master Servicer shall oversee and enforce the  obligation of  GreenPoint,  Wells Fargo and SPS to service and administer the GreenPoint  Serviced Mortgage Loans, Wells Fargo
Serviced  Mortgage Loans and SPS Serviced  Mortgage  Loans,  respectively,  in accordance  with the terms of this  Agreement  and shall  have full  power and authority  to do any and all things  which it may deem  necessary or desirable in connection  with such master  servicing and  administration.  In performing its  obligations  hereunder,  the  Master  Servicer  shall  act  in  a  manner consistent  with this  Agreement  and with  customary  and usual  standards of practice of prudent mortgage loan master  servicers.  Furthermore,  the Master
Servicer  shall  oversee and consult with  GreenPoint,  Wells Fargo and SPS as necessary from  time-to-time  to carry out the Master  Servicer's  obligations hereunder,  shall receive,  review and evaluate all reports,  information  and other data provided to the Master Servicer by GreenPoint,  Wells Fargo and SPS
and  shall  cause  each of  GreenPoint,  Wells  Fargo and SPS to  perform  and observe the covenants,  obligations and conditions to be performed or observed by such Servicer under this Agreement.

            With respect to any  Distribution  Date, no later than the related
Cash   Remittance   Date,  the  Master  Servicer  shall  remit  to  the  Trust
Administrator  for  deposit  in the  Certificate  Account  the  amount  of the
Compensating  Interest  Payment for the Master  Servicer,  with respect to the
GreenPoint  Serviced  Mortgage Loans, the Wells Fargo Serviced Mortgage Loans,
SPS  Serviced  Mortgage  Loans  and the  Designated  Mortgage  Loans,  for the
related  Prepayment Period to the extent  GreenPoint,  Wells Fargo, SPS or the
related  Designated   Servicer  default  in  their  obligation  to  make  such
Compensating  Interest  Payment  pursuant to  Section 3.05.  The  aggregate of such  deposits  shall be made from the Master  Servicer's  own funds,  without reimbursement therefor.

SECTION 3.04.     Trustee to Act as Master Servicer or Servicer.

            In the event that (A) the Master  Servicer shall for any reason no longer be Master  Servicer  hereunder or (B) any Servicer shall for any reason no longer be a Servicer  hereunder  and,  with respect to any  Servicer  other than  WMMSC,  the  Master  Servicer  shall for any  reason no longer be Master
Servicer  hereunder  (including,  in each  case,  by  reason  of an  Event  of
Default),  the  Trustee or its  successor  shall  thereupon  assume all of the rights and  obligations  of the Master  Servicer  or such  Servicer  hereunder arising  thereafter  (except  that the  Trustee  shall not be (i)  liable  for losses of the  Master  Servicer  or such  Servicer  pursuant  to  Section 3.09 hereof or any acts or  omissions  of the  related  predecessor  of the  Master
Servicer or such Servicer hereunder,  (ii) obligated to make Advances if it is prohibited  from doing so by  applicable  law,  (iii)  obligated to effectuate repurchases or  substitutions of Mortgage Loans hereunder  including,  but not limited  to,  repurchases  or  substitutions  of  Mortgage  Loans  pursuant to
Section 2.02  or 2.03 hereof or (iv)  deemed to have made any  representations and warranties of the Master  Servicer or such Servicer  hereunder).  Any such assumption shall be subject to Section 8.02 hereof.

            Each Servicer shall, upon request of the Trust Administrator,  but at the expense of such  Servicer,  deliver to the assuming party all documents
and  records   relating  to  each   Subservicing   Agreement   or   substitute
Subservicing  Agreement and the Mortgage Loans then being serviced  thereunder and hereunder by such Servicer and an accounting of amounts  collected or held by it and  otherwise  use its best efforts to effect the orderly and efficient transfer of the Subservicing  Agreement or substitute  Subservicing  Agreement to the assuming party.

SECTION 3.05.     Collection of Mortgage Loans; Collection Accounts;
                              Certificate Account.

(a)   Continuously  from the date hereof until the  principal  and interest on
all   Non-Designated   Mortgage   Loans   have  been  paid  in  full  or  such
Non-Designated  Mortgage Loans have become  Liquidated  Mortgage  Loans,  each
Servicer  shall proceed in accordance  with  Accepted  Servicing  Practices to collect all  payments  due under each of the related  Non-Designated  Mortgage
Loans when the same  shall  become  due and  payable to the extent  consistent with this  Agreement  and the terms and  provisions  of any  related  Mortgage
Guaranty  Insurance  Policy and shall take  special  care with  respect to the
Non-Designated  Mortgage Loans for which a Servicer  collects  escrow payments in  ascertaining  and  estimating  Escrow  Payments and all other charges that will become due and payable with respect to the Non-Designated  Mortgage Loans and the  related  Mortgaged  Properties,  to the  end  that  the  installments payable by the related  Mortgagors  will be  sufficient to pay such charges as and when they  become  due and  payable.  Consistent  with the  foregoing,  in connection with Non-Designated  Mortgage Loans which it is directly servicing, each Servicer may in its  discretion  (i) waive any late payment charge or any prepayment  charge or penalty  interest in connection with the prepayment of a
Non-Designated  Mortgage  Loan and (ii) extend the Due Dates for  payments due on a Mortgage Note for a period not greater than 180 days; provided,  however, that no such  Servicer  can extend  the  maturity  of any such  Non-Designated
Mortgage  Loan past the date on which the final  payment  is due on the latest maturing  Mortgage  Loan as of the  Cut-off  Date.  In the  event  of any such
arrangement,   the  related  Servicer  shall  make  Advances  on  the  related
Non-Designated   Mortgage   Loans  in  accordance   with  the   provisions  of
Section 5.01  during the scheduled  period in accordance with the amortization schedule of such Mortgage Loan without  modification thereof by reason of such
arrangements.   No  Servicer  shall  be  required  to  institute  or  join  in litigation  with  respect  to  collection  of any  payment  (whether  under  a
Mortgage,  Mortgage  Note or otherwise  or against any public or  governmental authority with respect to a taking or condemnation) if it reasonably  believes that enforcing the provision of the Mortgage or other  instrument  pursuant to which such payment is required is prohibited by applicable law.

(b)   Each Servicer shall  segregate and hold all funds collected and received pursuant to a Non-Designated  Mortgage Loan separate and apart from any of its own funds and general  assets and shall  establish  and  maintain  one or more
Collection  Accounts,  in the form of time deposit or demand accounts,  titled
"[Servicer's  name],  in trust for the  Holders of  Adjustable  Rate  Mortgage
Trust  2004-4,  Adjustable  Rate  Mortgage-Backed  Pass-Through  Certificates,
Series  2004-4" or, if  established  and maintained by a Subservicer on behalf of a  Servicer,  "[Subservicer's  name],  in trust for  [Servicer's  name]" or
"[Subservicer's  name],  as agent,  trustee  and/or  bailee of  principal  and interest  custodial account for [Servicer's name], its successors and assigns, for various owners of interest in  [Servicer's  name]  mortgage-backed  pools.
In the event that a Subservicer employs a subservicer,  the Collection Account
shall  be  titled  "[name  of   Subservicer's   subservicer],   in  trust  for
[Subservicer's  name]." Each  Collection  Account  maintained by each Servicer
(other than Wells  Fargo),  shall be an  Eligible  Account  acceptable  to the
Depositor and the Trust  Administrator.  Each Collection Account maintained by
Wells Fargo shall be an Eligible  Account.  Funds  deposited  in a  Collection
Account  may  be  drawn  on  by  the  related   Servicer  in  accordance  with
Section 3.08.  Any funds  deposited  in a  Collection  Account  (other than an
account   established   by  WMMSC)   shall  either  be  invested  in  Eligible
Investments  or at all times be fully  insured  to the full  extent  permitted under  applicable law.  Notwithstanding  the foregoing,  one of the Collection
Accounts established by WMMSC shall be an Investment Account.

(c)   Each Servicer  shall deposit in the applicable  Collection  Account on a daily basis,  unless otherwise  indicated,  and retain therein,  the following collections  remitted by  Subservicers  or payments  received by such Servicer and payments made by such Servicer  subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

(i)   all  payments  on account of  principal  on the  related  Non-Designated
      Mortgage Loans, including all Principal Prepayments;

(ii)  all  payments  on  account of  interest  on the  related  Non-Designated
      Mortgage  Loans  adjusted  to the per annum rate  equal to the  Mortgage
      Rate reduced by the sum of the related Expense Fee Rate, as applicable;

(iii) all Liquidation Proceeds on the related Non-Designated Mortgage Loans;

(iv)  all  Insurance  Proceeds on the related  Non-Designated  Mortgage  Loans including  amounts  required to be  deposited  pursuant to  Section 3.09
      (other  than  proceeds  to be held in the Escrow  Account and applied to the  restoration or repair of the Mortgaged  Property or released to the
      Mortgagor in accordance with Section 3.09);

(v)   all Advances made by such Servicer pursuant to Section 5.01;

(vi)  no later than the  withdrawal  from the Collection  Account  pursuant to
      Section 3.08(a)(viii)   each  month,   the  applicable   amount  of  the
      Compensating   Interest  Payment  for  such  Servicer  for  the  related
      Prepayment  Period.  The aggregate of such  deposits  shall be made from such Servicer's own funds, without reimbursement therefore;

(vii) any amounts  required to be deposited by such Servicer in respect of net monthly income from REO Property related to any Non-Designated  Mortgage
      Loan pursuant to Section 3.11;

(viii)      all Assigned Prepayment Premiums, if applicable; and

(ix)  any other amounts required to be deposited hereunder.

            The  foregoing  requirements  for  deposit  into  each  Collection
Account  shall be  exclusive,  it being  understood  and agreed that,  without limiting the generality of the foregoing,  with respect to the  Non-Designated
Mortgage Loans,  Ancillary  Income need not be deposited by such Servicer into such Collection Account.  In addition,  notwithstanding the provisions of this
Section 3.05,  each Servicer may deduct from amounts  received by it, prior to deposit into the applicable  Collection Account,  any portion of any Scheduled
Payment  representing  (i) the applicable  Servicing Fee and (ii) with respect to each  Non-Designated  Mortgage  Loan  covered  by a  Lender  Paid  Mortgage
Guaranty  Insurance  Policy,  any amounts required to effect timely payment of
the  premiums  on  such  Mortgage   Guaranty   Insurance  Policy  pursuant  to
Section 3.09(c).  In the event  that a  Servicer  shall  remit any  amount not required  to  be  remitted,  it  may  at  any  time  withdraw  or  direct  the institution  maintaining  the  related  Collection  Account to  withdraw  such amount from such  Collection  Account,  any  provision  herein to the contrary
notwithstanding.   Such   withdrawal  or  direction  may  be  accomplished  by
delivering  written  notice  thereof to the Trustee or such other  institution maintaining such Collection  Account which describes the amounts  deposited in error in such  Collection  Account.  Each  Servicer  shall  maintain  adequate records with respect to all  withdrawals  made by it pursuant to this Section.
All funds  deposited  in a Collection  Account  shall be held in trust for the
Certificateholders until withdrawn in accordance with Section 3.08(a).

(d)   On  or  prior  to  the  Closing  Date,  the  Trust  Administrator  shall establish and maintain, on behalf of the  Certificateholders,  the Certificate
Account.  The Trust  Administrator  shall,  promptly upon receipt,  deposit in the Certificate Account and retain therein the following:

(i)   the  aggregate  amount  remitted  by  each  Servicer  of  Non-Designated
      Mortgage    Loans   to   the    Trust    Administrator    pursuant    to
      Section 3.08(a)(viii)   and  the  aggregate   amount  remitted  by  each
      Designated  Servicer  to the  Master  Servicer  or  Trust  Administrator
      pursuant to their respective  Designated Servicing  Agreements,  in each case including any Assigned Prepayment Premiums;

(ii)  any  amount   deposited   by  the  Trust   Administrator   pursuant   to
      Section 3.05(e) in connection with any losses on Eligible Investments;

(iii) all Compensating  Interest  Payments  remitted by the Master Servicer to the Trust Administrator pursuant to Section 3.03 and Section 3.22(b);

(iv)  all Advances remitted by the Master Servicer to the Trust  Administrator pursuant to Section 5.01 and Section 3.22(b); and

(v)   any  other  amounts  deposited   hereunder  which  are  required  to  be
      deposited in the Certificate Account.

            In the event that the Master  Servicer  or a Servicer  shall remit to the Trust Administrator any amount not required to be remitted,  the Master
Servicer or such  Servicer,  as  applicable,  may at any time direct the Trust
Administrator  to  withdraw  such  amount from the  Certificate  Account,  any provision  herein  to the  contrary  notwithstanding.  Such  direction  may be
accomplished   by   delivering   an   Officer's   Certificate   to  the  Trust
Administrator   which  describes  the  amounts   deposited  in  error  in  the
Certificate  Account.  All funds deposited in the Certificate Account shall be held by the Trust  Administrator  in trust for the  Certificate  holders until disbursed in accordance  with this  Agreement or withdrawn in accordance  with
Section 3.08(b).  In no event shall the Trust  Administrator  incur  liability for withdrawals  from the  Certificate  Account at the direction of the Master
Servicer or any Servicer.

(e)   Each  institution  at  which a  Collection  Account  or the  Certificate
Account is  maintained  shall either hold such funds on deposit  uninvested or shall  invest  the  funds  therein  as  directed  in  writing  by the  related
Servicer, the Trust Administrator or the Depositor,  respectively, in Eligible
Investments,  which  shall  mature  not  later  than  (i)  in  the  case  of a
Collection  Account,  the  Cash  Remittance  Date  and (ii) in the case of the
Certificate Account,  the Business Day immediately  preceding the Distribution
Date,  or on the  Distribution  Date,  with  respect to  Eligible  Investments invested  with an  affiliate  of the Trust  Administrator,  and, in each case, shall not be sold or  disposed or prior to its  maturity.  All income and gain net of any losses  realized  from any such  balances or investment of funds on deposit  in a  Collection  Account  shall be for the  benefit  of the  related
Servicer  as  servicing  compensation  and shall be  remitted to it monthly as provided  herein.  The amount of any realized  losses in a Collection  Account incurred  in any  such  account  in  respect  of any  such  investments  shall promptly  be  deposited  by the related  Servicer  in the  related  Collection
Account.  Neither the Trustee nor the Trust  Administrator shall be liable for the  amount of any loss  incurred  in  respect  of any  investment  or lack of investment of funds held in a Collection  Account and made in accordance  with this  Section 3.05.  All income and gain net of any losses  realized  from any such  investment of funds on deposit in the  Certificate  Account shall be for the benefit of the Trust  Administrator  as compensation and shall be remitted to it monthly as provided  herein.  The amount of any  realized  losses in the
Certificate  Account  incurred  in any such  account  in  respect  of any such investments  shall  promptly be  deposited by the Trust  Administrator  in the
Certificate Account.

(f)   Each  Servicer,  other  than  Wells  Fargo,  shall  give  notice  to the
Trustee,  the Trust  Administrator,  each related Seller,  each Rating Agency, and the  Depositor  of any  proposed  change of the  location  of the  related
Collection  Account  prior to any  change  thereof.  Wells  Fargo  shall  give notice to the Depositor of any proposed  change of the location of the related
Collection  Account  prior to any change  thereof  and,  upon  receipt of such
notice,   the  Depositor   shall  give  notice  to  the  Trustee,   the  Trust
Administrator,   each  related  Seller  and  each  Rating  Agency.  The  Trust
Administrator shall give notice to the Master Servicer and each Servicer,  the
Seller,  each Rating  Agency,  the Trustee and the  Depositor  of any proposed change of the location of the Certificate Account prior to any change thereof.

SECTION 3.06.     Establishment of and Deposits to Escrow Accounts; Permitted
                              Withdrawals from Escrow Accounts; Payments of
                              Taxes, Insurance and Other Charges.

(a)   To the extent  required by the related  Mortgage  Note and not violative of applicable law, the applicable  Servicer shall segregate and hold all funds
collected   and  received   pursuant  to  a   Non-Designated   Mortgage   Loan
constituting  Escrow Payments separate and apart from any of its own funds and general assets and shall  establish and maintain one or more Escrow  Accounts, in the  form of time  deposit  or  demand  accounts,  titled,  in the  case of
Servicers  other than SPS and Wells Fargo,  "Adjustable  Rate  Mortgage  Trust
2004-4,  Adjustable Rate  Mortgage-Backed  Pass Through  Certificates,  Series
2004-4," in the case of Wells Fargo,  "Wells Fargo Bank, N.A., as Servicer for
Adjustable Rate Mortgage Trust 2004-4,  Adjustable Rate  Mortgage-Backed  Pass
Through  Certificates,  Series  2004-4,"  in the  case  of SPS,  "SPS  Capital
Corp., as Servicer for Adjustable Rate Mortgage Trust 2004-4,  Adjustable Rate
Mortgage-Backed Pass Through  Certificates,  Series 2004-4" or, if established and  maintained  by a  Subservicer  on behalf of a  Servicer,  "[Subservicer's name], in trust for  [Servicer's  name]" or  "[Subservicer's  name], as agent,
trustee   and/or  bailee  of  taxes  and  insurance   custodial   account  for
[Servicer's name], its successors and assigns,  for various owners of interest in [Servicer's  name] mortgage  backed pools.  In the event that a Subservicer employs  a  subservicer,  the  Escrow  Accounts  shall  be  titled  "[name  of
Subservicer's  subservicer]  in trust for  [Subservicer's  name].  The  Escrow
Accounts  shall be Eligible  Accounts.  Funds  deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(d).

(b)   Each  Servicer  shall  deposit  or cause to be  deposited  in its Escrow
Account or Accounts on a daily basis within two  Business  Days of receipt and retain therein:

(i)   all Escrow Payments  collected on account of the related  Non-Designated
      Mortgage Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)  all amounts  representing  Insurance Proceeds which are to be applied to the  restoration  or  repair  of any  Mortgaged  Property  related  to a
      Non-Designated Mortgage Loan.

(c)   Each Servicer  shall make  withdrawals  from the Escrow  Account only to effect such  payments as are required  under this  Agreement,  as set forth in
Section 3.06(d).  Each Servicer  shall be entitled to retain any interest paid
on  funds   deposited  in  the  related   Escrow  Account  by  the  depository
institution,  other than interest on escrowed funds required by law to be paid to the  Mortgagor.  To the extent  required by law,  the  applicable  Servicer shall pay interest on escrowed  funds to the  Mortgagor  notwithstanding  that the Escrow  Account may be non interest  bearing or that interest paid thereon is insufficient for such purposes.

(d)   Withdrawals  from the Escrow  Account or Accounts  may be made or caused to be made by the related Servicer only:

(i)   to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  mortgage  insurance  premiums,  condominium  charges,  fire  and hazard insurance  premiums or other items  constituting  Escrow Payments for the related Mortgage;

(ii)  to reimburse  such Servicer for any Servicing  Advances made by the such
      Servicer with respect to a related  Non-Designated  Mortgage  Loan,  but only from amounts received on the related  Non-Designated  Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to  refund  to any  Mortgagor  any  funds  found to be in  excess of the amounts required under the terms of the related Non-Designated  Mortgage
      Loan;

(iv)  for transfer to the related  Collection  Account to reduce the principal balance of the related  Non-Designated  Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)   for application to restore or repair of the Mortgaged  Property  related to a  Non-Designated  Mortgage  Loan in accordance  with the  procedures outlined in Section 3.09(e);

(vi)  to  pay  to  the  related  Servicer,  or  any  Mortgagor  related  to  a
      Non-Designated  Mortgage  Loan  to  the  extent  required  by  law,  any interest paid on the funds deposited in such Escrow Account;

(vii) to clear and terminate  such Escrow  Account on the  termination of this
      Agreement; and

(viii)      to remove funds inadvertently  placed in the Escrow account by the related Servicer.

(e)   With  respect  to each  Non-Designated  Mortgage  Loan,  the  applicable
Servicer  shall  maintain  accurate  records  reflecting  the status of ground rents and taxes and any other item which may become a lien  senior to the lien of the related Mortgage and the status of Mortgage  Guaranty  Insurance Policy premiums,  and fire and hazard insurance coverage and shall obtain,  from time to  time,  all  bills  for the  payment  of such  charges  (including  renewal premiums)  and shall effect or cause to be effected  payment  thereof prior to the applicable penalty or termination date.

SECTION 3.07.     Access to Certain Documentation and Information Regarding
                              the Non-Designated Mortgage Loans; Inspections.

(a)   The Master  Servicer and each Servicer shall afford the  Depositor,  the
Trustee  and the Trust  Administrator  reasonable  access to all  records  and documentation  regarding the  Non-Designated  Mortgage Loans and all accounts, insurance  information  and other  matters  relating to this  Agreement,  such access  being  afforded  without  charge,  but only  upon  reasonable  written request  and during  normal  business  hours at the office  designated  by the
Master  Servicer or such  Servicer.  In  addition,  each  Servicer  other than
WMMSC shall afford the Master  Servicer  reasonable  access to all records and documentation  regarding the  Non-Designated  Mortgage Loans and all accounts, insurance  information  and other  matters  relating to this  Agreement,  such access  being  afforded  without  charge,  but only  upon  reasonable  written request and during  normal  business  hours at the office  designated  by such
Servicer. In addition,  each Servicer,  other than WMMSC, shall provide to the
Special Servicer reasonable access to all records and documentation  regarding the Non-Designated  Mortgage Loans serviced by it that become Special Serviced
Mortgage Loans.

(b)   Each Servicer,  separately with respect to the  Non-Designated  Mortgage
Loans each directly services,  shall inspect the related Mortgaged  Properties
as  often  as  deemed   necessary  by  such  Servicer  in  such  party's  sole
discretion,  to assure  itself  that the value of such  Mortgaged  Property is being  preserved.  In addition,  if any  Non-Designated  Mortgage Loan is more
than  60  days  delinquent,  such  Servicer,  as  applicable,   shall  conduct
subsequent  inspections in accordance with Accepted Servicing  Practices or as may be  required by the  primary  mortgage  guaranty  insurer.  Each  Servicer shall keep a written or electronic report of each such inspection.

SECTION 3.08.     Permitted Withdrawals from the Collection Accounts and
                              Certificate Account.

(a)   Each  Servicer may from time to time make  withdrawals  from the related
Collection Account for the following purposes:

(i)   to pay to such Servicer (to the extent not  previously  retained by such
      Servicer) the servicing  compensation  to which it is entitled  pursuant to Section 3.14,  and to pay to such Servicer,  as additional  servicing compensation,  earnings on or investment income with respect to funds in or credited to such Collection Account;

(ii)  to reimburse  such Servicer for  unreimbursed  Advances made by it, such right of reimbursement  pursuant to this subclause (ii) being limited to amounts  received on the  Non-Designated  Mortgage Loan(s) in respect of which any such  Advance was made  (including  without  limitation,  late recoveries of payments,  Liquidation  Proceeds and Insurance Proceeds to the extent received by such Servicer);

(iii) to reimburse  such Servicer for any  Nonrecoverable  Advance  previously made or any amount expended pursuant to Section 3.11(a);

(iv)  to reimburse such Servicer for (A)  unreimbursed  Servicing  Advances or such Servicer's right to reimbursement  pursuant to this clause (A) with respect to any  Non-Designated  Mortgage  Loan being  limited to amounts received  on such  Non-Designated  Mortgage  Loan which  represent  late payments of principal and/or interest  (including,  without  limitation,
      Liquidation  Proceeds  and  Insurance  Proceeds  with  respect  to  such
      Mortgage  Loan)  respecting  which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

(v)   to pay to the purchaser,  with respect to each  Non-Designated  Mortgage
      Loan or property  acquired in respect  thereof  that has been  purchased pursuant to  Section 2.02,  2.03 or 3.11, all amounts  received  thereon after the date of such purchase;

(vi)  to make any payments required to be made pursuant to Section 2.07(g);

(vii) to withdraw  any amount  deposited  in such  Collection  Account and not required to be deposited therein;

(viii)      with respect to the  Non-Designated  Mortgage  Loans,  on the Cash
      Remittance  Date, to withdraw an amount equal to the portion of (a) with respect to the Group 1 Mortgage Loans,  Group 2 Mortgage Loans,  Group 3
      Mortgage Loans and Group 4  Mortgage Loans,  the Available  Distribution
      Amount and (b) with respect to the Group 5  Mortgage Loans, the Interest
      Remittance  Amount  and  Principal   Remittance  Amount,  in  each  case
      applicable to the Mortgage  Loans  serviced by such  Servicer,  who will remit the  aggregate  of such  amounts  to the Trust  Administrator  for deposit in the Certificate Account;

(ix)  with respect to each  Non-Designated  Mortgage  Loan covered by a Lender
      Paid Mortgage  Guarantee  Insurance  Policy, to effect timely payment of the related premiums on such Mortgage  Guarantee  Insurance  Policy,  as applicable,  pursuant to Section 3.09(c),  to the extent not deducted by such Servicer  prior to deposit into the applicable  Collection  Account pursuant to Section 3.05(c);

(x)   on or prior to 4:00 p.m. New York time on the Servicer  Remittance  Date
      preceding  each  Distribution  Date,  each  applicable   Servicer  shall
      withdraw an amount equal to the sum of all Assigned  Prepayment Premiums
      received  during  the  related   Prepayment  Period  applicable  to  the
      Mortgage Loans  serviced by such Servicer,  and remit such amount to the
      Trust Administrator for deposit in the Certificate Account; and

(xi)  to clear and terminate such Collection  Account upon termination of this
      Agreement pursuant to Section 11.01 hereof.

            Each Servicer shall keep and maintain  separate  accounting,  on a
Non-Designated  Mortgage  Loan by  Mortgage  Loan  basis,  for the  purpose of justifying  any withdrawal  from the related  Collection  Account  pursuant to such  subclauses  (i), (ii), (iv) and (v). Prior to making any withdrawal from a  Collection  Account  pursuant to  subclause  (iii) for  reimbursement  of a
Nonrecoverable  Advance,  the  related  Servicer  shall  deliver  to the Trust
Administrator  a certificate of a Servicing  Officer  indicating the amount of any previous Advance or Servicing Advance  determined by such Servicer to be a
Nonrecoverable  Advance and  identifying the related  Non-Designated  Mortgage
Loans(s),  and their respective  portions of such  Nonrecoverable  Advance. In connection  with  the  payment  of a  Purchase  Price,  if a  Servicer  is not required to remit  unreimbursed  Advances and Servicing  Advances as specified in the  definition of Purchase  Price,  such Servicer  shall be deemed to have been reimbursed for such amount.

(b)   The  Trust  Administrator  shall  withdraw  funds  from the  Certificate
Account for  distributions to  Certificateholders,  in the manner specified in this Agreement  (and to withhold from the amounts so withdrawn,  the amount of any taxes that it is  authorized  to withhold  pursuant to  Section 2.07).  In addition,  the Trust Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)   to  pay  to  itself  any  investment   income  earned  for  the  related
      Distribution  Date,  and to pay to itself  or the  Master  Servicer  any other  amounts  to  which  it or the  Master  Servicer  is  entitled  to reimbursement or payment under the terms of this Agreement;

(ii)  to  withdraw  and  return  to the  Master  Servicer  or  the  applicable
      Servicer  for deposit to the  applicable  Collection  Account any amount deposited  in the  Certificate  Account and not required to be deposited therein; and

(iii) to clear and terminate the Certificate  Account upon  termination of the
      Agreement pursuant to Section 11.01 hereof.

SECTION 3.09.     Maintenance of Hazard Insurance; Mortgage Impairment
                              Insurance and Mortgage Guaranty Insurance
                              Policy; Claims; Restoration of Mortgaged
                              Property.

(a)   Each   Servicer   shall  cause  to  be   maintained   for  each  related
Non-Designated  Mortgage Loan hazard  insurance  such that all buildings  upon the related Mortgaged  Property are insured by a generally  acceptable insurer rated either:  "V" or better in the current Best's Key Rating Guide ("Best's")
or  acceptable  to FNMA or FHLMC  against  loss by fire,  hazards of  extended coverage  and such  other  hazards  as are  customary  in the area  where  the
Mortgaged  Property  is located,  in an amount  which is at least equal to the lesser  of (i)  the  replacement  value  of  the  improvements  securing  such
Non-Designated  Mortgage  Loan and  (ii) the  greater  of (A) the  outstanding principal balance of such Non-Designated  Mortgage Loan and (B) an amount such that the proceeds of such policy shall be  sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co insurer.

            If upon  origination  of the  Non-Designated  Mortgage  Loan,  the related  Mortgaged  Property was located in an area  identified in the Federal
Register by the Federal  Emergency  Management  Agency as having special flood hazards  (and such  flood  insurance  has been made  available),  the  related
Servicer shall cause a flood  insurance  policy to be maintained  with respect
to  such   Non-Designated   Mortgage   Loan.   Such  policy   shall  meet  the
requirements   of   the   current   guidelines   of  the   Federal   Insurance
Administration and be in an amount  representing  coverage equal to the lesser of  (i)  the  minimum  amount  required,  under  the  terms  of  coverage,  to compensate  for any damage or loss on a replacement  cost basis (or the unpaid principal  balance  of  the  mortgage  if  replacement  cost  coverage  is not available  for the type of building  insured)  and (ii) the maximum  amount of insurance which is available under the Flood Disaster  Protection Act of 1973, as amended.

            If  a  Mortgage  related  to a  Non-Designated  Mortgage  Loan  is secured by a unit in a condominium  project, the related Servicer shall verify that the  coverage  required of the  owner's  association,  including  hazard, flood,  liability,  and fidelity  coverage,  is being maintained in accordance with the  requirements  of the related  Servicer  for  mortgage  loans that it services on its own account.

            Each  Servicer  shall  cause to be  maintained  on each  Mortgaged
Property  related to a  Non-Designated  Mortgage  Loan such  other  additional special hazard  insurance as may be required  pursuant to such applicable laws and  regulations  as shall at any time be in force and as shall  require  such additional  insurance,  or  pursuant  to  the  requirements  of  any  Mortgage
Guaranty  Insurance  Policy  insurer,  or as may be required  to conform  with
Accepted  Servicing  Practices to the extent  permitted by the Mortgage  Note, the Mortgage or applicable  law provided that the related  Servicer  shall not be required to bear the cost of such insurance.

            All policies  required  hereunder shall name the related  Servicer as loss payee and shall be endorsed with standard or union mortgagee  clauses, without  contribution,  which shall  provide for prior  written  notice of any cancellation, reduction in amount or material change in coverage.

            Each Servicer shall not interfere with the Mortgagor's  freedom of choice at the  origination of such  Non-Designated  Mortgage Loan in selecting either his insurance carrier or agent,  provided,  however, that such Servicer shall not accept any such insurance  policies from insurance  companies unless such  companies are rated:  B:III or better in Best's or acceptable to FNMA or
FHLMC  and are  licensed  to do  business  in the  jurisdiction  in which  the
Mortgaged Property is located.  The related Servicer shall determine that such policies  provide  sufficient risk coverage and amounts,  that they insure the property owner, and that they properly describe the property address.

            Pursuant  to  Section 3.05,  any amounts  collected  by a Servicer under any such  policies  (other than  amounts to be  deposited in the related
Escrow  Account  and  applied  to the  restoration  or repair  of the  related
Mortgaged Property,  or property acquired in liquidation of the Non-Designated
Mortgage  Loan, or to be released to the  Mortgagor,  in accordance  with such
Servicer's  normal  servicing  procedures)  shall be  deposited in the related
Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

            Any cost incurred by a Servicer in maintaining  any such insurance shall  not,  for the  purpose  of  calculating  monthly  distributions  to the
Certificateholders  or  remittances  to  the  Trust  Administrator  for  their benefit,  be added to the  principal  balance of the  Non-Designated  Mortgage
Loan,  notwithstanding  that the terms of the Non-Designated  Mortgage Loan so
permit.   Such  costs  shall  constitute  a  Servicing  Advance  and  will  be reimbursable to the related  Servicer to the extent  permitted by Section 3.08 hereof.  It is understood  and agreed that no  earthquake or other  additional insurance  is to be  required  of any  Mortgagor  related to a  Non-Designated
Mortgage  Loan or  maintained  on  property  acquired in respect of a Mortgage related  to a  Non-Designated  Mortgage  Loan  other  than  pursuant  to  such applicable  laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)   In the event that a Servicer  shall obtain and maintain a blanket policy insuring  against losses arising from fire and hazards  covered under extended coverage on all of the related  Non-Designated  Mortgage  Loans,  then, to the extent  such  policy  provides  coverage  in an  amount  equal  to the  amount required  pursuant to  Section 3.09(a)  and otherwise  complies with all other requirements  of  Section 3.09(a),  it shall  conclusively  be  deemed to have satisfied  its  obligations  as set  forth  in  Section 3.09(a).  Any  amounts collected  by a Servicer  under any such policy  relating to a  Non-Designated
Mortgage Loan shall be deposited in the related  Collection Account subject to withdrawal pursuant to  Section 3.08(a).  Such policy may contain a deductible clause,  in which case, in the event that there shall not have been maintained on the related  Mortgaged  Property a policy  complying with  Section 3.09(a), and there  shall  have been a loss  which  would  have  been  covered  by such policy,  the related Servicer shall deposit in the related  Collection Account at the time of such loss the amount not  otherwise  payable  under the blanket policy  because of such  deductible  clause,  such amount to be deposited from such Servicer's funds,  without  reimbursement  therefor.  Upon request of the
Trust  Administrator,  a Servicer  shall  cause to be  delivered  to the Trust
Administrator  a certified  true copy of such policy and a statement  from the insurer  thereunder  that  such  policy  shall in no event  be  terminated  or materially  modified  without  30 days'  prior  written  notice  to the  Trust
Administrator.  In connection  with its  activities as Servicer of the related
Non-Designated  Mortgage Loans, such Servicer agrees to present,  on behalf of itself,  the  Depositor,  and the Trust  Administrator  for the benefit of the
Certificateholders, claims under any such blanket policy.

(c)   With respect to each  Non-Designated  Mortgage Loan with a Loan-to-Value
Ratio in excess  of 80%  which  the  Seller  represented  to be  covered  by a
Mortgage  Guaranty  Insurance  Policy  as of the  Cut-off  Date,  the  related
Servicer  shall,  without any cost to the  Depositor  or Trust  Administrator, maintain  or cause the  Mortgagor  to  maintain  in full  force  and  effect a
Mortgage   Guaranty   Insurance   Policy   insuring   that   portion   of  the
Non-Designated  Mortgage  Loan in  excess  of 75% of  value,  and shall pay or shall  cause the  Mortgagor  to pay,  the premium  thereon on a timely  basis, until the loan-to-value ratio of such Non-Designated  Mortgage Loan is reduced to 80%, based on either (i) a current  appraisal of the Mortgaged  Property or
(ii)  the  appraisal  of the  Mortgaged  Property  obtained  at the  time  the
Non-Designated  Mortgage Loan was originated.  In the event that such Mortgage
Guaranty  Insurance  Policy  shall be  terminated  prior to the  loan-to-value ratio of such  Non-Designated  Mortgage Loan being reduced to 80%, the related
Servicer shall obtain from another Qualified Insurer a comparable  replacement policy,  with a  total  coverage  equal  to the  remaining  coverage  of  such terminated  Mortgage Guaranty  Insurance Policy. If the insurer shall cease to
be  a  Qualified  Insurer,   the  related  Servicer  shall  determine  whether
recoveries  under the Mortgage  Guaranty  Insurance Policy are jeopardized for reasons  related  to  the  financial  condition  of  such  insurer,  it  being understood  that such Servicer  shall in no event have any  responsibility  or liability  for any failure to recover  under the Mortgage  Guaranty  Insurance
Policy for such reason.  If the related  Servicer  determines  that recoveries are so  jeopardized,  it shall notify the Mortgagor,  if required,  and obtain from another  Qualified Insurer a replacement  insurance  policy.  The related
Servicer  shall not take any action  which would result in  noncoverage  under any applicable  Mortgage Guaranty  Insurance Policy of any loss which, but for
the  actions  of  such  Servicer  would  have  been  covered  thereunder.   In
connection  with any assumption or substitution  agreement  entered into or to be entered into pursuant to Section 3.10,  each Servicer shall promptly notify the insurer under the related Mortgage  Guaranty  Insurance Policy, if any, of such  assumption or  substitution of liability in accordance with the terms of such Mortgage  Guaranty  Insurance Policy and shall take all actions which may be required by such  insurer as a condition  to the  continuation  of coverage under such  Mortgage  Guaranty  Insurance  Policy  provided that such required actions are in compliance with all applicable  law. If such Mortgage  Guaranty
Insurance  Policy is terminated as a result of such assumption or substitution of  liability,  the  related  Servicer  shall  obtain a  replacement  Mortgage
Guaranty  Insurance  Policy as provided above;  provided that under applicable law and the terms of the related  Mortgage  Note and Mortgage the cost of such policy may be charged to the successor Mortgagor.

            With  respect to each  Non-Designated  Mortgage  Loan covered by a
Lender Paid  Mortgage  Guaranty  Insurance  Policy,  the  applicable  Servicer agrees to effect  timely  payment of the  premiums on such  Mortgage  Guaranty
Insurance  Policy  from  amounts  on  deposit in the  Collection  Account,  or deducted by such  Servicer  prior to deposit  into the  applicable  Collection
Account or pursuant to  Section 3.05(c)  with  respect to such  Non-Designated
Mortgage  Loan. If amounts on deposit in the Collection  Account,  or deducted by such  Servicer  prior to deposit  into the  applicable  Collection  Account pursuant  to  Section 3.05(c)  with  respect to such  Non-Designated  Mortgage
Loan,  are not  sufficient  to pay the  premiums  on  such  Mortgage  Guaranty
Insurance Policy,  the applicable  Servicer agrees to effect timely payment of such  premiums,  and such costs shall be recoverable by such Servicer from the related  Liquidation  Proceeds or otherwise as a Servicing Advance pursuant to
Section 3.08(a).  With respect to each  Non-Designated  Mortgage  Loan covered by a Mortgage Guaranty  Insurance Policy that is not Lender Paid, the Servicer agrees to effect  timely  payment of the  premiums on such  Mortgage  Guaranty
Insurance Policy, and such costs not otherwise  recoverable from the Mortgagor shall be  recoverable by such Servicer from the related  Liquidation  Proceeds or otherwise as a Servicing Advance pursuant to Section 3.08(a).

(d)   In connection  with its activities as servicer,  each Servicer agrees to prepare  and  present,  on behalf of itself,  the  Depositor,  the Trust,  the
Trustee,  the Trust  Administrator and the  Certificateholders,  claims to the
insurer  under  any  Mortgage   Guaranty   Insurance   Policy   related  to  a
Non-Designated  Mortgage Loan in a timely fashion in accordance with the terms of such Mortgage  Guaranty  Insurance Policy and, in this regard, to take such reasonable  action as shall be necessary to permit recovery under any Mortgage
Guaranty Insurance Policy respecting defaulted  Non-Designated Mortgage Loans.
Pursuant  to  Section 3.05,  any  amounts  collected  by a Servicer  under any
Mortgage  Guaranty   Insurance  Policy  shall  be  deposited  in  the  related
Collection Account, subject to withdrawal pursuant to Section 3.08.

(e)   With respect to any  Non-Designated  Mortgage  Loan,  each Servicer need not obtain the  approval  of the Trustee or the Trust  Administrator  prior to releasing  any  Insurance  Proceeds  to the  Mortgagor  to be  applied  to the restoration  or  repair  of the  Mortgaged  Property  if  such  release  is in accordance  with Accepted  Servicing  Practices.  At a minimum,  each Servicer shall  comply  with  the  following  conditions  in  connection  with any such release of Insurance Proceeds:

(i)   such Servicer shall receive  satisfactory  independent  verification  of completion  of repairs  and  issuance  of any  required  approvals  with respect thereto;

(ii)  such  Servicer  shall take all steps  necessary to preserve the priority of the lien of the  Mortgage,  including,  but not limited to  requiring waivers with respect to mechanics' and materialmen's liens; and

(iii) pending repairs or restoration,  such Servicer shall place the Insurance
      Proceeds in the related Escrow Account.

(f)   With  respect  to  any  Non-Designated   Mortgage  Loan,  if  the  Trust
Administrator  is named as an additional loss payee,  the related  Servicer is hereby  empowered  to endorse any loss draft issued in respect of such a claim in the name of the Trustee or the Trust Administrator.

SECTION 3.10.     Enforcement of Due on Sale Clauses; Assumption Agreements.

(a)   With respect to a Non-Designated  Mortgage Loan, each Servicer shall use its best  efforts to enforce  any  "due-on-sale"  provision  contained  in any related  Mortgage or  Mortgage  Note and to deny  assumption  by the person to whom  the  Mortgaged  Property  has been or is  about  to be sold  whether  by absolute  conveyance or by contract of sale,  and whether or not the Mortgagor remains  liable on the  Mortgage  and the Mortgage  Note.  When the  Mortgaged
Property has been conveyed by the Mortgagor,  the related  Servicer  shall, to the  extent  it has  knowledge  of such  conveyance,  exercise  its  rights to accelerate  the  maturity  of such  Non-Designated  Mortgage  Loan  under  the
"due-on-sale"  clause  applicable  thereto,   provided,   however,  that  such
Servicer  shall not exercise such rights if prohibited by law from doing so or if the  exercise  of such  rights  would  impair or  threaten  to  impair  any recovery under the related Mortgage Guaranty Insurance Policy, if any.

(b)   With  respect  to  a   Non-Designated   Mortgage  Loan,  if  a  Servicer
reasonably  believes  it is  unable  under  applicable  law  to  enforce  such
"due-on-sale"  clause,  such Servicer  shall enter into (i) an assumption  and modification  agreement  with  the  person  to whom  such  property  has  been conveyed,  pursuant to which such person  becomes  liable  under the  Mortgage
Note and the original  Mortgagor  remains  liable thereon or (ii) in the event such  Servicer is unable  under  applicable  law to require  that the original
Mortgagor  remain liable under the Mortgage Note, a substitution  of liability agreement with the purchaser of the Mortgaged  Property  pursuant to which the original  Mortgagor  is  released  from  liability  and the  purchaser  of the
Mortgaged  Property is  substituted  as Mortgagor and becomes liable under the
Mortgage Note.  Notwithstanding the foregoing,  a Servicer shall not be deemed to be in default  under this  Section by  reason of any transfer or assumption which  such  Servicer  reasonably  believes  it  is  restricted  by  law  from
preventing,   for  any  reason   whatsoever.   In  connection  with  any  such
assumption,   no  material  term  of  the  Mortgage  Note,  including  without limitation,  the Mortgage Rate borne by the related Mortgage Note, the term of the  Non-Designated  Mortgage Loan or the outstanding  principal amount of the
Non-Designated Mortgage Loan shall be changed.

(c)   To the extent that any  Non-Designated  Mortgage Loan is assumable,  the related  Servicer shall inquire  diligently into the  creditworthiness  of the proposed  transferee,  and shall use the  underwriting  criteria for approving the credit of the proposed  transferee  which are used by FNMA with respect to underwriting  mortgage loans of the same type as the  Non-Designated  Mortgage
Loans.  If  the  credit  of  the  proposed   transferee  does  not  meet  such
underwriting  criteria,  the related Servicer  diligently shall, to the extent permitted  by the  Mortgage  or the  Mortgage  Note  and  by  applicable  law, accelerate the maturity of the Non-Designated Mortgage Loan.

(d)   With  respect  to  a  Non-Designated  Mortgage  Loan,  subject  to  each
Servicer's duty to enforce any  due-on-sale  clause to the extent set forth in this  Section 3.10,  in any case in which the related  Mortgaged  Property has been  conveyed  to a Person by the  related  Mortgagor,  and such Person is to enter into an assumption agreement or modification  agreement or supplement to the Mortgage Note or Mortgage  that requires the signature of the Trustee,  or if an  instrument of release  signed by the Trustee is required  releasing the
Mortgagor from liability on the  Non-Designated  Mortgage Loan,  such Servicer shall  prepare  and  deliver  or cause to be  prepared  and  delivered  to the
Trustee for  signature and shall  direct,  in writing,  the Trustee to execute the assumption  agreement with the Person to whom the Mortgaged Property is to be conveyed  and such  modification  agreement or  supplement  to the Mortgage
Note or Mortgage or other  instruments as are reasonable or necessary to carry out the terms of the  Mortgage  Note or Mortgage or  otherwise  to comply with any  applicable  laws  regarding  assumptions or the transfer of the Mortgaged
Property to such Person.  In connection with any such assumption,  no material
term  of  the  Mortgage   Note  may  be  changed.   Together  with  each  such
substitution,  assumption or other  agreement or  instrument  delivered to the
Trustee for execution by it, the related  Servicer  shall deliver an Officer's
Certificate  signed by a Servicing  Officer  stating that the  requirements of this subsection have been met in connection  therewith.  The related  Servicer
shall  notify  the  Trustee  and  the  Trust   Administrator   that  any  such
substitution  or assumption  agreement has been completed by forwarding to the
Trustee and the Trust  Administrator a copy of such substitution or assumption agreement,  and shall  forward the  original to the  Custodian  which shall be added to the related Mortgage File and shall, for all purposes,  be considered a part of such  Mortgage  File to the same extent as all other  documents  and instruments  constituting a part thereof.  Any fee collected by a Servicer for entering into an assumption or  substitution  of liability  agreement  will be retained by such Servicer as additional servicing compensation.

SECTION 3.11.     Realization Upon Defaulted Mortgage Loans; Repurchase of
                              Certain Mortgage Loans.

(a)   Each  Servicer  shall  use  reasonable  efforts  to  foreclose  upon  or otherwise  comparably convert the ownership of properties securing such of the related  Non-Designated  Mortgage  Loans as come into and  continue in default and as to which no  satisfactory  arrangements  can be made for  collection of
delinquent   payments.   In  connection   with  such   foreclosure   or  other
conversion,  each Servicer  shall take such action as (i) such Servicer  would take under similar  circumstances with respect to a similar mortgage loan held for its own account for  investment,  (ii) shall be  consistent  with Accepted
Servicing  Practices,  (iii) such Servicer shall determine  consistently  with
Accepted  Servicing  Practices  to be in the best  interest  of the  Trust and
Certificateholders,  and  (iv) is  consistent  with  the  requirements  of the insurer under any Required  Insurance  Policy;  provided,  however,  that such
Servicer shall not be required to expend its own funds in connection  with any foreclosure  or  towards  the  restoration  of any  property  unless  it shall determine  (i) that such  restoration  and/or  foreclosure  will  increase the proceeds of  liquidation  of the related  Non-Designated  Mortgage  Loan after reimbursement  to itself of such  expenses and (ii) that such expenses will be recoverable  to it through  Liquidation  Proceeds.  Any funds  expended by any
Servicer  pursuant  to this  Section 3.11(a)  shall  be  reimbursable  in full pursuant to  Section 3.08(a)(iii).  The related  Servicer shall be responsible for all  other  costs and  expenses  incurred  by it in any such  proceedings;
provided,  however,  that it shall be entitled to  reimbursement  thereof from the  Liquidation  Proceeds with respect to the related  Mortgaged  Property or otherwise as a Servicing Advance in accordance with Section 3.08(a).

            With    respect   to   any    Non-Designated    Mortgage    Loans,
notwithstanding  anything to the  contrary  contained  in this  Agreement,  in connection  with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related  Servicer  has  reasonable  cause to believe that the related  Mortgaged  Property is contaminated by hazardous or toxic  substances or wastes, or if the Trust Administrator  otherwise requests, an environmental inspection  or review of such  Mortgaged  Property  conducted  by a  qualified inspector  shall be arranged  for by such  Servicer.  Upon  completion  of the
inspection,   the  related   Servicer   shall   promptly   provide  the  Trust
Administrator with a written report of environmental inspection.

            In the event the  environmental  inspection  report indicates that the Mortgaged  Property is  contaminated  by hazardous or toxic  substances or wastes,  the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated  costs of the  environmental clean up, as estimated in the environmental  inspection report,  together with the  Servicing  Advances and Advances  made by such Servicer and the estimated costs of foreclosure  or acceptance of a deed in lieu of  foreclosure  exceeds the estimated value of the Mortgaged  Property.  If however,  the aggregate of such clean up and foreclosure costs,  Advances and Servicing Advances are less than or  equal to the  estimated  value of the  Mortgaged  Property,  then the related  Servicer  may, in its  reasonable  judgment  and in  accordance  with
Accepted   Servicing   Practices,   choose  to  proceed  with  foreclosure  or
acceptance  of a deed  in lieu of  foreclosure  and  such  Servicer  shall  be reimbursed  for all  reasonable  costs  associated  with such  foreclosure  or acceptance  of a deed in lieu of  foreclosure  and any  related  environmental clean up costs, as applicable,  from the related Liquidation  Proceeds,  or if the  Liquidation  Proceeds are  insufficient to reimburse fully such Servicer, such Servicer  shall be entitled to be reimbursed  from amounts in the related
Collection  Account  pursuant  to  Section 3.08(a)  hereof.  In the  event the related  Servicer does not proceed with foreclosure or acceptance of a deed in lieu of  foreclosure  pursuant to the first sentence of this  paragraph,  such
Servicer  shall be  reimbursed  for all Advances and  Servicing  Advances made with respect to the related  Mortgaged  Property  from the related  Collection
Account pursuant to  Section 3.08(a)  hereof,  and such Servicer shall have no further  obligation  to service such  Non-Designated  Mortgage  Loan under the provisions of this Agreement.

(b)   With respect to any REO Property  related to a  Non-Designated  Mortgage
Loan,  subject to  applicable  law, the deed or  certificate  of sale shall be taken in the name of the Trustee  for the  benefit of the  Certificateholders, or its  nominee,  on  behalf of the  Certificateholders.  The  Trustee's  name shall be  placed  on the  title to such REO  Property  solely  as the  Trustee hereunder  and not in its  individual  capacity.  The related  Servicer  shall ensure that the title to such REO Property  references  this Agreement and the
Trustee  capacity  hereunder.  Pursuant  to  its  efforts  to  sell  such  REO
Property,  the related  Servicer shall in accordance  with Accepted  Servicing
Practices  manage,  conserve,  protect and operate  each REO  Property for the purpose of its prompt  disposition  and sale.  The  related  Servicer,  either itself or through an agent selected by such Servicer,  shall manage, conserve, protect  and  operate  the REO  Property  in the same  manner that it manages, conserves,  protects  and  operates  other  foreclosed  property  for  its own account,  and in the same manner that similar property in the same locality as the REO Property is managed.  Upon request, the related Servicer shall furnish to the Trust  Administrator  on or before each  Distribution  Date a statement with respect to any REO Property  covering the  operation of such REO Property for the previous  calendar  month and such  Servicer's  efforts in  connection with  the sale of such  REO  Property  and any  rental  of such  REO  Property incidental  to  the  sale  thereof  for  the  previous  calendar  month.  That statement  shall  be  accompanied  by  such  other  information  as the  Trust
Administrator  shall  reasonably  request and which is necessary to enable the
Trust  Administrator  to comply with the reporting  requirements  of the REMIC
Provisions.  The net monthly  rental  income,  if any,  from such REO Property shall be deposited in the related  Collection  Account no later than the close of business on each  Determination  Date.  The related  Servicer shall perform the tax reporting and  withholding  required by Sections 1445 and 6050J of the
Code  with  respect  to  foreclosures  and  abandonments,  the  tax  reporting required by  Section 6050H of the Code with respect to the receipt of mortgage interest from  individuals and any tax reporting  required by Section 6050P of the  Code  with  respect  to  the  cancellation  of  indebtedness  by  certain financial  entities,  by preparing such tax and information  returns as may be required,  in the  form  required,  and  delivering  the  same  to  the  Trust
Administrator for filing.

            To the extent consistent with Accepted  Servicing  Practices,  the related  Servicer  shall  also  maintain  on each REO  Property  related  to a
Non-Designated  Mortgage Loan fire and hazard insurance with extended coverage in an  amount  which is  equal to the  outstanding  principal  balance  of the related  Non-Designated  Mortgage Loan (as reduced by any amount  applied as a reduction  of  principal  at the  time of  acquisition  of the REO  Property), liability  insurance and, to the extent required and available under the Flood
Disaster  Protection  Act of 1973, as amended,  flood  insurance in the amount required above.

(c)   In the event that the Trust Fund  acquires  any  Mortgaged  Property  as aforesaid or otherwise in connection  with a default or imminent  default on a
Mortgage Loan, the related  Servicer shall dispose of such Mortgaged  Property prior to three years after the end of the calendar year of its  acquisition by the Trust Fund unless (i) the Trustee and the Trust  Administrator  shall have been  supplied  with an Opinion of Counsel to the effect  that the  holding by the  Trust  Fund of such  Mortgaged  Property  subsequent  to such  three-year
period   will  not  result  in  the   imposition   of  taxes  on   "prohibited
transactions"  of any REMIC  hereunder  as defined in section 860F of the Code or cause any REMIC  hereunder  to fail to  qualify as a REMIC at any time that any Certificates  are  outstanding,  in which case the Trust Fund may continue to hold such Mortgaged  Property (subject to any conditions  contained in such
Opinion of Counsel) or (ii) the  applicable  Servicer  shall have applied for, prior to the  expiration  of such  three-year  period,  an  extension  of such three-year  period in the  manner  contemplated  by  Section 856(e)(3)  of the
Code, in which case the three-year  period shall be extended by the applicable extension period.  Notwithstanding  any other provision of this Agreement,  no
Mortgaged  Property  acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise  used for the  production  of income by or on behalf of the Trust  Fund in such a manner or  pursuant  to any terms  that would (i) cause such  Mortgaged  Property  to fail to qualify as  "foreclosure property"  within  the  meaning  of  section  860G(a)(8)  of the  Code or (ii)
subject any REMIC  hereunder to the imposition of any federal,  state or local income  taxes  on  the  income  earned  from  such  Mortgaged  Property  under
Section 860G(c)  of the Code or  otherwise,  unless the related  Servicer  has agreed to  indemnify  and hold  harmless  the Trust  Fund with  respect to the imposition of any such taxes.

            In the event of a default on a Mortgage  Loan one or more of whose obligors  is  not  a  United  States  Person,  as  that  term  is  defined  in
Section 7701(a)(30)  of the  Code,  in  connection  with  any  foreclosure  or acquisition  of a deed in lieu of  foreclosure  (together,  "foreclosure")  in respect of such Mortgage  Loan,  the related  Servicer  will cause  compliance with the  provisions  of Treasury  Regulation  Section 1.1445-2(d)(3)  (or any
successor  thereto)  necessary to assure that no  withholding  tax  obligation arises with respect to the proceeds of such foreclosure  except to the extent, if any, that proceeds of such  foreclosure  are required to be remitted to the obligors on such Mortgage Loan.

(d)   The decision of a Servicer to  foreclose  on a defaulted  Non-Designated
Mortgage  Loan shall be subject to a  determination  by such Servicer that the proceeds of such  foreclosure  would exceed the costs and expenses of bringing such  a  proceeding.  The  income  earned  from  the  management  of  any  REO
Properties,  net of  reimbursement  to such  Servicer  for  expenses  incurred
(including  any property or other taxes) in  connection  with such  management and net of applicable  accrued and unpaid  Servicing  Fees,  and  unreimbursed
Advances and Servicing Advances,  shall be applied to the payment of principal of and interest on the related defaulted  Non-Designated  Mortgage Loans (with interest  accruing as though  such  Non-Designated  Mortgage  Loans were still current)  and all  such  income  shall be  deemed,  for all  purposes  in this
Agreement,  to be payments on account of principal and interest on the related
Mortgage  Notes and shall be deposited  into the related  Collection  Account.
To the extent the net income  received  during any calendar month is in excess of the amount  attributable  to amortizing  principal and accrued  interest at the related  Mortgage  Rate on the related  Non-Designated  Mortgage  Loan for such  calendar  month,  such  excess  shall  be  considered  to  be a  partial prepayment of principal of the related Non-Designated Mortgage Loan.

(e)   The proceeds from any liquidation of a Non-Designated  Mortgage Loan, as well as any  income  from a  related  REO  Property,  will be  applied  in the following order of priority:  first, to reimburse the related Servicer for any related  unreimbursed  Servicing  Advances  and  Servicing  Fees;  second,  to reimburse such Servicer for any  unreimbursed  Advances;  third,  to reimburse the related Collection  Account for any  Nonrecoverable  Advances (or portions
thereof)  that  were  previously   withdrawn  by  such  Servicer  pursuant  to
Section 3.08(a)(iii)  that  related  to  such  Non-Designated  Mortgage  Loan;
fourth,  to accrued  and unpaid  interest  (to the extent no Advance  has been made  for  such  amount  or any  such  Advance  has  been  reimbursed)  on the
Non-Designated  Mortgage Loan or related REO  Property,  at the per annum rate equal to the related Mortgage Rate reduced by the related  Servicing Fee Rate, and any primary mortgage  guaranty  insurance fee rate, if applicable,  to the
Due Date  occurring  in the month in which such  amounts  are  required  to be distributed;  and fifth,  as a recovery of  principal  of the  Mortgage  Loan.
Excess  proceeds,  if any, from the liquidation of a Liquidated  Mortgage Loan
("Excess  Proceeds") that is a  Non-Designated  Mortgage Loan will be retained by the  related  Servicer as  additional  servicing  compensation  pursuant to
Section 3.14.

(f)   Each  Servicer  of the  Non-Designated  Mortgage  Loans  may (but is not
obligated to) enter into a special  servicing  agreement with an  unaffiliated holder of a 100%  Percentage  Interest of the most junior class of Subordinate
Certificates,  subject to each Rating Agency's acknowledgment that the Ratings of the  Certificates  in effect  immediately  prior to the entering  into such
agreement   would  not  be   qualified,   downgraded   or  withdrawn  and  the
Certificates  would not be placed on credit review status (except for possible upgrading)  as a result of such  agreement.  Any such  agreement  may  contain provisions  whereby  such  Holder may (i)  instruct  the  related  Servicer to
commence  or  delay   foreclosure   proceedings  with  respect  to  delinquent
Non-Designated  Mortgage Loans and will contain  provisions for the deposit of
cash  with  such   Servicer  by  the  holder  that  would  be  available   for
distribution to  Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance  with its normal procedures,  (ii) purchase delinquent  Non-Designated  Mortgage Loans from the
Trust Fund immediately  prior to the  commencement of foreclosure  proceedings at a price  equal  to the  Purchase  Price,  and/or  (iii)  assume  all of the servicing  rights and  obligations  with respect to delinquent  Non-Designated
Mortgage  Loans  so long as such  Holder  (A)  meets  the  requirements  for a
Subservicer   set   forth   in   Section 3.02(a),   (B)  will   service   such
Non-Designated  Mortgage  Loans in accordance  with this Agreement and (C) the related  Servicer has the right to transfer such servicing  rights without the payment of any compensation to a subservicer.

(g)   The Special  Servicer,  at its  option,  may (but is not  obligated  to)
purchase  from the Trust Fund,  (a) any Mortgage  Loan that is  delinquent  in payment  90 or more days or (b) any  related  Mortgage  Loan with  respect  to which  there has been  initiated  legal  action or other  proceedings  for the
foreclosure  of  the  related   Mortgaged   Property   either   judicially  or
non-judicially,  in each case,  provided that the applicable  Servicer has the right to transfer  the  related  servicing  rights  without the payment of any compensation  to a  subservicer.  Any  such  purchase  shall  be  made  by the
Special  Servicer  with its own funds at a price equal to the  Purchase  Price for  such  Mortgage  Loan.  The  applicable  Servicer  shall  be  entitled  to reimbursement  from the Special  Servicer for all  expenses  incurred by it in connection  with the  transfer of any  Mortgage  Loan to the Special  Servicer pursuant to this Section 3.11(g).

SECTION 3.12.     Trustee and Trust Administrator to Cooperate; Release of
                              Mortgage Files.

            Upon the payment in full of any  Non-Designated  Mortgage Loan, or the  receipt  by a Servicer  of a  notification  that  payment in full will be escrowed  in  a  manner  customary  for  such  purposes,  such  Servicer  will immediately  notify the Custodian by delivering,  or causing to be delivered a
"Request for Release"  substantially  in the form of  Exhibit K.  Upon receipt of such request,  the Custodian  shall within three  Business Days release the related  Mortgage File to the related  Servicer,  and the Trustee shall within three Business Days of such Servicer's  direction  execute and deliver to such
Servicer the deed of  reconveyance  or release or  satisfaction of mortgage or such  instrument  releasing  the lien of the Mortgage in each case provided by such Servicer,  and the Custodian shall deliver the Mortgage Note with written evidence of  cancellation  thereon.  Expenses  incurred in connection with any instrument of satisfaction or deed of reconveyance  shall be chargeable to the related  Mortgagor.  From  time to time and as shall  be  appropriate  for the servicing or foreclosure of any  Non-Designated  Mortgage Loan,  including for such purpose,  collection  under any policy of flood  insurance,  any fidelity bond or errors  or  omissions  policy,  or for the  purposes  of  effecting  a partial  release of any  Mortgaged  Property  from the lien of the Mortgage or the making of any  corrections  to the Mortgage Note or the Mortgage or any of the other documents  included in the Mortgage File, the Custodian within three
Business  Days of  delivery to the  Custodian  of a Request for Release in the form of Exhibit K signed by a Servicing Officer,  release the Mortgage File to the related  Servicer.  Subject to the further  limitations  set forth  below, the related  Servicer  shall cause the Mortgage  File or documents so released to be returned to the Custodian on its behalf,  when the need therefor by such
Servicer  no  longer  exists,  unless  the  Non-Designated  Mortgage  Loan  is liquidated  and the proceeds  thereof are deposited in the related  Collection
Account,  in which case such  Servicer  shall  deliver to the Trustee,  or the
Custodian  a  Request  for  Release  in the  form of  Exhibit K,  signed  by a
Servicing  Officer.  Each  Servicer  is also  authorized  to cause the removal from the  registration on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the  Certificateholders  or any of them, any and all  instruments of satisfaction or cancellation or of partial or full release, including an assignment of such loan to the Trustee.

            If a  Servicer  at  any  time  seeks  to  initiate  a  foreclosure proceeding in respect of any Mortgaged  Property  related to a  Non-Designated
Mortgage Loan as authorized by this Agreement,  such Servicer shall deliver or cause to be delivered to the  Trustee,  for  signature,  as  appropriate,  any court pleadings,  requests for trustee's sale or other documents  necessary to effectuate  such  foreclosure or any legal action  brought to obtain  judgment against the  Mortgagor  on the  Mortgage  Note or the  Mortgage or to obtain a deficiency  judgment  or to enforce any other  remedies or rights  provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.13.     Documents, Records and Funds in Possession of a Servicer to
                              be Held for the Trust.

            Notwithstanding  any  other  provisions  of this  Agreement,  each
Servicer shall  transmit to the  Custodian,  as required by this Agreement all documents and instruments in respect of a Non-Designated  Mortgage Loan coming into the  possession of the related  Servicer from time to time required to be delivered to the  Trustee,  or the  Custodian  on its behalf,  pursuant to the terms hereof and shall account fully to the Trust  Administrator for any funds received by such  Servicer or which  otherwise  are collected by such Servicer
as   Liquidation   Proceeds   or   Insurance   Proceeds   in  respect  of  any
Non-Designated  Mortgage Loan. All Mortgage Files and funds  collected or held by, or under the  control  of, a Servicer  in  respect  of any  Non-Designated
Mortgage  Loans,  whether  from  the  collection  of  principal  and  interest payments  or from  Liquidation  Proceeds,  including  but not  limited to, any funds  on  deposit  in a  Collection  Account,  shall  be held by the  related
Servicer  for  and  on  behalf  of  the  Trust,   the  Trustee  or  the  Trust
Administrator  and shall be and remain the sole and exclusive  property of the
Trust, subject to the applicable  provisions of this Agreement.  Each Servicer also agrees that it shall not create,  incur or subject any  Mortgage  File or any funds that are deposited in the related  Collection  Account,  Certificate
Account or any related Escrow Account,  or any funds that otherwise are or may become due or payable to the  Trust,  the  Trustee or the Trust  Administrator
for the  benefit  of the  Certificateholders,  to any  claim,  lien,  security interest,  judgment, levy, writ of attachment or other encumbrance,  or assert by legal  action  or  otherwise  any  claim or right  of  setoff  against  any
Mortgage  File  or  any  funds   collected  on,  or  in  connection   with,  a
Non-Designated  Mortgage Loan,  except,  however,  that such Servicer shall be entitled to set off  against  and deduct from any such funds any amounts  that are properly due and payable to such Servicer under this Agreement.

SECTION 3.14.     Servicing Fee.

(a)   As  compensation  for its services  hereunder,  each  Servicer  shall be entitled to withdraw from the applicable  Collection Account or to retain from interest payments on the related Non-Designated  Mortgage Loans, the amount of its Servicing  Fee, for each Mortgage Loan serviced by it, less any amounts in respect  of its  Servicing  Fee,  as  applicable,  payable  by  such  Servicer pursuant to Section 3.05(c)(vi).  The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled  Payments collected by the related Servicer or as otherwise  provided in  Section 3.08(a).  In connection with  the  servicing  of any  Special  Serviced  Mortgage  Loan,  the  Special
Servicer  shall receive the Servicing Fee for such Special  Serviced  Mortgage
Loan  as its  compensation  and  Ancillary  Income  with  respect  to  Special
Serviced Mortgage Loans.

(b)   With respect to each Non-Designated  Mortgage Loan, additional servicing compensation  in the form of  Ancillary  Income and Excess  Proceeds  shall be retained by the related  Servicer,  and additional  servicing  compensation in the form of Payoff  Interest  not  required  to make  payments  in  respect of
Compensating  Interest  Payments  shall  be  retained  by SPS  and  WMMSC,  as applicable.  Each Servicer  shall be required to pay all expenses  incurred by it in  connection  with its  servicing  activities  hereunder  (including  the
payment  of  any  expenses   incurred  in  connection  with  any  Subservicing
Agreement  entered  into  pursuant  to  Section 3.02  and the  payment  of any premiums for insurance  required  pursuant to  Section 3.18)  and shall not be entitled to reimbursement  thereof except as specifically provided for in this
Agreement.

(c)   The Master Servicer shall be compensated by the Trust  Administrator  as separately  agreed.  The Master Servicer and any director,  officer,  employee or agent of the Master  Servicer  shall be  indemnified  by DLJMC (or if DLJMC shall  fail to do so,  by the  Trust)  and held  harmless  against  any  loss, liability  or expense  (including  reasonable  attorney's  fees and  expenses)
incurred in  connection  with any claim or legal  action  relating to (a) this
Agreement,  (b) the  Certificates  or (c) the performance of any of the Master
Servicer's  duties  hereunder,  other  than any  loss,  liability  or  expense incurred  by reason of willful  misfeasance,  bad faith or  negligence  in the performance of any of the Master  Servicer's  duties  hereunder or incurred by reason of any  action of the Master  Servicer  taken at the  direction  of the
Certificateholders;  provided,  however,  that the sum of (x)  such  indemnity amounts payable by DLJMC or the Trust to the Master Servicer  pursuant to this
Section 3.14(c)  and (y) the indemnity  amounts  payable by DLJMC or the Trust to the  Trust  Administrator  pursuant  to  Section 10.05,  shall  not  exceed
$200,000 per year;  provided,  further,  that any amounts not payable by DLJMC or the Trust to the Master  Servicer  due to the  preceding  proviso  shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any  succeeding year,  subject to the aggregate  $200,000 per annum limitation  imposed by the preceding  proviso.  Such  indemnity  shall  survive the  termination  of this
Agreement or the resignation or removal of the Master Servicer hereunder.

SECTION 3.15.     Access to Certain Documentation.

            The Master  Servicer and each  Servicer  shall  provide to the OTS and the FDIC and to comparable regulatory  authorities  supervising Holders of
Subordinate  Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other  authorities,  access to the  documentation  regarding the related  Non-Designated  Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded  without  charge,  but only upon  reasonable  and prior written  request and during  normal  business hours at the  offices  designated  by the Master  Servicer  or such  Servicer.
Nothing in this  Section shall  limit the obligation of the Master Servicer or
any  Servicer  to  observe  any  applicable  law  prohibiting   disclosure  of
information  regarding the Mortgagors  and the failure of the Master  Servicer or such Servicer to provide access as provided in this  Section as a result of such  obligation  shall not  constitute a breach of this  Section.  Nothing in this  Section 3.15  shall  require  the Master  Servicer  or any  Servicer  to collect,  create,  collate or otherwise  generate any information that it does not generate in its usual course of business.

SECTION 3.16.     Annual Statement as to Compliance.

            Not later than the earlier of (a) March 15 of each  calendar  year
(other than the  calendar  year during  which the Closing  Date occurs) or (b)
with respect to any calendar year during which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  15 calendar  days before each date on which the  Depositor's  annual  report on Form 10-K is  required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or if  such  day  is not a  Business  Day,  the  immediately preceding  Business Day),  each Servicer shall deliver to the Master  Servicer an Officer's  Certificate stating, as to the signer thereof, that (i) a review of the activities of such Servicer  during the preceding  calendar year and of the  performance  of such  Servicer  under this  Agreement has been made under such officer's supervision,  and (ii) to the best of such officer's knowledge, based on such review,  such Servicer has fulfilled all its  obligations  under this  Agreement  throughout  such year, or, if there has been a default in the fulfillment  of any such  obligation,  specifying  each such default  known to such  officer and the nature and status  thereof and the action being taken by such  Servicer  to cure such  default.  Upon each  receipt  of such  Officer's
Certificate  from any Servicer,  the Master Servicer shall promptly  deliver a copy of such Officer's Certificate to the Depositor,  the Rating Agencies, the
Trustee and the Trust Administrator.

            Not later than the earlier of (a) March 15 of each  calendar  year
(other than the  calendar  year during  which the Closing  Date occurs) or (b)
with respect to any calendar year during which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  15 calendar  days before each date on which the  Depositor's  annual  report on Form 10-K is  required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or if  such  day  is not a  Business  Day,  the  immediately preceding  Business Day), the Master  Servicer shall deliver to the Depositor, the Rating  Agencies,  the Trustee and the Trust  Administrator  an  Officer's
Certificate  stating,  as to the  signer  thereof,  that (i) a  review  of the activities of the Master  Servicer  during the preceding  calendar year and of the  performance  of the Master  Servicer  under this  Agreement has been made under  such  officer's  supervision,  and (ii) to the  best of such  officer's knowledge,  based on such review,  the Master  Servicer has  fulfilled all its obligations  under this Agreement  throughout such year, or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such  officer  and the  nature and  status  thereof  and the action being taken by the Master Servicer to cure such default.

SECTION 3.17.     Annual Independent Public Accountants' Servicing Statement;
                              Financial Statements.

            Not later than the earlier of (a) March 15 of each  calendar  year
(other than the  calendar  year during  which the Closing  Date occurs) or (b)
with respect to any calendar year during which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  15 calendar  days before each date on which the  Depositor's  annual  report on Form 10-K is  required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or if  such  day  is not a  Business  Day,  the  immediately preceding  Business  Day),  the Master  Servicer at its expense  shall cause a nationally or regionally  recognized  firm of independent  public  accountants
(who may also render other  services to the Master  Servicer or any  affiliate thereof)  which is a member of the  American  Institute  of  Certified  Public
Accountants  to  furnish  a  statement  to the  Trust  Administrator  and  the
Depositor, in the form of Exhibit V-1.

            Not later than the earlier of (a) March 15 of each  calendar  year
(other than the  calendar  year during  which the Closing  Date occurs) or (b)
with respect to any calendar year during which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  15 calendar  days before each date on which the  Depositor's  annual  report on Form 10-K is  required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or if  such  day  is not a  Business  Day,  the  immediately preceding  Business Day),  each Servicer (other than WMMSC and Wells Fargo) at its  expense  shall  cause  a  nationally  or  regionally  recognized  firm of independent  public  accountants  (who may also render other  services to such
Servicer,  the  Seller  or any  affiliate  thereof)  which is a member  of the
American  Institute of Certified Public  Accountants to furnish a statement to the Trust Administrator,  the Master Servicer and the Depositor, to the effect that with respect to each Servicer  (other than WMMSC and Wells  Fargo),  such firm has examined  certain  documents and records relating to the servicing of mortgage loans which such Servicer is servicing  which may include the related
Mortgage  Loans or  similar  mortgage  loans,  and that,  on the basis of such examination,  conducted  substantially  in compliance  with the Uniform Single
Attestation  Program for Mortgage  Bankers or the Audit Guide for HUD Approved
Title II Approved  Mortgagees  and Loan  Correspondent  Programs,  nothing has come to their  attention which would indicate that such servicing has not been conducted in compliance  with  Accepted  Servicing  Practices,  except for (a)
such  exceptions  as such firm shall  believe to be  immaterial,  and (b) such other  exceptions  as shall be set forth in such  statement.  In addition each
Servicer shall disclose to such firm all significant  deficiencies relating to such Servicer's  compliance with the minimum servicing  standards set forth in this  Agreement.  In  rendering  such  statement,  such firm may  rely,  as to matters relating to direct  servicing of mortgage loans by Subservicers,  upon comparable statements for examinations  conducted  substantially in compliance with the Uniform Single Attestation  Program for Mortgage Bankers or the Audit
Guide for HUD Approved  Title II Approved  Mortgagees  and Loan  Correspondent
Programs  (rendered  within one year of such statement) of independent  public accountants with respect to the related Subservicer.

            Not later than the earlier of (a) March 15 of each  calendar  year
(other than the  calendar  year during  which the Closing  Date occurs) or (b)
with respect to any calendar year during which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  15 calendar  days before each date on which the  Depositor's  annual  report on Form 10-K is  required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or if  such  day  is not a  Business  Day,  the  immediately preceding  Business Day),  WMMSC,  at its expense,  shall furnish to the Trust
Administrator  a copy of a report  delivered to WMMSC by a firm of independent public  accountants  (who  may  also  render  other  services  to WMMSC or any affiliate  thereof)  to the  effect  that,  on  the  basis  of an  examination conducted  by such  firm  in  accordance  with  standards  established  by the
American  Institute of Certified Public  Accountants,  WMMSC has complied with certain minimum  residential  mortgage loan servicing standards in its role as master  servicer with respect to the servicing of  residential  mortgage loans
(including  the  WMMSC  Serviced  Mortgage  Loans)  during  the most  recently completed  fiscal year. In rendering its report such firm may rely,  (a) as to matters relating to the  Certificates,  upon a statistical  sampling of series of mortgage-backed  certificates which may include the Certificates and (b) as to matters relating to the direct  servicing of residential  mortgage loans by subservicers,  upon  comparable  reports  of  firms of  independent  certified public  accountants  rendered  on  the  basis  of  examinations  conducted  in accordance with the same standards  (rendered  within one year of such report)
with  respect to those  subservicers.  In  addition,  WMMSC shall  disclose to such firm all  significant  deficiencies  relating to WMMSC's  compliance with the minimum  residential  mortgage loan servicing standards referred to in the preceding sentence.

            Not later than the earlier of (a) March 15 of each  calendar  year
(other than the  calendar  year during  which the Closing  Date occurs) or (b)
with respect to any calendar year during which the  Depositor's  annual report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  15 calendar  days before each date on which the  Depositor's  annual  report on Form 10-K is  required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or if  such  day  is not a  Business  Day,  the  immediately
preceding  Business  Day),  Wells  Fargo,  at  its  expense,   shall  cause  a
nationally or regionally  recognized  firm of independent  public  accountants
(who may  also  render  other  services  to Wells  Fargo,  the  Seller  or any affiliate  thereof)  which is a member of the American  Institute of Certified
Public Accountants to furnish a statement to the Depositor,  and the Depositor shall send copies of such  statement  to each of the Trust  Administrator  and the  Master  Servicer,  to the  effect  that  such firm has  examined  certain documents and records  relating to the servicing of mortgage loans which Wells
Fargo is servicing,  which may include the related  Mortgage  Loans or similar mortgage  loans,  and  that,  on the  basis  of  such  examination,  conducted substantially  in compliance with the Uniform Single  Attestation  Program for
Mortgage  Bankers  or the  Audit  Guide  for HUD  Approved  Title II  Approved
Mortgagees  and  Loan  Correspondent  Programs,  nothing  has  come  to  their attention  which would  indicate that such servicing has not been conducted in compliance with Accepted Servicing  Practices,  except for (a) such exceptions as such firm shall believe to be immaterial,  and (b) such other exceptions as shall  be set  forth  in  such  statement.  In  addition,  Wells  Fargo  shall disclose to such firm all significant  deficiencies  relating to Wells Fargo's compliance with the minimum  servicing  standards set forth in this Agreement.
In rendering  such  statement,  such firm may rely, as to matters  relating to
direct   servicing  of  mortgage  loans  by   Subservicers,   upon  comparable
statements for  examinations  conducted  substantially  in compliance with the
Uniform  Single  Attestation  Program for Mortgage  Bankers or the Audit Guide
for HUD Approved Title II Approved Mortgagees and Loan Correspondent  Programs
(rendered   within  one  year  of  such   statement)  of  independent   public
accountants with respect to the related Subservicer.

            Copies  of  such  statements   shall  be  provided  by  the  Trust
Administrator to any  Certificateholder  upon request at the Master Servicer's or the related  Servicer's  expense,  provided such  statement is delivered by the Master Servicer or such Servicer to the Trust Administrator.

SECTION 3.18.     Maintenance of Fidelity Bond and Errors and Omissions
                              Insurance.

            Each Servicer shall maintain with  responsible  companies,  at its own expense,  a blanket  Fidelity Bond and an Errors and  Omissions  Insurance
Policy,  with broad  coverage  on all  officers,  employees  or other  persons acting  in any  capacity  requiring  such  persons  to  handle  funds,  money, documents  or  papers  relating  to  the  related  Mortgage  Loans  ("Servicer
Employees").  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the related  Servicer  against losses,  including  forgery,  theft, embezzlement,  fraud, errors and omissions and negligent acts of such Servicer
Employees.  Such Fidelity Bond and Errors and Omissions  Insurance Policy also shall protect and insure each Servicer  against losses in connection  with the release or  satisfaction  of a related  Mortgage Loan without having  obtained payment in full of the  indebtedness  secured  thereby.  No  provision of this
Section 3.18  requiring such Fidelity Bond and Errors and Omissions  Insurance
Policy shall  diminish or relieve a Servicer  from its duties and  obligations as set forth in this Agreement.  The minimum  coverage under any such bond and insurance  policy  shall  be at  least  equal  to  the  corresponding  amounts acceptable  to FNMA unless the related  Servicer has obtained a waiver of such requirement.  Upon  the  request  of  the  Trust  Administrator,  the  related
Servicer shall cause to be delivered to the Trust  Administrator a certificate of  insurance  of the  insurer and the surety  including a statement  from the surety and the insurer that such fidelity  bond and insurance  policy shall in no event be terminated or materially  modified  without 30 days' prior written notice to the Trust Administrator.

            The Master  Servicer  shall  maintain  insurance  in such  amounts generally acceptable for entities serving as master servicer.

SECTION 3.19.     Special Serviced Mortgage Loans.

            If  directed  by the  Special  Servicer  and solely at the Special
Servicer's  option,  a Servicer other than WMMSC (a  "Transferring  Servicer")
shall   transfer  the   servicing  of  any  Mortgage   Loan  serviced  by  the
Transferring  Servicer 90 days or more delinquent  (determined as of the close of  business  of  the  last  day of  the  month  preceding  the  related  Data
Remittance  Date)  to  the  Special  Servicer.   The  Special  Servicer  shall
thereupon  assume  all of  the  rights  and  obligations  of the  Transferring
Servicer  hereunder  arising  thereafter and the  Transferring  Servicer shall have no further rights or obligations  hereunder with respect to such Mortgage
Loan (except that the Special  Servicer  shall not be (i) liable for losses of the Transferring  Servicer pursuant to Section 3.09  hereof or for any acts or omissions  of the  Transferring  Servicer  hereunder  prior  to the  servicing transfer date, (ii) obligated to effectuate  repurchases or  substitutions  of
Mortgage  Loans  hereunder  including,  but not  limited  to,  repurchases  or substitutions  of Mortgage  Loans  pursuant to  Section 2.02  or 2.03  hereof,
(iii)  deemed  to  have  made  any   representations   and   warranties  of  a
Transferring  Servicer  hereunder  or (iv) be subject to any  Servicer  Letter
Agreement  or  other   agreement  not  executed  by  the  Special   Servicer).
Notwithstanding  the preceding  sentence,  the Special  Servicer shall service
all  Special  Serviced   Mortgage  Loans  in  accordance  with  the  servicing
standards  applicable  to  SPS  as if  SPS  were  the  Transferring  Servicer;
provided,  however,  that the obligations of SPS set forth in Section 8.01(h),
Section 8.01(i)  and Article XIII of this Agreement shall not be applicable to the Special Servicer.  Upon the transfer of the servicing of any such Mortgage
Loan to the Special  Servicer,  the Special  Servicer shall be entitled to the related  Servicing  Fee and other  compensation  accruing  after the servicing transfer date with respect to such Mortgage Loans pursuant to Section 3.14.

            In  connection  with the transfer of the servicing of any Mortgage
Loan to the Special Servicer,  the Transferring Servicer shall, at the Special
Servicer's expense,  deliver to the Special Servicer all documents and records relating to such  Mortgage  Loans and an  accounting  of amounts  collected or held by it and  otherwise  use its best  efforts  to effect  the  orderly  and
efficient  transfer  of  the  servicing  to  the  Special  Servicer.   On  the
servicing   transfer   date,  the  Special   Servicer   shall   reimburse  the
Transferring  Servicer for all unreimbursed  Advances,  Servicing Advances and
Servicing  Fees, as  applicable,  relating to the Mortgage Loans for which the servicing is being  transferred.  The Special Servicer shall be entitled to be reimbursed  pursuant to Section 3.08  or otherwise  pursuant to this Agreement for all such Advances,  Servicing  Advances and Servicing Fees, as applicable,
paid  by  the  Transferring   Servicer  pursuant  to  this  Section 3.19.   In
addition,  the  Special  Servicer  shall  notify the Master  Servicer  of such transfer and the effective date of such transfer,  and amend the Mortgage Loan
Schedule to reflect that such  Mortgage  Loans are Special  Serviced  Mortgage
Loans.

SECTION 3.20.     Indemnification of Servicers and Master Servicer.

            Each Servicer,  other than WMMSC, agrees to indemnify and hold the
Master  Servicer  harmless  from  and  against  any  and all  losses,  claims, expenses,  costs or  liabilities  (including  attorneys  fees and court costs)
incurred  by the  Master  Servicer  as a result of or in  connection  with the failure  by such  Servicer  to perform  the  obligations  or  responsibilities imposed upon or undertaken by such Servicer under this Agreement.

            The Master  Servicer  agrees to indemnify and hold each  Servicer, other than  WMMSC,  harmless  from and  against  any and all  losses,  claims, expenses,  costs or  liabilities  (including  attorneys  fees and court costs)
incurred by such Servicer as a result of or in connection  with the failure by the Master  Servicer to perform the  obligations or  responsibilities  imposed upon or undertaken by the Master Servicer under this Agreement.

SECTION 3.21.     Notification of Adjustments.

            With respect to each Mortgage  Loan,  the related  Servicer  shall adjust the Mortgage Rate on the related  Adjustment  Date in  compliance  with the  requirements  of  applicable  law and the related  Mortgage  and Mortgage
Note.  The related  Servicer  shall  execute and deliver any and all necessary notices  required under  applicable law and the terms of the related  Mortgage
Note  and  Mortgage   regarding  the  Mortgage  Rate  adjustments.   Upon  the
discovery  by the  related  Servicer  or the  receipt of notice from the Trust
Administrator  that such  Servicer  has  failed to adjust a  Mortgage  Rate in accordance  with the terms of the related  Mortgage Note,  such Servicer shall immediately  deposit in the Certificate  Account from its own funds the amount of any interest loss or deferral caused the Trust Administrator thereby.

SECTION 3.22.     Designated Mortgage Loans.

(a)   For and on behalf of the  Certificateholders,  the Master Servicer shall oversee and enforce the obligation of each Designated  Servicer to service and administer the related Designated  Mortgage Loans in accordance with the terms of the related  Designated  Servicing  Agreement and shall have full power and authority  to do any and all things  which it may deem  necessary or desirable in connection  with such master  servicing and  administration.  In performing its  obligations  hereunder,  the  Master  Servicer  shall  act  in  a  manner consistent  with this  Agreement  and with  customary  and usual  standards of practice of prudent mortgage loan master  servicers.  Furthermore,  the Master
Servicer shall oversee and consult with each Designated  Servicer as necessary from  time-to-time to carry out the Master Servicer's  obligations  hereunder, and shall  receive,  review and evaluate all  reports,  information  and other data provided to the Master Servicer by each Designated Servicer.

            The Master  Servicer shall terminate the rights and obligations of any Designated  Servicer  under the related  Designated  Servicing  Agreement,
upon  the  failure  of  such  Designated   Servicer  to  perform  any  of  its
obligations under such Designated Servicing  Agreement,  which failure results in an event of  default as  provided  in  Section 8.01  of the  National  City
Servicing   Agreement,   with  respect  to  National   City,  as  provided  in
Section 8.01 of the First Republic Servicing Agreement,  with respect to First
Republic and as provided in Section 14.01 of the Nexstar Servicing  Agreement,
with  respect to Nexstar.  In the event a  Designated  Servicer is  terminated pursuant to the  preceding  sentence,  the Master  Servicer  shall  notify the
Depositor and the Trust  Administrator  and shall either (a) select and engage a successor  servicer of the related  Mortgage  Loans or (b) act as  successor servicer  of the  related  Mortgage  Loans.  In either  case,  the  Designated
Mortgage  Loans  related  to such  Designated  Servicing  Agreement  shall  be serviced  by  the  successor  to  such  Designated  Servicer  pursuant  to the servicing  provisions of this Agreement,  and such  Designated  Mortgage Loans shall be deemed as  "Non-Designated  Mortgage  Loans"  under  this  Agreement;
provided,  however,  it is understood and  acknowledged  by the parties hereto that there will be a period of  transition  (not to exceed 90 days) before the actual  servicing  functions  can  be  fully  transferred  to  such  successor
Designated  Servicer.  Such enforcement,  including,  without limitation,  the legal prosecution of claims,  termination of Designated  Servicing  Agreements and the  pursuit  of other  appropriate  remedies,  shall be in such  form and carried out to such an extent and at such time as the Master Servicer,  in its good faith business  judgment,  would require were it the owner of the related
Mortgage Loans.  The Master  Servicer shall pay the costs of such  enforcement at its own expense,  provided that the Master  Servicer  shall not be required to prosecute  or defend any legal action  except to the extent that the Master
Servicer shall have received  reasonable  indemnity for its costs and expenses in pursuing such action.

            To the extent that the costs and  expenses of the Master  Servicer related  to  any  termination  of  a  Designated  Servicer,  appointment  of a successor  Designated  Servicer or the transfer and assumption of servicing by the  Master  Servicer  with  respect  to any  Designated  Servicing  Agreement
(including,  without limitation,  (i) all legal costs and expenses and all due diligence  costs and expenses  associated  with an evaluation of the potential termination  of a  Designated  Servicer  as a result of an event of default by such Designated  Servicer and (ii) all costs and expenses  associated with the complete  transfer  of  servicing,  including  all  servicing  files  and  all servicing  data  and  the  completion,  correction  or  manipulation  of  such servicing  data as may be  required by the  successor  servicer to correct any errors or  insufficiencies  in the  servicing  data or otherwise to enable the successor  servicer  to service the  Mortgage  Loans in  accordance  with this
Agreement)  are not fully  reimbursed by the terminated  Designated  Servicer, the Master  Servicer  shall be  entitled  to  reimbursement  of such costs and expenses from the Trust.

(b)   Each month,  if a Designated  Servicer fails to make a required  Advance by the date such  Advance is required to be made under the related  Designated
Servicing  Agreement,  the Master  Servicer shall on the Cash  Remittance Date deposit in the amount of any required Advance in the Certificate Account.

(c)   Each  month,  the  Master  Servicer  shall  make  Compensating  Interest
Payments with respect to the Designated  Mortgage Loans to the extent provided in Section 3.03.

SECTION 3.23.     Assigned Prepayment Premiums.

            Notwithstanding  anything in this  Agreement to the  contrary,  in the event of a Principal  Prepayment,  the  applicable  Servicer may not waive any Assigned  Prepayment  Premium or portion thereof  required by the terms of the related  Mortgage Note unless (i) the related  Mortgage Loan is in default or  foreseeable  default  and such  waiver (a) is standard  and  customary  in servicing  mortgage loans similar to the Mortgage Loans and (b) would,  in the reasonable  judgment of such  Servicer,  maximize  recovery of total  proceeds taking into  account  the value of such  Assigned  Prepayment  Premium and the related Mortgage Loan, (ii) (A) the  enforceability  thereof is limited (1) by
bankruptcy,  insolvency,  moratorium,   receivership,  or  other  similar  law
relating  to  creditors'  rights  generally  or  (2)  due to  acceleration  in connection  with a  foreclosure  or  other  involuntary  payment,  or (B)  the enforceability  is otherwise  limited or prohibited by applicable  law,  (iii)
the  enforceability  would  be  considered  "predatory"  pursuant  to  written guidelines issued by any applicable  federal,  state or local authority having jurisdiction  over such  matters,  or (iv) such  Servicer  is unable to locate documentation  sufficient  to allow it to confirm the  existence and amount of such Assigned  Prepayment Premium after using commercially  reasonable efforts to  locate  such  documentation,  which  efforts  shall  include,  but are not limited to, seeking such  documentation  from the Depositor,  the Seller,  the
Custodian and from its own records or files.  For the avoidance of doubt,  the applicable  Servicer may waive an Assigned  Prepayment  Premium in  connection with a short  sale  or  short  payoff  on a  defaulted  Mortgage  Loan.  If an applicable  Servicer  has waived all or a portion  of an  Assigned  Prepayment
Premium  relating to a  Principal  Prepayment,  other than as provided  above, such Servicer shall deliver to the Trust  Administrator no later than the next succeeding  Servicer Remittance Date, for deposit into the Certificate Account the amount of such  Assigned  Prepayment  Premium (or such portion  thereof as had been  waived)  for  distribution  in  accordance  with  the  terms of this
Agreement and if such Servicer fails to deliver such amount,  any of the Trust
Administrator,  the Master  Servicer,  the  Trustee or the Seller may  enforce such  obligation.  If such Servicer has waived all or a portion of an Assigned
Prepayment  Premium for any reason,  it shall notify the Trust  Administrator, the Master  Servicer,  the  Trustee and the Seller  thereof and shall  include such  information  in any monthly  reports it  provides.  Notwithstanding  any provision  in this  Agreement  to the  contrary,  in the  event  the  Assigned
Prepayment  Premium  payable  under the terms of the related  Mortgage Note is less  than the  amount of the  Assigned  Prepayment  Premium  set forth in the
Mortgage  Loan  Schedule  or  other  information  provided  to the  applicable
Servicer,  such  Servicer  shall not have any  liability  or  obligation  with
respect  to  such   difference.   The  Master  Servicer  shall  not  have  any
responsibility   for   verifying  the  accuracy  of  the  amount  of  Assigned
Prepayment Premiums remitted by the Servicers.

                                 ARTICLE IV

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.     Priorities of Distribution.

(A)   (I)      (A)      On  each  Distribution   Date,  with  respect  to  the
   Group 1,  Group 2,  Group 3, Group 4 and Class C-B Certificates,  the Trust
   Administrator  shall  determine the amounts to be distributed to each Class of Certificates as follows:

(b)   with   respect  to  the  Group 1   Certificates,   from  the   Available
      Distribution Amount relating to Loan Group 1:

(i)   first,  concurrently,  to the Group 1 Certificates,  an amount allocable to interest equal to the related Interest  Distribution Amount for such  Distribution  Date, any shortfall  being  allocated pro rata between such Classes  based on the  Interest  Distribution  Amount
            that  would  have  been   distributed   in  the  absence  of  such
            shortfall; and

(ii)  second,  on each  Distribution  Date,  from the  Available  Distribution
            Amount  for Loan  Group 1  remaining  after  giving  effect to the distributions  pursuant  to  Section 4.01(I)(A)(a)(i)  above,  the
            Group 1  Senior  Principal   Distribution  Amount,  as  principal,
            sequentially, as follows:

(A)   first,  to the Class AR and Class AR-L  Certificates,  pro rata based on their  respective  Class  Principal  Balances,  until  their respective Class Principal Balances are reduced to zero; and

(B)   second,  to the Class  1-A-1  Certificates,  until  its Class  Principal
                  Balance is reduced to zero.

(c)   with  respect  to the  Group 2  Certificates,  and  from  the  Available
      Distribution Amount relating to Loan Group 2:

(i)   first, to the Class 2-A-1 Certificates,  an amount allocable to interest equal  to  the  related  Interest  Distribution  Amount  for  such
            Distribution Date; and

(ii)  second,  on each  Distribution  Date,  from the  Available  Distribution
            Amount  for Loan  Group 2  remaining  after  giving  effect to the
            distributions  pursuant  to  Section 4.01(I)(A)(b)(i)   above,  as
            principal,  to the Class 2-A-1  Certificates,  the Group 2  Senior
            Principal  Distribution  Amount, until its Class Principal Balance is reduced to zero.

(d)   with  respect  to the  Group 3  Certificates,  and  from  the  Available
      Distribution Amount relating to Loan Group 3:

(i)   first, to the Class 3-A-1 Certificates,  an amount allocable to interest equal  to  the  related  Interest  Distribution  Amount  for  such
            Distribution Date; and

(ii)  second,  on each  Distribution  Date,  from the  Available  Distribution
            Amount  for Loan  Group 3  remaining  after  giving  effect to the
            distributions  pursuant  to  Section 4.01(I)(A)(c)(i)   above,  as
            principal,  to the Class 3-A-1  Certificates,  the Group 3  Senior
            Principal  Distribution  Amount, until its Class Principal Balance is reduced to zero.

(e)   with  respect  to the  Group 4  Certificates,  and  from  the  Available
      Distribution Amount relating to Loan Group 4:

(i)   first, to the Class 4-A-1 Certificates,  an amount allocable to interest equal  to  the  related  Interest  Distribution  Amount  for  such
            Distribution Date; and

(ii)  second,  on each  Distribution  Date,  from the  Available  Distribution
            Amount  for Loan  Group 4  remaining  after  giving  effect to the distributions pursuant to  Section 4.01(I)(A)(d)(i)  above, to the
            Class  4-A-1  Certificates,   as  principal,  the  Group 4  Senior
            Principal  Distribution  Amount, until the Class Principal Balance of such Class is reduced to zero.

(f)   with respect to the  Group C-B  and  Class AR-L  Certificates,  from the
      Available  Distribution  Amount relating to Loan Group 1,  Loan Group 2,
      Loan  Group 3  and  Loan  Group 4   remaining  after  the  distributions
      pursuant to Sections  4.01(I)(A)(a),  (b), (c) and (d) above, subject to
      Sections  4.01(I)(C)  below,  and further subject to any payments to the
      Group 1,  Group 2,  Group 3 and Group 4  Certificates  as  described  in
      Section 4.07,  to the  following  Classes  in  the  following  order  of priority:

(i)   first, to the Class C-B-1 and Class C-B-1X Certificates,  pro rata based on amounts  due, the  respective  Interest  Distribution  Amounts;
            provided,  however, that,  notwithstanding the foregoing,  accrued interest to be distributed to the Class C-B-1X  Certificates  will be reduced to the extent  necessary  to pay Basis Risk  Shortfalls on the Class  C-B-1  Certificates  for such  Distribution  Date as provided in clause (xiii) below;

(ii)  second,  to  the  Class C-B-1  Certificates,   an  amount  allocable  to
            principal equal to its Pro Rata Share for such Distribution  Date, until the Class Principal Balance of Class C-B-1  Certificates has
            been reduced to zero;

(iii) third, to the Class C-B-2 Certificates,  an amount allocable to interest equal to the Interest  Distribution Amount for such Class for such
            Distribution Date;

(iv)  fourth,  to  the  Class C-B-2  Certificates,   an  amount  allocable  to
            principal equal to its Pro Rata Share for such Distribution  Date, until the Class Principal Balance of Class C-B-2  Certificates has
            been reduced to zero;

(v)   fifth, to the Class C-B-3 Certificates,  an amount allocable to interest equal to the Interest  Distribution Amount for such Class for such
            Distribution Date;

(vi)  sixth,  to  the  Class C-B-3   Certificates,   an  amount  allocable  to
            principal equal to its Pro Rata Share for such Distribution  Date, until the Class Principal Balance of Class C-B-3  Certificates has
            been reduced to zero;

(vii) seventh,  to  the  Class C-B-4  Certificates,  an  amount  allocable  to interest equal to the Interest  Distribution Amount for such Class for such Distribution Date;

(viii)      eighth,  to the Class C-B-4  Certificates,  an amount allocable to principal equal to its Pro Rata Share for such Distribution  Date, until the Class Principal Balance of Class C-B-4  Certificates has
            been reduced to zero;

(ix)  ninth, to the Class C-B-5 Certificates,  an amount allocable to interest equal to the Interest  Distribution Amount for such Class for such
            Distribution Date;

(x)   tenth,  to  the  Class C-B-5   Certificates,   an  amount  allocable  to
            principal equal to its Pro Rata Share for such Distribution  Date, until the Class Principal Balance of Class C-B-5  Certificates has
            been reduced to zero;

(xi)  eleventh,  to the  Class C-B-6  Certificates,  an  amount  allocable  to interest equal to the Interest  Distribution Amount for such Class for such Distribution Date;

(xii) twelfth,  to  the  Class C-B-6  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution  Date, until the Class Principal Balance of Class C-B-6  Certificates has
            been reduced to zero;

(xiii)      thirteenth,  to the Class C-B-1  Certificates,  first from amounts received  under the Class C-B-1  Interest  Rate Cap  Agreement and then  from  accrued  interest  otherwise  allocable  to the  Class
            C-B-1X  Certificates  pursuant to clause (i) above,  the amount of any unpaid Basis Risk Shortfalls; and

(xiv) fourteenth, to the Class C-B-1,  Class C-B-2,  Class C-B-3, Class C-B-4,
            Class C-B-5 and Class C-B-6 Certificates,  in that order, up to an amount of Net Realized  Losses for such Class,  if any;  provided,
            however,     that    any    distribution    pursuant    to    this
            Section 4.01(I)(A)(i)(xiv)   shall   not   result   in  a  further
            reduction of the Class  Principal  Balance of any of the Class C-B
            Certificates; and

(xv)  to the Class AR-L  Certificates,  any remaining  Available  Distribution
            Amount for Loan  Group 1,  Loan  Group 2,  Loan  Group 3  and Loan
            Group 4  (to  the  extent  such  amount  is  held  by  REMIC I  or
            REMIC II),   or  to  the  Class AR  Certificates,   any  remaining
            Available  Distribution  Amount for Loan  Group 1,  Loan  Group 2,
            Loan  Group 3 and Loan  Group 4 (to the extent such amount is held by REMIC III or REMIC IV).

(A)   On each  Distribution  Date, the amount referred to in clause (i) of the definition of Interest  Distribution  Amount for such Distribution Date for
   each  Class  of  Group 1,   Group 2,   Group 3,   Group 4   and   Class C-B
   Certificates  and for  each of the  Group 3  Excess  Interest  Amounts  and
   Group 4   Excess   Interest   Amounts   shall  be   reduced  by  the  Trust
   Administrator  by the related Class' or Excess  Interest  Amounts' pro rata share  (based on the amount of the  Interest  Distribution  Amount for each such Class or Excess  Interest  Amount  before  reduction  pursuant to this
   Section 4.01(I)(B))  of (i) Net Prepayment Interest Shortfalls for Mortgage
   Loans in the related Loan Group for such  Distribution  Date;  and (ii) (A)
   after the Special Hazard  Coverage  Termination  Date, with respect to each
   Group 1,  Group 2,  Group 3 or Group 4  Mortgage Loan, as applicable,  that was the subject of Special  Hazard Loss  during the prior  calendar  month, the excess of one month's  interest at the related Net Mortgage Rate on the
   Stated  Principal  Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation  Proceeds  applied as interest on such
   Mortgage  Loan  with  respect  to such  month,  (B)  after  the  Bankruptcy
   Coverage Termination Date, with respect to each Group 1,  Group 2,  Group 3 or  Group 4  Mortgage  Loan,  as  applicable,  that  became  subject  to  a
   Bankruptcy  Loss during the prior calendar month,  the interest  portion of the related Debt Service Reduction or Deficient Valuation,  (C) each Relief
   Act Reduction for any Group 1,  Group 2,  Group 3 or Group 4 Mortgage Loan,
   as applicable,  incurred  during the prior calendar month and (D) after the
   Fraud  Loss  Coverage  Termination  Date,  with  respect  to each  Group 1,
   Group 2,  Group 3 or Group 4  Mortgage Loan, as  applicable,  that became a
   Fraud  Loan  during  the prior  calendar  month the  excess of one  month's interest at the related Net Mortgage Rate on the Stated  Principal  Balance of such  Mortgage  Loan as of the Due Date in such month over the amount of
   Liquidation  Proceeds  applied  as  interest  on such  Mortgage  Loan  with respect to such month.  For purposes of  calculating  the  reduction of the
   Interest Distribution Amount for each Class of Class C-B  Certificates with respect to Loan Group 1,  Loan  Group 2,  Loan Group 3 or Loan Group 4 such reduction shall be based on the amount of interest  accruing at the Net WAC
   Rate for such Loan Group on such Class'  proportionate  share, based on the
   Class Principal Balance of the related  Subordinate  Component Balance  for that Distribution Date.

(B)   With  respect to each Class of  Class C-B  Certificates  (other than the
   Class C-B-1X  Certificates),  if  on  any  Distribution  Date  the  related
   Subordination  Level of such Class is less than such  percentage  as of the
   Closing Date, no distribution of Principal  Prepayments will be made to any
   Class or  Classes  of  Class C-B  Certificates  junior to such  Class  (the
   "Restricted  Classes")  and  the  amount  otherwise  distributable  to  the
   Restricted  Classes  in  respect  of  such  Principal  Prepayments  will be allocated  among the  remaining  Classes of Class C-B  Certificates  (other than the Class C-B-1X Certificates),  pro rata, based upon their respective
   Class Principal Balances.

(C)   The Trust  Administrator  shall  distribute  the Mortgage  Loan Purchase
   Price of any Optional  Termination  of Loan  Group 1,  Loan  Group 2,  Loan
   Group 3  and Loan  Group 4  in excess of the Par Value to the holder of the
   Class AR-L Certificate.

            (II)  With respect to the Group 5 Certificates:

(g)   On each Distribution Date, the Trust Administrator shall distribute the
Interest Remittance Amount for such date in the following order of priority:

(i)   from the Interest  Remittance  Amount for Loan  Group 5A,  Loan Group 5B
            and Loan Group 5C,  to the Group 5 Senior  Certificates,  pro rata based  on  amounts  due,  Current  Interest  and any  Carryforward
            Interest  for such Class and such  Distribution  Date,  applied to the Group 5 Senior Certificates as follows:

(1)   amounts distributed to the Class 5-A-1-1 and Class 5-A-1-2  Certificates
                  will  reduce  the  Interest   Remittance   Amount  for  Loan
                  Group 5A  before any  reduction to the  Interest  Remittance
                  Amounts  for Loan  Group 5B  or Loan  Group 5C in respect of such distribution;

(2)   amounts  distributed to the  Class 5-A-2  and  Class 5-A-3  Certificates
                  will  reduce  the  Interest   Remittance   Amount  for  Loan
                  Group 5B  before any  reduction to the  Interest  Remittance
                  Amounts  for Loan  Group 5A  or Loan  Group 5C in respect of such distribution; and

(3)   amounts distributed to the Class 5-A-4,  Class 5-A-5-1 and Class 5-A-5-2
                  Certificates will reduce the Interest  Remittance Amount for
                  Loan   Group 5C   before  any   reduction  to  the  Interest
                  Remittance  Amounts  for Loan  Group 5A  or Loan Group 5B in
                  respect of such distribution;

(ii)  first, from the Interest Remittance Amount for Loan Group 5C,  then from the  Interest  Remittance  Amount for Loan  Group 5B and then from
            the  Interest   Remittance  Amount  for  Loan  Group 5A,   to  the
            Class 5-M-1  Certificates,  Current  Interest and any Carryforward
            Interest for such Class and such Distribution Date;

(iii) first, from the Interest Remittance Amount for Loan Group 5C,  then from the  Interest  Remittance  Amount for Loan  Group 5B and then from
            the  Interest   Remittance  Amount  for  Loan  Group 5A,   to  the
            Class 5-M-2  Certificates,  Current  Interest and any Carryforward
            Interest for such Class and such Distribution Date;

(iv)  first, from the Interest Remittance Amount for Loan Group 5C,  then from the  Interest  Remittance  Amount for Loan  Group 5B and then from
            the  Interest   Remittance  Amount  for  Loan  Group 5A,   to  the
            Class 5-M-3  Certificates,  Current  Interest and any Carryforward
            Interest for such Class and such Distribution Date;

(v)   first, from the Interest Remittance Amount for Loan Group 5C,  then from the  Interest  Remittance  Amount for Loan  Group 5B and then from
            the  Interest   Remittance  Amount  for  Loan  Group 5A,   to  the
            Class 5-M-4  Certificates,  Current  Interest and any Carryforward
            Interest for such Class and such Distribution Date; and

(vi)  for   application   as  part  of  Monthly   Excess   Cashflow  for  such
            Distribution   Date  as  provided  in   Section 4.01(II)(d),   any
            Interest Remittance Amount remaining for such Distribution Date.

(h)   On each  Distribution  Date (A) prior to the  Stepdown  Date or (B) with respect to which a Trigger Event is in effect,  the Trust  Administrator shall distribute the Principal  Payment Amount for Loan Group 5 for such date in the following order of priority:

(i)   to the Group 5 Senior Certificates, concurrently, as follows:

(A)   (1)   from  the   Principal   Remittance   Amount  for  Loan   Group 5A,
                  sequentially,   first   (x)   to   the   Class 5-A-1-1   and
                  Class 5-A-1-2   Certificates   in  the  order  and  priority
                  described  in  Section 4.01(II)(f),  until their  respective
                  Class  Principal  Balances are reduced to zero, and then (y)
                  pro rata,  weighted based on the aggregate  Class  Principal
                  Balances  of  such   Classes   after   taking  into  account
                  principal  distributions from the related Loan Group on such
                  Distribution   Date  (the   Class 5-A-2   and  Class   5-A-3
                  Certificates on one side and the Class 5-A-4,  Class 5-A-5-1 and  Class 5-A-5-2  Certificates  on the other),  (A) to the
                  Class 5-A-2   and  Class  5-A-3   Certificates,   pro  rata,
                  weighted  based  on the  Class  Principal  Balances  of such
                  Classes immediately prior to such distribution,  until their respective  Class  Principal  Balances  have been reduced to
                  zero  and  (B)  to  the   Class 5-A-4,   Class 5-A-5-1   and
                  Class 5-A-5-2   Certificates   in  the  order  and  priority
                  described  in  Section 4.01(II)(g),  until their  respective
                  Class Principal Balances have been reduced to zero;

(B)   (2)   from  the   Principal   Remittance   Amount  for  Loan   Group 5B,
                  sequentially,  first (x) to the  Class 5-A-2 and Class 5-A-3
                  Certificates,   pro  rata,   weighted  based  on  the  Class
                  Principal  Balances  of such  Classes  immediately  prior to such  distribution,  until their  respective Class Principal
                  Balances  have been reduced to zero,  and then (y) pro rata, weighted based on the aggregate Class Principal  Balances of
                  such   Classes   after   taking   into   account   principal
                  distributions   from  the   related   Loan   Group  on  such
                  Distribution  Date  (the  Class 5-A-1-1  and  Class  5-A-1-2
                  Certificates on one side and the Class 5-A-4,  Class 5-A-5-1 and  Class 5-A-5-2  Certificates  on the other),  (A) to the
                  Class 5-A-1-1  and  Class 5-A-1-2  Certificates in the order and priority described in  Section 4.01(II)(f),  until their respective Class Principal  Balances are reduced to zero and
                  (B)  to the  Class 5-A-4,  Class 5-A-5-1  and  Class 5-A-5-2
                  Certificates   in  the  order  and  priority   described  in
                  Section 4.01(II)(g),  until their respective Class Principal
                  Balances have been reduced to zero; and

(C)   (3)   from  the   Principal   Remittance   Amount  for  Loan   Group 5C,
                  sequentially,  first (x) to the  Class 5-A-4,  Class 5-A-5-1 and  Class 5-A-5-2  Certificates  in the order and  priority described  in  Section 4.01(II)(g),  until their  respective
                  Class  Principal  Balances  have been  reduced to zero,  and then (y) pro rata,  weighted  based on the  aggregate  Class
                  Principal   Balances  of  such  Classes  after  taking  into
                  account principal  distributions from the related Loan Group on such  Distribution  Date  (the  Class 5-A-1-1  and  Class
                  5-A-1-2  Certificates  on one side and the  Class 5-A-2  and
                  Class 5-A-3   Certificates   on  the   other),   (A) to  the
                  Class 5-A-1-1  and  Class 5-A-1-2  Certificates in the order and priority described in  Section 4.01(II)(f),  until their respective Class Principal  Balances are reduced to zero and
                  (B) to the  Class 5-A-2  and Class 5-A-3  Certificates,  pro
                  rata,  weighted  based on the Class  Principal  Balances  of such Classes  immediately prior to such distribution,  until their respective Class Principal  Balances have been reduced to zero; and

(ii)  to the Class 5-M-1  Certificates,  until its Class Principal  Balance is reduced to zero;

(iii) to the Class 5-M-2  Certificates,  until its Class Principal  Balance is reduced to zero;

(iv)  to the Class 5-M-3  Certificates,  until its Class Principal  Balance is reduced to zero;

(v)   to the Class 5-M-4  Certificates,  until its Class Principal  Balance is reduced to zero; and

(vi)  for   application   as  part  of  Monthly   Excess   Cashflow  for  such
            Distribution  Date,  as  provided  in   Section 4.01(II)(d),   any
            Principal Payment Amount remaining after  application  pursuant to
            Section 4.01(II)(b)(i) through (v) above.

(i)   On  each  Distribution  Date  (A) on or  after  the  Stepdown  Date  and
      (B) with  respect to which a Trigger  Event is not in effect,  the Trust
      Administrator  shall  distribute  the Principal  Payment Amount for Loan
      Group 5 for such date in the following order of priority:

(i)   to the Group 5 Senior Certificates, concurrently, as follows:

(A)   (1)   from  the   Principal   Remittance   Amount  for  Loan   Group 5A,
                  sequentially,   first   (x)   to   the   Class 5-A-1-1   and
                  Class 5-A-1-2   Certificates   in  the  order  and  priority
                  described  in  Section 4.01(II)(f),  until their  respective
                  Class  Principal  Balances are reduced to zero, and then (y)
                  pro rata,  weighted based on the aggregate  Class  Principal
                  Balances  of  such   Classes   after   taking  into  account
                  principal  distributions from the related Loan Group on such
                  Distribution   Date  (the   Class 5-A-2   and  Class   5-A-3
                  Certificates on one side and the Class 5-A-4,  Class 5-A-5-1 and  Class 5-A-5-2  Certificates  on the other),  (A) to the
                  Class 5-A-2   and  Class  5-A-3   Certificates,   pro  rata,
                  weighted  based  on the  Class  Principal  Balances  of such
                  Classes immediately prior to such distribution,  until their respective  Class  Principal  Balances  have been reduced to
                  zero  and  (B)  to  the   Class 5-A-4,   Class 5-A-5-1   and
                  Class 5-A-5-2   Certificates   in  the  order  and  priority
                  described  in  Section 4.01(II)(g),  until their  respective
                  Class Principal  Balances have been reduced to zero, the sum of (1) the Group 5A  Allocation Amount and (2) the component
                  of  the  Principal   Remittance  Amount  for  Loan  Group 5A
                  representing   payments,   if  any,  under  the  Class 5-A-3
                  Interest Rate Cap Agreement to cover Realized  Losses on the
                  Group 5A Mortgage Loans;

(B)   (2)   from  the   Principal   Remittance   Amount  for  Loan   Group 5B,
                  sequentially,  first (x) to the  Class 5-A-2 and Class 5-A-3
                  Certificates,   pro  rata,   weighted  based  on  the  Class
                  Principal  Balances  of such  Classes  immediately  prior to such  distribution,  until their  respective Class Principal
                  Balances  have been reduced to zero,  and then (y) pro rata, weighted based on the aggregate Class Principal  Balances of
                  such   Classes   after   taking   into   account   principal
                  distributions   from  the   related   Loan   Group  on  such
                  Distribution  Date  (the  Class 5-A-1-1  and  Class  5-A-1-2
                  Certificates on one side and the Class 5-A-4,  Class 5-A-5-1 and  Class 5-A-5-2  Certificates  on the other),  (A) to the
                  Class 5-A-1-1  and  Class 5-A-1-2  Certificates in the order and priority described in  Section 4.01(II)(f),  until their respective Class Principal  Balances are reduced to zero and
                  (B)  to the  Class 5-A-4,  Class 5-A-5-1  and  Class 5-A-5-2
                  Certificates   in  the  order  and  priority   described  in
                  Section 4.01(II)(g),  until their respective Class Principal
                  Balances  have  been  reduced  to  zero,  the sum of (1) the
                  Group 5B  Allocation  Amount  and (2) the  component  of the
                  Principal  Remittance Amount for Loan Group 5B  representing payments,  if any, under the  Class 5-A-3  Interest Rate Cap
                  Agreement to cover Realized Losses on the Group 5B  Mortgage
                  Loans; and

(C)   (3)   from  the   Principal   Remittance   Amount  for  Loan   Group 5C,
                  sequentially,  first (x) to the  Class 5-A-4,  Class 5-A-5-1 and  Class 5-A-5-2  Certificates  in the order and  priority described  in  Section 4.01(II)(g),  until their  respective
                  Class  Principal  Balances  have been  reduced to zero,  and then (y) pro rata,  weighted  based on the  aggregate  Class
                  Principal   Balances  of  such  Classes  after  taking  into
                  account principal  distributions from the related Loan Group on such  Distribution  Date  (the  Class 5-A-1-1  and  Class
                  5-A-1-2  Certificates  on one side and the  Class 5-A-2  and
                  Class 5-A-3   Certificates   on  the   other),   (A) to  the
                  Class 5-A-1-1  and  Class 5-A-1-2  Certificates in the order and priority described in  Section 4.01(II)(f),  until their respective Class Principal  Balances are reduced to zero and
                  (B) to the  Class 5-A-2  and Class 5-A-3  Certificates,  pro
                  rata,  weighted  based on the Class  Principal  Balances  of such Classes  immediately prior to such distribution,  until their respective Class Principal  Balances have been reduced to zero, the sum of (1) the Group 5C  Allocation  Amount and
                  (2) the  component of the  Principal  Remittance  Amount for
                  Loan  Group 5C  representing  payments,  if any,  under  the
                  Class 5-A-3  Interest Rate Cap  Agreement to cover  Realized
                  Losses on the Group 5C Mortgage Loans;

(ii)  to the  Class 5-M-1  Certificates,  the  Class 5-M-1  Principal  Payment
            Amount  for such  Distribution  Date,  until its  Class  Principal
            Balance is reduced to zero;

(iii) to the  Class 5-M-2  Certificates,  the  Class 5-M-2  Principal  Payment
            Amount  for such  Distribution  Date,  until the  Class  Principal
            Balance of such Class has been reduced to zero;

(iv)  to the  Class 5-M-3  Certificates,  the  Class 5-M-3  Principal  Payment
            Amount  for such  Distribution  Date,  until the  Class  Principal
            Balance of such Class has been reduced to zero;

(v)   to the  Class 5-M-4  Certificates,  the  Class 5-M-4  Principal  Payment
            Amount  for such  Distribution  Date,  until the  Class  Principal
            Balance of such Class has been reduced to zero; and

(vi)  for   application   as  part  of  Monthly   Excess   Cashflow  for  such
            Distribution  Date,  as  provided  in   Section 4.01(II)(d),   any
            Principal Payment Amount remaining after  application  pursuant to
            Section 4.01(II)(c)(i) though (v) above.

(j)   On each Distribution Date, the Trust  Administrator shall distribute the
      Monthly  Excess  Cashflow  for  such  date  in the  following  order  of priority:

(i)   (A)      until the  aggregate  Class  Principal  Balance of the  Group 5
               Certificates,  other than the  Class 5-X  Certificates,  equals the Aggregate Group 5 Loan Balance for such  Distribution  Date minus the Targeted  Overcollateralization Amount for such date, on each  Distribution  Date (x) prior to the  Stepdown  Date or
               (y) with respect to which a Trigger Event is in effect,  to the extent of Monthly Excess Interest for such  Distribution  Date,
               to  the  Group 5  Certificates,   in  the  following  order  of
               priority:

(1)   (a)   from the Monthly Excess Interest derived from Loan Group 5A, the
Group 5A Excess Interest Amount, sequentially, first (x) to the Class 5-A-1-1 and Class 5-A-1-2 Certificates in the order and priority described in
Section 4.01(II)(f), until their respective Class Principal Balances are reduced to zero, and then (y) pro rata, weighted based on the aggregate Class
Principal Balances of such Classes after taking into account principal distributions from the related Loan Group on such Distribution Date (the
Class 5-A-2 and Class 5-A-3 Certificates on one side and the Class 5-A-4,
Class 5-A-5-1 and Class 5-A-5-2 Certificates on the other), (A) to the
Class 5-A-2 and Class 5-A-3 Certificates, pro rata, weighted based on the
Class Principal Balances of such Classes immediately prior to such distribution, until their respective Class Principal Balances have been reduced to zero and (B) to the Class 5-A-4, Class 5-A-5-1 and Class 5-A-5-2
Certificates in the order and priority described in Section 4.01(II)(g), until their respective Class Principal Balances have been reduced to zero;

(b)   the  Group 5B Excess  Interest  Amount,  sequentially,  first (x) to the
                        Class 5-A-2  and Class 5-A-3  Certificates,  pro rata,
                        weighted  based on the  Class  Principal  Balances  of
                        such Classes  immediately prior to such  distribution,
                        until their respective  Class Principal  Balances have
                        been reduced to zero, and then (y) pro rata,  weighted
                        based on the  aggregate  Class  Principal  Balances of
                        such  Classes  after  taking  into  account  principal
                        distributions  from  the  related  Loan  Group on such
                        Distribution   Date  (the   Class 5-A-1-1   and  Class
                        5-A-1-2  Certificates on one side and the Class 5-A-4,
                        Class 5-A-5-1  and  Class 5-A-5-2  Certificates on the
                        other),  (A) to the  Class 5-A-1-1  and  Class 5-A-1-2
                        Certificates  in the order and  priority  described in
                        Section 4.01(II)(f),   until  their  respective  Class
                        Principal  Balances are reduced to zero and (B) to the
                        Class 5-A-4,     Class 5-A-5-1    and    Class 5-A-5-2
                        Certificates  in the order and  priority  described in
                        Section 4.01(II)(g),   until  their  respective  Class
                        Principal Balances have been reduced to zero; and

(c)   the  Group 5C Excess  Interest  Amount,  sequentially,  first (x) to the
                        Class 5-A-4,     Class 5-A-5-1    and    Class 5-A-5-2
                        Certificates  in the order and  priority  described in
                        Section 4.01(II)(g),   until  their  respective  Class
                        Principal  Balances  have been  reduced  to zero,  and
                        then (y) pro  rata,  weighted  based on the  aggregate
                        Class Principal  Balances of such Classes after taking
                        into account principal  distributions from the related
                        Loan   Group   on   such    Distribution   Date   (the
                        Class 5-A-1-1  and Class 5-A-1-2  Certificates  on one
                        side and the Class 5-A-2 and Class 5-A-3  Certificates
                        on  the   other),   (A) to   the   Class 5-A-1-1   and
                        Class 5-A-1-2  Certificates  in the order and priority
                        described   in   Section 4.01(II)(f),    until   their
                        respective  Class  Principal  Balances  are reduced to
                        zero  and  (B)  to the  Class 5-A-2  and  Class  5-A-3
                        Certificates,  pro rata,  weighted  based on the Class
                        Principal  Balances of such Classes  immediately prior
                        to such  distribution,  until their  respective  Class
                        Principal Balances have been reduced to zero;

(2)   to the Class 5-M-1  Certificates,  until its Class Principal  Balance is reduced to zero;

(3)   to the Class 5-M-2  Certificates,  until its Class Principal  Balance is reduced to zero;

(4)   to the Class 5-M-3  Certificates,  until its Class Principal  Balance is reduced to zero; and

(5)   to the Class 5-M-4  Certificates,  until its Class Principal  Balance is reduced to zero;

(B)   on each  Distribution  Date (x) on or after  the  Stepdown  Date and (y)
               with  respect  to which a Trigger  Event is not in  effect,  to fund any  principal  distributions  required to be made on such
               Distribution  Date  set  forth  above  in   Section 4.01(II)(c)
               above,   after  giving  effect  to  the   distribution  of  the
               Principal   Payment   Amount   for   Loan   Group 5   for  such
               Distribution  Date, in accordance with the priorities set forth therein;

(ii)  to the Class 5-M-1 Certificates, any Deferred Amount for such Class;

(iii) to the Class 5-M-2 Certificates, any Deferred Amount for such Class;
(iv)  to the Class 5-M-3 Certificates, any Deferred Amount for such Class;

(v)   to the Class 5-M-4 Certificates, any Deferred Amount for such Class;

(vi)  to   the   Class 5-A-1-1,   Class 5-A-1-2,   Class 5-A-2,   Class 5-A-3,
            Class 5-A-4,  Class 5-A-5-1  and Class 5-A-5-2  Certificates,  pro
            rata based on amounts due, any Basis Risk  Shortfall due and owing for each such Class;

(vii) to the Class 5-M-1 Certificates,  any Basis Risk Shortfall due and owing for such Class;

(viii)      to the Class 5-M-2 Certificates,  any Basis Risk Shortfall due and
            owing for such Class;

(ix)  to the Class 5-M-3 Certificates,  any Basis Risk Shortfall due and owing for such Class;

(x)   to the Class 5-M-4 Certificates,  any Basis Risk Shortfall due and owing for such Class;

(xi)  to the Class 5-X  Certificates,  the Class 5-X  Distributable Amount for
            such Distribution Date; and

(xii) to the Class AR Certificates,  any remaining amount;  provided,  however that any  amount  that  would be  distributable  pursuant  to this priority  (xi)  shall not be paid  with  respect  to the  Class AR
            Certificates  but  shall  be  paid  instead  with  respect  to the
            Class 5-X  Certificates  pursuant to a contract  that exists under this  Agreement  between the Class AR  Certificateholders  and the
            Class 5-X Certificateholders.

(k)   The Trust  Administrator  shall  distribute  the Mortgage  Loan Purchase
      Price of any Optional  Termination  of Loan Group 5 in excess of the Par
      Value to the holder of the Class AR-L Certificate.

(l)   On any Distribution  Date, any Principal  Remittance  Amount and Monthly
      Excess Cashflow  distributable to the  Class 5-A-1-1  and  Class 5-A-1-2
      Certificates  shall  be paid pro  rata,  based  on the  Class  Principal
      Balances of such Classes immediately prior to any such distribution,  if such  Distribution  Date is (a) prior to  December 2007  and  cumulative
      Realized  Losses  on  the  Mortgage  Loans  in  Loan  Group 5  for  such
      Distribution  Date as a percentage of the Aggregate Group 5 Loan Balance as of  the  Cut-off  Date  are  less  than  1.00%  or  (b)  on or  after
      December 2007  and no  Trigger  Event is in effect.  If such  conditions are not satisfied on any  Distribution  Date,  the Principal  Remittance
      Amount and Monthly Excess Cashflow  distributable  to the  Class 5-A-1-1 and  Class 5-A-1-2  Certificates  shall  be  paid  sequentially  to  the
      Class 5-A-1-1  and  Class 5-A-1-2  Certificates,  in that  order,  until their respective Class Principal Balances are reduced to zero.

(m)   On any  Distribution  Date on or prior  to the  Group 5  Credit  Support
      Depletion  Date,  any  Principal  Remittance  Amount and Monthly  Excess
      Cashflow   distributable   to   the   Class 5-A-4,   Class 5-A-5-1   and
      Class 5-A-5-2  Certificates  shall be paid, pro rata,  weighted based on the Class Principal  Balances of such classes  immediately  prior to any such  distribution  (the  Class 5-A-4  Certificates  on one side and the
      Class 5-A-5-1  and  Class 5-A-5-2  Certificates  in the aggregate on the other), as follows:

(n)   (1)               to  the  Class 5-A-4  Certificates,  until  its  Class
                        Principal Balance has been reduced to zero; and

(o)   (2)               to the Class 5-A-5-1 and Class  5-A-5-2  Certificates,
                        pro  rata,  weighted  based  on  the  Class  Principal
                        Balances  of such  Classes  immediately  prior to such
                        distribution,  until their  respective Class Principal
                        Balances are reduced to zero.

(p)   On any  Distribution  Date after the Group 5  Credit  Support  Depletion
      Date  and  on  which  the  Overcollateralization  Amount  is  zero,  any
      Principal  Remittance  Amount and Monthly Excess Cashflow  distributable to the Class 5-A-4,  Class 5-A-5-1 and Class 5-A-5-2  Certificates shall be paid,  pro rata,  weighted based on the Class  Principal  Balances of
      such  classes   immediately   prior  to  any  such   distribution   (the
      Class 5-A-4   Certificates  on  one  side  and  the   Class 5-A-5-1  and
      Class 5-A-5-2 Certificates in the aggregate on the other), as follows:

(q)   (1)               to  the  Class 5-A-4  Certificates,  until  its  Class
                        Principal Balance has been reduced to zero; and

(r)   (2)               sequentially,  to the Class  5-A-5-1 and Class 5-A-5-2
                        Certificates,  in that  order,  in each case until its
                        Class Principal Balance has been reduced to zero.

            (III) Prior to the  distributions  described  in Sections  4.01(I)
and (II), the following distributions shall be deemed to have been made:

                  (a) From  REMIC I to REMIC  III,  as the holder of the REMIC
      I Regular  Interests,  and to Holders of the Class AR-L  Certificates in
      respect of Component I thereof, from the REMIC I Available  Distribution
      Amounts  for  Group  1,  Group  2,  Group 3  and  Group 4,  the  REMIC I
      Distribution  Amount  in the  amounts,  from  the  sources  and with the character set forth in the definition  thereof in respect of the REMIC I
      Regular  Interests and Component I of the Class AR-L Certificates as set
      forth therein;

                  (b) from REMIC II to REMIC  III,  as the holder of the REMIC
      II Regular  Interests,  and to Holders of the Class AR-L Certificates in
      respect  of   Component   II  thereof,   from  the  REMIC  II  Available
      Distribution Amounts for Group 5A,  Group 5B and Group 5C,  the REMIC II
      Distribution  Amount  in the  amounts,  from  the  sources  and with the character  set forth in the  definition  thereof in respect of the REMIC
      II Regular Interests and Component II of the Class AR-L  Certificates as
      set forth therein;

                  (c) from  REMIC III to REMIC IV, as the  holder of the REMIC
      III Regular  Interests,  and to Holders of the Class AR  Certificates in
      respect of  Component  I thereof,  from the amounts  deemed  distributed with respect to the REMIC I Regular  Interests  and the REMIC II Regular
      Interests pursuant to Section  4.01(III)(a) and (b) above, the following amounts, in the following order of priority:

(i)   to the extent of the  portions of the REMIC III  Available  Distribution
            Amount  derived  from Group 1, Group 2,  Group 3  and  Group 4 and distributed  with  respect to the REMIC I Regular  Interests  Y-1,
            Y-2, Y-3, Y-4,  Z-1, Z-2, Z-3 and Z-4,  first,  (A) to REMIC IV as the holder of the REMIC III  Regular  Interests  (other than REMIC
            III Regular  Interests  LT1,  LT2, LT3 , LT4,  LT5, LT6, LT7, LT8,
            LT9, LT10, LT11, LT12,  LT-Y5A,  LT-Y5B and LT-Y5C),  in an amount equal to, in each case,  the  amount  distributed  to the  Related
            Certificates  from  such  portions  of  the  REMIC  III  Available
            Distribution  Amount  pursuant to  Sections 4.01(I)  and 4.01(II), with such amount allocated among  Uncertificated  Accrued Interest thereon and  Uncertificated  Principal Balance thereof in the same manner and to the same  extent  that the  payment to such  Related
            Certificates  is allocated to interest and  principal  thereof (in determining the  Uncertificated  Principal Balance of any Class of
            REMIC  III  Regular  Interests  to  which  distributions  are made pursuant to this clause (i),  Recoveries  applied to increase  the
            Certificate  Principal Balance of any Related  Certificates  shall be deemed  to have also  increased  the  Uncertificated  Principal
            Balance  of such REMIC III  Regular  Interest)  and any  remaining
            amount   shall  be   distributed   to  Holders  of  the  Class  AR
            Certificates in respect of Component I thereof;

(ii)  to the  extent of the  portion of the REMIC III  Available  Distribution
            Amounts   derived   from   Group 5A,   exclusive  of  any  amounts
            distributed  to  REMIC  III  pursuant  to  paragraph  (d)  of  the definition of REMIC II Distribution Amount, :

(iii) (1) first,  to REMIC IV, as holder of REMIC III Regular  Interests  LT1,
                  LT2,  LT3, LT4 and LT-Y5A,  pro rata,  in an amount equal to
                  (A)  their   Uncertificated   Accrued   Interest   for  such
                  Distribution  Date,  plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(iv)  (2) second:

                                 (A)      to REMIC IV, as the  holder of REMIC
                        III Regular Interests LT2, LT3, LT4 and LT-Y5A,  their
                        respective Principal Distribution Amounts;

                                 (B)      to  REMIC  IV,  as  the   holder  of
                        REMIC III   Regular   Interest   LT1   its   Principal
                        Distribution Amount;

                                 (C)      any  remainder  to REMIC  IV, as the
                        holder of REMIC III  Regular  Interest LT1,  until the
                        Uncertificated  Principal  Balance  thereof  has  been
                        reduced to zero;

                                 (D)      any  remainder  to REMIC  IV, as the
                        holder of  REMIC III  Regular  Interests  LT2, LT3 and
                        LT4,   pro  rata   according   to   their   respective
                        Uncertificated  Principal  Balances  as reduced by the
                        distributions  deemed  made  pursuant  to  (A)  above,
                        until  their   respective   Uncertificated   Principal
                        Balances are reduced to zero; and

                                 (E)      any   remaining   amounts   to   the
                        Holders  of the Class AR  Certificates  in  respect of
                        Component I thereof;

(v)   to the  extent of the  portion of the REMIC III  Available  Distribution
            Amount   derived   from   Group 5B,   exclusive   of  any  amounts
            distributed  to  REMIC  III  pursuant  to  paragraph  (d)  of  the definition of REMIC II Distribution Amount,:

(vi)  (1) first,  to REMIC IV, as holder of REMIC III Regular  Interests  LT5,
                  LT6,  LT7, LT8 and LT-Y5B,  pro rata,  in an amount equal to
                  (A)  their   Uncertificated   Accrued   Interest   for  such
                  Distribution  Date,  plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(vii) (2) second:

                                 (A)      to REMIC IV, as the  holder of REMIC
                        III Regular Interests LT6, LT7, LT8 and LT-Y5B,  their
                        respective Principal Distribution Amounts;

                                 (B)      to  REMIC  IV,  as  the   holder  of
                        REMIC III   Regular   Interest   LT5   its   Principal
                        Distribution Amount;

                                 (C)      any  remainder  to REMIC  IV, as the
                        holder of REMIC III  Regular  Interest LT5,  until the
                        Uncertificated  Principal  Balance  thereof  has  been
                        reduced to zero;

                                 (D)      any  remainder  to REMIC  IV, as the
                        holder of  REMIC III  Regular  Interests  LT6, LT7 and
                        LT8,   pro  rata   according   to   their   respective
                        Uncertificated  Principal  Balances  as reduced by the
                        distributions  deemed  made  pursuant  to  (A)  above,
                        until  their   respective   Uncertificated   Principal
                        Balances are reduced to zero; and

                                 (E)      any   remaining   amounts   to   the
                        Holders  of the Class AR  Certificates  in  respect of
                        Component I thereof; and

(viii)      to  the  extent  of  the  portion  of  the  REMIC  III   Available
            Distribution  Amounts  for  Group 5C,  exclusive  of  any  amounts distributed  to  REMIC  III  pursuant  to  paragraph  (d)  of  the definition of REMIC II Distribution Amount,:

(ix)  (1) first,  to REMIC IV, as holder of REMIC III Regular  Interests  LT9,
                  LT10,  LT11,  LT12 and LT-Y5C,  pro rata, in an amount equal to  (A)  their  Uncertificated  Accrued  Interest  for  such
                  Distribution  Date,  plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(x)   (2) second:

                                 (A)      to REMIC IV, as the  holder of REMIC
                        III Regular  Interests  LT10,  LT11,  LT12 and LT-Y5C,
                        their respective Principal Distribution Amounts;

                                 (B)      to  REMIC  IV,  as  the   holder  of
                        REMIC III   Regular   Interest   LT9   its   Principal
                        Distribution Amount;

                                 (C)      any  remainder  to REMIC  IV, as the
                        holder of REMIC III  Regular  Interest LT9,  until the
                        Uncertificated  Principal  Balance  thereof  has  been
                        reduced to zero;

                                 (D)      any  remainder  to REMIC  IV, as the
                        holder of REMIC III  Regular  Interests LT10, LT11 and
                        LT12,   pro  rata   according   to  their   respective
                        Uncertificated  Principal  Balances  as reduced by the
                        distributions  deemed  made  pursuant  to  (A)  above,
                        until  their   respective   Uncertificated   Principal
                        Balances are reduced to zero; and

                                 (E)      any   remaining   amounts   to   the
                        Holders  of the Class AR  Certificates  in  respect of
                        Component I thereof; and

(xi)  the  Group 3  Excess  Interest  Amount and the Group 4  Excess  Interest
            Amount  to REMIC  IV,  as the  holder  of the  REMIC  III  Regular
            Interest IOL in respect of interest thereon

(xii) the amounts  distributed  pursuant to paragraph (d) of the definition of
            REMIC II Distribution  Amount shall be distributed among the REMIC
            III  Regular  Interests  LT  pro-rata   according  the  amount  of
            Realized Losses allocated to the Uncertificated  Principal Balance thereof on the  current and prior  Distribution  Dates that remain
            unreimbursed.   The  distribution  of  amounts  pursuant  to  this
            clause (vi) shall not reduce the Uncertificated  Principal Balance of the REMIC III  Regular  Interests  to which such  distributions are made.

                  (d)   Notwithstanding   the   distributions   on  the  REMIC
      Regular Interests  described in this Section 4.01(III),  distribution of funds  from the  Certificate  Account  shall be made only in  accordance with Sections 4.01(I) and (II).

            (IV)  On each  Distribution  Date, the Trustee shall distribute to the  Holder  of the  Class P  Certificates,  the  aggregate  of  all  Assigned
Prepayment  Premiums for Mortgage Loans  collected or paid by each  applicable
Servicer with respect to the related Prepayment Period.

SECTION 4.02.     Allocation of Losses.

(a)   Realized  Losses on the  Mortgage  Loans in each of Loan  Group 1,  Loan
Group 2,  Loan Group 3 and Loan Group 4 incurred during a calendar month shall be allocated by the Trust  Administrator to the Classes of Certificates on the
Distribution Date in the next calendar month as follows:

(i)   any Realized Loss,  other than an Excess Loss, shall be allocated first,
      to   the   Class C-B   Certificates   (other   than   the   Class C-B-1X
      Certificates),   in  decreasing  order  of  their  alphanumerical  Class
      designations  (beginning with the Class C-B-6  Certificates),  until the respective  Class  Principal  Balance  of each such  Class is reduced to zero, and second, to the Senior  Certificates of the related Certificate
      Group,  pro  rata,  on the  basis of their  respective  Class  Principal
      Balances; and

(ii)  Excess  Losses  in  respect  of  principal  for  Mortgage  Loans in Loan
      Group 1,  Loan Group 2,  Loan Group 3 and Loan Group 4 will be allocated among all Group 1,  Group 2, Group 3, Group 4 and Class C-B Certificates
      (other  than the  Class C-B-1X  Certificates),  pro rata  based on their respective Class Principal Balances.

(b)   On each  Distribution  Date, if the aggregate Class Principal Balance of all Group 1,  Group 2, Group 3, Group 4 and Class C-B Certificates exceeds the aggregate  Stated  Principal  Balance of the Mortgage  Loans in Loan  Group 1,
Loan  Group 2,   Loan  Group 3  and  Loan  Group 4  (after  giving  effect  to
distributions   of  principal  and  the  allocation  of  all  losses  to  such
Certificates  on  such  Distribution  Date),  such  excess  will be  deemed  a principal  loss and will be allocated by the Trust  Administrator  to the most
junior  Class  of  Class C-B   Certificates   (other  than  the   Class C-B-1X
Certificates) then outstanding.

(c)   Any Realized Loss allocated to a Class of  Certificates or any reduction in the  Class  Principal  Balance  of a  Class  of  Certificates  pursuant  to
Section 4.02(A)(b)  shall be  allocated by the Trust  Administrator  among the
Certificates  of such  Class in  proportion  to their  respective  Certificate
Balances.

(d)   Any  allocation  by the  Trust  Administrator  of  Realized  Losses to a
Certificate  or any  reduction  in the  Certificate  Balance of a  Certificate
pursuant  to   Section 4.02(A)(b)   shall  be  accomplished  by  reducing  the
Certificate Balance thereof,  immediately  following the distributions made on
the  related   Distribution   Date  in  accordance   with  the  definition  of
"Certificate Balance."

(e)   On each Distribution Date, the Trust  Administrator  shall determine the total of the Applied Loss Amount with respect to the Group 5 Certificates,  if any, for such  Distribution  Date. The Applied Loss Amount with respect to the
Group 5  Certificates for any  Distribution  Date shall be applied by reducing the Class Principal Balance of each Class of Group 5 Subordinate  Certificates
beginning   with  the  Class  of   Group 5   Subordinate   Certificates   then
outstanding,  other than the Class 5-X Certificates,  with the lowest relative payment  priority,  in each case until the respective Class Principal  Balance thereof  is reduced to zero.  Any  Applied  Loss  Amount  with  respect to the
Group 5 Certificates allocated to a Class of Group 5 Subordinate  Certificates shall be allocated  among the Group 5  Subordinate  Certificates of such Class in proportion to their respective Percentage Interests.

(f)   All  Realized  Losses  on the  Group 1,  Group 2,  Group 3  and  Group 4
Mortgage  Loans shall be  allocated on each  Distribution  Date to the REMIC I
Regular   Interests  and  REMIC III  Regular  Interests  as  provided  in  the definitions of REMIC I Realized Losses and REMIC III Realized Losses.

(g)   All Realized Losses on the Group 5  Mortgage Loans shall be allocated on each  Distribution  Date  to the  REMIC II  Regular  Interests  and  REMIC III
Regular  Interests as provided in the definitions of REMIC II  Realized Losses and REMIC III Realized Losses.

(h)   Realized Losses on the Group 5  Mortgage Loans that are not Applied Loss
Amounts  shall be deemed  allocated to the  Class 5-X  Certificates.  Realized
Losses  allocated to the Class 5-X  Certificates  shall, be allocated  between
the  REMIC IV  Regular   Interests  5-X-IO  and  5-X-PO  as  provided  in  the
definition of Realized Losses.

(i)   Realized  Losses shall be  allocated  among the REMIC I, REMIC II, REMIC
III and REMIC IV Regular  Interests as specified in the definition of Realized
Losses and, as to REMIC I, REMIC II and REMIC III  Regular  Interests,  in the
definitions  of REMIC I Realized  Losses,  REMIC II Realized  Losses and REMIC
III Realized Losses, respectively.

SECTION 4.03.     Recoveries.

(a)   With respect to any Class of  Certificates  to which a Realized  Loss or
Applied Loss Amount,  as applicable,  has been  allocated  (including any such
Class for which the  related  Class  Principal  Balance  has been  reduced  to zero), the Class Principal Balance of such Class will be increased,  up to the amount of related Recoveries for such Distribution Date as follows:

(i)   with  respect to  Recoveries  on Group 1,  Group 2,  Group 3 and Group 4
      Mortgage Loans,

(A)   first,  the  Class  Principal  Balance  of  the  each  Class  of  Senior
            Certificates  related to the Loan  Group  from which the  Recovery was  collected,  will be increased  pro rata,  up to the amount of
            Net Recovery Realized Losses for each such Class, and

(B)   second,   the  Class  Principal  Balance  of  each  Class  of  Class C-B
            Certificates  will be increased in order of  seniority,  up to the amount of Net Recovery Realized Losses for each such Class; or

(ii)  with  respect  to  Recoveries  on  Group 5  Mortgage  Loans,  the  Class
      Principal  Balance  of  each  Class  of  Class  M  Certificates  will be increased in order of  seniority,  up to the Deferred  Amount such Class
      is  entitled  to  receive  pursuant  to   Section 4.01(II)(d)   on  such
      Distribution  Date  prior to  giving  effect  to  payments  pursuant  to
      Section 4.01(II)(d) on such Distribution Date.

(b)   Any increase to the Class  Principal  Balance of a Class of Certificates
shall  increase  the  Certificate  Balance  of the  related  Class pro rata in accordance with each Certificate Percentage Interest.

SECTION 4.04.     Reserved.

SECTION 4.05.     Monthly Statements to Certificateholders.

(a)   Not later than each  Distribution  Date, the Trust  Administrator  shall prepare and cause to be made available to each  Certificateholder,  the Master
Servicer,  each Servicer, the Trustee, the Depositor,  and each Rating Agency, a statement setting forth with respect to the related  distribution the  items listed in Exhibit S, other than items (vi)(a), (vi)(b), (vi)(c) and (vi)(d).

            The Trust Administrator's  responsibility for disbursing the above
information  to  the   Certificateholders  is  limited  to  the  availability,
timeliness and accuracy of the  information  derived from the Master  Servicer and each Servicer, which shall be provided as required in Section 4.06.

            On each Distribution Date, the Trust  Administrator  shall provide
Bloomberg Financial Markets,  L.P.  ("Bloomberg") CUSIP level factors for each
Class of Offered  Certificates as of such  Distribution  Date,  using a format and media mutually  acceptable to the Trust  Administrator  and Bloomberg.  In connection  with providing the information  specified in this  Section 4.05 to
Bloomberg,  the Trust  Administrator  and any director,  officer,  employee or agent of the Trust  Administrator  shall be  indemnified  and held harmless by
DLJMC, to the extent,  in the manner and subject to the  limitations  provided
in  Section 9.05.   The  Trust   Administrator  will  also  make  the  monthly
statements to  Certificateholders  available each month to each party referred to in  Section 4.05(a)  via  the  Trust  Administrator's  website.  The  Trust
Administrator's website can be accessed at  http://www.ctslink.com  or at such other  site as the  Trust  Administrator  may  designate  from  time to  time.
Persons that are unable to use the above  website are entitled to have a paper copy mailed to them via first  class mail by calling  the Trust  Administrator at 301-815-6600.  The Trust  Administrator  shall have the right to change the way the reports referred to in this  Section are  distributed in order to make such  distribution more convenient and/or more accessible to the above parties and to the  Certificateholders.  The Trust  Administrator shall provide timely and adequate  notification to all above parties and to the  Certificateholders regarding  any such change.  The Trust  Administrator  may fully rely upon and shall have no  liability  with respect to  information  provided by the Master
Servicer or any Servicer.

(b)   Upon request,  within a reasonable  period of time after the end of each calendar  year,  the Trust  Administrator  shall cause to be furnished to each
Person who at any time during the  calendar  year was a  Certificateholder,  a statement  containing  the  information  set  forth in items  (i)(c),  (i)(d),
(i)(g), (i)(j), (i)(k), (ii)(c),  (ii)(d),  (ii)(g),  (ii)(j), (v)(a), (v)(b),
(v)(l),  (v)(m) and (v)(n) of Exhibit S  aggregated  for such calendar year or applicable  portion thereof during which such Person was a  Certificateholder.
Such  obligation  of the  Trust  Administrator  shall be  deemed  to have been satisfied to the extent that  substantially  comparable  information  shall be provided by the Trust  Administrator  pursuant to any requirements of the Code as from time to time in effect.

SECTION 4.06.     Servicer to Cooperate.

            Each  Servicer,  other  than  WMMSC,  shall  provide to the Master
Servicer the  information  set forth in Exhibit H,  and any other  information the  Master  Servicer  requires,  in such form as the  Master  Servicer  shall reasonably  request,  or in such form as may be mutually  agreed upon  between such  Servicer and the Master  Servicer,  with respect to each  Mortgage  Loan serviced by such Servicer no later than (i) with  respect to a Servicer  other than Wells  Fargo,  twelve noon on the Data  Remittance  Date,  and  (ii) with respect to Wells  Fargo,  on the Data  Remittance  Date,  to enable the Master
Servicer to provide such information to the Trust Administrator.

            The Master Servicer,  with respect to the Mortgage Loans which are not WMMSC  Serviced  Mortgage  Loans,  and  WMMSC,  with  respect to the WMMSC
Serviced  Mortgage  Loans,  shall  provide  to  the  Trust  Administrator  the information  set forth in  Exhibit H  in such form as the Trust  Administrator shall  reasonably  request no later than  twelve  noon on the Data  Remittance
Date to  enable  the  Trust  Administrator  to  calculate  the  amounts  to be
distributed  to  each  Class  of  Certificates   and  otherwise   perform  its
distribution, accounting and reporting requirements hereunder.

SECTION 4.07.     Cross-Collateralization; Adjustments to Available Funds.

(a)   On  each  Distribution  Date  prior  to the  Class  C-B  Credit  Support
Depletion  Date,  but after the date on which the  aggregate  Class  Principal
Balance of the  Group 1,  Group 2,  Group 3 or Group 4  Certificates  has been reduced  to zero,  the Trust  Administrator  shall  distribute  the  principal portion of Available  Distribution  Amount on the Mortgage  Loans  relating to such Senior  Certificates  that will have been paid in full, to the holders of the Senior  Certificates of the other Certificate  Group(s).  Such amount will be allocated  between the other  Groups,  pro rata,  based on aggregate  Class
Principal  Balance  of the  related  Senior  Certificates  and paid the Senior
Certificates  in each such  Group in the same  priority  as such  Certificates
would    receive    other    distributions    of    principal    pursuant   to
Section 4.01(I)(A);  provided, however, that the Trust Administrator shall not make  such  distribution  on  such  Distribution  Date  if (a)  the  Class C-B
Percentage  for such  Distribution  Date is  greater  than or equal to 200% of such  Class C-B  Percentage  as of  the  Closing  Date  and  (b)  the  average outstanding  principal  balance  of the  Mortgage  Loans  in each  Loan  Group delinquent  60 days or more over the last six months,  as a percentage  of the related Subordinate Component Balance, is less than 50%.

(b)   If on any  Distribution  Date the aggregate Class  Principal  Balance of the Group 1,  Group 2,  Group 3 and Group 4  Certificates  is greater than the aggregate Stated  Principal  Balance of the Mortgage Loans in the related Loan
Group (each such Loan Group, an  "Undercollateralized  Group"), then the Trust
Administrator  shall  reduce the  Available  Distribution  Amount of the other
Loan Group(s) that is not  undercollateralized  (each, an  "Overcollateralized
Group"), as follows:

(1)   to add to the Available  Distribution Amount of the  Undercollateralized
      Group(s) an amount  equal to the lesser of (a) one  month's  interest on the Principal  Transfer  Amount of the  Undercollateralized  Group(s) at
      the Net WAC Rate (without  giving effect to any reduction for any Excess
      Interest  Rate)  applicable  to  the  Undercollateralized  Group(s)  and
      (b) Available  Distribution  Amount  of  the  Overcollateralized  Groups
      remaining   after   making   interest   distributions   to  the   Senior
      Certificates  of the  Overcollateralized  Group(s) on such  Distribution
      Date pursuant to Section 4.01; and

(2)   to the Senior  Certificates  of each  Undercollateralized  Group, to the extent of the principal portion of Available  Distribution Amount of the
      Overcollateralized   Group(s)   remaining   after  making  interest  and
      principal    distributions   to   the   Senior   Certificates   of   the
      Overcollateralized  Group(s)  on  such  Distribution  Date  pursuant  to
      Section 4.01,   until  the  Class   Principal   Balance  of  the  Senior
      Certificates of such  Undercollateralized  Group(s) equals the aggregate
      Stated  Principal  Balance of the  Mortgage  Loans in the  related  Loan
      Group(s).  Payments  shall be made to the  Senior  Certificates  in each
      Group in the same  priority as such  Certificates  would  receive  other distributions of principal pursuant to Section 4.01(I)(A).

(c)   If more than one  Overcollateralized  Group  exists on any  Distribution
Date,  reductions in the Available  Distribution Amount of such Groups to make the  payments  required  to  be  made  pursuant  to  Section 4.07(b)  on  such
Distribution  Date shall be made pro rata, based on the  Overcollateralization
Amount    of   each    Overcollateralized    Group.    If   more    than   one
Undercollateralized  Group exists on any Distribution  Date,  payments made to such Groups from the Available  Distribution Amount of the  Overcollateralized
Group shall be made pro rata,  based on the amount of payments  required to be made to the Undercollateralized Group(s).

SECTION 4.08.     [Reserved].

SECTION 4.09.     Counterparty Rating Agency Downgrade.

            If any  Counterparty no longer has a long-term credit rating of at least A (or its  equivalent)  from at  least  one of the  Rating  Agencies  (a
"Counterparty Rating Agency Downgrade"),  the applicable Counterparty,  shall,
no  later  than  the  30th  day  following  the  Counterparty   Rating  Agency
Downgrade,   at  such  Counterparty's   expense:   (i)  obtain  a  replacement
counterparty  that is a bank or other financial  institution that has a rating that is in one of the three highest  long-term  credit rating  categories from at least one of the Rating  Agencies  rating the  Certificates;  (ii) obtain a guaranty  of or a  contingent  agreement  of another  person  with a long-term credit  rating  of at least A (or its  equivalent)  from at  least  one of the
Rating   Agencies  to  honor  such   Counterparty's   obligations   under  the
applicable  Interest  Rate Cap  Agreement;  (iii) cause such  Counterparty  to post  mark-to-market  collateral  with the Trustee in an amount  sufficient to restore the  immediately  prior ratings of the Offered  Certificates;  or (iv)
establish  any  other  arrangement  satisfactory  to the  Rating  Agencies  to restore the ratings of the Offered Certificates.

SECTION 4.10.     Class 5-A-3 Interest Rate Cap Account.

(a)   On the  Closing  Date,  the  Trust  Administrator  shall  establish  and maintain  in its  name,  in  trust  for  the  benefit  of the  Holders  of the
Class 5-X  Certificates,  the  Class 5-A-3  Interest  Rate  Cap  Account.  The
Class 5-A-3  Interest Rate Cap Account shall be an Eligible Account, and funds on deposit  therein  shall be held  separate and apart from,  and shall not be commingled with, any other moneys, including without limitation,  other moneys held by the Trust Administrator pursuant to this Agreement.

(b)   On  each  Distribution  Date  on and  after  the  Distribution  Date  in
December 2004  and on and prior to the  Distribution  Date in  September 2008, the Trust  Administrator  shall deposit any amounts paid under the Class 5-A-3
Interest Rate Cap Agreement  into the  Class 5-A-3  Interest Rate Cap Account.
On each  Distribution Date on and after the Distribution Date in December 2004 and on and  prior  to the  Distribution  Date  in  September 2008,  the  Trust
Administrator shall distribute amounts on deposit in the Class 5-A-3  Interest
Rate Cap Account to pay to the Class 5-A-3 Certificates,  any applicable Basis
Risk  Shortfalls,  prior to giving effect to any amounts  available to be paid
in   respect   of   related   Basis   Risk    Shortfalls   as   described   in
Section 4.01(II)(d)(vi) on such Distribution Date

(c)   On any  Distribution  Date,  after  payment  of  applicable  Basis  Risk
Shortfall to the  Class 5-A-3  Certificates,  remaining  amounts on deposit in the  Class 5-A-3  Interest  Rate  Cap  Account,  shall be  distributed  in the following order of priority:

(i)   to the Principal Remittance Amount for Loan Group 5A,  Loan Group 5B and
      Loan  Group 5C,  up to the  amount of  Realized  Losses on the  Mortgage
      Loans in the related Loan Group incurred  during the related  Collection
      Period,  any shortfall to be allocated pro rata based upon the amount of such Realized Losses applicable to each such Loan Group; and

(ii)  to   the   Class 5-M-1,   Class 5-M-2,   Class 5-M-3   and   Class 5-M-4
      Certificates,  in that order,  any  applicable  Deferred  Amounts,  with interest  therein at the applicable  Pass-Through  Rate, prior to giving effect to amounts  available  to be paid in respect of Deferred  Amounts as described in Section 4.01(II)(d)(ii)-(v) on such Distribution Date.

(d)   Funds in the  Class 5-A-3  Interest  Rate Cap Account may be invested in
Eligible  Investments  by the  Trust  Administrator  at the  direction  of the
Depositor  maturing on or prior to the next succeeding  Distribution Date. The
Trust  Administrator  shall  account  for the  Class 5-A-3  Interest  Rate Cap
Account as an outside  reserve fund within the meaning of Treasury  regulation
1.860G-2(h)  and  not  an  asset  of  any  REMIC  created   pursuant  to  this
Agreement.   The  Trust   Administrator   shall  treat  amounts  paid  by  the
Class 5-A-3  Interest  Rate Cap  Account as  payments  made from  outside  the
REMIC's for all  Federal tax  purposes.  Any net  investment  earnings on such amounts shall be payable to the  Depositor.  The  Depositor  will be the owner of the Class 5-A-3  Interest Rate Cap Account for federal tax purposes and the
Depositor  shall  direct  the  Trust   Administrator  in  writing  as  to  the
investment of amounts therein.  In the absence of such written direction,  all funds in the  Class 5-A-3  Interest  Rate Cap  Account  may be invested by the
Trust  Administrator  in the Wells Fargo Prime  Investment  Money Market Fund.
The Trust  Administrator  shall have no liability for losses on investments in
Eligible  Investments  made  pursuant to this  Section 4.10(c)  (other than as obligor on any such  investments).  Upon  termination  of the Trust Fund,  any amounts  remaining  in the  Class 5-A-3  Interest  Rate Cap  Account  shall be distributed to the Class 5-X Certificateholders.

(e)   On the  Distribution  Date immediately  after the  Distribution  Date on which the  aggregate  Class  Principal  Balance  of the  Group 5  Certificates
equals  zero,  any  amounts on deposit in the  Class 5-A-3  Interest  Rate Cap
Agreement not payable on the Group 5  Certificates shall be distributed to the
Class 5-X Certificateholders.

(f)   Amounts paid under the Class 5-A-3  Interest Rate Cap Agreement not used on any  Distribution  Date as  described  in  Section 4.10(b)  shall remain on deposit in the  Class 5-A-3  Interest Rate Cap Account and may be available on future  Distribution Dates to make the payments described in  Section 4.10(b).
However,  at no time shall the amount on deposit in the  Class 5-A-3  Interest
Rate Cap Account  exceed the related  Deposit  Amount.  The  "Deposit  Amount"
with respect to the  Class 5-A-3  Interest Rate Cap Account will be calculated on each  Distribution  Date,  after  giving  effect  to  withdrawals  from the
Class 5-A-3   Interest  Rate  Cap  Account  on  such   Distribution  Date  and
distributions   and  allocation  of  losses  on  the   Certificates   on  such
Distribution  Date, and will equal the product of (1) a fraction  expressed as a percentage,  the numerator of which is equal to the Class Principal  Balance of the Class 5-A-3  Certificates  after giving effect to distributions on such
Distribution  Date and the  denominator  of  which  is equal to the  aggregate
Class  Principal  Balance of the  Class 5-A-4,  Class 5-A-5-1  and Class 5-M-4
Certificates  after giving effect to distributions on such  distribution  date and (2) the excess, if any, of the Targeted  Overcollateralization  Amount for
such  Distribution  Date  over  the  Overcollateralization   Amount  for  such
Distribution  Date. On each Distribution Date, the Trust  Administrator  shall distribute  amounts in the Class 5-A-3  Interest Rate Cap Account in excess of the related Deposit Amount to the Class 5-X Certificateholders.

                                 ARTICLE V

                ADVANCES BY THE MASTER SERVICER AND SERVICERS

SECTION 5.01.     Advances by the Master Servicer and Servicers.

            With respect to the  Non-Designated  Mortgage Loans, each Servicer shall  deposit in the related  Collection  Account as Advances an amount equal to all  Scheduled  Payments  (with  interest  at the  Mortgage  Rate  less the
Servicing  Fee Rate)  which  were due on such  Non-Designated  Mortgage  Loans serviced  by it  during  the  applicable  Collection  Period  and  which  were
delinquent   at  the  close  of   business   on  the   immediately   preceding
Determination  Date.  Each  Servicer's  obligation to make such Advances as to any  related  Non-Designated  Mortgage  Loan will  continue  through  the last
Scheduled  Payment  due prior to the  payment  in full of such  Non-Designated
Mortgage  Loan, or through the date that the related  Mortgaged  Property has, in the judgment of the related  Servicer,  been  completely  liquidated.  Each
Servicer shall not be required to advance  shortfalls of principal or interest resulting from the application of the Relief Act.

            With respect to any  Non-Designated  Mortgage  Loan, to the extent required  by  Accepted  Servicing  Practices,  the  Master  Servicer  and each
Servicer  shall  be  obligated  to  make  Advances  in  accordance   with  the
provisions of this  Agreement;  provided,  however,  that such obligation with respect to any related Non-Designated  Mortgage Loan shall cease if the Master
Servicer or a Servicer  determines,  in its reasonable opinion,  that Advances
with  respect  to  such   Non-Designated   Mortgage  Loan  are  Nonrecoverable
Advances.  In the event that the Master  Servicer or such Servicer  determines that any such Advances are  Nonrecoverable  Advances,  the Master  Servicer or
such Servicer shall provide the Trust  Administrator with a certificate signed by a Servicing Officer evidencing such determination.

            With respect to any  Non-Designated  Mortgage  Loan, if the amount of  Advances  received  from a Servicer,  other than  WMMSC,  is less than the amount required to be advanced by such Servicer,  the Master Servicer shall be obligated to make a payment in an amount equal to such deficiency,  subject to any  determination  by the  Master  Servicer  that any  portion  of the amount required to be advanced is a Nonrecoverable Advance.

            With respect to any of the  Non-Designated  Mortgage  Loans, if an
Advance is required to be made  hereunder by a Servicer,  such Servicer  shall on the Cash Remittance Date either (i) deposit in the Collection  Account from its own  funds an  amount  equal  to such  Advance,  (ii)  cause to be made an appropriate entry in the records of the Collection  Account that funds in such account  being held for  future  distribution  or  withdrawal  have  been,  as permitted by this Section 5.01,  used by such Servicer to make such Advance or
(iii) make  Advances  in the form of any  combination  of clauses (i) and (ii)
aggregating  the  amount  of such  Advance.  Any such  funds  being  held in a
Collection  Account for future  distribution  and so used shall be replaced by such Servicer from its own funds by deposit in such  Collection  Account on or before any future Distribution Date in which such funds would be due.

            With respect to any Designated  Mortgage Loan, the Master Servicer
shall make Advances as required by Section 3.22(b) of this Agreement.

                                   ARTICLE VI

                               THE CERTIFICATES

SECTION 6.01.     The Certificates.

            The Certificates  shall be in substantially the forms set forth in
Exhibits  A,  B,  C,  D-1,  D-2,  E, F and G  hereto,  with  such  appropriate insertions,  omissions,  substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable  judgment of the Trust
Administrator  or the  Depositor be  necessary,  appropriate  or convenient to comply,  or facilitate  compliance,  with  applicable  laws, and may have such letters,  numbers  or  other  marks of  identification  and  such  legends  or endorsements  placed  thereon as may be  required  to comply with the rules of any securities  exchange on which any of the Certificates may be listed, or as may,  consistently  herewith,  be  determined by the officers  executing  such
Certificates, as evidenced by their execution thereof.

            Subject to Section 11.02  respecting the final distribution on the
Certificates,  on each  Distribution Date the Trust  Administrator  shall make distributions  to each  Certificateholder  of record on the  preceding  Record
Date  either  (x) by wire  transfer  in  immediately  available  funds  to the account  of  such  holder  at  a  bank  or  other  entity  having  appropriate
facilities   therefore,   if  (i)  such  Holder  has  so  notified  the  Trust
Administrator  at least five  Business  Days prior to the related  Record Date and (ii) such Holder shall hold (A) a Notional  Amount  Certificate,  (B) 100%
of  the  Class  Principal   Balance  of  any  Class  of  Certificates  or  (c)
Certificates of any Class with aggregate  principal  Denominations of not less than  $1,000,000  or  (y)  by  check  mailed  by  first  class  mail  to  such
Certificateholder  at the address of such holder  appearing in the Certificate
Register.

            The  definitive   Certificates  shall  be  printed,   typewritten,
lithographed  or engraved or produced by any  combination  of these methods or may be produced in any other manner  permitted by the rules of any  securities exchange on which any of the Certificates may be listed,  all as determined by the officers  executing  such  Certificates,  as evidenced by their  execution thereof.

            The  Certificates  shall be issuable in  registered  form,  in the minimum  denominations,  integral multiples in excess thereof (except that one
Certificate  in each Class may be issued in a different  amount  which must be in excess of the applicable minimum denomination) and aggregate  denominations per Class set forth in the Preliminary Statement.

            The  Certificates   shall  be  executed  by  manual  or  facsimile
signature  on behalf  of the Trust  Administrator  by a  Responsible  Officer.
Certificates  bearing the manual or facsimile  signatures of  individuals  who were, at the time when such  signatures  were  affixed,  authorized to sign on behalf  of  the  Trust  Administrator  shall  bind  the  Trust  Administrator, notwithstanding  that such  individuals  or any of them  have  ceased to be so authorized prior to the  authentication  and delivery of such  Certificates or did not hold such  offices  at the date of such  Certificate.  No  Certificate shall be  entitled to any benefit  under this  Agreement,  or be valid for any
purpose,   unless  there  appears  on  such   Certificate  a  certificate   of
authentication  executed by the Trust  Administrator by manual signature,  and such certificate of  authentication  upon any Certificate  shall be conclusive evidence,  and  the  only  evidence,  that  such  Certificate  has  been  duly authenticated  and delivered  hereunder.  All Certificates  shall be dated the date of their authentication.

SECTION 6.02.     Registration of Transfer and Exchange of Certificates.

(a)   The Trust  Administrator  shall maintain,  or cause to be maintained,  a
Certificate  Register in which,  subject to such reasonable  regulations as it may prescribe,  the Trust  Administrator shall provide for the registration of
Certificates  and  of  transfers  and  exchanges  of  Certificates  as  herein provided.  Upon  surrender for  registration  of transfer of any  Certificate, the Trust Administrator  shall execute,  authenticate and deliver, in the name of the designated  transferee or transferees,  one or more new Certificates in like aggregate interest and of the same Class.

(b)   At the option of a Certificateholder,  Certificates may be exchanged for
other  Certificates  of  authorized   denominations  and  the  same  aggregate
interest  in the  Trust  Fund and of the same  Class,  upon  surrender  of the
Certificates   to  be   exchanged  at  the  office  or  agency  of  the  Trust
Administrator  set forth in  Section 6.06.  Whenever any  Certificates  are so surrendered for exchange, the Trust Administrator shall execute,  authenticate and deliver the Certificates which the  Certificateholder  making the exchange is  entitled  to receive.  Every  Certificate  presented  or  surrendered  for registration  of  transfer  or  exchange  shall be  accompanied  by a  written instrument of transfer in form  satisfactory to the Trust  Administrator  duly executed by the Holder thereof or his attorney duly authorized in writing.

(c)   No  service  charge  to the  Certificateholders  shall  be made  for any registration  of transfer or  exchange of  Certificates,  but payment of a sum sufficient  to cover any tax or  governmental  charge  that may be  imposed in connection with any transfer or exchange of Certificates may be required.

(d)   All  Certificates  surrendered for registration of transfer and exchange shall be canceled and  subsequently  destroyed by the Trust  Administrator  in accordance with the Trust Administrator's customary procedures.

(e)   No  transfer  of any  Private  Certificate  shall  be made  unless  that transfer is made  pursuant to an effective  registration  statement  under the
1933 Act and effective  registration or  qualification  under applicable state securities  laws,  or is made in a  transaction  which does not  require  such registration  or  qualification.  Except in connection  with any transfer of a
Private  Certificate  by the Depositor to any  affiliate,  in the event that a transfer is to be made in  reliance  upon an  exemption  from the 1933 Act and such laws, in order to assure  compliance with the 1933 Act and such laws, the
Certificateholder    desiring    to   effect    such    transfer    and   such
Certificateholder's  prospective  transferee  shall each  certify to the Trust
Administrator  in writing the facts  surrounding the transfer in substantially the form  set  forth  in  Exhibit L  (the  "Transferor  Certificate")  and (i)
deliver a letter in  substantially  the form of either  (A)  Exhibit M-1  (the
"Investment  Letter"),  provided  that all of the  Private  Certificates  of a
Class  shall  be  transferred  to  one  investor  or the  Depositor  otherwise consents to such  transfer,  or  (B) Exhibit M-2  (the "Rule 144A  Letter") or
(ii) there shall be  delivered  to the Trust  Administrator  at the expense of the  transferor  an Opinion of Counsel that such transfer may be made pursuant to an exemption  from the 1933 Act. The Depositor  shall provide to any Holder of a Private  Certificate  and any  prospective  transferee  designated by any such Holder,  information  regarding the related Certificates and the Mortgage
Loans  and such  other  information  as  shall be  necessary  to  satisfy  the condition  to  eligibility  set forth in Rule  144A(d)(4)  for transfer of any such Certificate without  registration  thereof under the 1933 Act pursuant to the  registration  exemption  provided by Rule 144A.  The Trust  Administrator shall  cooperate  with the  Depositor in providing  the Rule 144A  information referenced in the  preceding  sentence,  including  providing to the Depositor such  information  regarding the  Certificates,  the Mortgage  Loans and other matters regarding the Trust Fund as the Depositor shall reasonably  request to meet its  obligation  under the preceding  sentence.  Each Holder of a Private
Certificate  desiring to effect such transfer shall, and does hereby agree to, indemnify  the Trust  Administrator,  the  Depositor,  the Seller,  the Master
Servicer,  each Servicer and the Special  Servicer  against any liability that may result if the transfer is not so exempt or is not made in accordance  with such federal and state laws.

(f)   No transfer of an ERISA-Restricted  Certificate (except for the Residual
Certificates)  shall  be  made  unless  the  Trust  Administrator  shall  have received in accordance with Exhibit M-1 or Exhibit M-2, as applicable,  either
(i)  a  representation   letter  from  the  transferee  of  such  Certificate,
acceptable   to  and  in  form  and  substance   satisfactory   to  the  Trust
Administrator,  to the effect that such transferee is not an employee  benefit plan or arrangement  subject to Section 406  of ERISA or  Section 4975  of the
Code,  or a person  using the  assets of any such plan or  arrangement,  which representation  letter  shall  not be an  expense  of the  Trustee,  the Trust
Administrator  or the  Trust  Fund,  (ii) if  the  purchaser  is an  insurance company  and the  Certificate  has been  the  subject  of an  ERISA-Qualifying
Underwriting,  a  representation  that the  purchaser is an insurance  company which is purchasing  such  Certificates  with funds contained in an "insurance company  general  account"  (as  such  term  is  defined  in  Section V(e)  of
Prohibited  Transaction  Class  Exemption  95-60 ("PTCE  95-60")) and that the purchase and holding of such  Certificates  are covered  under  Sections I and
III of PTCE 95-60 or (iii) in the case of any such  Certificate  presented for registration  in the name of an employee  benefit plan or arrangement  subject to Section 406 of ERISA or Section 4975 of the Code (or comparable  provisions of any subsequent enactments),  or a person using such plan's or arrangement's assets, an Opinion of Counsel  satisfactory to the Trust  Administrator to the effect  that the  purchase or holding of such  Certificate  will not result in prohibited  transactions under Section 406 of ERISA and/or Section 4975 of the
Code  and  will  not   subject  the   Depositor,   the   Trustee,   the  Trust
Administrator,  the Master Servicer or any other Servicer to any obligation in addition  to those  undertaken  in this  Agreement,  which  Opinion of Counsel shall not be an expense of such  parties or the Trust  Fund.  No transfer of a
Residual  Certificate shall be made unless the Trust  Administrator shall have received,  in accordance  with  Exhibit N,  a  representation  letter from the transferee  of  such  Certificate,  acceptable  to and in form  and  substance satisfactory  to the Trust  Administrator,  to the effect that such transferee is not an employee  benefit  plan or  arrangement  subject to  Section 406  of
ERISA or  Section 4975  of the Code,  or a person using the assets of any such plan or arrangement,  which  representation  letter shall not be an expense of the  Trustee,  the Trust  Administrator  or the Trust  Fund.  In the event the representations  referred to in this  Section 6.02(f) are not furnished,  such representations  shall be  deemed  to have  been  made to the  trustee  by the
transferee's   acceptance  of  such   ERISA-Restricted   Certificate   by  any
beneficial  owner who purchases an interest in such  Certificate in book-entry form.  In the event  that a  representation  is  violated,  or any  attempt to transfer an  ERISA-Restricted  Certificate  to a plan or arrangement or person using a plan's or  arrangement's  assets is attempted  without the delivery to the Trust  Administrator  of the  Opinion  of  Counsel  described  above,  the attempted  transfer or acquisition of such Certificate shall be void and of no effect.

(g)   Additional  restrictions  on transfers  of the  Class AR and  Class AR-L
Certificates are set forth below:

(i)   Each  Person  who  has or  who  acquires  any  ownership  interest  in a
      Class AR or Class AR-L  Certificate shall be deemed by the acceptance or acquisition  of such  ownership  interest  to have agreed to be bound by the following  provisions and to have  irrevocably  authorized the Trust
      Administrator  or its designee  under clause  (iii)(A)  below to deliver payments to a Person other than such Person and to  negotiate  the terms of any  mandatory  sale under clause  (iii)(B)  below and to execute all instruments  of  transfer  and  to do  all  other  things  necessary  in connection  with any such sale. The rights of each Person  acquiring any
      ownership   interest  in  a  Class AR  or  Class AR-L   Certificate  are
      expressly subject to the following provisions:

(A)   Each Person  holding or acquiring any  ownership  interest in a Class AR
         or  Class AR-L   Certificate  shall  be  other  than  a  Disqualified
         Organization  and shall promptly  notify the Trust  Administrator  of any  change  or  impending  change  in its  status  as  other  than a
         Disqualified Organization.

(B)   In connection with any proposed transfer of any ownership  interest in a
         Class AR  or  Class AR-L  Certificate  to a U.S.  Person,  the  Trust
         Administrator  shall  require  delivery to it, and shall not register the  transfer  of a  Class AR  or  Class AR-L  Certificate  until its receipt of (1) an affidavit  and agreement (a  "Transferee  Affidavit and  Agreement"  attached  hereto  as  Exhibit N)  from the  proposed
         transferee,   in  form  and  substance   satisfactory  to  the  Trust
         Administrator,  representing and warranting, among other things, that it is not a non U.S.  Person,  that such  transferee  is other than a
         Disqualified  Organization,  that it is not  acquiring  its ownership interest in a Class AR or Class AR-L  Certificate that is the subject of the  proposed  Transfer  as a  nominee,  trustee  or agent for any
         Person who is not other than a  Disqualified  Organization,  that for so long  as it  retains  its  ownership  interest  in a  Class AR  or
         Class AR-L  Certificate,  it will  endeavor  to remain  other  than a
         Disqualified  Organization,  and that it has reviewed the  provisions of this  Section 6.02(g)  and  agrees to be bound by them,  and (2) a certificate,  attached  hereto as Exhibit O,  from the Holder wishing to  transfer  a  Class AR  or  Class AR-L  Certificate,  in form  and substance  satisfactory to the Trust Administrator,  representing and warranting,  among  other  things,  that no purpose  of the  proposed transfer  is to  allow  such  Holder  to  impede  the  assessment  or collection of tax.

(C)   Notwithstanding the delivery of a Transferee  Affidavit and Agreement by
         a  proposed   transferee   under  clause  (B)  above,  if  the  Trust
         Administrator  has actual  knowledge that the proposed  transferee is not  other  than  a  Disqualified  Organization,  no  transfer  of an ownership  interest in a Class AR or Class AR-L  Certificate  to such proposed transferee shall be effected.

(D)   Each Person  holding or acquiring any  ownership  interest in a Class AR or  Class AR-L  Certificate  agrees,  by  holding or  acquiring  such ownership interest,  to require a Transferee  Affidavit and Agreement from the other  Person to whom such Person  attempts to transfer  its ownership  interest  and  to  provide  a  certificate  to  the  Trust
         Administrator in the form attached hereto as Exhibit O.

(ii)  The Trust  Administrator  shall register the transfer of any Class AR or
      Class AR-L  Certificate  only if it shall have  received the  Transferee
      Affidavit and  Agreement,  a certificate of the Holder  requesting  such transfer in the form attached  hereto as Exhibit O and all of such other
      documents  as  shall  have  been   reasonably   required  by  the  Trust
      Administrator as a condition to such registration.

(iii) (A)   If any Disqualified Organization shall become a Holder of a
Class AR or Class AR-L Certificate, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class AR or Class AR-L
Certificate.  If any non U.S. Person shall become a Holder of a Class AR or
Class AR-L Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer to such non U.S. Person of such Class AR or Class AR-L Certificate.
If a transfer of a Class AR or Class AR-L Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E 1 or Section 1.860G
3, then the last preceding Holder that was other than a Disqualified
Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class AR or Class AR-L Certificate. The Trust
Administrator shall be under no liability to any Person for any registration of transfer of a Class AR or Class AR-L Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such
Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(B)   If any  purported  transferee  of a Class AR or  Class AR-L  Certificate shall  become a Holder of a Class AR  or  Class AR-L  Certificate  in
         violation  of the  restrictions  in this  Section 6.02(g)  and to the extent that the  retroactive  restoration of the rights of the Holder of such  Class AR or  Class AR-L  Certificate  as described in clause
         (iii)(A) above shall be invalid,  illegal or unenforceable,  then the
         Depositor  shall have the right,  without notice to the Holder or any prior  Holder of such  Class AR or  Class AR-L  Certificate,  to sell such Class AR or Class AR-L  Certificate  to a purchaser  selected by the  Depositor  on such  terms  as the  Depositor  may  choose.  Such purported  transferee  shall promptly  endorse and deliver a Class AR or Class AR-L  Certificate in accordance with the instructions of the
         Depositor.  Such  purchaser  may  be  the  Depositor  itself  or  any affiliate of the  Depositor.  The  proceeds of such sale,  net of the commissions (which may include  commissions  payable to the Depositor or its  affiliates),  expenses  and  taxes  due,  if  any,  shall  be remitted by the  Depositor to such  purported  transferee.  The terms and  conditions  of any sale  under  this  clause  (iii)(B)  shall be
         determined  in  the  sole  discretion  of  the  Depositor,   and  the
         Depositor  shall  not be  liable to any  Person  having an  ownership
         interest  or  a  purported   ownership  interest  in  a  Class AR  or
         Class AR-L   Certificate   as  a  result  of  its  exercise  of  such
         discretion.

(iv)  The  Master  Servicer  and  each  Servicer,   on  behalf  of  the  Trust
      Administrator,  shall make  available,  upon  written  request  from the
      Trust Administrator,  all information reasonably available to it that is necessary  to compute any tax imposed (A) as a result of the transfer of an ownership  interest in a Class AR or  Class AR-L  Certificate  to any
      Person who is not other than a Disqualified Organization,  including the information  regarding "excess inclusions" of such Residual  Certificate required  to be  provided to the  Internal  Revenue  Service and certain
      Persons as described in Treasury Regulation  Section 1.860D 1(b)(5), and
      (B) as a  result  of  any  regulated  investment  company,  real  estate investment  trust,  common  trust fund,  partnership,  trust,  estate or organizations  described in Section 1381 of the Code having as among its record  holders  at  any  time  any  Person  who  is  not  other  than a
      Disqualified  Organization.  Reasonable  compensation for providing such information  may be  required  by the  Master  Servicer  or the  related
      Servicer from such Person.

(v)   The  provisions  of  this   Section 6.02(g)  set  forth  prior  to  this
      Section (v)  may be modified,  added to or eliminated by the  Depositor,
      provided   that   there   shall  have  been   delivered   to  the  Trust
      Administrator the following:

(A)   written  notification  from each  Rating  Agency to the effect  that the modification,  addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then current  rating of the
         Certificates; and

(B)   a certificate  of the Depositor  stating that the Depositor has received an Opinion of  Counsel,  in form and  substance  satisfactory  to the
         Depositor,  to the  effect  that such  modification,  addition  to or elimination  of such  provisions  will not cause  the  Trust  Fund to cease to  qualify  as a REMIC and will not create a risk that (i) the
         Trust  Fund may be  subject  to an  entity  level  tax  caused by the transfer of a Class AR or  Class AR-L  Certificate  to a Person which
         is  not   other   than   a   Disqualified   Organization   or  (2)  a
         Certificateholder  or  another  Person  will  be  subject  to a REMIC related  tax  caused  by  the  transfer  of  applicable  Class AR  or
         Class AR-L  Certificate  to a  Person  which  is  not  other  than  a
         Disqualified Organization.

(vi)  The  following  legend  shall  appear  on each  Class AR  or  Class AR-L
      Certificate:

         ANY RESALE,  TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY
         BE MADE  ONLY  IF THE  PROPOSED  TRANSFEREE  PROVIDES  A  TRANSFER
         AFFIDAVIT TO THE  DEPOSITOR AND THE TRUST  ADMINISTRATOR  THAT (1)
         SUCH  TRANSFEREE  IS NOT (A)  THE  UNITED  STATES,  ANY  STATE  OR
         POLITICAL   SUBDIVISION  THEREOF,  ANY  FOREIGN  GOVERNMENT,   ANY
         INTERNATIONAL  ORGANIZATION,  OR ANY AGENCY OR  INSTRUMENTALITY OF
         ANY  OF  THE  FOREGOING,   (B)  ANY  ORGANIZATION  (OTHER  THAN  A
         COOPERATIVE  DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT
         FROM  THE  TAX  IMPOSED  BY  CHAPTER  1 OF THE  CODE  UNLESS  SUCH
         ORGANIZATION  IS SUBJECT TO THE TAX  IMPOSED BY SECTION 511 OF THE
         CODE, (C) ANY ORGANIZATION  DESCRIBED IN SECTION  1381(a)(2)(C) OF
         THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING  CLAUSES (A),
         (B),  OR (C)  BEING  HEREINAFTER  REFERRED  TO AS A  "DISQUALIFIED
         ORGANIZATION"),  OR (D) AN  AGENT OF A  DISQUALIFIED  ORGANIZATION
         AND (2) NO PURPOSE OF SUCH  TRANSFER  IS TO ENABLE THE  TRANSFEROR
         TO IMPEDE THE  ASSESSMENT OR  COLLECTION  OF TAX.  SUCH  AFFIDAVIT
         SHALL  INCLUDE  CERTAIN   REPRESENTATIONS   AS  TO  THE  FINANCIAL
         CONDITION  OF  THE  PROPOSED   TRANSFEREE.   NOTWITHSTANDING   THE
         REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER,  SALE OR
         OTHER DISPOSITION OF THIS [CLASS AR][CLASS AR-L]  CERTIFICATE TO A
         DISQUALIFIED   ORGANIZATION   OR  AN  AGENT   OF  A   DISQUALIFIED
         ORGANIZATION,  SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL
         FORCE OR EFFECT  WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO
         BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,  INCLUDING,  BUT
         NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS  CERTIFICATE.
         EACH   HOLDER  OF  THE   [CLASS AR][CLASS AR-L]   CERTIFICATE   BY
         ACCEPTANCE OF THIS  CERTIFICATE  SHALL BE DEEMED TO HAVE CONSENTED
         TO THE PROVISIONS OF THIS PARAGRAPH.

(h)   The Trust  Administrator  shall  have no  liability  to the  Trust  Fund
arising  from  a  transfer  of  any  such   Certificate  in  reliance  upon  a
certification,  ruling or Opinion of Counsel  described in this  Section 6.02;
provided,  however,  that the  Trust  Administrator  shall  not  register  the transfer of any Class AR or Class AR-L  Certificate if it has actual knowledge that the proposed  transferee does not meet the  qualifications of a permitted
Holder  of  a  Class AR  or  Class AR-L  Certificate  as  set  forth  in  this
Section 6.02.

SECTION 6.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

            If (a) any  mutilated  Certificate  is  surrendered  to the  Trust
Administrator,   or  the  Trust   Administrator   receives   evidence  to  its
satisfaction  of the  destruction,  loss or theft of any  Certificate  and (b)
there is delivered to each Servicer,  the Trustee and the Trust  Administrator such  security  or  indemnity  as may be required by them to save each of them harmless,  then,  in the  absence  of  notice  to the  Trustee  and the  Trust
Administrator  that  such  Certificate  has  been  acquired  by  a  bona  fide purchaser,  the Trust Administrator  shall execute,  authenticate and deliver, in exchange for or in lieu of any such  mutilated,  destroyed,  lost or stolen
Certificate,  a new  Certificate of like tenor and interest in the Trust Fund.
In  connection   with  the  issuance  of  any  new   Certificate   under  this
Section 6.03,  the  Trust  Administrator  may  require  the  payment  of a sum sufficient to cover any tax or other  governmental  charge that may be imposed in relation  thereto and any other  expenses  (including the fees and expenses of the Trust Administrator)  connected therewith.  Any replacement Certificate
issued  pursuant  to  this   Section 6.03   shall   constitute   complete  and
indefeasible  evidence  of  ownership  in the  Trust  Fund,  as if  originally issued,  whether or not the lost,  stolen or  destroyed  Certificate  shall be found at any time.

SECTION 6.04.     Persons Deemed Owners.

            Prior to due  presentation  of a Certificate  for  registration of transfer, each Servicer, the Trust Administrator,  and any agent of the Master
Servicer  or any  Servicer,  the Trust  Administrator  may treat the person in whose name any Certificate is registered as the owner of such  Certificate for the purpose of receiving  distributions  as provided in this Agreement and for all  other  purposes  whatsoever,  and  none  of the  Master  Servicer  or the
Servicers, the Trust Administrator,  nor any agent of the Master Servicer or a
Servicer  or the Trust  Administrator  shall be  affected by any notice to the contrary.

SECTION 6.05.     Access to List of Certificateholders' Names and Addresses.

(a)   If three or more  Certificateholders  (i)  request in  writing  from the
Trust  Administrator a list of the names and addresses of  Certificateholders,
(ii)  state  that such  Certificateholders  desire to  communicate  with other
Certificateholders  with respect to their rights under this Agreement or under the  Certificates  and (iii)  provide a copy of the  communication  which such
Certificateholders  propose to transmit,  then the Trust Administrator  shall, within ten  Business  Days  after the  receipt of such  request,  afford  such
Certificateholders  access during normal  business  hours to a current list of
the  Certificateholders.   The  expense  of  providing  any  such  information
requested  by a  Certificateholder  shall be  borne by the  Certificateholders requesting such information and shall not be borne by the Trust  Administrator
or  the  Trustee.  Every   Certificateholder,   by  receiving  and  holding  a
Certificate,  agrees that the Trustee and the Trust Administrator shall not be held  accountable  by reason of the  disclosure of any such  information as to the list of the  Certificateholders  hereunder,  regardless of the source from which such information was derived.

(b)   The  Master  Servicer  and each  Servicer,  so long as it is a  servicer hereunder,  DLJMC and the Depositor  shall have unlimited  access to a list of the  names  and  addresses  of the  Certificateholders  which  list  shall  be provided by the Trust Administrator promptly upon request.

SECTION 6.06.     Maintenance of Office or Agency.

            The Trust  Administrator  will  maintain or cause to be maintained at its  expense  an office or offices or agency or  agencies  in  Minneapolis,
Minnesota where  Certificates  may be surrendered for registration of transfer or exchange and where  notices and demands to or upon the Trust  Administrator in respect of the  Certificates  and this  Agreement may be served.  The Trust
Administrator  initially  designates its Corporate  Trust Office as its office for such purpose.  The Trust  Administrator will give prompt written notice to the  Certificateholders  of any change in the  location  of any such office or agency.

SECTION 6.07.     Book Entry Certificates.

            Notwithstanding the foregoing, the Book-Entry  Certificates,  upon original  issuance,  shall be  issued  in the form of one or more  typewritten
Certificates  representing  the  Book-Entry  Certificates,  to be delivered to
DTC, the initial  Clearing  Agency,  by, or on behalf of, the  Depositor.  The
Book-Entry  Certificates  shall  initially be  registered  on the  Certificate
Register  in the  name of Cede & Co.,  the  nominee  of  DTC,  as the  initial
Clearing  Agency,   and  no  Beneficial   Holder  will  receive  a  definitive
certificate   representing   such   Beneficial   Holder's   interest   in  the
Certificates,   except  as   provided  in   Section 6.09.   Unless  and  until
definitive,  fully registered  Certificates  ("Definitive  Certificates") have been issued to the Beneficial Holders pursuant to Section 6.09:

(a)   the  provisions of this  Section 6.07  shall be in full force and effect with respect to the Book-Entry Certificates;

(b)   the  Depositor  and the Trust  Administrator  may deal with the Clearing
Agency  for  all  purposes  with  respect  to  the   Book-Entry   Certificates
(including  the  making of  distributions  on such  Certificates)  as the sole
Holder of such Certificates;

(c)   to the extent that the  provisions  of this  Section 6.07  conflict with any other  provisions of this Agreement,  the provisions of this  Section 6.07 shall control; and

(d)   the  rights of the  Beneficial  Holders of the  Book-Entry  Certificates
shall be exercised only through the Clearing Agency and the  Participants  and shall be limited  to those  established  by law and  agreements  between  such
Beneficial  Holders and the Clearing Agency and/or the Participants.  Pursuant
to the Depository  Agreement,  unless and until  Definitive  Certificates  are issued  pursuant  to  Section 6.09,  the  initial  Clearing  Agency  will make
book-entry   transfers  among  the   Participants  and  receive  and  transmit
distributions   of   principal   and   interest  on  the  related   Book-Entry
Certificates to such Participants.

            For  purposes of any  provision  of this  Agreement  requiring  or permitting  actions with the consent of, or at the  direction  of,  Holders of
the  Book-Entry   Certificates   evidencing  a  specified  percentage  of  the
aggregate  unpaid  principal  amount of such  Certificates,  such direction or consent may be given by the Clearing  Agency at the  direction  of  Beneficial
Holders  owning such  Certificates  evidencing  the  requisite  percentage  of
principal  amount  of  such   Certificates.   The  Clearing  Agency  may  take
conflicting actions with respect to the Book-Entry  Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

SECTION 6.08.     Notices to Clearing Agency.

            Whenever  notice  or  other   communication   to  the  Holders  of
Book-Entry  Certificates  is required under this  Agreement,  unless and until
Definitive    Certificates   shall   have   been   issued   to   the   related
Certificateholders  pursuant to Section 6.09,  the Trust  Administrator  shall give all such  notices  and  communications  specified  herein  to be given to
Holders of the  Book-Entry  Certificates  to the  Clearing  Agency which shall
give  such  notices  and   communications  to  the  related   Participants  in
accordance with its applicable rules, regulations and procedures.

SECTION 6.09.     Definitive Certificates.

            If (a) the Depositor  advises the Trust  Administrator  in writing that the Clearing  Agency is no longer  willing or able to properly  discharge its  responsibilities  under the  Depository  Agreement  with  respect  to the
Certificates and the Trust  Administrator or the Depositor is unable to locate a qualified successor,  (b) the Depositor,  with the consent of the applicable
Participants,  advises the Trust  Administrator  in writing  that it elects to terminate the book-entry  system with respect to the  Book-Entry  Certificates through  the  Clearing  Agency  or (c)  after  the  occurrence  of an Event of
Default,  Holders of Book-Entry  Certificates evidencing not less than 66-2/3%
of the  aggregate  Class  Principal  Balance  of the  Book-Entry  Certificates
advise  the  Trust  Administrator  in  writing  that  the  continuation  of  a book-entry system with respect to the such  Certificates  through the Clearing
Agency is no longer in the best interests of the Holders of such  Certificates with respect to the Book-Entry  Certificates  and the applicable  Participants
consent,   the  Trust   Administrator   shall   notify  all  Holders  of  such
Certificates  of the  occurrence  of any such  event and the  availability  of
Definitive  Certificates.  Upon surrender to the Trust  Administrator  of such
Certificates by the Clearing Agency,  accompanied by registration instructions from the  Clearing  Agency for  registration,  the Trust  Administrator  shall authenticate  and deliver the Definitive  Certificates.  Neither the Depositor nor the Trust  Administrator shall be liable for any delay in delivery of such instructions and may  conclusively  rely on, and shall be protected in relying on, such  instructions.  Upon the  issuance  of  Definitive  Certificates  all references  herein  to  obligations  imposed  upon or to be  performed  by the
Clearing  Agency shall be deemed to be imposed upon and performed by the Trust
Administrator,  to the  extent  applicable  with  respect  to such  Definitive
Certificates,  and the Trust  Administrator  shall  recognize  the  Holders of
Definitive Certificates as Certificateholders hereunder.

                                ARTICLE VII

                    THE DEPOSITOR, THE SELLER, THE MASTER
               SERVICER, THE SERVICERS AND THE SPECIAL SERVICER

SECTION 7.01.     Liabilities of the Seller, the Depositor, the Master
                              Servicer, the Back-Up Servicer, the Servicers
                              and the Special Servicer.

            The  Depositor,  the  Seller,  the Master  Servicer,  the  Back-Up
Servicer,  each Servicer and the Special  Servicer  shall be liable under this
Agreement to any other party to this  Agreement,  including  the  liability of each  Servicer,  other  than  WMMSC,  to the  Master  Servicer  in  accordance herewith only to the extent of the obligations  specifically  and respectively imposed upon and undertaken by them herein.

SECTION 7.02.     Merger or Consolidation of the Seller, the Depositor, the
                              Back-Up Servicer, the Master Servicer, the
                              Servicers or the Special Servicer.

            Subject to the immediately  succeeding  paragraph,  the Depositor, the Seller, the Master Servicer,  the Back-Up Servicer,  each Servicer and the
Special  Servicer  will each do or cause to be done all  things  necessary  to preserve  and  keep in  full  force  and  effect  its  existence,  rights  and franchises  (charter  and  statutory)  and will each obtain and  preserve  its qualification to do business as a foreign  corporation in each jurisdiction in which such  qualification is or shall be necessary to protect the validity and enforceability of this Agreement,  or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any  Person  into  which the  Depositor,  the  Seller,  the Master
Servicer,  the Back-Up  Servicer,  any Servicer or the Special Servicer may be
merged  or   consolidated,   or  any  Person  resulting  from  any  merger  or
consolidation to which the Depositor,  the Seller,  the Master  Servicer,  the
Back-Up  Servicer,  any Servicer or the Special  Servicer shall be a party, or any Person  succeeding  to the  business of the  Depositor,  the  Seller,  the
Back-Up  Servicer or any Servicer,  shall be the  successor of the  Depositor, the  Seller,  the  Back-Up  Servicer  or such  Servicer,  as the  case may be, hereunder,  without the execution or filing of any paper or any further act on the  part  of any of the  parties  hereto,  anything  herein  to the  contrary notwithstanding;  provided,  however,  that (i)  except in  connection  with a transfer of servicing  pursuant to  Section 7.04(c)  hereof,  the successor or surviving  Person to the  Master  Servicer,  the  Back-Up  Servicer,  any such
Servicer  (other than WMMSC) or the Special  Servicer  shall be  qualified  to sell mortgage  loans to, and to service  mortgage  loans on behalf of, FNMA or
FHLMC and (ii) the  successor  or  surviving  Person to WMMSC shall have a net
worth  of  at  least   $15,000,000,   unless  each  of  the  Rating   Agencies
acknowledge,  at the expense of the  successor or  surviving  person to WMMSC, that its  rating  of the  Certificates  in  effect  immediately  prior to such assignment  will not be qualified or reduced as a result of such  successor or surviving Person to WMMSC not having a net worth of at least $15,000,000.

            Notwithstanding   anything  else  in  this   Section 7.02   or  in
Section 7.04  hereof to the  contrary,  the Master  Servicer or a Servicer may assign  its  rights  and  delegate  its  duties  and  obligations  under  this
Agreement;  provided, however, that the Master Servicer or such Servicer gives the  Depositor,  the  Trustee  and  the  Trust  Administrator  notice  of such assignment;  and provided further, (a) except in connection with a transfer of
servicing  pursuant  to  Section 7.04(c)   hereof,   that  such  purchaser  or
transferee  accepting such  assignment and delegation  shall be an institution that is a FNMA and FHLMC approved  seller/servicer in good standing, which has a net worth of at least  $15,000,000,  and which is  willing  to  service  the
Mortgage Loans and (b) such  purchaser or transferee  executes and delivers to the Depositor,  the Trustee and the Trust Administrator an agreement accepting such  delegation and  assignment,  which contains an assumption by such Person of the rights, powers, duties,  responsibilities,  obligations and liabilities of the Master  Servicer,  the  Back-Up  Servicer or such  Servicer,  with like effect  as if  originally  named as a party to this  Agreement;  and  provided
further,   except  in  respect  of  any  transfer  of  servicing  pursuant  to
Section 7.04(c)  hereof, that each of the Rating Agencies acknowledge that its rating of the  Certificates  in effect  immediately  prior to such  assignment will  not  be  qualified  or  reduced  as a  result  of  such  assignment  and delegation.  In the case of any such  assignment  and  delegation,  the Master
Servicer,  the Back-Up  Servicer or such  Servicer  shall be released from its obligations under this Agreement  (except as provided above),  except that the
Master Servicer,  Back-Up Servicer or the related Servicer shall remain liable for all  liabilities and  obligations  incurred by it as the Master  Servicer,
Back-Up  Servicer  or  Servicer  hereunder  prior to the  satisfaction  of the conditions  to such  assignment  and  delegation  set  forth in the  preceding sentence.

SECTION 7.03.     Limitation on Liability of the Seller, the Depositor, the
                              Master Servicer, the Back-Up Servicer, the
                              Servicers, the Special Servicer and Others.

            None of the Depositor,  the Master Servicer, the Back-Up Servicer,
any Servicer,  the Seller,  the Special  Servicer,  nor any of the  directors, officers,  employees  or agents of the  Depositor,  the Master  Servicer,  the
Back-Up  Servicer,  any Servicer,  the Seller or the Special Servicer shall be under any  liability  to the  Certificateholders  for any action  taken or for refraining  from the  taking of any  action  in good  faith  pursuant  to this
Agreement, or for errors in judgment;  provided,  however, that this provision shall not protect the Depositor,  the Master Servicer,  the Back-Up  Servicer,
any  Servicer,  the  Seller or the  Special  Servicer  against  any  breach of representations or warranties made by it herein or protect the Depositor,  the
Master  Servicer,  the  Back-Up  Servicer,  any  Servicer,  the  Seller or the
Special  Servicer or any such  director,  officer,  employee or agent from any liability which would otherwise be imposed by reasons of willful  misfeasance, bad faith or gross  negligence  in the  performance  of duties or by reason of reckless  disregard of obligations and duties  hereunder.  The Depositor,  the
Master  Servicer,  the  Back-Up  Servicer,  any  Servicer,  the Seller and the
Special  Servicer  and  any  director,  officer,  employee  or  agent  of  the
Depositor,  the Master  Servicer,  the Back-Up  Servicer,  any  Servicer,  the
Seller or the Special  Servicer  may rely in good faith on any document of any kind prima facie properly  executed and submitted by any Person respecting any matters arising  hereunder.  The Depositor,  the Master Servicer,  the Back-Up
Servicer,  any Servicer, the Seller and the Special Servicer and any director, officer,  employee or agent of the Depositor, the Master Servicer, the Back-Up
Servicer,   any  Servicer,  the  Seller  or  the  Special  Servicer  shall  be indemnified  by the Trust Fund and held harmless  against any loss,  liability or expense  incurred  in  connection  with any legal  action  relating to this
Agreement  or the  Certificates,  other  than any loss,  liability  or expense incurred by reason of willful  misfeasance,  bad faith or gross  negligence in the  performance  of duties  hereunder  or by reason of reckless  disregard of
obligations  and  duties  hereunder.   None  of  the  Depositor,   the  Master
Servicer,  the  Back-Up  Servicer,  any  Servicer,  the Seller or the  Special
Servicer shall be under any  obligation to appear in,  prosecute or defend any legal action that is not incidental to their  respective  duties hereunder and which in its opinion may  involve it in any  expense or  liability;  provided, however, that the Depositor,  the Master Servicer,  the Back-Up Servicer,  any
Servicer,  the Seller or the Special Servicer may in its discretion  undertake any such action that it may deem  necessary  or  desirable  in respect of this
Agreement  and the rights and duties of the parties  hereto and  interests  of the Trustee,  the Trust  Administrator and the  Certificateholders  hereunder;
provided,  however,  that in the event the related Servicer (other than WMMSC)
agrees,  at the request of the  Seller,  to act on behalf of the Seller in any dispute  or  litigation  that  is not  incidental  to such  Servicer's  duties hereunder and that relates to the  origination  of a Mortgage Loan, the Seller shall pay all  expenses  associated  with the  management  and defense of such claim.  Anything in this  Agreement  to the  contrary  notwithstanding,  in no event shall the Master  Servicer,  the Back-Up  Servicer,  any Servicer or the
Special  Servicer be liable for  special,  indirect or  consequential  loss or damage of any kind  whatsoever  (including  but not limited to lost  profits), even if the Master  Servicer,  the Back-Up  Servicer,  the related Servicer or the  Special  Servicer  has been  advised  of the  likelihood  of such loss or damage and regardless of the form of action.

SECTION 7.04.     Master Servicer and Servicer Not to Resign; Transfer of
                              Servicing.

(a)   Neither  the Master  Servicer  nor any  Servicer  shall  resign from the obligations  and duties hereby imposed on it except (i) upon  appointment of a successor  master  servicer or  successor  servicer and receipt by the Trustee and the Trust  Administrator  of a letter from each Rating  Agency that such a resignation and appointment  will not result in a downgrading of the rating of any of the  Certificates  related to the applicable  Mortgage  Loans,  or (ii)
upon  determination  that its duties hereunder are no longer permissible under applicable  law.  Any such  determination  under  clause (ii)  permitting  the resignation  of the Master  Servicer or a Servicer  shall be  evidenced  by an
Opinion of Counsel  to such  effect  delivered  to the  Trustee  and the Trust
Administrator.   No  such   resignation   shall  become  effective  until  the
successor master servicer or successor  servicer shall have assumed the Master
Servicer  or  such  Servicer's,  as  applicable,   responsibilities,   duties,
liabilities and obligations hereunder in accordance with Section 8.02 hereof.

(b)   Notwithstanding the foregoing,  at DLJMC's request, so long as it is the owner of the  related  servicing  rights,  the  Master  Servicer  or SPS shall resign,  upon the selection and appointment of a successor  master servicer or servicer,  as applicable;  provided that DLJMC delivers to the Trustee and the
Trust   Administrator  the  letter  required  in  Section   7.04(a)(i)  above.
Notwithstanding  the  foregoing,  in the event  that the  Master  Servicer  is appointed  as the  successor  servicer  to SPS,  the  requirements  of Section
7.04(a)(i)  shall  be  waived.  In  connection  with  the  foregoing,   unless
otherwise  directed by DLJMC in writing on or prior to January 1, 2005,  DLJMC hereby  directs SPS to resign as Servicer  hereunder  and  appoints the Master
Servicer to service the SPS Serviced Mortgage Loans,  effective as of February
1, 2005. In connection with its  resignation,  SPS hereby agrees to deliver to the Master  Servicer on the date of its  resignation a schedule  setting forth all of the SPS  Mortgage  Loans as of such date.  The Master  Servicer  agrees that,  as of  February 1, 2005,  it will  service  the SPS  Serviced  Mortgage
Loans,  and that such loans shall  constitute  Wells Fargo  Serviced  Mortgage
Loans,  in  accordance  with  the  terms  of  this  Agreement.  If the  Master
Servicer resigns pursuant to this Section 7.04(b),  DLJMC shall pay the Master
Servicer an amount  equal to the product of (a) the Stated  Principal  Balance of all of the Mortgage  Loans then  outstanding  and (b) 0.02%.  In connection with any  resignation  of SPS pursuant to this Section  7.04(b),  DLJ Mortgage
Capital,  Inc.  may  designate  one or  more  Servicers  (which  may be  SPS's successor servicer) to act as the Terminating Entity under this Agreement.

(c)   Notwithstanding  anything to the contrary in this  Agreement,  servicing with respect to all or a portion of the Eligible  Servicing Transfer Loans may be  transferred  to WMMSC  under this  Agreement  upon  written  notice  being delivered to the Trustee,  the Master Servicer,  the Depositor,  DLJMC and the
Trust  Administrator.  Any transfer of servicing with respect to such Eligible
Servicing   Transfer   Loans  shall  not  require  the  letter  set  forth  in
Section 7.04(a)(i)  above or any consent  from the  Certificateholders  or any other party  hereto.  Upon the transfer of servicing to WMMSC,  such  Mortgage
Loans shall be serviced in  accordance  with the  procedures  WMMSC employs in servicing Mortgage Loans serviced by it under this Agreement.

(d)   Notwithstanding the foregoing,  if the Trust Administrator shall for any reason no longer be Trust  Administrator  hereunder,  at DLJMC's request,  the
Master  Servicer  shall  resign,  upon  the  selection  and  appointment  of a successor  master  servicer;  provided that DLJMC  delivers to the Trustee and the Trust Administrator the letter required in Section 7.04(a)(i) above.

(e)   Notwithstanding the foregoing,  at DLJMC's request, the Special Servicer shall  resign,  upon the  selection  and  appointment  of a successor  special servicer by DLJMC;  provided that DLJMC  delivers to the Trustee and the Trust
Administrator the letter required in Section 7.04(a)(i) above.
SECTION 7.05.     Master Servicer, Seller and Servicers May Own Certificates.

            Each of the Master Servicer,  the Seller, the Special Servicer and
each Servicer in its  individual or any other capacity may become the owner or pledgee of  Certificates  with the same rights as it would have if it were not the Master Servicer, the Seller, the Special Servicer or a Servicer.

SECTION 7.06.     Termination of Duties of the Back-Up Servicer.

            The rights and  obligations  of the  Back-Up  Servicer  under this
Agreement  shall  terminate  upon the  earlier of (i) the  appointment  of the
Back-Up Servicer (or its affiliate) as successor  Servicer to SPS and (ii) the termination of Wells Fargo as Back-Up  Servicer by the Seller.  The Seller may
remove Wells Fargo as Back-Up Servicer at any time.

                                ARTICLE VIII

                                   DEFAULT

SECTION 8.01.     Events of Default.

            "Event of Default,"  wherever  used  herein,  and as to the Master
Servicer or any  Servicer,  means any one of the  following  events  (whatever reason  for such  Event of  Default  and  whether  it  shall be  voluntary  or involuntary  or be effected by operation  of law or pursuant to any  judgment, decree  or  order  of any  court  or any  order,  rule  or  regulation  of any administrative or governmental body):

(a)   any  failure  by the  Master  Servicer  or a  Servicer  to  remit to the
Certificateholders  or to the Trust  Administrator  any payment  other than an
Advance  required to be made by the Master Servicer or such Servicer under the terms of this Agreement,  which failure shall continue unremedied for a period of (i) with  respect to the  Master  Servicer  or a Servicer  other than Wells
Fargo,  one Business  Day and (ii) with  respect to Wells Fargo,  two Business
Days,  after the date upon which  written  notice of such  failure  shall have been given to the Master Servicer or such Servicer by the Trust  Administrator or the  Depositor  or to the Master  Servicer or the related  Servicer and the
Trust  Administrator  by the Holders of Certificates  having not less than 25%
of the Voting Rights evidenced by the Certificates; or

(b)   any  failure by the Master  Servicer or a Servicer to observe or perform in any material  respect any other of the  covenants or agreements on the part of the Master  Servicer or a Servicer  contained in this Agreement  (except as set forth in (c) and (g) below)  which  failure  (i)  materially  affects  the rights of the  Certificateholders  and (ii) shall  continue  unremedied  for a period of 60 days  after  the date on which  written  notice  of such  failure shall have been given to the Master  Servicer  or such  Servicer  by the Trust
Administrator  or the Depositor,  or to the Master  Servicer or a Servicer and
the Trust  Administrator  by the Holders of  Certificates  evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(c)   if a  representation  or warranty set forth in Section 2.03  hereof made solely in its capacity as the Master  Servicer or a Servicer shall prove to be materially  incorrect as of the time made in any respect that  materially  and adversely affects interests of the  Certificateholders,  and the circumstances or  condition  in  respect  of  which  such  representation  or  warranty  was incorrect  shall not have been  eliminated  or cured  within 90 days after the date on which  written  notice  thereof  shall  have been  given to the Master
Servicer or the  related  Servicer  and the Seller by the Trust  Administrator
for the benefit of the Certificateholders or by the Depositor; or

(d)   a decree or order of a court or agency or supervisory  authority  having jurisdiction  in the premises for the appointment of a conservator or receiver or liquidator in any insolvency,  readjustment of debt,  marshalling of assets and liabilities or similar  proceedings,  or for the winding-up or liquidation of its  affairs,  shall have been  entered  against  the Master  Servicer or a
Servicer  and such decree or order shall have  remained in force  undischarged or unstayed for a period of 60 days; or

(e)   the Master  Servicer or a Servicer shall consent to the appointment of a conservator  or receiver or  liquidator  in any  insolvency,  readjustment  of debt,  marshalling  of assets and  liabilities  or similar  proceedings  of or relating to the Master Servicer or such Servicer or all or  substantially  all of the property of the Master Servicer or such Servicer; or

(f)   the Master  Servicer or a Servicer  shall admit in writing its inability to pay its  debts  generally  as they  become  due,  file a  petition  to take advantage of, or commence a voluntary case under,  any  applicable  insolvency or  reorganization  statute,  make  an  assignment  for  the  benefit  of  its creditors, or voluntarily suspend payment of its obligations; or

(g)   any failure of the Master  Servicer or a Servicer to make any Advance in the manner and at the time required to be made from its own funds  pursuant to
Section 5.01  of this  Agreement and after receipt of written  notice from the
Trust  Administrator of such failure,  which failure continues  unremedied (i)
with  respect to the Master  Servicer or a Servicer,  other than Wells  Fargo, after 2 p.m.,  New York City time, on the Business Day  immediately  following the Master Servicer's or such Servicer's  receipt of such notice and (ii) with respect to Wells  Fargo,  on the second  Business  Day  immediately  following
Wells Fargo's receipt of such notice; or

(h)   notwithstanding  anything to the  contrary in  Section 8.01(b)  and with respect to SPS,  (i) (A) any failure by SPS to comply  with  Section 13.01(a), which  failure  shall  continue  unremedied  for a period of 30 days after the date on which  written  notice of such failure shall have been given to SPS by the Master Servicer and (B) the Master  Servicer shall have delivered  written notice to the Trust  Administrator  and  Depositor  that such  failure has not been  remedied  after  such 30 day  period,  or (ii) the Master  Servicer  has concluded in a written report to the Trust Administrator,  based solely on the reports  required to be  delivered  to the Master  Servicer by SPS pursuant to
Section 13.01(a),  either (1) that SPS is not servicing the SPS Mortgage Loans in  accordance  with Accepted  Servicing  Practices or (2) that SPS has failed the Loss and Delinquency Test; or

(i)   with  respect to SPS and after the Closing  Date,  (1) any  reduction or withdrawal of the ratings of SPS as a servicer of subprime  mortgage  loans by one or more of the Rating  Agencies  that  maintains a servicer  rating system and a Rating on the  Certificates to "below average" or below,  except for any downgrade  by Fitch to "below  average"  or below  within  nine  months of the
Cut-off Date, it being  understood that the existence of any such rating as of the Closing  Date shall not  constitute  an Event of Default  hereunder or (2)
any  reduction  or  withdrawal  of the  Ratings  of any Class of  Certificates attributable  solely to SPS or the servicing of the SPS Mortgage  Loans by SPS or (3) any  placement  by a Rating  Agency  of any  Class of  Certificates  on
credit  watch with  negative  implications  attributable  solely to SPS or the servicing of the SPS Mortgage Loans by SPS; or

(j)   (a) either (i) the  servicer  rankings or ratings for a Servicer,  other than  WMMSC and SPS,  are  downgraded  two or more  levels  below the level in effect on the Closing  Date by one or more of the Rating  Agencies  rating the
Certificates  or (ii) the servicer  rankings or ratings for a Servicer,  other than WMMSC and SPS, are  downgraded to "below  average"  status by one or more of the Rating Agencies  rating the  Certificates or (b) one or more classes of the  Certificates  are  downgraded or placed on negative watch due in whole or in part to the  performance  or servicing of a Servicer,  other than WMMSC and
SPS; or

(k)   (a) either  the  master  servicer  rankings  or  ratings  for the Master
Servicer  are  downgraded  two or more levels below the level in effect on the
Closing date by one or more of the Rating Agencies rating the  Certificates or
(ii) the Master  Servicer  rankings  or ratings for the Master  Servicer,  are downgraded  to "below  average"  status by one or more of the Rating  Agencies rating the  Certificates  or (b) one or more classes of the  Certificates  are downgraded  or  placed  on  negative  watch  due in  whole  or in  part to the performance or master servicing of the Master Servicer; or

(l)   any  failure  by an  applicable  Servicer  to (a)  remit  payment  of an
Assigned  Prepayment  Premium to the Collection  Account or (b) remit funds in the  amount  equal to an  Assigned  Prepayment  Premium  which the  applicable
Servicer  has failed to  collect,  in each case as  required  pursuant to this
Agreement,  which failure  continues  unremedied  for a period of one Business
Day after the date upon which written  notice of such  failure,  requiring the same to be  remedied,  shall  have  been  given to the  Servicer  by the Trust
Administrator, the Master Servicer, the Trustee or the Depositor.

            If an Event of  Default  due to the  actions  or  inaction  of the
Master  Servicer  or a Servicer  described  in clauses (a) through (f) of this
Section shall  occur,  then,  and in each and every such case, so long as such
Event of Default  shall not have been  remedied,  (i) the Trust  Administrator shall  at  the  direction  of  the  Trustee  or the  Holders  of  Certificates
evidencing  not  less  than  25%  of  the  Voting  Rights   evidenced  by  the
Certificates,  by notice in writing to the Master  Servicer  or such  Servicer
(with  a copy  to the  Rating  Agencies),  terminate  all  of the  rights  and obligations  of the Master  Servicer  or such  Servicer  under this  Agreement
(other  than rights to  reimbursement  for  Advances  and  Servicing  Advances previously  made, as provided in  Section 3.08)  and (ii) the Master  Servicer may,  if such  Event  of  Default  is due to the  actions  or  inactions  of a
Servicer,  other than  WMMSC,  by notice in writing to such  Servicer  (with a copy to the Rating  Agencies),  terminate all of the rights and obligations of such Servicer under this  Agreement  (other than rights to  reimbursement  for
Advances and Servicing Advances previously made, as provided in Section 3.08).

            If an Event of Default  described in clause (g) shall  occur,  (i)
if the Master  Servicer has failed to make any Advance,  the Trustee,  (ii) if
WMMSC has failed to make any Advance,  the Trust  Administrator,  and (iii) if any  Servicer,  other than WMMSC,  has failed to make any Advance,  the Master
Servicer,  shall prior to the next  Distribution  Date,  immediately make such
Advance and terminate  the rights and  obligations  of the Master  Servicer or applicable  Servicer,  as applicable,  hereunder and succeed to the rights and obligations of the Master Servicer or such Servicer, as applicable,  hereunder pursuant to  Section 8.02,  including the  obligation to make Advances on such succeeding  Distribution  Date  pursuant  to the  terms  hereof.  No  Event of
Default  with  respect to the Master  Servicer or a Servicer  shall affect the rights or duties of any other  Servicer or  constitute  an Event of Default as to any other Servicer.

            If an Event of Default  set forth in clause  (h)(ii)  above  shall occur,  the Trust  Administrator  shall  furnish  the  Certificateholders  the
Master Servicer's written report as to SPS' servicing  performance in the next
monthly   statement   to    Certificateholders    distributed    pursuant   to
Section 4.05.  If an Event of  Default  set forth in  clause  (h) or (i) shall occur, the Trust  Administrator  or the Depositor  (after  consulting with the
Trust   Administrator),   may,  or  at  the  direction  of  Certificateholders
evidencing  not less than 51% or more of the Voting  Rights  evidenced  by the
Certificates,  the  Trust  Administrator  shall,  by  written  notice  to  the
Servicer (with a copy to each Rating Agency),  terminate all of the rights and obligations  of SPS as  Servicer  under  this  Agreement.  With  respect to an
Event  of  Default  set  forth  in  clauses  (h) or (i)  above  and  upon  any termination  of  SPS  as  Servicer  pursuant  to  this  paragraph,  DLJMC,  in
accordance  with   Section 7.04(b),   shall  appoint  a  successor   servicer,
irrespective of DLJMC's ownership of the related  servicing  rights.  Any such servicing  transfer as a result of an Event of Default set forth in clause (h)
or (i) shall be accomplished in 60 days from the date the Trust  Administrator delivers the Master Servicer's report to  Certificateholders  or from the date
SPS received such notice of termination.

            If an Event of Default  described in clause (h) or (i)(3)  occurs,
DLJMC  shall  reimburse  SPS  for  all  unreimbursed  Advances  and  Servicing
Advances  made  by  SPS  on the  date  the  servicing  is  transferred  to the successor  servicer  hereunder and DLJMC shall be entitled to reimbursement by the  successor  servicer of any such amounts as and to the extent such amounts are received by the successor servicer under the terms of this Agreement.

            If an  Event  of  Default  described  in  clause  (i),  (j) or (l)
occurs,  the Master  Servicer or the Back-Up  Servicer  solely with respect to clause  (i),  shall at the  direction  of DLJMC,  by notice in writing to such
Servicer,  other than WMMSC,  terminate all of the rights and  obligations  of such Servicer,  other than WMMSC,  under this Agreement  (other than rights to
reimbursement  for  Advances  and  Servicing  Advances   previously  made,  as
provided in Section 3.08)  and shall appoint as successor  Servicer the entity selected by DLJMC in accordance with Section 8.02;  provided DLJMC shall first furnish to the Master  Servicer  or the Back-Up  Servicer,  as  applicable,  a letter from each Rating Agency that the  appointment  of such  successor  will not result in a downgrading of the rating of any of the Certificates.

            If an Event  of  Default  described  in  clause  (k)  occurs,  the
Trustee  shall at the  direction of DLJMC,  by notice in writing to the Master
Servicer,  terminate all of the rights and  obligations of the Master Servicer under  this  Agreement  (other  than  rights  to  reimbursement  for  Advances previously made, as provided in  Section 3.08)  and shall appoint as successor
Master Servicer the entity selected by DLJMC in accordance with  Section 8.02;
provided  DLJMC shall  first  furnish to the Trustee a letter from each Rating
Agency  that  the   appointment  of  such  successor  will  not  result  in  a downgrading of the rating of any of the Certificates.

            No Event of Default with respect to the Servicer  shall affect the rights or duties of the Master  Servicer or  constitute an Event of Default as to the Master Servicer.

SECTION 8.02.     Master Servicer or Trust Administrator to Act; Appointment
                              of Successor.

            On and after the time the Master  Servicer or a Servicer  receives a notice of termination  pursuant to Section 8.01  hereof or resigns  pursuant to Section 7.04 hereof,  subject to the provisions of Section 3.04 hereof, the
Trustee (in the case of the Master Servicer),  the Trust Administrator (in the
case of  WMMSC),  the  Back-Up  Servicer  (in the case of SPS),  or the Master
Servicer (in the case of a Servicer other than WMMSC),  shall be the successor in all respects to the Master  Servicer or such Servicer,  as  applicable,  in its  capacity  as  servicer  under  this  Agreement  and with  respect  to the transactions  set forth or provided for herein and shall be subject to all the responsibilities,  duties  and  liabilities  relating  thereto  placed  on the
Master Servicer or such Servicer,  as applicable,  by the terms and provisions hereof;  provided  that the  Trustee,  the  Trust  Administrator,  the  Master
Servicer or the Back-Up Servicer,  as applicable,  shall not be deemed to have made any  representation  or  warranty  as to any  Mortgage  Loan  made by the
Master  Servicer  or any  Servicer,  as  applicable,  and shall not effect any repurchases or substitutions of any Mortgage Loan;  provided further,  that it is  understood  and  acknowledged  by the parties  hereto that there will be a full period of  transition  (not to exceed ninety (90) days) before the actual servicing  functions of any Servicer can be fully  transferred  to Wells Fargo
as  successor  Servicer;   provided  further,   that  during  such  period  of
transition  Wells Fargo,  as successor  Servicer,  shall  continue to make all
required   Compensating   Interest  Payments  and  Advances.  As  compensation
therefor,  the Trustee, the Trust  Administrator,  the Back-Up Servicer or the
Master  Servicer,  as  applicable,  shall be entitled to all funds relating to the  Mortgage  Loans  that  the  Master  Servicer  or  related  Servicer  (the
"Replaced  Servicer")  would  have been  entitled  to  charge  to the  related
Collection  Account if the Replaced  Servicer had  continued to act  hereunder
(except that the  Replaced  Servicer  shall retain the right to be  reimbursed for advances (including, without limitation,  Advances and Servicing Advances)
theretofore  made by the Replaced  Servicer  with respect to which it would be entitled to be  reimbursed as provided in  Section 3.08  if it had not been so terminated or resigned).  Notwithstanding the foregoing,  if the Trustee,  the
Trust  Administrator,   the  Back-Up  Servicer  or  the  Master  Servicer,  as
applicable,  has become the  successor to a Replaced  Servicer,  in accordance with this  Section 8.02,  the Trustee,  the Trust  Administrator,  the Back-Up
Servicer or the Master Servicer, as applicable,  may, if it shall be unwilling to so act, or shall, if it is unable to so act,  appoint,  or petition a court of competent  jurisdiction to appoint, any established mortgage loan servicing institution,  the  appointment  of which  does not  adversely  affect the then current rating of the  Certificates,  as the successor to the Master Servicer,
the  Back-Up  Servicer  or  a  Servicer,  as  applicable,   hereunder  in  the
assumption of all or any part of the  responsibilities,  duties or liabilities of the Master Servicer,  the Back-Up Servicer or such Servicer, as applicable, provided that such successor to the Master  Servicer,  the Back-Up Servicer or
the  Servicer,   as  applicable,   shall  not  be  deemed  to  have  made  any
representation  or  warranty  as to any  Mortgage  Loan  made  by  the  Master
Servicer or the related  Servicer,  as  applicable.  Pending  appointment of a successor  to the Master  Servicer,  the Back-Up  Servicer  or a Servicer,  as
applicable,  hereunder,  the Trustee,  the Trust  Administrator  or the Master
Servicer,  as  applicable,  unless  such  party is  prohibited  by law from so acting,  shall act in such capacity as provided  herein.  In  connection  with such appointment and assumption,  the Trustee,  the Trust  Administrator,  the
Master  Servicer  or the  Back-Up  Servicer,  as  applicable,  may  make  such arrangements  for  the  compensation  of such  successor  out of  payments  on
Mortgage Loans as it and such successor shall agree;  provided,  however, that no such  compensation  shall  be in  excess  of that  permitted  the  Replaced
Servicer,  hereunder.  The  Trustee,  the Trust  Administrator  or the  Master
Servicer,   as  applicable,   and  such  successor  shall  take  such  action,
consistent with this  Agreement,  as shall be necessary to effectuate any such
succession.  None  of  the  Trustee,  the  Trust  Administrator,   the  Master
Servicer  nor any other  successor  servicer  shall be deemed to be in default hereunder  by reason of any  failure  to make,  or any  delay in  making,  any distribution  hereunder  or any  portion  thereof  caused by the  failure of a
Replaced Servicer to deliver, or any delay in delivering,  cash,  documents or records to it.

            A  Replaced  Servicer  that  has  been  terminated  shall,  at the request of the Trustee,  the Trust  Administrator,  the Master Servicer or the
Back-Up Servicer, as applicable,  but at the expense of such Replaced Servicer deliver to the  assuming  party all  documents  and  records  relating  to the applicable  Mortgage Loans and an accounting of amounts  collected and held by it and otherwise  use  commercially  reasonable  efforts to effect the orderly and  efficient  transfer and  assignment  of such  servicing,  but only to the extent of the Mortgage  Loans  serviced  thereunder,  to the  assuming  party.
Notwithstanding  anything to the contrary contained herein, the termination of a Servicer under this Agreement shall not extend to any  Sub-Servicer  meeting the  requirements  of  Section 3.02(a)  and  otherwise  servicing  the related
Mortgage Loans in accordance with the servicing provisions of this Agreement.

            The Master Servicer,  the Back-Up Servicer and each Servicer shall cooperate  with the  Trustee  and the Trust  Administrator  and any  successor
servicer   in   effecting   the   termination   of   a   Replaced   Servicer's
responsibilities  and rights  hereunder,  including  without  limitation,  the transfer to such successor for  administration by it of all cash amounts which shall at the time be credited by such  Servicer to the  applicable  Collection
Account or thereafter received with respect to the Mortgage Loans.

            None  of the  Trustee,  the  Trust  Administrator  nor  any  other successor  servicer  shall be deemed to be in default  hereunder  by reason of any failure to make,  or any delay in making,  any  distribution  hereunder or any  portion  thereof  caused by (a) the failure of the Master  Servicer,  the
Back-Up  Servicer or any Servicer to (i) deliver,  or any delay in delivering, cash,  documents  or  records to it, or  (ii) cooperate  as  required  by this
Agreement,  or (b)  restrictions  imposed by any regulatory  authority  having jurisdiction  over the Master  Servicer,  the Back-Up  Servicer or the related
Servicer.

            Any  successor to a Servicer as servicer  shall during the term of its  service as servicer  maintain  in force the policy or policies  that such
Servicer is required to maintain pursuant to Section 3.09(b) hereof.

            If a  Servicer  that has been  terminated  fails to pay all  costs related  to the  transition  of  servicing  to  the  successor  Servicer,  the successor  Servicer shall be entitled to  reimbursement  of those amounts from the Trust.

            In connection  with the  termination  or resignation of a Servicer
hereunder,   either  (i)  the   successor   Servicer,   including   the  Trust
Administrator  or  Master  Servicer  if either  of such  parties  is acting as successor  Servicer or Back-Up  Servicer,  shall represent and warrant that it or an  affiliate  is a member  of MERS in good  standing  and  shall  agree to comply in all  material  respects  with the rules  and  procedures  of MERS in connection  with  the  servicing  of  the  related  Mortgage  Loans  that  are registered  with MERS,  or (ii) the Replaced  Servicer,  at its sole  expense, shall  cooperate  with the  successor  Servicer  either (x) in causing MERS to execute and deliver an Assignment  of Mortgage in recordable  form to transfer the  Mortgage  from MERS to the Trustee and to execute and deliver  such other notices,  documents and other  instruments as may be necessary or desirable to effect a transfer of such  Mortgage Loan or servicing of such Mortgage Loan on the  MERS®  System  to  the  successor  Servicer  or (y) in  causing  MERS  to designate on the MERS® System the  successor  Servicer as the servicer of such
Mortgage  Loan (at the cost  and  expense  of the  successor  Servicer  to the extent such costs relate to the qualification of such successor  Servicer as a member of MERS,  otherwise at the cost and expense of the Replaced  Servicer).
The Replaced  Servicer shall file or cause to be filed any such  assignment in the  appropriate  recording  office.  The successor  Servicer shall cause such assignment  to be  delivered  to the  Trustee  promptly  upon  receipt  of the original with evidence of recording  thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 8.03.     Notification to Certificateholders.

(a)   Upon  any  termination  or  appointment  of a  successor  to the  Master
Servicer or any Servicer,  the Trust  Administrator  shall give prompt written notice thereof to the Seller and the  Certificateholders  at their  respective addresses  appearing in the Certificate  Register and to the Rating  Agencies,
or, as  applicable,  the Master  Servicer  shall give  prompt  written  notice thereof to the Trust Administrator.

(b)   Within two Business  Days after the  occurrence of any Event of Default, the  Trust  Administrator  shall  transmit  by  mail  to the  Seller  and  all
Certificateholders,  and the  Rating  Agencies  notice of each  such  Event of
Default  hereunder  known to the Trust  Administrator,  unless  such  Event of
Default shall have been cured or waived.

SECTION 8.04.     Waiver of Events of Default.

            The  Holders  representing  at least 66% of the  Voting  Rights of
Certificates  affected  by a default or Event of Default  hereunder  may waive any  default or Event of  Default;  provided,  however,  that (a) a default or
Event of Default under clause (g) of Section 8.01  may be waived,  only by all of the Holders of  Certificates  affected by such  default or Event of Default and (b) no waiver  pursuant to this  Section 8.04  shall affect the Holders of
Certificates  in the manner set forth in  Section 12.01(b)(i),  (ii) or (iii).
Upon  any  such  waiver  of a  default  or Event  of  Default  by the  Holders representing  the  requisite  percentage  of  Voting  Rights  of  Certificates affected  by such  default  or  Event of  Default,  such  default  or Event of
Default  shall  cease to exist and  shall be  deemed  to have  been  cured and remedied  for every  purpose  hereunder.  No such waiver  shall  extend to any subsequent  or  other  default  or  Event  of  Default  or  impair  any  right consequent thereon except to the extent expressly so waived.

                                 ARTICLE IX

                            CONCERNING THE TRUSTEE

SECTION 9.01.     Duties of Trustee.

            The Trustee,  prior to the  occurrence  of an Event of Default and after the curing or waiver of all Events of  Default  that may have  occurred, undertakes  with  respect to the Trust Fund to  perform  such  duties and only such  duties  as are  specifically  set  forth in this  Agreement.  In case an
Event of Default of which a  Responsible  Officer  of the  Trustee  shall have actual knowledge has occurred and remains uncured,  the Trustee shall exercise such of the  rights  and powers  vested in it by this  Agreement,  and use the same degree of care and skill in their  exercise,  as a prudent  person  would exercise or use under the  circumstances  in the conduct of such  person's own affairs.  Any  permissive  right of the  Trustee  set forth in this  Agreement shall not be construed as a duty.

            The  Trustee,  upon  receipt  of  all  resolutions,  certificates,
statements,   opinions,   reports,  documents,  orders  or  other  instruments
furnished  to the  Trustee  that are  specifically  required  to be  furnished pursuant to any  provision of this  Agreement  shall examine them to determine whether  they  conform to the  requirements  of this  Agreement.  The  Trustee shall have no duty to  recompute,  recalculate  or verify the  accuracy of any resolution,  certificate, statement, opinion, report, document, order or other instrument  so furnished to the Trustee.  If any such  instrument is found not to conform in any material respect to the requirements of this Agreement,  the
Trustee shall notify the  Certificateholders  of such  instrument in the event that the  Trustee,  after so  requesting,  does not  receive a  satisfactorily corrected instrument.

            No provision of this  Agreement  shall be construed to relieve the
Trustee  from  liability  for  its own  negligent  action,  its own  negligent failure to act or its own  misconduct,  its  negligent  failure to perform its obligations in compliance  with this  Agreement,  or any liability which would be  imposed  by reason of its  willful  misfeasance  or bad  faith;  provided, however, that:

(a)   prior to the  occurrence  of an Event of Default of which a  Responsible
Officer of the Trustee  shall have actual  knowledge,  and after the curing or of all such  Events  of  Default  that  may  have  occurred,  the  duties  and obligations  of  the  Trustee  shall  be  determined  solely  by  the  express provisions  of this  Agreement,  the Trustee  shall not be  personally  liable except for the performance of such duties and obligations as are  specifically set forth in this  Agreement,  no implied  covenants or  obligations  shall be read into this Agreement  against the Trustee and the Trustee may conclusively rely, as to the truth of the  statements  and the  correctness of the opinions expressed therein,  upon any certificates or opinions furnished to the Trustee and  conforming  to the  requirements  of this  Agreement  which it reasonably believed  in good faith to be genuine  and to have been duly  executed  by the proper authorities respecting any matters arising hereunder;

(b)   the  Trustee  shall not be  personally  liable for an error of  judgment made in good faith by a  Responsible  Officer or  Responsible  Officers of the
Trustee,  unless the Trustee was negligent in  ascertaining  or  investigating the pertinent facts;

(c)   the Trustee  shall not be  personally  liable with respect to any action taken,  suffered or omitted to be taken by it in good faith in accordance with this  Agreement  at the  direction of the Holders of  Certificates  evidencing greater than 50% of the Voting Rights  allocated to each Class of Certificates relating to the time,  method and place of conducting  any  proceeding for any remedy  available to the Trustee,  or exercising any trust or power  conferred upon the Trustee, under this Agreement;

(d)   no provision of this  Agreement  shall  require the Trustee to expend or risk  its  own  funds  or  otherwise  incur  any  financial  liability  in the performance  of any of its duties  hereunder  or in the exercise of any of its rights  or powers if it shall  have  reasonable  grounds  for  believing  that repayment of such funds or adequate  indemnity  against such risk or liability is not reasonably assured to it; and

(e)   the Trustee shall have no responsibility  for any act or omission of the
Trust  Administrator  or  LaSalle,  it being  understood  and agreed  that the
Trustee,  Trust Administrator and LaSalle are independent  contractors and not agents, partners or joint venturers.

            The Trustee shall not be deemed to have  knowledge of any Event of
Default or event which,  with notice or lapse of time,  or both,  would become an Event of Default,  unless a  Responsible  Officer of the Trustee shall have
received  written  notice  thereof  from  a  Servicer,   the  Depositor  or  a
Certificateholder,  or a Responsible  Officer of the Trustee has actual notice thereof,  and in the absence of such notice no provision  hereof requiring the taking of any action or the assumption of any duties or  responsibility by the
Trustee  following the occurrence of any Event of Default or event which, with notice or lapse of time or both,  would  become an Event of Default,  shall be effective as to the Trustee.

            The  Trustee  shall  have no duty  hereunder  with  respect to any complaint,  claim,  demand,  notice or other  document it may receive or which may be alleged to have been  delivered  to or served upon it by the parties as a consequence  of the  assignment of any Mortgage  Loan  hereunder;  provided, however,  that the Trustee  shall use its best  efforts to remit to the Master
Servicer or the related  Servicer upon receipt of any such  complaint,  claim, demand,  notice or other  document  (i) which is  delivered  to the  Corporate
Trust Office of the Trustee,  (ii) of which a  Responsible  Officer has actual knowledge,  and  (iii) which  contains  information  sufficient  to permit the
Trustee to make a determination  that the real property to which such document relates is a Mortgaged Property.

SECTION 9.02.     Certain Matters Affecting the Trustee.

(a)   Except as otherwise provided in Section 9.01:

(i)   the Trustee may request and rely upon and shall be  protected  in acting or refraining  from acting upon any resolution,  Officer's  Certificate, certificate of auditors,  Servicing  Officers or any other  certificate,
      statement,   instrument,  opinion,  report,  notice,  request,  consent, order,  appraisal,  bond or other paper or document believed by it to be genuine  and to have been  signed or  presented  by the proper  party or parties;

(ii)  the Trustee may consult with counsel,  financial advisors or accountants and any advice of such  Persons or any Opinion of Counsel  shall be full and  complete  authorization  and  protection  in  respect of any action taken or  suffered  or  omitted  by it  hereunder  in good  faith and in accordance with such advice or Opinion of Counsel;

(iii) the Trustee  shall be under no  obligation to exercise any of the trusts or powers  vested in it by this  Agreement or to  institute,  conduct or defend any  litigation  hereunder or in relation  hereto at the request, order or  direction  of any of the  Certificateholders  pursuant  to the provisions of this Agreement,  unless such Certificateholders shall have offered to the  Trustee  reasonable  security or  indemnity  against the costs,  expenses  and  liabilities  which  may be  incurred  therein  or thereby;  nothing contained herein shall,  however,  relieve the Trustee of the  obligation,  upon the occurrence of an Event of Default of which a Responsible  Officer of the Trustee shall have actual knowledge (which has not been  cured or  waived),  to  exercise  such of the  rights  and powers  vested in it by this  Agreement,  and to use the same  degree of care and skill in their  exercise as a prudent  person would exercise or use under the circumstances in the conduct of such person's own affairs;

(iv)  the  Trustee  shall  not be  personally  liable  for any  action  taken, suffered  or  omitted  by it in  good  faith  and  believed  by it to be authorized or within the  discretion or rights or powers  conferred upon it by this Agreement;

(v)   prior to the  occurrence of an Event of Default  hereunder and after the curing or waiver of all Events of Default  that may have  occurred,  the
      Trustee shall not be bound to make any  investigation  into the facts or matters stated in any resolution,  certificate,  statement,  instrument, opinion,  report, notice,  request,  consent,  order, approval,  bond or other  paper  or  document,  unless  requested  in  writing  so to do by
      Holders  of  Certificates  evidencing  greater  than  50% of the  Voting
      Rights allocated to each Class of Certificates;  provided, however, that if the  payment  within a  reasonable  time to the Trustee of the costs, expenses  or  liabilities  likely to be  incurred by it in the making of such  investigation  is, in the opinion of the Trustee,  not  reasonably assured to the  Trustee by the  security  afforded to it by the terms of this Agreement,  the Trustee may require  reasonable  indemnity  against such expense or liability as a condition to taking any such action;  the reasonable expense of every such investigation  shall be paid (A) by the
      Master  Servicer  or by the  applicable  Servicer in the event that such investigation  relates to an Event of Default by the Master  Servicer or by such  Servicer,  respectively,  if an Event of  Default by the Master
      Servicer or by such Servicer shall have occurred and is continuing,  and
      (B) otherwise by the Certificateholders requesting the investigation;

(vi)  the  Trustee  may  execute  any of the  trusts  or powers  hereunder  or perform any duties  hereunder either directly or by or through agents or attorneys and the Trustee shall not be  responsible  for any  misconduct or negligence on the part of any such agent or attorney  appointed  with due care;

(vii) the Trustee  shall not be required to expend its own funds or  otherwise incur any financial  liability in the  performance  of any of its duties hereunder  if it  shall  have  reasonable  grounds  for  believing  that repayment of such funds or adequate  indemnity against such liability is not assured to it;

(viii)      the Trustee shall not be liable for any loss on any  investment of funds pursuant to this Agreement; and

(ix)  the right of the Trustee to perform any  discretionary act enumerated in this  Agreement  shall not be construed as a duty, and the Trustee shall not be answerable  for other than its  negligence or willful  misconduct in the performance of such act.

(b)   All  rights  of  action  under  this  Agreement  or  under  any  of  the
Certificates,  enforceable  by the Trustee,  may be enforced by it without the possession of any of the Certificates,  or the production thereof at the trial or other proceeding relating thereto,  and any such suit, action or proceeding instituted  by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 9.03.     Trustee Not Liable for Certificates or Mortgage Loans.

            The recitals  contained herein shall be taken as the statements of the  Depositor or the Master  Servicer or a Servicer,  as the case may be, and the  Trustee  assumes no  responsibility  for their  correctness.  The Trustee makes no  representations as to the validity or sufficiency of this Agreement, the  Certificates  or of any Mortgage  Loan or related  document or of MERS or the  MERS®  System.  The  Trustee  shall  not be  accountable  for  the use or application  by  the  Depositor,  the  Seller,  the  Master  Servicer  or  any
Servicers  of any funds paid to the  Depositor  or the Master  Servicer or any
Servicer in respect of the Mortgage  Loans or  deposited in or withdrawn  from the Certificate  Account by the Depositor,  the Seller, the Master Servicer or
the  Servicers.  The  Trustee  shall not be  responsible  for the  legality or
validity  of  this  Agreement  or  the  validity,   priority,   perfection  or
sufficiency  of the  security  for the  Certificates  issued or intended to be issued  hereunder.  The Trustee  shall have no  responsibility  for filing any financing or  continuation  statement  in any public  office at any time or to otherwise  perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 9.04.     Trustee May Own Certificates.

            The Trustee in its  individual  or any other  capacity  may become the owner or pledgee of Certificates and may transact  business with the other parties  hereto and with their  Affiliates,  with the same  rights as it would have if it were not the Trustee.

SECTION 9.05.     Trustee's Fees and Expenses.

            The Trustee shall be  compensated  by the Trust  Administrator  as separately  agreed. The Trustee and any director,  officer,  employee or agent of the  Trustee  shall be  indemnified  by DLJMC  and held  harmless  (up to a maximum  of  $150,000)  against  any loss,  liability  or  expense  (including reasonable  attorney's  fees and expenses) (i) incurred in connection with any claim or legal action  relating to (a) this Agreement,  (b) the  Certificates, or (c) the performance of any of the Trustee's  duties  hereunder,  other than any loss,  liability or expense incurred by reason of willful misconduct,  bad faith  or  negligence  in the  performance  of any  of  the  Trustee's  duties hereunder  or  incurred  by reason of any action of the  Trustee  taken at the direction of the  Certificateholders  and (ii) resulting from any error in any tax or  information  return  prepared  by the Master  Servicer  or a Servicer.
Such  indemnity  shall  survive  the  termination  of  this  Agreement  or the resignation  or  removal  of  the  Trustee  hereunder.  Without  limiting  the foregoing,  the  Depositor  covenants and agrees,  except as otherwise  agreed upon in  writing by the  Depositor  and the  Trustee,  and except for any such expense,  disbursement or advance as may arise from the Trustee's  negligence, bad faith or willful  misconduct,  to pay or reimburse  the  Trustee,  for all reasonable  expenses,  disbursements  and  advances  incurred  or  made by the
Trustee  in  accordance  with any of the  provisions  of this  Agreement  with
respect  to:  (A)  the   reasonable   compensation   and  the   expenses   and
disbursements  of its counsel not associated  with the closing of the issuance
of  the   Certificates,   (B)  the  reasonable   compensation,   expenses  and
disbursements  of any accountant,  engineer or appraiser that is not regularly employed  by the  Trustee,  to the extent  that the  Trustee  must engage such persons to perform acts or services  hereunder  and (C) printing and engraving expenses in connection with preparing any Definitive  Certificates.  Except as otherwise  provided  herein,  the Trustee  shall not be entitled to payment or reimbursement  for any routine ongoing expenses incurred by the Trustee in the ordinary  course  of  its  duties  as  Trustee  hereunder  or  for  any  other expenses.  Anything in this Agreement to the contrary  notwithstanding,  in no event shall the Trustee be liable for special,  indirect or consequential loss or damage of any kind whatsoever  (including but not limited to lost profits), even if the Trustee has been advised of the  likelihood of such loss or damage and regardless of the form of action.

SECTION 9.06.     Eligibility Requirements for Trustee.

            The  Trustee  hereunder  shall at all  times be a  corporation  or association  organized and doing  business  under the laws of any state or the
United  States of America,  authorized  under such laws to exercise  corporate trust powers,  having ratings on its long term debt obligations at the time of such  appointment  in at least  the  third  highest  rating  category  by both
Moody's  and S&P or such  lower  ratings  as will not cause  Moody's or S&P to lower their then current ratings of the Class A  Certificates  (other than the
Class 5-X and Residual  Certificates),  having a combined  capital and surplus of at least  $50,000,000  and subject to supervision or examination by federal or state authority.  If such corporation or association  publishes  reports of condition at least  annually,  pursuant to law or to the  requirements  of the aforesaid  supervising or examining  authority,  then for the purposes of this
Section 9.06   the  combined  capital  and  surplus  of  such  corporation  or association  shall be deemed to be its  combined  capital  and  surplus as set forth in its most recent  report of  condition  so  published.  In case at any time the Trustee shall cease to be eligible in accordance  with the provisions of this  Section 9.06,  the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

SECTION 9.07.     Resignation and Removal of Trustee.

            The  Trustee  may at any time  resign and be  discharged  from the trusts  hereby  created by (a) giving  written  notice of  resignation  to the
Depositor,  DLJMC, the Trust Administrator,  the Master Servicer,  the Special
Servicer  and the  Servicers  and by mailing  notice of  resignation  by first class mail,  postage  prepaid,  to the  Certificateholders  at their addresses appearing on the Certificate  Register,  and to the Rating Agencies,  not less than 60 days  before  the date  specified  in such  notice  when,  subject  to
Section 9.08,  such  resignation  is to take effect,  and (b)  acceptance by a successor trustee in accordance with Section 9.08  meeting the  qualifications set forth in Section 9.06.

            If  at  any  time  the  Trustee  shall  cease  to be  eligible  in accordance  with the  provisions  of  Section 9.06  hereof  and shall  fail to resign after written request  thereto by the Depositor,  or if at any time the
Trustee shall become  incapable of acting,  or shall be adjudged a bankrupt or insolvent,  or a  receiver  of  the  Trustee  or  of  its  property  shall  be appointed,  or any public  officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation,  conservation or  liquidation  or  if  the  Trustee  breaches  any  of  its  obligations  or representations  hereunder,  then the  Depositor  may remove the  Trustee  and appoint a successor trustee by written instrument,  in duplicate,  one copy of which  instrument  shall  be  delivered  to the  Trustee  and one  copy to the successor  trustee.  The  Trustee  may  also  be  removed  at any  time by the
Holders of  Certificates  evidencing  not less than 50% of the  Voting  Rights evidenced  by the  Certificates.  Notice of any  removal  of the  Trustee  and acceptance  of  appointment  by the  successor  trustee  shall be given to the
Rating Agencies by the Depositor.

            If no  successor  trustee  shall have been so  appointed  and have accepted  appointment  within  30 days  after  the  giving  of such  notice of resignation or receipt of a notice of removal,  the resigning  Trustee may, at the Trust Fund's  expense,  petition any court of competent  jurisdiction  for the appointment of a successor trustee.

            Any  resignation  or removal of the Trustee and  appointment  of a successor  trustee  pursuant  to any of the  provisions  of this  Section 9.07 shall  become  effective  upon  acceptance  of  appointment  by the  successor trustee as provided in Section 9.08 hereof.

SECTION 9.08.     Successor Trustee.

            Any  successor  trustee  appointed  as  provided  in  Section 9.07 hereof shall  execute,  acknowledge  and deliver to the  Depositor  and to its predecessor  trustee an instrument  accepting such  appointment  hereunder and thereupon the resignation or removal of the  predecessor  trustee shall become effective  and such  successor  trustee,  without  any  further  act,  deed or conveyance,  shall become fully vested with all the rights, powers, duties and obligations  of  its  predecessor  hereunder,  with  the  like  effect  as  if originally  named as  trustee  herein.  The  Depositor,  upon  receipt  of all amounts  due it  hereunder,  and the  predecessor  trustee  shall  execute and deliver  such  instruments  and do such  other  things  as may  reasonably  be required for more fully and certainly  vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept  appointment as provided in this
Section 9.08  unless at the time of such  acceptance  such  successor  trustee shall  be  eligible  under  the  provisions  of  Section 9.06  hereof  and its acceptance  shall  not  adversely  affect  the  then  current  rating  of  the
Certificates.

            Upon acceptance of appointment by a successor  trustee as provided in this  Section 9.08,  the Depositor  shall mail notice of the  succession of such trustee  hereunder to all Holders of  Certificates  at their addresses as shown  in the  Certificate  Register.  If the  Depositor  fails  to mail  such notice  within ten days  after  acceptance  of  appointment  by the  successor trustee,  the  successor  trustee  shall cause such notice to be mailed at the expense of the Depositor.

SECTION 9.09.     Merger or Consolidation of Trustee.

            Any Person into which the Trustee  may be merged or  converted  or with which it may be  consolidated  or any Person  resulting  from any merger, conversion  or  consolidation  to which the Trustee  shall be a party,  or any
Person  succeeding  to the business of the Trustee,  shall be the successor of the Trustee  hereunder,  provided that such Person shall be eligible under the provisions  of  Section 9.06  hereof  without the  execution  or filing of any paper  or  further  act on the  part of any of the  parties  hereto,  anything herein to the contrary notwithstanding.

SECTION 9.10.     Appointment of Co-Trustee or Separate Trustee.

            Notwithstanding  any other  provisions of this  Agreement,  at any time, for the purpose of meeting any legal  requirements  of any  jurisdiction in which any part of the Trust Fund or property  securing  any  Mortgage  Note may at the  time be  located,  the  Master  Servicer  and the  Trustee  acting jointly shall have the power and shall execute and deliver all  instruments to appoint one or more Persons  approved by the Trustee to act as  co-trustee  or co-trustees  jointly  with  the  Trustee,  or  separate  trustee  or  separate trustees,  of all or any part of the Trust Fund, and to vest in such Person or
Persons,   in  such   capacity   and  for  the   benefit  of  the   applicable
Certificateholders,  such title to the Trust Fund, or any part  thereof,  and, subject to the other  provisions of this  Section 9.10,  such powers,  duties, obligations,  rights and trusts as the Master  Servicer  and the  Trustee  may consider  necessary  or  desirable.  If the  Master  Servicer  shall  not have joined in such  appointment  within  fifteen days after the receipt by it of a request to do so, or in the case an Event of Default  shall have  occurred and
be  continuing,   the  Trustee  alone  shall  have  the  power  to  make  such appointment.  No co-trustee or separate  trustee  hereunder  shall be required to meet the terms of  eligibility  as a successor  trustee under  Section 9.06 and no notice to  Certificateholders  of the  appointment of any co-trustee or separate trustee shall be required under Section 9.08.

            Every  separate  trustee  and  co-trustee  shall,  to  the  extent permitted by law, be  appointed  and act subject to the  following  provisions and conditions:

(a)   all rights,  powers,  duties and  obligations  conferred or imposed upon the Trustee,  except for any obligation of the Trustee under this Agreement to advance  funds on  behalf  of the  Master  Servicer  or a  Servicer,  shall be conferred or imposed  upon and  exercised or performed by the Trustee and such separate  trustee  or  co-trustee  jointly  (it  being  understood  that  such separate  trustee or co-trustee is not  authorized to act  separately  without the Trustee  joining in such act),  except to the extent that under any law of any  jurisdiction  in which any  particular act or acts are to be performed by the  Trustee  (whether  as Trustee  hereunder  or as  successor  to the Master
Servicer or a Servicer),  the Trustee shall be  incompetent  or unqualified to perform  such act or acts,  in which  event such  rights,  powers,  duties and obligations  (including  the holding of title to the Trust Fund or any portion thereof in any such  jurisdiction)  shall be exercised and performed singly by such  separate  trustee  or  co-trustee,  but solely at the  direction  of the
Trustee;

(b)   no trustee  hereunder shall be held  personally  liable by reason of any act or omission of any other trustee hereunder; and

(c)   the Master  Servicer  and the  Trustee  acting  jointly  may at any time accept the resignation of or remove any separate trustee or co-trustee.

            Any notice,  request or other  writing  given to the Trustee shall be  deemed  to have  been  given to each of the  then  separate  trustees  and co-trustees,  as  effectively  as if given to each of them.  Every  instrument appointing  any separate  trustee or co-trustee  shall refer to this Agreement and the conditions of this Article IX. Each separate  trustee and  co-trustee, upon its acceptance of the trusts conferred,  shall be vested with the estates or property  specified in its instrument of  appointment,  either jointly with the  Trustee or  separately,  as may be provided  therein,  subject to all the provisions of this Agreement,  specifically  including every provision of this
Agreement  relating  to  the  conduct  of,  affecting  the  liability  of,  or affording  protection to, the Trustee.  Every such  instrument  shall be filed with the  Trustee  and a copy  thereof  given to the  Master  Servicer  or the
Servicers and the Depositor.

            Any separate  trustee or co-trustee  may, at any time,  constitute the Trustee its agent or attorney-in-fact,  with full power and authority,  to the extent not  prohibited by law, to do any lawful act under or in respect of this  Agreement on its behalf and in its name. The Trust  Administrator  shall not be  responsible  for all action or  inaction  of any  separate  trustee or co-trustee.  If any separate trustee or co-trustee shall die, become incapable of acting,  resign or be  removed,  all of its  estates,  properties,  rights, remedies and trusts  shall vest in and be  exercised  by the  Trustee,  to the extent  permitted  by  law,  without  the  appointment  of a new or  successor trustee.

SECTION 9.11.     Office of the Trustee.

            The office of the Trustee  for  purposes of receipt of notices and demands is the Corporate Trust Office.

ARTICLE X

                      CONCERNING THE TRUST ADMINISTRATOR

SECTION 10.01.    Duties of Trust Administrator.

            The Trust  Administrator,  prior to the  occurrence of an Event of
Default of which a Responsible  Officer of the Trust  Administrator shall have actual  knowledge and after the curing or waiver of all Events of Default that may have occurred,  undertakes  with respect to the Trust Fund to perform such duties and only such duties as are  specifically  set forth in this Agreement.
In case an Event  of  Default  of which a  Responsible  Officer  of the  Trust
Administrator  shall have actual  knowledge has occurred and remains  uncured, the Trust  Administrator  shall  exercise such of the rights and powers vested in it by this  Agreement,  and use the same  degree of care and skill in their exercise,  as a prudent person would  exercise or use under the  circumstances in the conduct of such  person's  own  affairs.  Any  permissive  right of the
Trust  Administrator  set forth in this Agreement  shall not be construed as a duty.

            The  Trust   Administrator,   upon  receipt  of  all  resolutions,
certificates,  statements,  opinions,  reports,  documents,  orders  or  other instruments  furnished  to  the  Trust  Administrator  that  are  specifically required to be furnished  pursuant to any  provision of this  Agreement  shall examine them to determine  whether  they conform to the  requirements  of this
Agreement.   The  Trust   Administrator  shall  have  no  duty  to  recompute,
recalculate or verify the accuracy of any resolution,  certificate, statement, opinion,  report,  document,  order or other  instrument  so  furnished to the
Trust  Administrator.  If any such  instrument  is found not to conform in any
material   respect  to  the   requirements  of  this   Agreement,   the  Trust
Administrator  shall notify the  Certificateholders  of such instrument in the event that the Trust  Administrator,  after so requesting,  does not receive a satisfactorily corrected instrument.

            No provision of this  Agreement  shall be construed to relieve the
Trust  Administrator  from  liability  for its own negligent  action,  its own negligent  failure  to act or its own  misconduct,  its  negligent  failure to perform its obligations in compliance  with this  Agreement,  or any liability which  would be imposed  by reason of its  willful  misfeasance  or bad faith;
provided, however, that:

(a)   prior to the  occurrence  of an Event of Default of which a  Responsible
Officer of the Trust Administrator shall have actual knowledge,  and after the curing or of all such  Events of Default  that may have  occurred,  the duties and obligations of the Trust  Administrator  shall be determined solely by the express  provisions of this Agreement,  the Trust  Administrator  shall not be personally  liable except for the  performance of such duties and  obligations as are  specifically  set forth in this  Agreement,  no implied  covenants  or obligations shall be read into this Agreement against the Trust  Administrator and the Trust  Administrator  may  conclusively  rely,  as to the truth of the statements and the  correctness of the opinions  expressed  therein,  upon any certificates or opinions  furnished to the Trust  Administrator and conforming to the  requirements  of this Agreement  which it reasonably  believed in good faith to be genuine and to have been duly  executed by the proper  authorities respecting any matters arising hereunder;

(b)   the Trust  Administrator  shall not be personally liable for an error of judgment made in good faith by a Responsible  Officer or Responsible  Officers of the Trust  Administrator,  unless the Trust  Administrator was negligent in ascertaining or investigating the pertinent facts;

(c)   the Trust  Administrator  shall not be personally liable with respect to any  action  taken,  suffered  or  omitted  to be taken by it in good faith in accordance  with  this  Agreement  or at  the  direction  of  the  Holders  of
Certificates  evidencing  greater than 50% of the Voting  Rights  allocated to each  Class  of  Certificates  relating  to the  time,  method  and  place  of
conducting   any   proceeding   for  any   remedy   available   to  the  Trust
Administrator,  or  exercising  any  trust or power  conferred  upon the Trust
Administrator, under this Agreement; and

(d)   no provision of this Agreement shall require the Trust  Administrator to expend or risk its own funds or  otherwise  incur any  financial  liability in the  performance  of any of its duties  hereunder or in the exercise of any of its rights or powers if it shall have  reasonable  grounds for believing  that repayment of such funds or adequate  indemnity  against such risk or liability is not reasonably assured to it.

            The  Trust  Administrator  shall  have no  duty  (A) to see to any recording,  filing or depositing of this  Agreement or any agreement  referred to herein or any financing  statement or continuation  statement  evidencing a security interest, or to see to the maintenance of any such recording,  filing or depositing or to any rerecording,  refiling or redepositing of any thereof,
(B) to see to any insurance,  or (C) to see to the payment or discharge of any tax,  assessment or other  governmental  charge or any lien or  encumbrance of any kind owing with respect to,  assessed or levied  against,  any part of the
Trust Fund other than from funds available in the Certificate Account.

            Except  with  respect to an Event of Default  described  in clause
(a) of  Section 8.01,  the  Trust  Administrator  shall  not be deemed to have knowledge  of any Event of Default  or event  which,  with  notice or lapse of time, or both, would become an Event of Default,  unless a Responsible Officer of the Trust  Administrator  shall have received  written  notice thereof from the Master Servicer or a Servicer, the Depositor,  or a Certificateholder,  or
a Responsible  Officer of the Trust  Administrator  has actual notice thereof, and in the absence of such notice no provision  hereof requiring the taking of any  action or the  assumption  of any duties or  responsibility  by the Trust
Administrator  following  the  occurrence  of any  Event of  Default  or event which,  with  notice  or  lapse  of time or  both,  would  become  an Event of
Default, shall be effective as to the Trust Administrator.

            The Trust  Administrator shall have no duty hereunder with respect to any complaint,  claim,  demand,  notice or other document it may receive or which may be  alleged  to have  been  delivered  to or  served  upon it by the parties as a consequence  of the  assignment  of any Mortgage Loan  hereunder;
provided,  however, that the Trust Administrator shall use its best efforts to remit  to the  Master  Servicer  or the  Servicer  upon  receipt  of any  such complaint,  claim, demand,  notice or other document (i) which is delivered to the  Corporate  Trust  Office  of the  Trust  Administrator,  (ii) of  which a
Responsible   Officer  has  actual   knowledge,   and  (iii)  which   contains
information   sufficient  to  permit  the  Trust   Administrator   to  make  a
determination  that the real  property  to which  such  document  relates is a
Mortgaged Property.

SECTION 10.02.    Certain Matters Affecting the Trust Administrator.

(a)   Except as otherwise provided in Section 10.01:

(i)   the  Trust  Administrator  may  request  and  rely  upon  and  shall  be protected  in acting or  refraining  from  acting  upon any  resolution,
      Officer's  Certificate,  certificate of auditors,  Servicing Officers or any other certificate,  statement,  instrument, opinion, report, notice, request,  consent,  order,  appraisal,  bond or other  paper or document believed  by it to be genuine and to have been  signed or  presented  by the proper party or parties;

(ii)  the Trust Administrator may consult with counsel,  financial advisors or accountants  and any advice of such Persons or opinion of counsel  shall be full and  complete  authorization  and  protection  in respect of any action  taken or suffered or omitted by it  hereunder  in good faith and in accordance with such advice or opinion of counsel;

(iii) the Trust  Administrator shall be under no obligation to exercise any of the trusts or powers  vested in it by this  Agreement  or to  institute, conduct or defend any litigation  hereunder or in relation hereto at the request,  order or direction of any of the  Certificateholders  pursuant to the  provisions  of this  Agreement,  unless such  Certificateholders shall have  offered to the Trust  Administrator  reasonable  security or indemnity  against  the costs,  expenses  and  liabilities  which may be incurred therein or thereby;  nothing  contained herein shall,  however, relieve the Trust  Administrator of the obligation,  upon the occurrence of an Event of  Default  of which a  Responsible  Officer  of the  Trust
      Administrator  shall have actual  knowledge (which has not been cured or waived),  to exercise such of the rights and powers vested in it by this
      Agreement,  and to use the  same  degree  of care  and  skill  in  their
      exercise  as  a  prudent   person  would   exercise  or  use  under  the
      circumstances in the conduct of such person's own affairs;

(iv)  the Trust  Administrator  shall not be personally  liable for any action taken,  suffered or omitted by it in good faith and believed by it to be authorized or within the  discretion or rights or powers  conferred upon it by this Agreement;

(v)   prior to the  occurrence of an Event of Default  hereunder and after the curing or waiver of all Events of Default  that may have  occurred,  the
      Trust  Administrator  shall not be bound to make any investigation  into the facts or matters stated in any resolution,  certificate,  statement, instrument,  opinion, report, notice, request, consent, order, approval, bond or other paper or  document,  unless  requested in writing so to do by Holders of  Certificates  evidencing  greater  than 50% of the Voting
      Rights allocated to each Class of Certificates;  provided, however, that if the payment within a reasonable  time to the Trust  Administrator  of the costs,  expenses or  liabilities  likely to be incurred by it in the
      making  of  such   investigation   is,  in  the  opinion  of  the  Trust
      Administrator,  not reasonably assured to the Trust Administrator by the security  afforded  to it by the  terms  of this  Agreement,  the  Trust
      Administrator may require  reasonable  indemnity against such expense or liability  as a  condition  to taking any such  action;  the  reasonable expense  of every  such  investigation  shall be paid (A) by the  Master
      Servicer  or  by  the  applicable   Servicer  in  the  event  that  such
      investigation  relates to an Event of Default by the Master  Servicer or by such  Servicer,  respectively,  if an Event of  Default by the Master
      Servicer or such  Servicer  shall have occurred and is  continuing,  and
      (B) otherwise by the Certificateholders requesting the investigation;

(vi)  the  Trust  Administrator  may  execute  any of  the  trusts  or  powers hereunder  or perform  any duties  hereunder  either  directly  or by or through  agents or attorneys  and the Trust  Administrator  shall not be responsible  for any  misconduct  or  negligence on the part of any such agent or attorney appointed with due care;

(vii) the Trust  Administrator  shall not be  required to expend its own funds or otherwise incur any financial  liability in the performance of any of its duties  hereunder if it shall have reasonable  grounds for believing that  repayment  of  such  funds  or  adequate  indemnity  against  such liability is not assured to it;

(viii)      the Trust  Administrator  shall not be liable  for any loss on any investment  of funds  pursuant to this  Agreement  except as provided in
      Section 3.05(e);

(ix)  the right of the Trust  Administrator to perform any  discretionary  act enumerated in this  Agreement  shall not be construed as a duty, and the
      Trust   Administrator  shall  not  be  answerable  for  other  than  its negligence or willful misconduct in the performance of such act; and

(x)   The  Trust  Administrator  shall  not be  required  to give  any bond or surety in respect of the  execution of the Trust Fund created  hereby or the powers granted hereunder.

(b)   All  rights  of  action  under  this  Agreement  or  under  any  of  the
Certificates,  enforceable by the Trust  Administrator,  may be enforced by it without the possession of any of the Certificates,  or the production  thereof at the trial or other proceeding  relating thereto,  and any such suit, action or proceeding  instituted by the Trust  Administrator  shall be brought in its name for the benefit of all the Holders of such  Certificates,  subject to the provisions of this Agreement.

SECTION 10.03.    Trust Administrator Not Liable for Certificates or Mortgage
                              Loans.

            The recitals  contained herein shall be taken as the statements of the  Depositor or the Master  Servicer or a Servicer,  as the case may be, and the Trust Administrator  assumes no responsibility for their correctness.  The
Trust   Administrator   makes  no   representations  as  to  the  validity  or
sufficiency of this  Agreement,  the  Certificates  or of any Mortgage Loan or
related  document.  The Trust  Administrator  shall not be accountable for the use or application by the Depositor,  the Seller,  the Master  Servicer or the
Servicers  of any funds paid to the  Depositor  or the Master  Servicer or any
Servicer in respect of the Mortgage  Loans or  deposited in or withdrawn  from the Certificate  Account by the Depositor,  the Seller, the Master Servicer or
the  Servicers.  The  Trust  Administrator  shall not be  responsible  for the legality or validity of this Agreement or the validity,  priority,  perfection or sufficiency of the security for the  Certificates  issued or intended to be issued hereunder.  The Trust  Administrator  shall have no responsibility  for filing any  financing or  continuation  statement in any public  office at any time or to  otherwise  perfect or maintain  the  perfection  for any  security interest or lien granted to it hereunder or to record this Agreement.

SECTION 10.04.    Trust Administrator May Own Certificates.

            The Trust  Administrator  in its  individual or any other capacity may become the owner or pledgee  of  Certificates  with the same  rights as it would have if it were not the Trust Administrator.

SECTION 10.05.    Trust Administrator's Fees and Expenses.

            As   compensation   for  its   services   hereunder,   the   Trust
Administrator  shall be entitled  to the  investment  income or other  benefit derived from balances in the Certificate  Account pursuant to  Section 3.05(e)
(the "Trust  Administrator  Fee"). The Trust  Administrator  and any director, officer,  employee or agent of the Trust Administrator shall be indemnified by
DLJMC  (or if DLJMC  shall  fail to do so,  by the  Trust)  and held  harmless against any loss, liability or expense (including  reasonable  attorney's fees and  expenses)  (i)  incurred  in  connection  with any claim or legal  action relating  to (a)  this  Agreement,  (b) the  Certificates,  (c) the  Custodial
Agreement,  or (d) the performance of any of the Trust Administrator's  duties hereunder or under the Custodial Agreement,  other than any loss, liability or expense incurred by reason of willful misfeasance,  bad faith or negligence in the  performance  of any of the  Trust  Administrator's  duties  hereunder  or incurred  by reason of any  action  of the  Trust  Administrator  taken at the direction of the  Certificateholders  and (ii) resulting from any error in any tax or  information  return  prepared  by the Master  Servicer  or a Servicer;
provided however,  that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Trust  Administrator  pursuant to this  Section 10.05  and
(y) the  indemnity  amounts  payable  by  DLJMC  or the  Trust  to the  Master
Servicer  pursuant to  Section 3.14(c),  shall not exceed  $200,000  per year;
provided,  further,  that any amounts not payable by DLJMC or the Trust to the
Trust  Administrator  due to the  preceding  proviso shall be payable by DLJMC
(or if DLJMC fails to do so, by the Trust) in any succeeding year,  subject to
the  aggregate   $200,000  per  annum  limitation  imposed  by  the  preceding proviso.  Such  indemnity  shall survive the  termination of this Agreement or the  resignation  or removal  of the Trust  Administrator  hereunder.  Without limiting the  foregoing,  DLJMC (or if DLJMC fails to do so, the Trust) shall,
except  as   otherwise   agreed  upon  in  writing  by  DLJMC  and  the  Trust
Administrator,  and except for any such  expense,  disbursement  or advance as may arise  from the Trust  Administrator's  negligence,  bad faith or  willful misconduct,  pay or  reimburse  the Trust  Administrator  (up to a maximum  of
$150,000),  for all reasonable  expenses,  disbursements and advances incurred or made by the Trust  Administrator  in accordance  with any of the provisions of this  Agreement with respect to: (A) the  reasonable  compensation  and the expenses and  disbursements  of its counsel not associated with the closing of the issuance of the Certificates,  (B) the reasonable  compensation,  expenses and  disbursements  of any  accountant,  engineer  or  appraiser  that  is not regularly  employed by the Trust  Administrator,  to the extent that the Trust
Administrator  must engage such persons to perform acts or services  hereunder and (C) printing and  engraving  expenses in  connection  with  preparing  any
Definitive  Certificates.  In addition, DLJMC (or if DLJMC fails to do so, the
Trust)  shall pay or reimburse  the Trust  Administrator  for  recertification fees required to be paid by the Trust Administrator  pursuant to the Custodial
Agreement.  Except as  otherwise  provided  herein,  the  Trust  Administrator shall not be entitled  to payment or  reimbursement  for any  routine  ongoing expenses  incurred by the Trust  Administrator  in the ordinary  course of its duties as Trust Administrator,  Registrar,  Tax Matters Person or Paying Agent
hereunder.  Anything in this Agreement to the contrary notwithstanding,  in no event  shall the  Trust  Administrator  be liable  for  special,  indirect  or consequential  loss  or  damage  of any  kind  whatsoever  (including  but not limited to lost profits),  even if the Trust Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 10.06.    Eligibility Requirements for Trust Administrator.

            The  Trust  Administrator  hereunder  shall at all times be (a) an institution  the  deposits  of which are fully  insured  by the FDIC and (b) a corporation  or banking  association  organized and doing  business  under the laws of any state or the United States of America,  authorized under such laws to exercise  corporate trust powers,  having a combined capital and surplus of at least  $50,000,000  and subject to supervision or examination by federal or state authority and (c) with respect to every  successor  Trust  Administrator hereunder an institution  the long-term  unsecured  debt  obligations of which are rated at least Baa3 or better by  Moody's  and BBB or better by S&P unless the failure of the Trust Administrator's  long-term unsecured debt obligations to  have  such  ratings  would  not  result  in the  lowering  of the  ratings originally  assigned  to any Class of  Certificates.  If such  corporation  or
banking  association   publishes  reports  of  condition  at  least  annually,
pursuant  to law or to  the  requirements  of  the  aforesaid  supervising  or examining authority,  then for the purposes of this Section 10.06 the combined capital and surplus of such  corporation or association  shall be deemed to be its  combined  capital and  surplus as set forth in its most recent  report of condition  so  published.  In case at any time the Trust  Administrator  shall cease to be eligible in accordance with the provisions of this  Section 10.06, the Trust  Administrator  shall resign  immediately in the manner and with the effect specified in Section 10.07 hereof.

SECTION 10.07.    Resignation and Removal of Trust Administrator.

            The Trust  Administrator  may at any time resign and be discharged from the trusts hereby  created by (a) giving written notice of resignation to the  Depositor,  the Seller,  the Trustee,  the Master  Servicer,  the Special
Servicer  and the  Servicers  and by mailing  notice of  resignation  by first class mail,  postage  prepaid,  to the  Certificateholders  at their addresses appearing on the Certificate  Register,  and to the Rating Agencies,  not less than 60 days  before  the date  specified  in such  notice  when,  subject  to
Section 10.08,  such  resignation  is to take effect,  and (b) acceptance by a successor trust  administrator  in accordance with  Section 10.08  meeting the qualifications set forth in Section 10.06.

            If at any time the Trust  Administrator shall cease to be eligible in accordance  with the provisions of  Section 10.06  hereof and shall fail to resign after written request  thereto by the Depositor,  or if at any time the
Trust  Administrator  shall become incapable of acting, or shall be adjudged a bankrupt  or  insolvent,  or a receiver of the Trust  Administrator  or of its property  shall be  appointed,  or any public  officer  shall  take  charge or control of the Trust  Administrator  or of its  property  or  affairs  for the purpose  of  rehabilitation,  conservation  or  liquidation  or if  the  Trust
Administrator  breaches any of its obligations or  representations  hereunder, then the Depositor may remove the Trust  Administrator and appoint a successor trust  administrator by written  instrument,  in duplicate,  one copy of which instrument shall be delivered to the Trust  Administrator  and one copy to the successor trust  administrator.  The Trust  Administrator  may also be removed at any time by the Trustee or the Holders of Certificates  evidencing not less than 50% of the Voting  Rights  evidenced by the  Certificates.  Notice of any removal  of the Trust  Administrator  and  acceptance  of  appointment  by the successor  trust  administrator  shall be given to the Rating  Agencies by the
Depositor.

            If no successor trust  administrator  shall have been so appointed and have accepted  appointment  within 30 days after the giving of such notice of  resignation  or  receipt  of a notice  of  removal,  the  resigning  Trust
Administrator  may,  at the  Trust  Fund's  expense,  petition  any  court  of competent jurisdiction for the appointment of a successor trust administrator.

            Notwithstanding  the foregoing,  if the Master  Servicer shall for any reason no longer be Master Servicer  hereunder,  at DLJMC's  request,  the
Trust  Administrator  shall resign,  upon the selection and  appointment  of a
successor  trust  administrator   meeting  the  qualifications  set  forth  in
Section 10.06.

            Any  resignation  or  removal  of  the  Trust   Administrator  and
appointment  of a  successor  trust  administrator  pursuant  to  any  of  the provisions of this  Section 10.07  shall become  effective upon  acceptance of appointment by the successor trust  administrator as provided in Section 10.08 hereof.

SECTION 10.08.    Successor Trust Administrator.

            Any  successor  trust  administrator   appointed  as  provided  in
Section 10.07  hereof shall execute,  acknowledge and deliver to the Depositor and to its  predecessor  trust  administrator  an  instrument  accepting  such appointment  hereunder  and  thereupon  the  resignation  or  removal  of  the predecessor  trust  administrator  shall become  effective and such  successor trust  administrator,  without  any further  act,  deed or  conveyance,  shall become fully vested with all the rights,  powers,  duties and  obligations  of its  predecessor  hereunder,  with the like effect as if  originally  named as
Trust  Administrator  herein.  The Depositor,  upon receipt of all amounts due it  hereunder,  and the  predecessor  trust  administrator  shall  execute and deliver  such  instruments  and do such  other  things  as may  reasonably  be required for more fully and certainly  vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

            No  successor  trust  administrator  shall accept  appointment  as provided  in this  Section 10.08  unless at the time of such  acceptance  such successor  trust  administrator  shall be  eligible  under the  provisions  of
Section 10.06  hereof and its acceptance  shall not adversely  affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trust  administrator as  provided in this  Section 10.08,  the  Depositor  shall mail notice of the
succession   of  such  trust   administrator   hereunder  to  all  Holders  of
Certificates at their addresses as shown in the Certificate  Register.  If the
Depositor  fails to mail such  notice  within  ten days  after  acceptance  of
appointment  by  the  successor  trust  administrator,   the  successor  trust
administrator  shall  cause  such  notice to be mailed at the  expense  of the
Depositor.

SECTION 10.09.    Merger or Consolidation of Trust Administrator.

            Any  Person  into which the Trust  Administrator  may be merged or converted or with which it may be  consolidated  or any Person  resulting from any  merger,  conversion  or  consolidation  to which the Trust  Administrator shall be a party,  or any  Person  succeeding  to the  business  of the  Trust
Administrator,  shall be the successor of the Trust  Administrator  hereunder,
provided  that  such  Person  shall  be  eligible   under  the  provisions  of
Section 10.06  hereof  without the execution or filing of any paper or further act on the part of any of the parties hereto,  anything herein to the contrary notwithstanding.

SECTION 10.10.    Appointment of Co-Trust Administrator or Separate Trust
                              Administrator.

            Notwithstanding  any other  provisions of this  Agreement,  at any time, for the purpose of meeting any legal  requirements  of any  jurisdiction in which any part of the Trust Fund or property  securing  any  Mortgage  Note may at the time be located,  the Master  Servicer and the Trust  Administrator acting  jointly  shall  have the power  and  shall  execute  and  deliver  all
instruments   to  appoint   one  or  more   Persons   approved  by  the  Trust
Administrator  to act as co-trust  administrator  or  co-trust  administrators jointly  with the Trust  Administrator,  or separate  trust  administrator  or separate  trust  administrators,  of all or any part of the Trust Fund, and to vest in such Person or Persons,  in such  capacity  and for the benefit of the applicable  Certificateholders,  such  title to the  Trust  Fund,  or any part thereof,  and,  subject to the other  provisions of this  Section 10.10,  such powers, duties, obligations,  rights and trusts as the Master Servicer and the
Trust  Administrator  may  consider  necessary  or  desirable.  If the  Master
Servicer shall not have joined in such  appointment  within fifteen days after the  receipt  by it of a request  to do so, or in the case an Event of Default shall have occurred and be  continuing,  the Trust  Administrator  alone shall have  the  power  to make  such  appointment.  No  co-trust  administrator  or separate trust administrator  hereunder shall be required to meet the terms of eligibility as a successor  trust  administrator  under  Section 10.06  and no notice to Certificateholders of the appointment of any co-trust  administrator or separate trust administrator shall be required under Section 10.08.

            Every  separate  trust  administrator  and co-trust  administrator shall,  to the extent  permitted by law, be  appointed  and act subject to the following provisions and conditions:

(a)   all rights,  powers,  duties and  obligations  conferred or imposed upon the Trust Administrator,  except for any obligation of the Trust Administrator under this Agreement to advance funds on behalf of the Master  Servicer or the
Servicer,  shall be conferred  or imposed  upon and  exercised or performed by the Trust  Administrator  and such separate  trust  administrator  or co-trust
administrator   jointly  (it  being   understood   that  such  separate  trust
administrator  or co-trust  administrator  is not authorized to act separately without  the Trust  Administrator  joining in such act),  except to the extent that under any law of any  jurisdiction  in which any  particular  act or acts
are  to  be   performed   by  the  Trust   Administrator   (whether  as  Trust
Administrator  hereunder  or as  successor  to  the  Master  Servicer  or  the
Servicer),  the Trust  Administrator  shall be  incompetent  or unqualified to perform  such act or acts,  in which  event such  rights,  powers,  duties and obligations  (including  the holding of title to the Trust Fund or any portion thereof in any such  jurisdiction)  shall be exercised and performed singly by such separate trust  administrator  or co-trust  administrator,  but solely at the direction of the Trust Administrator;

(b)   no trust  administrator  hereunder  shall be held  personally  liable by reason of any act or omission of any other trust administrator hereunder; and

(c)   the Master  Servicer and the Trust  Administrator  acting jointly may at any time accept the resignation of or remove any separate trust  administrator or co-trust administrator.

            Any  notice,   request  or  other   writing  given  to  the  Trust
Administrator  shall be deemed to have been given to each of the then separate trust administrators and co-trust  administrators,  as effectively as if given
to  each  of  them.   Every   instrument   appointing   any   separate   trust
administrator or co-trust  administrator shall refer to this Agreement and the conditions of this Article X. Each separate trust  administrator  and co-trust administrator,  upon its acceptance of the trusts  conferred,  shall be vested with the estates or  property  specified  in its  instrument  of  appointment, either jointly with the Trust Administrator or separately,  as may be provided therein,  subject  to all  the  provisions  of  this  Agreement,  specifically including  every  provision  of this  Agreement  relating  to the  conduct of,
affecting   the  liability   of,  or  affording   protection   to,  the  Trust
Administrator.   Every  such   instrument   shall  be  filed  with  the  Trust
Administrator  and a  copy  thereof  given  to  the  Master  Servicer  or  the
Servicers and the Depositor.

            Any separate trust  administrator or co-trust  administrator  may,
at  any   time,   constitute   the   Trust   Administrator,   its   agent   or
attorney-in-fact,  with full power and authority, to the extent not prohibited by law,  to do any lawful act under or in  respect  of this  Agreement  on its behalf and in its name. The Trust  Administrator  shall not be responsible for any  action or  inaction  of any  separate  Trust  Administrator  or  Co-Trust
Administrator.  If any separate trust administrator or co-trust  administrator shall die,  become  incapable  of  acting,  resign or be  removed,  all of its estates,  properties,  rights,  remedies  and  trusts  shall  vest  in  and be exercised by the Trust Administrator,  to the extent permitted by law, without the appointment of a new or successor trust administrator.

SECTION 10.11.    Office of the Trust Administrator.

            The office of the Trust  Administrator  for purposes of receipt of notices and demands is the Corporate Trust Office.

SECTION 10.12.    Tax Return.

            The Master Servicer and each Servicer,  upon request, will furnish the Trust  Administrator  with all such  information  related to the  Mortgage
Loans in the  possession  of the Master  Servicer  or such  Servicer as may be
reasonably   required  in  connection   with  the  preparation  by  the  Trust
Administrator  of all tax and  information  returns of the Trust Fund, and the
Trust  Administrator  shall sign such  returns.  The Master  Servicer and each
Servicer,  severally and not jointly,  shall indemnify the Trust Administrator for all  reasonable  costs,  including  legal  fees and  expenses,  related to errors in such tax returns due to errors only in such information  provided by the Master Servicer or by such Servicer.

SECTION 10.13.    Commission Reporting.

(a)   The Trust  Administrator,  each Servicer and the Master  Servicer  shall reasonably  cooperate  with the  Depositor  in  connection  with  the  Trust's satisfying  the  reporting  requirements  under the  Exchange  Act.  The Trust
Administrator  shall prepare on behalf of the Depositor any Forms 8-K and 10-K customary  for similar  securities  as required  by the  Exchange  Act and the rules and  regulations of the Commission  thereunder,  and the Depositor shall sign and the Trust  Administrator  shall file (via EDGAR) such Forms on behalf of the Depositor.  The Depositor  hereby grants to the Trust  Administrator  a limited  power of attorney to execute and file each such document on behalf of the  Depositor.  Such power of attorney  shall  continue  until the earlier of
(i)  receipt  by  the  Trust  Administrator  from  the  Depositor  of  written termination of such power of attorney and (ii) the termination of the Trust.

(b)   Each Form 8-K shall be filed by the Trust  Administrator  within 15 days
after  each   Distribution   Date,  with  a  copy  of  the  statement  to  the
Certificateholders  for such  Distribution  Date as an exhibit thereto.  Prior to March 31st of the calendar  year  following  the calendar year during which the  Closing  Date  occurs (or such  earlier  date as may be  required  by the
Exchange  Act and the  rules and  regulations  of the  Commission),  the Trust
Administrator  shall file a Form 10-K,  in substance as required by applicable law or applicable  Commission  staff's  interpretations.  Such Form 10-K shall include  as  exhibits,  each  Servicer's  and  the  Master  Servicer's  annual statement of compliance  described  under  Section 3.16  and the  accountant's report  described  under  Section 3.17,  in each case to the extent  they have been timely  delivered to the Trust  Administrator.  If they are not so timely delivered,  the Trust  Administrator shall file an amended Form 10-K including such  documents  as exhibits  promptly  after they are  delivered to the Trust
Administrator.  The Trust  Administrator  shall have no liability with respect to any  failure to properly or timely  prepare or file such  periodic  reports resulting from or relating to the Trust  Administrator's  inability or failure to obtain any  information  not resulting  from its own  negligence or willful misconduct.  The Form 10-K  shall  also  include a  certification  in the form attached hereto as Exhibit T (the "Depositor  Certification"),  which shall be signed by the senior  officer of the  Depositor  in charge of  securitization.
The Trust  Administrator  shall have no responsibility to file any items other than those specified in this Section 10.13.

(c)   Not  later  than  15  calendar   days  before  the  date  on  which  the
Depositor's  annual  report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and  regulations of the Commission (or, if such day is not a Business Day, the immediately  preceding  Business Day), the
Trust  Administrator shall sign a certification in the form attached hereto as
Exhibit U  (the "Trust  Administrator  Certification")  for the benefit of the
Depositor  and  its  officers,  directors  and  affiliates  regarding  certain aspects  of items 1 through 3 of the  Depositor  Certification.  In  addition, the Trust  Administrator  shall,  subject to the  provisions of Sections 10.01 and 10.02  hereof,  indemnify and hold harmless the Depositor and each Person, if any, who  "controls"  the Depositor  within the meaning of the 1933 Act and its officers,  directors and affiliates from and against any losses,  damages, penalties,  fines,  forfeitures,  reasonable  and  necessary  legal  fees  and related costs,  judgments and other costs and expenses arising out of or based
upon  a  breach  of  the  Trust   Administrator's   obligations   under   this
Section 10.13   or   any   inaccuracy   made   in  the   Trust   Administrator
Certification.  If the indemnification  provided for in this  Section 10.13(c)
is unavailable or insufficient  to hold harmless such Persons,  then the Trust
Administrator  shall  contribute to the amount paid or payable by such Persons as a result of the losses,  claims,  damages or liabilities of such Persons in such  proportion  as is  appropriate  to  reflect  the  relative  fault of the
Depositor  on the one hand  and the  Trust  Administrator  on the  other.  The
Trust  Administrator  acknowledges  that the Depositor is relying on the Trust
Administrator's  performance of its obligations  under this  Section 10.13  in order to perform its obligations under Section 10.13(b) above.

(d)   (i)         Not later than 15 calendar days before the date on which
the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the
Commission (or, if such day is not a Business Day, the immediately preceding
Business Day), the Master Servicer will deliver to the Depositor and the
Trust Administrator an Officer's Certificate for the prior calendar year in substantially the form of Exhibit V-1 to this Agreement.  The Master Servicer agrees to indemnify and hold harmless each of the Depositor, the Trust
Administrator and each Person, if any, who "controls" the Depositor or the
Trust Administrator within the meaning of the 1933 Act and their respective officers and directors against any and all losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Master Servicer to deliver or cause to be delivered when required any Officer's Certificate required pursuant to this Section 10.13(d)(i), or (ii) any material misstatement or omission contained in any Officer's Certificate provided pursuant to this
Section 10.13(d)(i).  If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 10.13(d)(i) by the Master
Servicer is unavailable or insufficient to hold harmless such Persons, then the Master Servicer shall contribute to the amount paid or payable by such
Persons as a result of the losses, claims, damages or liabilities of such
Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or Trust Administrator on the one hand and the Master Servicer on the other.  The Master Servicer acknowledges that the Depositor and the
Trust Administrator are relying on the Master Servicer's performance of its obligations under this Agreement in order to perform their respective obligations under this Section 10.13.

(ii)  Not  later  than  15  calendar   days  before  the  date  on  which  the
      Depositor's  annual  report  on Form  10-K is  required  to be  filed in accordance  with the Exchange Act and the rules and  regulations  of the
      Commission  (or if  such  day is not a  Business  Day,  the  immediately preceding  Business Day),  each  Servicer,  with respect to the Mortgage
      Loans   serviced   by  such   Servicer,   will   deliver  to  the  Trust
      Administrator,   and  the  Trust  Administrator  shall  forward  to  the
      Depositor  and the Master  Servicer,  an Officer's  Certificate  for the
      prior  calendar year in  substantially  the form of  Exhibit V-2 to this
      Agreement.  Each Servicer  agrees to indemnify and hold harmless each of the Depositor,  the Trust  Administrator,  the Master  Servicer and each
      Person,  if any, who "controls" the Depositor,  the Trust  Administrator and the Master  Servicer  within  the  meaning of the 1933 Act and their
      respective   officers  and   directors   against  any  and  all  losses,
      penalties,  fines, forfeitures,  legal fees and related costs, judgments and any other  costs,  fees and  expenses  that such  Person may sustain arising  out of third  party  claims  based on (i) the  failure  of such
      Servicer  to  deliver  or  cause  to  be  delivered  when  required  any
      Officer's  Certificate  required pursuant to this  Section 10.13(d)(ii),
      or  (ii)  any  material   misstatement  or  omission  contained  in  any
      Officer's  Certificate  provided pursuant to this  Section 10.13(d)(ii).
      If an event  occurs that would  otherwise  result in an  indemnification obligation  under  clauses  (i) or (ii) above,  but the  indemnification
      provided  for  in  this   Section 10.13(d)(ii)   by  such   Servicer  is
      unavailable  or  insufficient  to hold harmless such Persons,  then such
      Servicer shall  contribute to the amount paid or payable by such Persons as a result  of the  losses,  claims,  damages  or  liabilities  of such
      Persons in such  proportion  as is  appropriate  to reflect the relative fault of the Depositor,  Trust  Administrator  or the Master Servicer on
      the  one  hand  and  such   Servicer   on  the  other.   Each   Servicer
      acknowledges that the Depositor,  the Trust Administrator and the Master
      Servicer are relying on such  Servicer's  performance of its obligations under this  Agreement in order to perform their  respective  obligations under this Section 10.13.

(e)   Upon any  filing  with the  Commission,  the Trust  Administrator  shall promptly deliver to the Depositor a copy of any executed report,  statement or information.

(f)   If  the  Commission   issues  additional   interpretative   guidance  or
promulgates   additional  rules  or  regulations,   or  if  other  changes  in
applicable law occur,  that would require the reporting  arrangements,  or the allocation  of  responsibilities  with  respect  thereto,  described  in  this
Section 10.13,  to be conducted differently than as described,  the Depositor,
each  Servicer,   the  Master  Servicer  and  the  Trust   Administrator  will
reasonably  cooperate to amend the provisions of this  Section 10.13  in order to comply with such amended reporting  requirements and such amendment of this
Section 10.13.   Any  such  amendment   shall  be  made  in  accordance   with
Section 12.01  without the consent of the  Certificateholders,  and may result in a change in the reports filed by the Trust  Administrator  on behalf of the
Trust under the Exchange Act.  Notwithstanding  the foregoing,  the Depositor, each Servicer,  the Master Servicer and the Trust  Administrator  shall not be obligated  to enter into any  amendment  pursuant to this  Section 10.13  that adversely affects its obligations and immunities under this Agreement.

(g)   Prior to January  31 of the first year in which the Trust  Administrator is able to do so under  applicable law, the Trust  Administrator  shall file a
Form 15D Suspension Notification with respect to the Trust.

SECTION 10.14.    Determination of Certificate Index.

            On each  Interest  Determination  Date,  the  Trust  Administrator
shall determine each  Certificate  Index for the Accrual Period and inform the
Master  Servicer  and each  Servicer of such rate and such rate shall be final and binding, absent a manifest error of the Trust Administrator.

                                 ARTICLE XI

                                 TERMINATION

SECTION 11.01.    Termination upon Liquidation or Purchase of all Mortgage
                              Loans.

            The obligations and  responsibilities of the Master Servicer,  the
Special  Servicer or the  Servicers,  the Back-Up  Servicer,  the Seller,  the
Depositor,  the  Trustee  and the  Trust  Administrator  created  hereby  with respect to the related Group or Groups  created  hereby shall  terminate  upon the earlier of:

(a)   (i)         with respect to Loan Group 1, Loan Group 2, Loan Group 3
and Loan Group 4 the purchase by the Terminating Entity, at its election, of all Mortgage Loans in such Loan Groups and all property acquired in respect of any remaining Mortgage Loan in  such Loan Groups, which purchase right the
Terminating Entity may exercise at its sole and exclusive election as of any
Distribution Date (such applicable Distribution Date with respect to such
Mortgage Loans being herein referred to as the "Optional Termination Date")
on or after the date on which the aggregate Principal Balance of the Mortgage
Loans in such Loan Groups, at the time of the purchase is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans in such Loan
Groups as of the Cut-off Date; and

(ii)  with respect to Loan Group 5,  the purchase by the  Terminating  Entity, at its  election,  of all  Mortgage  Loans in such  Loan  Group  and all property  acquired  in respect of any  remaining  Mortgage  Loan in such
      Loan Group,  which purchase right the Terminating Entity may exercise at its  sole and  exclusive  election  as of any  Distribution  Date  (such applicable  Distribution  Date with respect to such Mortgage Loans being herein referred to as the "Optional  Termination  Date") on or after the date on which the aggregate  Principal  Balance of the Mortgage Loans in such Loan  Group,  at the time of the  purchase is less than or equal to
      10% of the Aggregate Group 5 Loan Balance as of the Cut-off Date; and

(b)   the later of (i) twelve  months after the maturity of the last  Mortgage
Loan remaining in the Trust Fund,  (ii) the  liquidation  (or any advance with respect  thereto) of the last  Mortgage  Loan  remaining in the Trust Fund and
the   disposition  of  all  REO  Property  and  (iii)  the   distribution   to
Certificateholders  of all amounts required to be distributed to them pursuant to this Agreement.

            In no event shall the trust  created  hereby  continue  beyond the earlier of (i) the  expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy,  former  Ambassador of the United
States to Great Britain,  living on the date of execution of this Agreement or
(ii) the Distribution Date in March 2037.

            The  Mortgage   Loan   Purchase   Price  for  any  such   Optional
Termination  shall be equal to the  greater  of (a) the sum of (i) 100% of the
Stated  Principal  Balance of each Mortgage Loan in the applicable  Loan Group
(other  than in respect of REO  Property)  plus  accrued  and unpaid  interest thereon  from the date to which  such  interest  was paid or  advanced  at the applicable  Mortgage  Rate,  to but not including the Due Date in the month of the final  Distribution  Date (or the Net  Mortgage  Rate with  respect to any
Mortgage  Loan  currently  serviced  by the entity  exercising  such  Optional
Termination) and (ii) with respect to any REO Property,  the lesser of (x) the appraised  value  of any REO  Property  as  determined  by the  higher  of two appraisals  completed by two independent  appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated  Principal  Balance of each
Mortgage  Loan  related  to any REO  Property,  in each  case  and  (iii)  any remaining unreimbursed Advances,  Servicing Advances and unpaid Servicing Fees
(other  than any  unreimbursed  Advances  and  Servicing  Advances  and unpaid
Servicing  Fees,  if any,  due to the  Terminating  Entity) and other  amounts payable  to the  Trustee  and Trust  Administrator  (the sum of (i),  (ii) and
(iii), collectively,  the "Par Value") and (b) the Fair Market Value of all of
the property of the Trust.

            The "Fair  Market  Value" shall be the fair market value of all of the property of the Trust, as agreed upon between the  Terminating  Entity and a majority of the holders of the Class AR-L Certificates;  provided,  however, that  if  the  Terminating  Entity  and a  majority  of  the  holders  of  the
Class AR-L  Certificates  do not agree upon the fair  market  value of all the property of the Trust,  the Terminating  Entity,  or an agent appointed by the
Terminating  Entity,  shall  solicit bids for all of the property of the Trust until it has received  three bids, and the Fair Market Value shall be equal to the highest of such three bids.

SECTION 11.02.    Procedure Upon Optional Termination.

(a)   In case of any  Optional  Termination  pursuant  to  Section 11.01,  the
Terminating  Entity shall, at least twenty days prior to the date notice is to be mailed to the  affected  Certificateholders  notify the  Trustee  and Trust
Administrator  of  such  Optional  Termination  Date  and  of  the  applicable
purchase   price  of  the   Mortgage   Loans  to  be   purchased.   The  Trust
Administrator  shall give notice to the Rating  Agencies and the  Servicers of election to purchase the Mortgage Loans pursuant to  Section 11.01  hereof and of the Optional Termination Date.

(b)   Any purchase of the Mortgage  Loans by the  Terminating  Entity shall be made on an Optional  Termination  Date by deposit of the  applicable  purchase price into the Certificate  Account,  as applicable,  before the  Distribution
Date  on  which  such  purchase  is  effected.   Upon  receipt  by  the  Trust
Administrator   of  an  Officer's   Certificate  of  the  Terminating   Entity
certifying  as to the  deposit of such  purchase  price  into the  Certificate
Account, the Trust Administrator and each co-Trust  Administrator and separate
Trust Administrator,  if any, then acting as such under this Agreement, shall, upon request and at the expense of the Terminating  Entity execute and deliver all  such  instruments  of  transfer  or  assignment,  in  each  case  without recourse,  as shall be reasonably  requested by the Terminating Entity to vest title in the  Terminating  Entity in the Mortgage Loans so purchased and shall transfer or deliver to the  Terminating  Entity the purchased  Mortgage Loans.
Any  distributions  on the  Mortgage  Loans  which  have  been  subject  to an
Optional  Termination  received by the Trust  Administrator  subsequent to (or with respect to any period subsequent to) the Optional  Termination Date shall be promptly remitted by it to the Terminating Entity.

(c)   Notice  of the  Distribution  Date  on  which  the  Trust  Administrator anticipates that the final  distribution  shall be made (whether upon Optional
Termination or otherwise),  shall be given promptly by the Trust Administrator by first  class mail to  Holders of the  affected  Certificates.  Such  notice shall be mailed no  earlier  than the 15th day and not later than the 10th day
preceding  the  applicable   Optional   Termination  Date  or  date  of  final
distribution,   as  the  case  may  be.  Such  notice  shall  specify  (i) the
Distribution Date upon which final  distribution on the affected  Certificates will be made upon  presentation  and  surrender  of such  Certificates  at the
office  or  agency  therein   designated,   (ii)  the  amount  of  such  final
distribution  and (iii)  that the Record  Date  otherwise  applicable  to such
Distribution Date is not applicable,  such  distribution  being made only upon presentation  and  surrender  of such  Certificates  at the  office  or agency maintained  for such purposes (the address of which shall be set forth in such notice).

(d)   In  the  event   that  any   Certificateholders   shall  not   surrender
Certificates  for  cancellation  within six months after the date specified in the above  mentioned  written  notice,  the Trust  Administrator  shall give a second written notice to the remaining  such  Certificateholders  to surrender their  Certificates for cancellation and receive the final  distribution  with respect  thereto.  If within  six  months  after  the  second  notice  all the
Certificates  shall  not have been  surrendered  for  cancellation,  the Trust
Administrator  may take  appropriate  steps,  or may  appoint an agent to take appropriate  steps,  to contact the  remaining  Certificateholders  concerning surrender of their  Certificates,  and the cost  thereof  shall be paid out of the funds and other assets which remain subject to the Trust Fund.

(e)   Notwithstanding  anything to the contrary  herein,  the occurrence of an
Optional  Termination  shall be  subject  to,  and  shall in no way  adversely affect  (i) the  right of WMMSC  to  continue  servicing  and  collecting  its
Servicing Fee for any WMMSC  Serviced  Mortgage Loan that remains  outstanding at the time of such  Optional  Termination,  (ii) the right of  GreenPoint  to continue  servicing  and  collecting  its  Servicing  Fee for  any  GreenPoint
Serviced  Mortgage Loan that remains  outstanding at the time of such Optional
Termination  and (iii)  the right of Wells  Fargo to  continue  servicing  and collecting its Servicing Fee for any Wells Fargo  Serviced  Mortgage Loan that remains outstanding at the time of such Optional Termination.

SECTION 11.03.    Additional Termination Requirements.

(a)   In the event the  Terminating  Entity  exercises its purchase option (x)
pursuant to  Section 11.01(A)(i) or (y) pursuant to  Section 11.01(A)(ii)  the related  subsidiary REMIC shall be terminated in accordance with the following additional  requirements,  unless the Trustee and the Trust Administrator have received  an Opinion of Counsel to the effect  that the failure to comply with the  requirements  of this  Section will  not (i) result in the  imposition of taxes  on a  "prohibited  transaction"  of any  REMIC  created  hereunder,  as described  in  Section 860F  of the Code,  or (ii)  cause  any  REMIC  created hereunder to fail to qualify as a REMIC at any time that any  Certificates are outstanding:

(i)   within  90 days  prior to the final  Distribution  Date set forth in the notice given by Terminating  Entity under  Section 11.02,  the Holder of the Class AR or Class AR-L  Certificates  shall adopt a plan of complete liquidation of REMIC I or REMIC II, as applicable; and

(ii)  at or  after  the  time  of  adoption  of  any  such  plan  of  complete liquidation for REMIC I or REMIC II,  as applicable,  at or prior to the final  Distribution  Date,  the Trustee  shall sell all of the assets of
      REMIC I or REMIC II, as applicable, to the Depositor for cash.

(b)   Upon the exercise of an Optional  Termination by  Terminating  Entity in
respect of REMIC I or REMIC II,  as  applicable,  pursuant to paragraph (a) of this Section,  followed by the exercise of an Optional  Termination in respect of the other  subsidiary  REMIC (the "Second  Subsidiary  REMIC")  pursuant to
Section 11.01,  each  remaining  REMIC shall be terminated in accordance  with the  following  additional  requirements,  unless  the  Trustee  and the Trust
Administrator  have  received  an Opinion  of  Counsel to the effect  that the failure to comply with the  requirements of this  Section will  not (i) result in the  imposition  of  taxes on a  "prohibited  transaction"  of a REMIC,  as described  in  Section 860F  of the Code,  or (ii)  cause  any  REMIC  created hereunder to fail to qualify as a REMIC at any time that any  Certificates are outstanding:

(i)   concurrently  with the adoption of the plan of complete  liquidation  of the  Second  Subsidiary  REMIC,  as set forth in  paragraph  (a) of this
      Section,  the Holder of the  Class AR  or  Class AR-L  Certificates,  as
      applicable,   shall  adopt  a  plan  of  complete  liquidation  of  each remaining REMIC; and

(ii)  at or  after  the  time  of  adoption  of  any  such  plan  of  complete liquidation  for each  such  remaining  REMIC,  at or prior to the final
      Distribution Date of the Second  Subsidiary REMIC to be terminated,  the
      Trustee  shall  sell all of the assets of each such  remaining  REMIC to the Depositor for cash.

(c)   By its  acceptance of a Class AR or Class AR-L  Certificate,  the Holder
thereof  hereby  agrees to adopt such a plan of  complete  liquidation  and to take such other action in connection  therewith as may be reasonably  required to  liquidate  and  otherwise  terminate  any REMIC  created  pursuant to this
Agreement.

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

SECTION 12.01.    Amendment.

(a)   This  Agreement may be amended from time to time by the  Depositor,  the
Master Servicer,  the Servicers,  the Back-Up Servicer,  the Special Servicer,
the Seller,  the Trust  Administrator and the Trustee,  without the consent of any of the Certificateholders,

(i)   to cure any error or ambiguity,

(ii)  to correct or supplement any provisions  herein that may be inconsistent with any other provisions herein or in the Prospectus Supplement,

(iii) to modify,  eliminate or add to any of its  provisions to such extent as shall be necessary or  desirable  to maintain the  qualification  of the
      Trust Fund as a REMIC at all times that any  Certificate  is outstanding or to  avoid  or  minimize  the risk of the  imposition  of any  federal income tax on the Trust Fund  pursuant to the Code that would be a claim against  the Trust  Fund,  provided  that the  Trustee  has  received an
      Opinion of Counsel to the effect  that (A) such action is  necessary  or desirable  to maintain  such  qualification  or to avoid or minimize the risk of the  imposition  of any  such  federal  income  tax and (B) such action  will not  adversely  affect  the  status of the Trust  Fund as a
      REMIC or adversely  affect in any material  respect the interests of any
      Certificateholder,

(iv)  in connection with the appointment of a successor  servicer,  to modify, eliminate  or  add to any of  the  servicing  provisions,  provided  the
      Rating Agencies confirm the rating of the Certificates, or

(v)   to make any other  provisions  with  respect  to  matters  or  questions arising under this Agreement that are not materially  inconsistent  with the  provisions of this  Agreement,  provided that such action shall not
      adversely   affect  in  any  material   respect  the  interests  of  any
      Certificateholder  or  cause  an  Adverse  REMIC  Event.  Any  Amendment pursuant to Section 12.01(a)(v)  shall not be deemed to adversely affect in any  material  respect the  interests of any  Certificateholder  if a letter is obtained from each Rating Agency  stating that such  amendment would not result in the  downgrading  or  withdrawal  of the  respective ratings then assigned to the Certificates.

(b)   Except as provided in  Section 12.01(c),  this  Agreement may be amended from time to time by the Depositor,  the Master Servicer,  the Servicers,  the
Back-Up Servicer,  the Special Servicer,  the Seller, the Trust  Administrator
and the Trustee  with the consent of the Holders of  Certificates  evidencing, in the  aggregate,  not  less  than 66 2/3% of the  Voting  Rights  of all the
Certificates  for the purpose of adding any  provisions  to or changing in any manner or eliminating  any of the provisions of this Agreement or of modifying in any  manner  the  rights  of the  Holders  of the  Certificates;  provided, however,  that no such  amendment  may (i) reduce in any manner the amount of, delay the  timing of or change  the manner in which  payments  received  on or with respect to Mortgage Loans are required to be distributed  with respect to any Certificate  without the consent of the Holder of such  Certificate,  (ii)
adversely  affect in any  material  respect the  interests of the Holders of a
Class  of  Certificates  in a manner  other  than as set  forth  in (i)  above without the consent of the Holders of  Certificates  evidencing  not less than
66 2/3% of the  Voting  Rights  of such  Class,  (iii)  reduce  the  aforesaid percentages of Voting Rights,  the holders of which are required to consent to any such amendment  without the consent of 100% of the Holders of Certificates of the Class  affected  thereby,  (iv)  change  the  percentage  of the Stated
Principal  Balance  of  the  Mortgage  Loans  specified  in   Section 11.01(a)
relating  to  optional  termination  of  the  Trust  Fund  or (v)  modify  the provisions of this Section 12.01.

            It shall not be  necessary  for the consent of  Certificateholders under this Section to  approve the particular form of any proposed  amendment, but it shall  be  sufficient  if such  consent  shall  approve  the  substance thereof.  The  manner  of  obtaining  such  consents  and  of  evidencing  the authorization of the execution thereof by Certificateholders  shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

(c)   This  Agreement may be amended from time to time by the  Depositor,  the
Master Servicer,  the Special Servicer,  the Servicers,  the Back-Up Servicer,
the Trust  Administrator and the Trustee for the purpose of making one or more
REMIC elections with respect to one or more Classes of Certificates  delivered to the  Trustee and issuing  one or more  additional  classes of  certificates representing  interests  in  the  Classes  of  Certificates  delivered  to the
Trustee;  provided,  however, such amendment shall require the consent of 100%
of the Holders of the  Certificates  of the Class or Classes  delivered to the
Trust Administrator and such amendment shall not cause an Adverse REMIC Event.

(d)   Promptly  after the  execution of any amendment to this  Agreement,  the
Trust  Administrator  shall furnish  written  notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

(e)   Prior to the execution of any amendment to this  Agreement,  each of the
Trustee  and  the  Trust  Administrator  shall  receive  and  be  entitled  to conclusively  rely on an  Opinion  of  Counsel  (at the  expense of the Person seeking  such  amendment)  stating  that the  execution  of such  amendment is authorized  and  permitted  by this  Agreement.  The  Trustee  and  the  Trust
Administrator  may,  but  shall  not be  obligated  to,  enter  into  any such amendment  which  affects  the  Trustee's  or the  Trust  Administrator's  own rights, duties or immunities under this Agreement.

(f)   The  Master  Servicer  and the Trust  Administrator  may  consent to any amendment of a  Designated  Servicing  Agreement to make any other  provisions with respect to matters or questions  arising under such Designated  Servicing
Agreement or this  Agreement  that are not  materially  inconsistent  with the
provisions  of  such  Designated   Servicing  Agreement  and  this  Agreement,
provided that such action shall not adversely  affect in any material  respect the interests of any  Certificateholder  or cause an Adverse REMIC Event.  Any amendment pursuant to this  Section 12.01(f)  shall not be deemed to adversely affect in any material  respect the interests of any  Certificateholders  if a letter is obtained from each Rating Agency stating that such  amendment  would not result in the  downgrading  or withdrawal of the  respective  ratings then assigned to the Certificates.

(g)   Neither the Master  Servicer nor the Trust  Administrator  shall consent to any amendment of a Designated  Servicing  Agreement  which shall  adversely affect in any  material  respect  the  interests  of the Holders of a Class of
Certificates  without the consent of the  Holders of  Certificates  evidencing not less than 66-2/3% of the Voting Rights of such Class.

            It shall not be  necessary  for the consent of  Certificateholders under this Section to  approve the particular  form of any proposed  amendment of a  Designated  Servicing  Agreement,  but it  shall be  sufficient  if such consent  shall  approve the substance  thereof.  The manner of obtaining  such consents and of  evidencing  the  authorization  of the  execution  thereof by
Certificateholders  shall be subject  to such  reasonable  regulations  as the
Trust Administrator may prescribe.

            Promptly  after the  execution  of any  amendment  to a Designated
Servicing  Agreement  pursuant  to this  Section 12.01(f)  or (g),  the  Trust
Administrator  shall furnish,  upon written notice of such amendment,  written notification  of the  substance of such  amendment to each  Certificateholder, and the Rating Agencies.

(h)   Notwithstanding  any other  provision  of this  Agreement,  no amendment shall be made  affecting the rights of the Holders of the Class P Certificates to receive Assigned  Prepayment  Premiums,  including any amendment to Section
3.23, without the consent of 100% of the Holders of the Class P Certificates.

SECTION 12.02.    Recordation of Agreement; Counterparts.

(a)   This Agreement  (other than Schedule I) is subject to recordation in all appropriate  public  offices for real property  records in all the counties or
other  comparable   jurisdictions  in  which  any  or  all  of  the  Mortgaged
Properties are situated,  and in any other appropriate public recording office or elsewhere.  Such  recordation,  if any,  shall be effected by the Depositor at its  expense,  but  only  upon  direction  by the  Trustee  (acting  at the direction  of  the  holders  of  Certificates  evidencing  a  majority  of the aggregate  Class Principal  Balance)  accompanied by an Opinion of Counsel (at the  Depositor's  expense) to the effect that  non-recordation  materially and adversely affects the interests of the Certificateholders.

(b)   For the purpose of  facilitating  the  recordation  of this Agreement as herein  provided  and for  other  purposes,  this  Agreement  may be  executed simultaneously  in any  number  of  counterparts,  each of which  counterparts shall be deemed to be an original,  and such counterparts shall constitute but one and the same instrument.

SECTION 12.03.    Governing Law.

            THIS AGREEMENT  SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED
BY THE  SUBSTANTIVE  LAWS OF THE STATE OF NEW YORK  APPLICABLE  TO  AGREEMENTS
MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS,  RIGHTS
AND  REMEDIES  OF THE  PARTIES  HERETO  AND THE  CERTIFICATEHOLDERS  SHALL  BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.04.    Intention of Parties.

(a)   It is the  express  intent of the  Depositor,  the  Seller,  the  Master
Servicer,  the Special Servicer,  the Servicers,  the Trust  Administrator and
the Trustee  that (i) the  conveyance  by DLJMC of the  Mortgage  Loans to the
Depositor  pursuant to the  Assignment  and  Assumption  Agreement and (v) the
conveyance by the Depositor to the Trustee as provided for in  Section 2.01 of each of the Seller's and Depositor's  right,  title and interest in and to the
Mortgage  Loans be, and be construed  as, an absolute  sale and  assignment by
DLJMC to the  Depositor  and by the  Depositor  to the Trustee of the Mortgage
Loans for the benefit of the  Certificateholders.  Further, it is not intended that any  conveyance  be deemed to be a pledge of the Mortgage  Loans by DLJMC to the  Depositor or by the Depositor to the Trustee to secure a debt or other obligation.  However,  in the  event  that the  Mortgage  Loans are held to be property of WMMSC,  GreenPoint,  DLJMC or the Depositor, as applicable,  or if for any reason the Assignment  and  Assumption  Agreement or this Agreement is held or deemed to create a security  interest in the Mortgage  Loans,  then it is  intended  that (i) this  Agreement  shall  also be deemed to be a security agreement  within  the  meaning of  Articles  8 and 9 of the New York  Uniform
Commercial  Code  and the  Uniform  Commercial  Code of any  other  applicable jurisdiction;  (ii) the  conveyances  provided  for in  Section 2.01  shall be deemed to be a grant by the Seller and the  Depositor to the Trustee on behalf
of  the  Certificateholders,   to  secure  payment  in  full  of  the  Secured
Obligations (as defined below),  of a security interest in all of the Seller's and the  Depositor's  right  (including  the power to convey  title  thereto), title and  interest,  whether now owned or hereafter  acquired,  in and to the
Mortgage  Loans,  including the Mortgage  Notes,  the  Mortgages,  any related insurance  policies and all other documents in the related Mortgage Files, and
all  accounts,   contract   rights,   general   intangibles,   chattel  paper,
instruments,  documents,  money,  deposit  accounts,  certificates of deposit, goods,  letters of credit,  advices  of credit and  uncertificated  securities consisting of, arising from or relating to (A) the Mortgage  Loans,  including with respect to each Mortgage  Loan,  the Mortgage Note and related  Mortgage, and all other documents in the related Trustee  Mortgage Files,  and including any Qualified  Substitute Mortgage Loans; (B) pool insurance policies,  hazard insurance  policies and any  bankruptcy  bond  relating to the  foregoing,  if applicable;  (C) the Certificate  Account; (D) the Collection Account; (E) all
amounts  payable  after the Cut-off Date to the holders of the Mortgage  Loans in accordance with the terms thereof; (F) all income,  payments,  proceeds and products of the conversion,  voluntary or  involuntary,  of the foregoing into cash, instruments,  securities or other property, including without limitation all amounts  from time to time held or invested  in the  Certificate  Account, whether in the form of cash,  instruments,  securities or other property;  and
(G)  all  cash  and  non-cash  proceeds  of any of the  foregoing;  (iii)  the possession by the Trustee or any other agent of the Trustee of Mortgage  Notes or such other items of property as constitute  instruments,  money, documents, advices  of  credit,  letters of credit,  goods,  certificated  securities  or chattel  paper shall be deemed to be a "possession  by the secured  party," or possession  by a purchaser or a person  designated by him or her, for purposes of perfecting the security  interest  pursuant to the Uniform  Commercial Code
(including,  without limitation,  Sections 9-313, 8-313 or 8-321 thereof); and
(iv) notifications  to persons  holding such  property,  and  acknowledgments, receipts or confirmations from persons holding such property,  shall be deemed
notifications  to,  or   acknowledgments,   receipts  or  confirmations  from,
financial  intermediaries,  securities  intermediaries,  bailees or agents (as applicable)  of the  Trustee  for the  purpose  of  perfecting  such  security interest under applicable law. "Secured  Obligations"  means (i) the rights of each  Certificateholder  to be paid any amount owed to it under this Agreement and (ii) all other  obligations  of the  Seller and the  Depositor  under this
Agreement and the Assignment and Assumption Agreement.

(b)   The Seller and the Depositor,  and, at the  Depositor's  direction,  the
Master  Servicer or the  Servicers,  the Trustee and the Trust  Administrator,
shall,  to the extent  consistent  with this  Agreement,  take such reasonable actions as may be necessary to ensure that, if this  Agreement  were deemed to create a  security  interest  in the  Mortgage  Loans and the  other  property described  above,  such  security  interest  would be deemed to be a perfected security  interest  of first  priority  as  applicable.  The  Depositor  shall prepare and file, at the related Servicer's expense,  all filings necessary to maintain  the  effectiveness  of any  original  filings  necessary  under  the
Uniform  Commercial  Code as in  effect in any  jurisdiction  to  perfect  the
Trustee's  security  interest  in or lien  on the  Mortgage  Loans,  including
without   limitation  (i)  continuation   statements,   and  (ii)  such  other
statements  as may be occasioned by any transfer of any interest of the Master
Servicer or any Servicer or the Depositor in any Mortgage Loan.

SECTION 12.05.    Notices.

            In addition to other notices  provided under this  Agreement,  the
Trust  Administrator shall notify the Rating Agencies and the Back-Up Servicer in writing:  (a) of any  substitution of any Mortgage Loan; (b) of any payment or draw on any insurance  policy  applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of  Certificates;  (d) any Event of Default  under this  Agreement;  and (e) in the event any Mortgage  Loan is purchased in accordance with this Agreement.

            All directions,  demands and notices hereunder shall be in writing and shall be deemed to have been duly given when  received  (i) in the case of the  Depositor,  Credit  Suisse First Boston  Mortgage  Securities  Corp.,  11
Madison    Avenue,     4th    Floor,     New    York,    New    York    10010,
Attention: Kari S. Roberts  (with a copy to DLJ Mortgage  Acceptance Corp., 11
Madison  Avenue,  4th  Floor,  New  York,  New York  10010,  Attention:  Bruce
Kaiserman);  (ii) in the case of the  Trustee,  the  Corporate  Trust  Office,
Attention: Charles  F.  Pedersen,  or such other  address as may  hereafter be furnished to the  Depositor  in writing by the  Trustee;  (iii) in the case of
DLJMC,  11 Madison  Avenue,  4th Floor,  New York, New York 10010,  Attention:
John Graham (with a copy to DLJ Mortgage  Acceptance Corp., 11 Madison Avenue,
4th Floor,  New York, New York 10010,  Attention:  Bruce  Kaiserman),  or such other  address as may be hereafter  furnished to the Depositor and the Trustee by DLJMC in writing;  (iv) in the case of Moody's Investors Service,  Inc., 99
Church Street, New York, New York 10007, Attention:  Christine Lachnicht;  (v)
in the  case  of  Standard  &  Poor's  Ratings  Services,  a  division  of The
McGraw-Hill  Companies,  Inc., 55 Water Street, New York, New York 10041; (vi)
in the case of SPS,  3815  South West  Temple,  Salt Lake  City,  Utah  84115,
Attention:  Nigel  Brazier,  with a copy to 3815 South West Temple,  Salt Lake
City,  Utah  84115,  Attention:  General  Counsel;  (vii) in the case of Wells
Fargo, as Master  Servicer,  Corporate Trust Office,  9062 Old Annapolis Road,
Columbia, MD 21045,  Attention:  CSFB ARMT 2004-4 or such other address as may be  hereafter  furnished  to the  Depositor or the Trustee in writing by Wells
Fargo;  (viii) in the case of WMMSC,  1201 Third  Avenue,  WMT 1706,  Seattle,
Washington 91801, Attention:  Servicing Compliance,  with a copy to Washington
Mutual Legal  Department,  1201 Third Avenue,  WMT 1706,  Seattle,  Washington
98101,  Attention:  WMMSC, or such other address as may be hereafter furnished in writing to the  Depositor  and the Trustee by WMMSC;  (viii) in the case of the Trust  Administrator,  the  Corporate  Trust  Office;  (ix) in the case of
GreenPoint,  100 Wood Hollow Drive,  Novato,  CA 94945, (x) in the case of the
Special Servicer, 14523 JW Millikan Way, Beaverton OR 97005, Attention:  Heidi
Peterson  and (xi) in the case of  Wells  Fargo,  with  respect  to  servicing issues,  Wells Fargo Bank, N.A., 1 Home Campus,  Des Moines,  Iowa 50328-0001,
Attention: John  B.  Brown,  MAC-X2401-042,  Fax:  (515)  213-7121,  and  with respect to all other  issues,  Wells Fargo Bank,  N.A.,  7495 New Horizon Way,
Frederick, Maryland 21703,  Attention: Ruth M. Kovalski,  MAC-X3902-02X,  Fax:
(301)  846-8201,  in each case with a copy to Wells Fargo Bank,  N.A.,  1 Home
Campus,   Des  Moines,   Iowa  50328-  0001,   Attention:   General   Counsel,
MAC-X2401-06T,  or such other address as may be hereafter furnished in writing by Wells  Fargo.  Notices  to  Certificateholders  shall be deemed  given when mailed, first class postage prepaid.

SECTION 12.06.    Severability of Provisions.

            If any one or more of the  covenants,  agreements,  provisions  or terms of this Agreement shall be for any reason whatsoever held invalid,  then such  covenants,  agreements,  provisions  or terms shall be deemed  severable from  the  remaining  covenants,  agreements,  provisions  or  terms  of  this
Agreement  and shall in no way affect the  validity or  enforceability  of the other  provisions of this  Agreement or of the  Certificates  or the rights of the Holders thereof.

SECTION 12.07.    Limitation on Rights of Certificateholders.

            The  death  or  incapacity  of  any  Certificateholder  shall  not operate to  terminate  this  Agreement  or the Trust Fund,  nor  entitle  such
Certificateholder's  legal  representative  or heirs to claim an accounting or to take any action or commence any  proceeding  in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights,  obligations and liabilities of the parties hereto or any of them.

            No  Certificateholder  shall  have any  right to vote  (except  as provided  herein)  or in  any  manner  otherwise  control  the  operation  and management of the Trust Fund, or the  obligations of the parties  hereto,  nor shall anything herein set forth or contained in the terms of the  Certificates be construed so as to constitute the  Certificateholders  from time to time as partners  or members of an  association;  nor shall any  Certificateholder  be under any  liability  to any third party by reason of any action  taken by the parties to this Agreement pursuant to any provision hereof.

            No  Certificateholder  shall  have  any  right  by  virtue  or  by availing  itself of any  provisions  of this  Agreement to institute any suit, action or  proceeding  in equity  or at law upon or under or with  respect  to this Agreement,  unless such Holder  previously  shall have given to the Trust
Administrator  a written notice of an Event of Default and of the  continuance
thereof,   as  provided  herein,   and  unless  the  Holders  of  Certificates
evidencing  not  less  than  25%  of  the  Voting  Rights   evidenced  by  the
Certificates   shall   also  have  made   written   request   upon  the  Trust
Administrator to institute such action,  suit or proceeding in its own name as
Trust   Administrator   hereunder   and  shall  have   offered  to  the  Trust
Administrator  such reasonable  indemnity as it may require against the costs, expenses,  and  liabilities to be incurred  therein or thereby,  and the Trust
Administrator,  for 60 days after its  receipt  of such  notice,  request  and offer of  indemnity,  shall have  neglected or refused to  institute  any such action,  suit or  proceeding;  it being  understood  and  intended,  and being
expressly   covenanted   by   each    Certificateholder   with   every   other
Certificateholder and the Trust Administrator,  that no one or more Holders of
Certificates  shall  have any  right in any  manner  whatever  by virtue or by availing  itself or themselves of any  provisions of this Agreement to affect, disturb  or  prejudice  the  rights  of  the  Holders  of  any  other  of  the
Certificates,  or to obtain or seek to obtain  priority  over or preference to any other such Holder or to enforce any right under this Agreement,  except in
the   manner   herein   provided   and  for   the   common   benefit   of  all
Certificateholders.  For the protection  and  enforcement of the provisions of
this   Section 12.07,   each  and  every   Certificateholder   and  the  Trust
Administrator  shall be entitled to such relief as can be given  either at law or in equity.

SECTION 12.08.    Certificates Nonassessable and Fully Paid.

            It is the  intention  of  the  Depositor  that  Certificateholders shall not be personally  liable for  obligations  of the Trust Fund,  that the interests  in  the  Trust  Fund  represented  by  the  Certificates  shall  be nonassessable for any reason whatsoever,  and that the Certificates,  upon due authentication  thereof by the Trust Administrator pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 12.09.    Protection of Assets.

            Except for transactions and activities  entered into in connection with the  securitization  that is the  subject  of this  agreement,  the trust created by this agreement is not authorized and has no power to:

(i)   borrow money or issue debt;

(ii)  merge with another entity, reorganize, liquidate or sell assets; or

(iii) engage in any business or activities.

            Each  party  to this  agreement  agrees  that it will  not file an involuntary  bankruptcy  petition against the Trust Fund or initiate any other form of insolvency  proceeding until 366 days after the Certificates have been paid.

SECTION 12.10.    Non-Solicitation.

            From and after the date of this Agreement,  each of the Depositor, the Seller,  the Master Servicer,  the Servicers (other than WMMSC), the Trust
Administrator  and the  Trustee  agrees  that it will not take any  action  or permit or cause any action to be taken by any of its agents or affiliates,  or by any independent  contractors on any such party's behalf, to personally,  by telephone,  by mail,  or  electronically  by e-mail or through the Interest or otherwise,  solicit  the  borrower  or  obligor  under  any  Mortgage  Loan to refinance  the  Mortgage  Loan,  in  whole  or in  part.  Notwithstanding  the foregoing,  it is  understood  and agreed that  promotions  undertaken  by the
Depositor,  the Seller, the Master Servicer,  any Servicer (other than WMMSC), the Trust  Administrator  or the  Trustee or any  affiliate  of any such party that  originates  mortgage loans in the normal  course,  which are directed to
the  general  public  at  large,  or  segments  thereof,  including,   without
limitation,  mass mailings  based on  commercially  acquired  mailing lists or
newspaper,   radio  and   television   advertisements   shall  not  constitute
solicitation  under  this  Section 12.10,  provided,  that no  segment  of the general public shall consist  primarily of the borrowers or obligors under the
Mortgage Loans.  None of the Depositor,  the Seller,  the Master  Servicer,  a
Servicer  (other than WMMSC),  the Trust  Administrator  or the Trustee  shall permit  the  sale of the  name of any  Mortgagor  or any  list of  names  that consist primarily of the Mortgages to any Person.

            WMMSC  covenants  and agrees  that it shall not take any action to solicit the  refinancing  of any Mortgage  Loan  following  the date hereof or provide  information  to any other  entity to solicit the  refinancing  of any
Mortgage Loan;  provided  that, the foregoing  shall not preclude WMMSC or any of its affiliates from (a) engaging in general  solicitations  to its customer base,  including by mass mailing or as part of monthly or periodic  statements mailed  to  its  borrowers  or  to  holders  of  deposit  or  other  accounts,
(b) engaging  in  solicitations  to  the  general  public,  including  without limitation by mass mailing,  newspaper, radio, television or other media which
are  not  specifically   directed  toward  the  Mortgagors,   (c) engaging  in
solicitations  of optional  insurance or other bank  products  (not  including mortgage  loans),  (d) refinancing  the Mortgage  Loan of any  Mortgagor  who, without  solicitation,  contacts  WMMSC  to  request  the  refinancing  of the
related   Mortgage  Loan  or  (e)  engaging  in  any  action  to  solicit  the refinancing  of any Mortgage Loan to the extent such action would be permitted under  the  Fannie  Mae  Selling  Guide or the  Fannie  Mae  Servicing  Guide,
provided  that  WMMSC  agrees  that it  shall  not,  in  engaging  in any such solicitation, specifically target any of the Mortgage Loans.

                                 ARTICLE XIII

                         SPS AND THE MASTER SERVICER

SECTION 13.01.    Reports and Notices.

(a)   SPS shall provide the Master Servicer the following  notices and reports in a timely  manner and such notices and reports  shall be prepared  using the same methodology and calculations  used in its standard  servicing  reports to the  Master  Servicer.  SPS shall  send all such  notices  and  reports to the
Master  Servicer  in a format used for its  standard  servicing  reports.  SPS agrees to provide the Master Servicer with read-only  access to those portions of its  default  management  and  servicing  platform  that  relate to the SPS
Mortgage Loans.

(i)   All SPS Mortgage  Loans - On each Data  Remittance  Date,  commencing in
      December 2004,  SPS shall  provide the Master  Servicer a report of each
      SPS Mortgage Loan indicating the information  contained in Exhibit P for the period relating to the related Distribution Date.

(ii)  Liquidated  Mortgage  Loans - On each  Data  Remittance  Date SPS  shall provide the Master  Servicer  with a report  listing  each SPS  Mortgage
      Loan  that has  liquidated  or been  satisfied  in full  indicating  the information,  or information  substantially  similar to the information, contained in Exhibit P  together with all supporting  documentation  for the prior calendar month.

(iii) Mortgage Guaranty Insurance Policy Claims - Where applicable,  SPS shall provide the Master  Servicer  with copies of all claims  filed under any
      Mortgage Guaranty Insurance Policy and the actual amount paid,  together with the explanation of benefits  ("EOB") for each claim filed under any
      Mortgage  Guaranty  Insurance  Policy in respect of a SPS Mortgage Loan.
      SPS shall remit the related Insurance  Proceeds within five (5) Business
      Days after their  receipt,  submit to the Master  Servicer a foreclosure settlement  statement  substantially  in the  form  attached  hereto  as
      Exhibit Q  and agrees not to deduct any  related  expenses  prior to the
      Master  Servicer's  approval  of  the  related  foreclosure   settlement
      statement.

(iv)  Loss and  Delinquency  Test - SPS shall provide the Master Servicer with all information  required for calculating the Loss and Delinquency Test, including but not limited to:

(A)   Loan level and aggregate  Stated  Principal  Balance of all SPS Mortgage
            Loans 61-90 days delinquent  including any loan(s) delinquent on a bankruptcy plan;

(B)   Loan level and aggregate  Stated  Principal  Balance of all SPS Mortgage
            Loans 91 days and greater (that are not in foreclosure)  including any loan(s) delinquent on a bankruptcy plan;

(C)   Loan level and aggregate  Stated  Principal  Balance of all SPS Mortgage
            Loans that are active foreclosures;

(D)   Loan level and aggregate  Stated  Principal  Balance of all SPS Mortgage
            Loans that are active REOs; and

(E)   Due dates  for all SPS  Mortgage  Loans  reported  under the  categories listed above in (A) through (D).

(b)   SPS shall make its servicing  personnel available during normal business hours to  respond,  either  orally or in  writing by  facsimile  transmission, express mail, or electronic mail, to reasonable  inquiries  transmitted by the
Master  Servicer with respect to any SPS Mortgage Loan provided that SPS shall only be  required  to  provide  information  that is  readily  accessible  and available to its servicing personnel.

SECTION 13.02.    Master Servicer's Oversight With Respect to the SPS
Mortgage Loans.

(a)   The Master  Servicer  shall be  permitted  to provide  SPS with  advice,
reports  and  recommendations   regarding  SPS'  collection  efforts  and  the
management  of  specific  SPS  Mortgage  Loans,  which  advice  may be made in writing,  in the form of  electronic  mail or  verbally.  Such advice shall be
based   on  an   evaluation   of  the   information   provided   pursuant   to
Section 13.01(a).   The  advice  may  include   comparable   analysis  of  the
performance of the SPS Mortgage Loans with similar  mortgage loans serviced by other  mortgage  loan  servicers.  Such  advice  may  also  take  the  form of
benchmark   comparisons   that  identify  and  interpret  SPS'  strengths  and
weaknesses relative to similar, unidentified servicers in the industry.

(b)   Each party to the  Agreement  acknowledges  that the  Master  Servicer's advice is made in the form of  recommendations,  and that the Master  Servicer does not have the right to direct  SPS in  performing  its  duties  under this
Agreement.  SPS may,  after review and analysis of any  recommendation  of the
Master  Servicer  accept  or reject  such  advice,  in SPS'  sole  discretion, subject to the duties and obligations of SPS set forth in this Agreement.

SECTION 13.03.    Termination.

            The rights and  obligations of the Master  Servicer under Sections
13.01 and 13.02 of this Agreement  shall terminate upon the earlier of (i) the appointment of a successor  Servicer to SPS hereunder for all the SPS Mortgage
Loans or (ii)  the  receipt  by SPS of a rating  of  "above  average"  (or its equivalent) or better as a servicer of subprime  mortgage loans by each Rating
Agency  that  maintains  a  servicer   rating  system  and  a  Rating  on  the
Certificates.

SECTION 13.04.    Liability and Indemnification.

            Neither the Master Servicer,  nor any of its respective directors, officers,  employees,  or agents shall be under any  liability  for any action taken or for  refraining  from the taking of any action in good faith pursuant to  Sections  13.01 and 13.02 of this  Agreement  or for  errors in  judgment;
provided,  however,  that this provision shall not protect the Master Servicer or any such other  Person  against  any  liability  which would  otherwise  be imposed by reason of willful  misfeasance,  bad faith or gross  negligence  in the  performance of duties or by reason of disregard of obligations and duties hereunder. The Master Servicer and any director,  officer,  employee, or agent thereof  shall be entitled  to rely in good faith on any  document of any kind prima facie  properly  executed  and  submitted by any Person  respecting  any matters arising hereunder.

SECTION 13.05.    Confidentiality.

            The  Master   Servicer   agrees  that  all   material,   nonpublic
information  supplied  to it by or on  behalf  of  SPS  relating  to  the  SPS
Serviced  Mortgage  Loans or details of SPS'  operations  or SPS'  proprietary systems shall be treated  confidentially  except as otherwise  provided by the terms of this  Agreement or as required by law; it being  understood  that the provision of any such  information  by the Master  Servicer to any party shall not cause  such  information  to be  considered  public for  purposes  of this
Section 13.05.  The Master  Servicer  shall  indemnify  SPS  against any loss, liability,  claims, charges,  damages, fines, penalties,  judgments,  actions, suits,  costs and such other expenses  incurred by SPS as a result of a breach by the Master Servicer of its obligations under this Section 13.05.

            IN  WITNESS  WHEREOF,  the  Depositor,   the  Seller,  the  Master
Servicer,  the Servicers,  the Back-Up  Servicer,  the Special  Servicer,  the
Trustee  and the Trust  Administrator  have  caused  their  names to be signed hereto by their  respective  officers  thereunto duly authorized all as of the first day of November, 2004.

                                    CREDIT SUISSE FIRST BOSTON MORTGAGE
                                    SECURITIES CORP., as Depositor

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    DLJ MORTGAGE CAPITAL, INC., as the Seller

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WASHINGTON MUTUAL MORTGAGE SECURITIES
                                    CORP.,
                                    as the Seller and a Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WELLS FARGO BANK,
                                    N.A.,
                                    as Trust Administrator

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WELLS FARGO BANK,
                                    N.A.,
                                    as Master Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WELLS FARGO BANK,
                                    N.A.,
                                    as a Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WELLS FARGO BANK,
                                    N.A.,
                                    as Backup Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    SELECT PORTFOLIO SERVICING,
                                    INC.,                as a Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    U.S. BANK NATIONAL
                                    ASSOCIATION,         as Trustee

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    GREENPOINT MORTGAGE FUNDING,
                                    INC.,                as Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

                                    WILSHIRE CREDIT
                                    CORPORATION,
                                    as Special Servicer

                                    By:   ___________________________________
                                    Name:
                                    Title:

STATE OF NEW YORK )
      : ss.:
COUNTY OF NEW YORK      )

On this __ day of  November,  2004,  before me,  personally  appeared  John P.
Graham,  known to me to be a Vice  President  of Credit  Suisse  First  Boston
Mortgage  Securities  Corp., one of the corporations  that executed the within instrument,  and also known to me to be the person who  executed  it on behalf of said  corporation,  and acknowledged to me that such  corporation  executed the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK )
      : ss.:
COUNTY OF NEW YORK      )

On the __ day of  November,  2004,  before me,  personally  appeared  Peter J.
Sack,  known to me to be a Vice President of DLJ Mortgage  Capital,  Inc., one
of the corporations  that executed the within  instrument and also known to me to be  the  person  who  executed  it  on  behalf  of  said  corporation,  and acknowledged to me that such corporation executed the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public
[NOTARIAL SEAL]

STATE OF WASHINGTON     )
      : ss.:
COUNTY OF KING          )

On the _____  day of  November,  2004  before  me, a Notary  Public in and for said  State,  personally  appeared  ____________________,  known to me to be a
__________________  of Washington Mutual Mortgage Securities Corp., one of the
corporations  that executed the within  instrument  and also known to me to be the person who executed it on behalf of said corporation,  and acknowledged to me that such corporation executed the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK )
      : ss.:
COUNTY OF NEW YORK      )

On the _____  day of  November,  2004  before  me, a Notary  Public in and for said  State,  personally  appeared  ____________________,  known to me to be a
__________________  of U.S. Bank National  Association,  the national  banking association  that  executed the within  instrument  and also known to me to be the person who  executed it on behalf of said  national  banking  association, and  acknowledged to me that such national  banking  association  executed the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF    _____________)
      : ss.:
COUNTY OF _____________)

On the _____  day of  November,  2004  before  me, a Notary  Public in and for said  State,  personally  appeared  ____________________,  known to me to be a
__________________  of SPS,  the Utah  corporation  that  executed  the within instrument  and also known to me to be the person who executed it on behalf of said  corporation,  and  acknowledged  to me  that  such  limited  partnership executed the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF    _____________)
      : ss.:
COUNTY OF _____________)

On the _____  day of  November,  2004  before  me, a Notary  Public in and for said  State,  personally  appeared  ____________________,  known to me to be a
__________________ of Wilshire Credit Corporation,  the __________ corporation that executed the within  instrument and also known to me to be the person who executed it on behalf of said  corporation,  and  acknowledged to me that such limited partnership executed the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF               )

On the _____  day of  November,  2004  before  me, a Notary  Public in and for said  State,  personally  appeared  ____________________,  known to me to be a
__________________   of  Wells  Fargo  Bank,   N.A.,   the  national   banking
association  that  executed the within  instrument  and also known to me to be the person who  executed it on behalf of said  national  banking  association, and  acknowledged  to me that such  banking  corporation  executed  the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF               )

On the _____  day of  November,  2004  before  me, a Notary  Public in and for said  State,  personally  appeared  ____________________,  known to me to be a
__________________   of  Wells  Fargo  Bank,   N.A.,   the  national   banking
association  that  executed the within  instrument  and also known to me to be the person who  executed it on behalf of said  national  banking  association, and  acknowledged  to me that such  banking  corporation  executed  the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF               )

On the _____  day of  November,  2004  before  me, a Notary  Public in and for said  State,  personally  appeared  ____________________,  known to me to be a
__________________   of  Wells  Fargo  Bank,   N.A.,   the  national   banking
association  that  executed the within  instrument  and also known to me to be the person who  executed it on behalf of said  national  banking  association, and  acknowledged  to me that such  banking  corporation  executed  the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF               )

On the _____  day of  November,  2004  before  me, a Notary  Public in and for said  State,  personally  appeared  ____________________,  known to me to be a
__________________   of  Wells  Fargo  Bank,   N.A.,   the  national   banking
association  that  executed the within  instrument  and also known to me to be the person who  executed it on behalf of said  national  banking  association, and  acknowledged  to me that such  banking  corporation  executed  the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]

STATE OF                )
      : ss.:
COUNTY OF         )

On the _____  day of  November,  2004  before  me, a Notary  Public in and for said  State,  personally  appeared  ____________________,  known to me to be a
__________________   of  GreenPoint   Mortgage  Funding,   Inc.,  one  of  the
corporations  that executed the within  instrument  and also known to me to be the person who executed it on behalf of said corporation,  and acknowledged to me that such corporation executed the within instrument.

IN WITNESS  WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                          Notary Public

[NOTARIAL SEAL]